Filed Pursuant to Rule 424(B)(5)
Registration No. 333-202260

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 24, 2015)

$576,581,000

2015-1 Pass Through Trusts

Pass Through Certificates, Series 2015-1

Spirit Airlines, Inc. (“Spirit”) is creating two separate pass through trusts, one of which will issue Spirit Airlines Class A Pass Through Certificates, Series 2015-1, and the other of which will issue Spirit Airlines Class B Pass Through Certificates, Series 2015-1.

Each Certificate will represent an interest in the assets of the related pass through trust. The proceeds from the sale of the Certificates will initially be held in escrow and will thereafter be used by the related pass through trust to acquire the related series of equipment notes to be issued by Spirit on a full recourse basis. Payments on the equipment notes held in each pass through trust will be passed through to the Certificateholders of such trust. Distributions on the Certificates will be subject to certain subordination provisions described herein. The Certificates do not represent interests in, or obligations of, Spirit or any of its affiliates.

The Class A Certificates will rank generally senior to the Class B Certificates, subject to the distribution provisions described herein.

The equipment notes expected to be held by each pass through trust will be issued for each of (a) twelve new Airbus A321-200 aircraft currently scheduled for delivery to Spirit during the period from October 2015 to December 2016 and (b) three new Airbus A320-200 aircraft currently scheduled for delivery to Spirit during the period from June 2016 to December 2016. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. Interest on the issued and outstanding equipment notes will be payable semiannually on April 1 and October 1 of each year, commencing on April 1, 2016, and principal on such equipment notes is scheduled for payment on April 1 and October 1 of certain years, commencing on October 1, 2016.

Natixis, acting via its New York Branch, will provide a separate liquidity facility for each of the Class A Certificates and the Class B Certificates, in each case in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Certificates of such class.

The Certificates will not be listed on any national securities exchange.

Investing in the Certificates involves risks. See “Risk Factors” beginning on page S-26.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate		Final Expected Distribution Date	Price to Public(1)
Class A	$455,622,000		%	April 1, 2028	100%
Class B	$120,959,000		%	April 1, 2024	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Certificates if any are purchased. The aggregate proceeds from the sale of the Certificates will be $576,581,000. Spirit will pay the underwriters a commission of $            . Delivery of the Certificates in book-entry form will be made on or about                     , 2015 against payment in immediately available funds.

Joint Structuring Agents and Joint Lead Bookrunners

Citigroup	Morgan Stanley

Bookrunner

Credit Suisse

The date of this prospectus supplement is                     , 2015.

We have not, and the Underwriters have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts, the Depositary or the Liquidity Provider, since the date of this prospectus supplement.

Prospectus Supplement

i

Prospectus

CERTAIN VOLCKER RULE CONSIDERATIONS

Each Trust is structured so as to, immediately following the issuance of the related class of Certificates pursuant to the applicable Pass Through Trust Agreement, not constitute a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule.” In reaching this conclusion, although other statutory or regulatory exemptions or exclusions from registration as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), may be available to each Trust, each Trust is relying on the exclusion from the definition of “investment company” contained in Section 3(c)(5) of the Investment Company Act.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Certificates that we are currently offering and information about us, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Certificates that we are currently offering. This prospectus supplement contains information that supplements or replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, references to “Spirit,” the “Company,” “we,” “us” and “our” refer to Spirit Airlines, Inc. and our wholly-owned subsidiaries.

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related company free writing prospectus and statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	the competitive environment in our industry;

•	our ability to keep costs low;

•	changes in our fuel cost;

•	our ability to hedge fuel requirements;

•	restrictions on or increased taxes applicable to non-ticket revenues;

•	the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential military actions or activities;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	restrictions on third-party membership programs;

•	availability of air travel substitutes;

•	labor disputes, strikes and other labor-related disruptions;

•	aircraft-related fixed obligations;

•	cash balances, operating cash flows and liquidity;

•	our aircraft utilization rate;

•	maintenance costs;

•	lack of marketing alliances;

•	government regulation;

•	our ability to fulfill our growth strategy;

•	our reliance on technology and automated systems and the risks associated with cyber security and changes made to those systems;

•	use of personal data;

•	ability to generate non-ticket revenues;

•	operational disruptions;

•	the concentration of our revenue from South Florida;

•	our reliance on third-party vendors and partners;

v

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	negative publicity;

•	our aircraft and engine suppliers;

•	changes in the U.S., Caribbean and Latin American markets;

•	insurance costs;

•	environmental regulations;

•	ability to attract and retain qualified personnel;

•	loss of key personnel; and

•	the other risk factors described below under the heading “Risk Factors.”

The words “will,” “should,” “could,” “would,” “plan,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.spirit.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus supplement that we have filed with the SEC. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 18, 2015;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on April 29, 2015, and for the quarter ended June 30, 2015, filed with the SEC on July 24, 2015; and

•	Current Report on Form 8-K filed with the SEC on June 19, 2015.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus supplement.

Any statement contained in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a later statement contained in this prospectus supplement or in any other document incorporated by reference into this prospectus supplement modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person to whom a prospectus supplement is delivered, a copy of these reports at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Spirit Airlines, Inc.

Attn: Investor Relations

2800 Executive Way

Miramar, Florida 33025

Telephone: (954) 447-7920

These documents can also be requested through, and are available in, the Investor Relations section of our website, which is located at http://ir.spirit.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about our company and this offering. Because it is a summary, it may not contain all of the information that may be important to you or that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed by Spirit with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” and “Incorporation By Reference” in this prospectus supplement.

Overview of Spirit

Overview

We are an ultra-low-cost, low-fare airline based in Miramar, Florida that offers affordable travel to price-conscious customers. As of June 30, 2015, our all-Airbus Fit FleetTM fleet operates more than 350 daily flights to 57 destinations in the United States, Caribbean and Latin America. Our stock trades on the NASDAQ Global Select Stock Market under the symbol “SAVE.”

We were founded in 1964 as Clippert Trucking Company, a Michigan corporation. We began air charter operations in 1990 and renamed ourselves Spirit Airlines, Inc. in 1992. In 1994, we reincorporated in Delaware, and in 1999 we relocated our headquarters to Miramar, Florida. Our mailing address and executive offices are located at 2800 Executive Way, Miramar, Florida 33025.

Our ultra-low-cost carrier, or ULCC, business model allows us to compete principally by offering customers our Bare FaresTM, which are unbundled base fares that remove components traditionally included. We then give customers Frill ControlTM, which provides customers the freedom to save by paying only for the options they choose such as bags, advance seat assignments and refreshments, which we record in our financial statements as non-ticket revenue.

Our Business Model

Our ULCC business model provides customers very low, unbundled base fares with a range of optional services, allowing customers the freedom to choose only the options they value. The success of our model is driven by our low cost structure, which permits us to offer very low base fares while maintaining one of the highest profit margins in the industry.

We are focused on price-sensitive travelers who pay for their own travel, and our business model is designed to deliver what we believe our customers want: low fares. We aggressively use low fares to address an underserved market, which helps us to increase passenger volume, load factors and non-ticket revenue on the flights we operate. We also have high density seating configurations on our aircraft and a simplified onboard product designed to lower costs, which is part of our Plane SimpleTM strategy. Higher passenger volumes and load factors help us sell more ancillary products and services, which in turn allows us to reduce the base fare we offer even further. We strive to be recognized by our customers and potential customers as the low-fare leader in the markets we serve.

We compete based on total price. We believe other airlines have used an all-inclusive pricing concept to effectively raise total prices to consumers, rather than lowering fares by unbundling each product or service. For example, carriers that tout “free bags” have included the cost of checking bags in the total ticket price, which does not allow passengers to see how much they would save if they did not check luggage. We believe that we and our customers benefit when we allow our customers to know the total price of their travel by breaking out the cost of optional products or services. Customers booking through our website are easily able to compare the total cost of flying with us versus flying with another airline.

We allow our customers to see all available options and their respective prices prior to purchasing a ticket, and this full transparency illustrates that our total price, including options selected, is lower than other airlines on average. In 2014, we launched an aggressive new brand campaign to educate the public on how Spirit’s unbundled pricing model works and how it gives them choices and saves them money compared to other airlines.

Our Strengths

We believe we compete successfully in the airline industry by leveraging the following demonstrated business strengths:

Ultra-Low Cost Structure.    Our unit operating costs are among the lowest of all airlines operating in the Americas. We believe this cost advantage helps protect our market position and enables us to offer some of the lowest base fares in our markets, sustain among the highest operating margins in our industry and support continued growth. Our operating costs per available seat mile (“CASM”) of 9.65 cents in 2014 were significantly lower than those of the major domestic network carriers and among the lowest of the domestic low-cost carriers. We achieve these low unit operating costs in large part due to:

•	high aircraft utilization;

•	high-density seating configurations on our aircraft, which is part of our Plane SimpleTM strategy with its dense seating configurations and simplified onboard product designed to lower costs;

•	no hub-and-spoke inefficiencies;

•	highly productive workforce;

•	opportunistic outsourcing of operating functions;

•	operating our Fit FleetTM, a modern single fleet type of Airbus A320-family aircraft with common flight crews;

•	reduced sales, marketing and distribution costs through direct-to-consumer marketing;

•	efficient flight scheduling, including minimal ground times between flights; and

•	a company-wide business culture that is keenly focused on driving costs lower.

Innovative Revenue Generation.    We execute our innovative, unbundled pricing strategy to produce significant non-ticket revenue generation, which allows us to address an underserved market by lowering base fares and enabling passengers to identify, select and pay for the products and services they want to use. Our unbundled strategy has enabled us to grow average non-ticket revenue per passenger flight segment from approximately $5 in 2006 to $55 in 2014 by:

•	charging for checked and carry-on baggage;

•	passing through all distribution-related expenses;

•	charging for premium seats and advance seat selection;

•	enforcing ticketing policies, including service charges for changes and cancellations;

•	generating subscription revenue from our $9 Fare Club ultra-low-fare subscription service;

•	deriving brand-based revenues from proprietary services, such as our FREE SPIRIT affinity credit card program;

•

offering third-party travel products (travel packages), such as hotel rooms, ground transportation (rental and hotel shuttle products) and attractions (show or theme park tickets) packaged with air travel;

•	selling third-party travel insurance through our website; and

•	selling in-flight products and onboard advertising.

Resilient Business Model and Customer Base.    By focusing on price-sensitive travelers, we have maintained relatively stable unit revenue and profitability during volatile economic periods because we are not highly dependent on premium-fare business traffic. We believe our growing customer base is more resilient than the customer bases of most other airlines because our low fares and unbundled service offering appeal to price-sensitive travelers.

Financial Strength Achieved with Focus on Cost Discipline.    We believe our ULCC business model has delivered strong financial results in both favorable and more difficult economic times. We have a long track record of profitability, reporting positive net income every year since 2007. We have generated these results by:

•	keeping a consistent focus on maintaining low unit operating costs;

•	ensuring our sourcing arrangements with key third parties are regularly benchmarked against the best industry standards; and

•

generating and maintaining an adequate level of liquidity to insulate against volatility in key cost inputs, such as fuel, and in passenger demand that may occur as a result of changing general economic conditions.

Large Market Opportunity.    We have developed a substantial network of destinations in profitable U.S. domestic niche markets, targeted growth markets in the Caribbean and Latin America and high-volume routes flown by price-sensitive travelers. In the United States, we also have grown into large markets that, due to higher fares, have priced out those more price-sensitive travelers. Our strategy to balance growth in large domestic markets, niche markets and opportunities in the Caribbean and Latin America gives us a significant number of growth opportunities.

Experienced International Operator.    We believe we have substantial experience in foreign local aviation, security and customs regulations, local ground operations and flight crew training required for successful international and overwater flight operations. All of our aircraft are certified for overwater operations. We believe we compete favorably against other low-cost carriers because we have been conducting international flight operations since 2003 and have developed substantial experience in complying with the various regulations and business practices in the international markets we serve. During 2014, 2013 and 2012, no revenue from any one foreign country represented greater than 4% of our total passenger revenue. We attribute operating revenues by geographic region based upon the origin and destination of each passenger flight segment.

Our Fleet

We fly only Airbus A320 family aircraft, which provides us significant operational and cost advantages compared to airlines that operate multiple aircraft types. By operating a single aircraft type, we avoid the incremental costs of training crews across multiple types. Flight crews are entirely interchangeable across all of our aircraft, and maintenance, spare parts inventories and other operational support remains highly simplified compared to those airlines with more complex fleets. Due to this commonality among Airbus single-aisle aircraft, we can retain the benefits of a fleet comprised of a single type of aircraft while still having the flexibility to match the capacity and range of the aircraft to the demands of each route.

As of June 30, 2015, we had a fleet of 73 Airbus single-aisle aircraft, consisting of 29 A319s, 42 A320s and 2 A321s, and the average age of the fleet was 5.1 years. As of June 30, 2015, we had 12 aircraft financed through senior and junior long-term debt with terms of 12 and 7 years, respectively, and 61 aircraft and 11 spare engines financed under operating leases with expirations between 2016 and 2027.

As of June 30, 2015, firm aircraft orders consisted of 98 A320 family aircraft (13 of the existing A320 aircraft model, 40 A320neos, 30 of the existing A321 model and 10 A321neos) with Airbus and 5 direct operating leases for A320neos with a third-party lessor. As of June 30, 2015, spare engine orders consisted of four V2500 SelectOne engines with IAE and nine PurePower PW 1100G-JM engines with Pratt & Whitney. Aircraft are scheduled for delivery from 2015 through 2021 and spare engines are scheduled for delivery from 2017 through 2023. The firm aircraft orders provide for capacity growth as well as the flexibility to replace all or some of the 73 aircraft in our fleet as of June 30, 2015. We may elect to supplement these deliveries by additional acquisitions from the manufacturer or in the open market if demand conditions merit.

Route Network

As of June 30, 2015, our route network included 190 markets served by 57 airports throughout North America, Central America, South America and the Caribbean.

Below is a route map of our current network, which includes seasonal routes and routes announced as of June 30, 2015 for which service has not yet started:

Our network expansion targets underserved and/or overpriced markets. We utilize a rigorous process to identify growth opportunities to deploy new aircraft where we believe they will be most profitable. To monitor the profitability of each route, we analyze weekly and monthly profitability reports as well as near term forecasting.

Summary of Terms of Certificates

	Class A Certificates	Class B Certificates
Aggregate face amount	$455,622,000	$120,959,000
Interest rate	%	%
Initial loan to Aircraft value ratio (cumulative)(1)(2)	54.0%	66.7%
Expected maximum loan to Aircraft value ratio (cumulative)(2)	54.0%	66.7%
Expected principal distribution window (in years from Issuance Date)	1.1-12.6	1.1-8.6
Initial average life (in years from Issuance Date)	8.6	5.5
Regular Distribution Dates	April 1 and October 1	April 1 and October 1
Final expected Regular Distribution Date(3)	April 1, 2028	April 1, 2024
Final Legal Distribution Date(4)	October 1, 2029	October 1, 2025
Minimum denomination(5)	$2,000	$2,000
Section 1110 protection	Yes	Yes
Liquidity Facility coverage	3 semiannual interest payments	3 semiannual interest payments

(1)	These percentages are calculated assuming that each of the Eligible Aircraft listed under “—Equipment Notes and the Aircraft” in this prospectus supplement summary has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Eligible Aircraft as of April 1, 2017 (the first Regular Distribution Date that occurs after the Outside Termination Date) and that all principal scheduled to be paid thereon on or prior to April 1, 2017 has been paid. In calculating these percentages, we have assumed that the aggregate appraised value of all such Eligible Aircraft is $784,535,850 as of such date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals—The Appraisals.”
(2)	See “—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to aircraft value ratios and a discussion of certain ways that such loan to aircraft value ratios could change.
(3)	Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trust expected to hold such Equipment Notes. See “Description of the Equipment Notes—Principal and Interest Payments.”
(4)	The Final Legal Distribution Date for each of the Class A Certificates and Class B Certificates is the date which is 18 months from the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.
(5)	The Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by, each of:

(a) seven new Airbus A321-200 aircraft currently scheduled for delivery during the period from October 2015 to April 2016; and

(b) five new Airbus A321-200 aircraft currently scheduled for delivery during the period from May 2016 to December 2016 and three new Airbus A320-200 aircraft currently scheduled for delivery to Spirit during the period from June 2016 to December 2016.

Each such aircraft, including any aircraft substituted for any such aircraft prior to delivery thereof in accordance with the Aircraft Purchase Agreement, constitutes an “Eligible Aircraft” and, collectively, the “Eligible Aircraft.” Each of the Eligible Aircraft is currently scheduled to be delivered by Airbus S.A.S. (“Airbus”) to Spirit pursuant to an aircraft purchase agreement between Airbus and Spirit (such aircraft purchase agreement, as amended, supplemented or otherwise modified from time to time, the “Aircraft Purchase Agreement”). Pursuant to the Note Purchase Agreement, Spirit has certain rights to finance a Substitute Aircraft in lieu of any Eligible Aircraft if the delivery of such Eligible Aircraft is delayed more than 30 days after the last day of its currently scheduled delivery month. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”

In this prospectus supplement, we refer to each Eligible Aircraft referred to in clause (a) above or any Substitute Aircraft financed in lieu thereof as an “Early Delivery Aircraft” and, collectively, the “Early Delivery Aircraft” and each Eligible Aircraft referred to in clause (b) above or any Substitute Aircraft financed in lieu thereof as a “Later Delivery Aircraft” and, collectively, the “Later Delivery Aircraft” and, together with the Early Delivery Aircraft, each, an “Aircraft” and, collectively, the “Aircraft”).

Each Aircraft will be owned and will be operated by Spirit. See “Description of the Aircraft and the Appraisals” for a description of each Eligible Aircraft. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and each of the Eligible Aircraft expected to secure such Equipment Notes.

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, Spirit agrees to enter into a secured debt financing with respect to each Aircraft on or prior to March 31, 2017. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.”

Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Scheduled Month of Delivery(1)	Initial Principal Amount of Equipment Notes(2)	Appraised Value(3)	Latest Equipment Note Maturity Date
Airbus A320-200	N644NK	TBD	June 2016	$34,371,000	$48,216,667	April 1, 2028
Airbus A320-200	N645NK	TBD	September 2016	34,037,000	48,403,333	April 1, 2028
Airbus A320-200	N646NK	TBD	December 2016	33,700,000	48,590,000	April 1, 2028
Airbus A321-200	N660NK	6804	October 2015	40,436,000	54,750,000	April 1, 2028
Airbus A321-200	N661NK	6867	November 2015	40,260,000	54,750,000	April 1, 2028
Airbus A321-200	N662NK	6897	December 2015	40,084,000	54,750,000	April 1, 2028
Airbus A321-200	N663NK	TBD	February 2016	39,877,000	54,950,000	April 1, 2028
Airbus A321-200	N664NK	TBD	March 2016	39,701,000	54,950,000	April 1, 2028
Airbus A321-200	N665NK	TBD	March 2016	39,701,000	54,950,000	April 1, 2028
Airbus A321-200	N667NK	TBD	April 2016	39,668,000	55,150,000	April 1, 2028
Airbus A321-200	N668NK	TBD	May 2016	39,491,000	55,150,000	April 1, 2028
Airbus A321-200	N669NK	TBD	August 2016	39,100,000	55,350,000	April 1, 2028
Airbus A321-200	N670NK	TBD	September 2016	38,922,000	55,350,000	April 1, 2028
Airbus A321-200	N671NK	TBD	November 2016	38,706,000	55,550,000	April 1, 2028
Airbus A321-200	N672NK	TBD	December 2016	38,527,000	55,550,000	April 1, 2028

Total:				$576,581,000	$806,410,000

(1)	The indicated registration number, manufacturer’s serial number and scheduled delivery month for each Eligible Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the Aircraft Purchase Agreement and financed under this offering and each Eligible Aircraft with manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Eligible Aircraft is not yet available as of the date hereof and is to be determined at a later date. The actual delivery date of any Eligible Aircraft may differ from its current scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” In addition, Spirit has certain rights to finance a Substitute Aircraft in lieu of any Eligible Aircraft if the delivery of such Eligible Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”
(2)	With respect to any Early Delivery Aircraft, if such Early Delivery Aircraft is not financed before October 1, 2016, the initial principal amount of the Equipment Notes for such Early Delivery Aircraft will be reduced by an amount equal to the principal amortization installment scheduled for payment thereon on October 1, 2016. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” In addition, a portion of the Deposits for each such Early Delivery Aircraft in an amount equal to the principal amortization installment scheduled for payment for such Early Delivery Aircraft on October 1, 2016 will be distributed, without any premium, to the holders of the Certificates on October 1, 2016. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”
(3)	The appraised value of each Eligible Aircraft set forth above is the lesser of the average and median appraised values of such Eligible Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”, and together with AISI and BK, the “Appraisers”)). Such appraisals indicate appraised base value of each Eligible Aircraft as a new aircraft, projected as of its currently scheduled delivery month. The AISI appraisal is dated June 10, 2015; the BK appraisal is dated June 15, 2015; and the MBA appraisal is dated June 26, 2015. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Loan to Aircraft Value Ratios

The following table provides loan to aircraft value ratios (“LTVs”) for each class of Certificates as of: (i) April 1, 2017, assuming that each of the Eligible Aircraft has been subjected to an Indenture, that the Trusts have purchased the related Equipment Notes for each such Eligible Aircraft as of April, 2017 and that all principal scheduled to be paid on such Equipment Notes on October 1, 2016 has been paid and (ii) each Regular Distribution Date thereafter. The LTVs for each Regular Distribution Date prior to April 1, 2017 are not included because all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft may not have been issued by October 1, 2016 and may still be issued on or before March 31, 2017, the Outside Termination Date. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform Spirit’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)		LTV(3)
		Class A Certificates	Class B Certificates	Class A Certificates	Class B Certificates
April 1, 2017	$784,535,850	$423,621,650	$99,961,500	54.0%	66.7%
October 1, 2017	772,439,700	408,621,650	91,961,500	52.9	64.8
April 1, 2018	760,343,550	393,621,650	83,961,500	51.8	62.8
October 1, 2018	748,247,400	378,621,650	79,961,500	50.6	61.3
April 1, 2019	736,151,250	363,621,650	75,961,500	49.4	59.7
October 1, 2019	724,055,100	348,621,650	71,961,500	48.1	58.1
April 1, 2020	711,958,950	333,621,650	67,961,500	46.9	56.4
October 1, 2020	699,862,800	322,621,650	63,961,500	46.1	55.2
April 1, 2021	687,766,650	311,621,650	59,961,500	45.3	54.0
October 1, 2021	675,670,500	300,621,650	55,961,500	44.5	52.8
April 1, 2022	663,574,350	289,621,650	51,961,500	43.6	51.5
October 1, 2022	651,478,200	278,621,650	47,961,500	42.8	50.1
April 1, 2023	639,382,050	267,621,650	43,961,500	41.9	48.7
October 1, 2023	627,285,900	256,621,650	39,961,500	40.9	47.3
April 1, 2024	615,189,750	245,621,650	0	39.9	0.0
October 1, 2024	603,093,600	234,621,650	0	38.9	0.0
April 1, 2025	590,997,450	223,621,650	0	37.8	0.0
October 1, 2025	578,901,300	212,621,650	0	36.7	0.0
April 1, 2026	566,805,150	201,621,650	0	35.6	0.0
October 1, 2026	554,709,000	190,621,650	0	34.4	0.0
April 1, 2027	542,612,850	179,621,650	0	33.1	0.0
October 1, 2027	530,516,700	168,621,650	0	31.8	0.0
April 1, 2028	518,420,550	0	0	0.0	0.0

(1)

In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Eligible Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Eligible Aircraft. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to the Certificateholders of such class.
(3)	We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such class of Certificates (together, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date could change if, among other things, (v) any Equipment Notes are redeemed or purchased, (w) a default in payment on any Equipment Notes occurs, (x) any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the Trusts, (y) any Eligible Aircraft is subjected to an Indenture other than in the delivery month currently scheduled therefor as described under “Description of the Aircraft and the Appraisals,” or (z) any Early Delivery Aircraft is not financed before October 1, 2016 and the portion of the Deposits for each such Early Delivery Aircraft in an amount equal to the principal amortization installment scheduled for payment thereon on October 1, 2016 for such Early Delivery Aircraft is not distributed to the holders of the Certificates on October 1, 2016 as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

Cash Flow Structure

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

(1)	Spirit will issue Series A Equipment Notes and Series B Equipment Notes in respect of each Aircraft. The Equipment Notes will be issued under a separate Indenture with respect to each Aircraft.
(2)	The separate Liquidity Facility for each of the Class A Certificates and Class B Certificates is expected to cover up to three semiannual interest distributions on the Class A Certificates and Class B Certificates, respectively, except that the Liquidity Facilities will not cover interest on the Deposits. Certain distributions to the Liquidity Provider for each class of Certificates will be made prior to distributions on the Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions.”
(3)

The proceeds from the sale of each class of Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase from Spirit the related series of Equipment Notes from time to time as each Aircraft is subjected to the related Indenture. The Scheduled Payments of interest on the Equipment Notes held by, and on the Deposits relating to, a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. Under certain circumstances, funds in Deposits relating to a Trust will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of Certificates of such Trust, together with accrued and unpaid interest thereon, but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the Certificates of such Trust. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn.

The Offering

Trusts	Each of the Class A Trust and Class B Trust will be formed pursuant to a separate trust supplement to be entered into between Spirit and Wilmington Trust, National Association to a basic pass through trust agreement to be entered into between Spirit and Wilmington Trust, National Association, as Trustee under each Trust. Each class of Certificates will represent fractional undivided interests in the related Trust.

Certificates Offered	•	Class A Certificates.

•	Class B Certificates.

Use of Proceeds	The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. Each Trust will withdraw funds from the escrow relating to such Trust to acquire from Spirit the related series of Equipment Notes to be issued as each Aircraft is subjected to the related Indenture.

The Equipment Notes will be full recourse obligations of Spirit. Spirit will use the proceeds from the issuance of the Equipment Notes issued with respect to the Aircraft to finance the purchase by Spirit of such Aircraft.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust, National Association.

Escrow Agent	Wilmington Trust Company.

Depositary	Natixis, acting via its New York Branch.

Liquidity Provider for the Class A Certificates and Class B Certificates	Natixis, acting via its New York Branch.

Trust Property	The property of each Trust will include:

•

subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust on or prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•

the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	April 1 and October 1 of each year, commencing on April 1, 2016.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

•	Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•

payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “—Escrowed Funds” and “—Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement	The Trustees, the Liquidity Providers and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement will prescribe how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also will set forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

•	first, to the holders of the Class A Certificates to make distributions in respect of interest on the Class A Certificates;

•	second, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•	third, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•

fourth, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above; and

•	fifth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions.” In addition, if any Additional Certificates are issued, the priority of distributions may be revised. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes	In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of Spirit, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Spirit or Spirit’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates	If Spirit is in bankruptcy and certain other specified events have occurred:

•	the Class B Certificateholders (other than Spirit or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Certificates; and

•

if one or more classes of Additional Certificates have been issued and are outstanding, the holders (other than Spirit or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class A Certificates and Class B Certificates and, if applicable, any other class of Additional Certificates generally ranking senior in priority of payment to such class of Additional Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	Under the Liquidity Facility for each of the Class A Trust and Class B Trust, the applicable Liquidity Provider will be required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Provider.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates of a Trust will be entitled to receive and retain the proceeds of interest drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing at the interest rate provided for in such Liquidity Facility. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to all of the Certificates in right of payment.

Escrowed Funds	Funds in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. Subject to certain conditions, each Trustee may withdraw these funds from time to time to purchase the related series of Equipment Notes in respect of an Aircraft on or prior to the Delivery Period Termination Date. On each applicable Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Certificates. See “Description of the Deposit Agreements” for a description of the terms of the deposit arrangements, including the threshold rating requirements applicable to the Depositary.

Withdrawal and Return of Escrowed Funds	Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase the Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in delivery of any Eligible Aircraft or because of delays in financing any Aircraft under the related Indenture. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the applicable Certificateholders. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

If any Early Delivery Aircraft is not financed before October 1, 2016, a portion of the funds in the Deposits for such Early Delivery Aircraft in an amount equal to the principal amortization installment scheduled for payment for such Early Delivery Aircraft on October 1, 2016 will be withdrawn and distributed, without any premium, to the holders of the Certificates on October 1, 2016. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

Obligation to Purchase Equipment Notes	The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft on or prior to the Delivery Period Termination Date pursuant to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, Spirit will agree to enter into a secured debt financing with respect to each Aircraft on or prior to March 31, 2017 with the relevant parties pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. Spirit may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as Spirit obtains written confirmation from each Rating Agency to the effect that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, Spirit, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event occurs or certain specified conditions are not met. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

With respect to any Early Delivery Aircraft, if such Early Delivery Aircraft is not financed before October 1, 2016, the initial principal amount of the Equipment Notes for such Early Delivery Aircraft to be purchased by the Trustees pursuant to the Note Purchase Agreement will be reduced by an amount equal to the principal amortization installment scheduled for payment on October 1, 2016. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

Possible Issuance of Additional Certificates	One or more classes of additional pass through certificates may be issued at any time and from time to time. Each class of additional pass through certificates will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to any or all of the Aircraft. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

If any Additional Certificates are issued, under certain circumstances, the holders of the Additional Certificates will have certain rights to purchase the Class A Certificates and Class B Certificates. See “Description of the Certificates—Certificate Buyout Right of Certificateholders.” In addition, if any Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class A Certificates and Class B Certificates. In addition, the Additional Certificates may have the benefit of credit support (including a liquidity facility). See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Possible Refinancing of Certificates	Spirit may elect at any time and from time to time to:

•

redeem all (but not less than all) of the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes; or

•

following the payment in full of all (but not less than all) of the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full.

In either such case, Spirit will fund the sale of any such series of Equipment Notes through the sale of pass through certificates issued by a related pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each

Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any such series of equipment notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Equipment Notes

(a) Issuer	Under each Indenture, Spirit will issue Series A Equipment Notes and Series B Equipment Notes, which will be acquired, respectively, by the Class A Trust and Class B Trust.

(b) Interest	The issued and outstanding Equipment Notes held in each Trust will accrue interest at the Stated Interest Rate for the Certificates issued by such Trust. Interest on the issued and outstanding Equipment Notes will be payable on April 1 and October 1 of each year, commencing on the first such date to occur after the issuance thereof, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes are scheduled to be made in specified amounts on April 1 and October 1 in certain years, (i) commencing on October 1, 2016 in the case of the Early Delivery Aircraft and April 1, 2017 in the case of the Later Delivery Aircraft and (ii) ending on April 1, 2028 in the case of the Series A Equipment Notes and April 1, 2024 in the case of the Series B Equipment Notes. See “Description of the Equipment Notes—Principal and Interest Payments.”

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•

the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•

if Spirit issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such most senior Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes, Series B Equipment Notes and each series of Additional Equipment Notes that rank senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing of Certificates”); and

•

the indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement—Priority of Distributions.”

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, Spirit will either:

•	substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

•	redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. Spirit may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, Spirit may elect to redeem all of the outstanding Series B Equipment Notes or all of the outstanding Additional Equipment Notes of any series, in each case, in connection with a refinancing of such series or without refinancing. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” The redemption price in each such case will be the unpaid principal amount of such Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes—Redemption.”

(f) Security and cross-collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination.” This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of Title 11 of the United States Code, the U.S. Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”).

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft under the applicable Indenture will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution	Spirit may, at any time and from time to time, with respect to any Aircraft, substitute for the related Airframe an airframe of the same model or a comparable or improved model of the manufacturer of the Aircraft, free and clear of all liens (other than permitted liens), and release the Airframe being substituted from the lien of the related Indenture, so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the issuance date of the Series A Equipment Notes under such related Indenture; and

•

the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted has been maintained in accordance with such related Indenture).

See “Description of the Equipment Notes—Security—Substitution of Airframe.”

(h) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(i) Section 1110 Protection	Spirit’s internal counsel will provide an opinion to the Trustees that the benefits of Section 1110 will be available for each of the Aircraft.

Certain U.S. Federal Income Tax Consequences	The Trusts themselves will not be subject to U.S. federal income tax. See “Certain U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations	Each person who purchases or holds a Certificate or an interest therein will be deemed to have represented that either:

•	no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein; or

•

the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions and do not violate Similar Law.

See “Certain ERISA Considerations.”

Governing Law	The Certificates and the Equipment Notes will be governed by the laws of the State of New York.

Summary Historical Financial and Operating Data

The following tables summarize the historical financial and operating data for our business for the periods presented. You should read this summary financial data and operating data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, all included elsewhere in this prospectus supplement.

We derived the summary statements of operations data for the years ended December 31, 2014, 2013 and 2012 and balance sheet data as of December 31, 2014, 2013 and 2012 from our audited financial statements included in this prospectus supplement. We derived the summary statements of operations data for the years ended December 31, 2011 and 2010 and balance sheet data as of December 31, 2011 and 2010 from our audited financial statements not included in this prospectus supplement. We derived the summary statements of operations data for the six months ended June 30, 2015 and 2014 and the balance sheet data as of June 30, 2015 from our unaudited condensed financial statements included in this prospectus supplement. We derived the summary balance sheet data as of June 30, 2014 from our unaudited condensed financial statements not included in this prospectus supplement. Our historical results are not necessarily indicative of the results to be expected in the future, and results for the six months ended June 30, 2015 are not necessarily indicative of results to be expected for the full year.

Selected Financial Data

	Six Months ended June 30,		Year ended December 31,
	2015	2014	2014	2013	2012	2011	2010(1)
(in thousands, except Ratio of Earnings to Fixed Charges)	(unaudited)

Summary of Operations:
Operating revenue	$1,046,776	$937,324	$1,931,580	$1,654,385	$1,318,388	$1,071,186	$781,265
Operating expenses(2)(3)	815,210	772,227	1,576,317	1,372,093	1,144,398	926,804	712,392
Operating income	231,566	165,097	355,263	282,292	173,990	144,382	68,873
Net income(4)(5)(6)	145,706	102,555	225,464	176,918	108,460	76,448	72,481

Balance Sheet Items:
Cash and cash equivalents	$769,324	$567,239	$632,784	$530,631	$416,816	$343,328	$82,714
Property and equipment, net	568,588	37,993	225,375	35,613	28,403	23,210	19,329
Total assets(7)	2,105,337	1,349,850	1,602,396	1,180,765	919,884	745,813	475,157
Long-term debt, including current portion(7)	428,651	—	145,663	—	—	—	280,227
Shareholders’ equity (deficit)	1,082,280	875,611	1,003,075	769,117	582,535	466,706	(105,077)

Other Data:
Ratio of Earnings to Fixed Charges(8)	7.5x	6.0x	6.2x	5.4x	3.8x	2.6x	1.2x

(1)	We estimate that our 2010 pilot strike had a net negative impact on our operating income for 2010 of approximately $24 million consisting of an estimated $28 million in lost revenues and approximately $4 million of incremental costs resulting from the strike, offset in part by a reduction of variable expenses during the strike of approximately $8 million for flights not flown. Additionally, under the terms of the new 2010 pilot contract, we also paid $2.3 million in return-to-work payments during the second quarter, which are not included in the strike impact costs described above.

(2)	Within operating expenses, aircraft fuel expense is the sum of (i) “into-plane fuel cost,” which includes the cost of jet fuel and certain other charges such as fuel taxes and oil, (ii) realized gains and losses related to fuel derivative contracts and (iii) unrealized gains and losses related to fuel derivative contracts. The following table summarizes the components of aircraft fuel expense for the periods presented:

	Six Months ended June 30,		Year ended December 31,
	2015	2014	2014	2013	2012	2011	2010
(in thousands)	(unaudited)
Into-plane fuel cost	$235,468	$302,856	$608,033	$542,523	$471,542	$392,278	$251,754
Realized losses (gains)	6,839	—	995	8,958	175	(7,436)	(1,483)
Unrealized mark-to-market losses (gains)	(1,974)	467	3,881	265	46	3,204	(2,065)

Aircraft fuel expense	$240,333	$303,323	$612,909	$551,746	$471,763	$388,046	$248,206

(3)	Includes special charges (credits). Special charges (credits) include: (i) for 2010, amounts relating to the sale of previously expensed MD-80 parts; (ii) for 2010 and 2011 amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida; (iii) termination costs in connection with Spirit’s initial public offering of common stock (“IPO”) during the three months ended June 30, 2011 comprised of amounts paid to Indigo Partners, LLC to terminate its professional services agreement with us and fees paid to three individual, unaffiliated holders of our subordinated notes; (iv) for 2011 and 2012, a $9.1 million gain related to the sale of four permanent air carrier slots at Ronald Reagan National Airport (DCA) offset by costs connected with secondary offerings of our common stock in 2012; and for 2013, costs related to a 2013 secondary offering of our common stock; (v) for 2013 and 2014, $0.1 million in costs related to the DCA exit. For more information, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Year Ended December 31, 2014—Our Operating Expenses—Special Charges (Credits).”
(4)	Includes interest expense. Substantially all of the interest expense recorded in 2010 and 2011 relates to notes and preferred stock held by our principal stockholders that were repaid or redeemed, or exchanged for shares of common stock, in connection with the recapitalization in 2011 that was effected in connection with the IPO that resulted in the repayment or conversion of all of our notes and shares of preferred stock into shares of common stock. Interest expense in 2012 and 2013 primarily relates to interest related to the Tax Receivable Agreement, dated as of June 1, 2011 between Spirit Airlines, Inc., Indigo Pacific Partners LLC, and OCM FIE, LLC (the “TRA”). Interest expense in 2014 primarily relates to interest related to the long-term debt, commitment fees and underpayment of Federal Excise Tax for fuel purchases during the period between July 1, 2009 and August 31, 2014.
(5)	Includes interest attributable to funds used to finance the acquisition of new aircraft, including PDPs is capitalized as an additional cost of the related asset.
(6)	Net income for 2010 includes a $52.3 million net tax benefit primarily due to the release of a valuation allowance resulting in a deferred tax benefit of $52.8 million in 2010. Absent the release of the valuation allowance and corresponding tax benefit, our net income would have been $19.7 million for 2010.
(7)	Debt issuance costs as of December 31, 2014 and December 31, 2010 have been reclassified in the amount of approximately $0.6 million and $0.6 million, respectively, to conform to the current year’s presentation due to the early adoption of ASU 2015-03, “Interest-Imputation of Interest”, which requires debt issuance costs to be presented on the balance sheet as a direct deduction from the related debt liability rather than as an asset. See Note 1 and Note 2 to our unaudited condensed financial statements for the quarter ended June 30, 2015 included elsewhere in this prospectus supplement.
(8)	For purposes of computing this ratio of earnings to fixed charges, “fixed charges” consist of interest expense on all indebtedness plus amortization of debt issuance costs and an estimate of interest expense within rental expense and “earnings” consist of pre-tax income (loss) from continuing operations plus fixed charges. For more information, please see “Ratio of Earnings to Fixed Charges.”

Selected Statistical Data (unaudited)

	Six Months ended June 30,		Year ended December 31,
	2015	2014	2014	2013	2012
Scheduled Operations:(1)
Passenger flight segments (PFSs) (thousands)	8,494	6,833	14,294	12,414	10,423
Revenue passenger miles (RPMs) (thousands)	8,498,622	6,795,746	14,159,860	12,001,088	9,663,721
Available seat miles (ASMs) (thousands)	9,942,762	7,793,234	16,340,142	13,861,393	11,344,731
Average yield (cents)	12.32	13.79	13.64	13.79	13.64
Load factor (%)	85.5%	87.2%	86.7%	86.6%	85.2%

Total Operations:
Revenue per available seat mile (RASM) (cents)	10.53	12.03	11.82	11.94	11.62
CASM (cents)	8.20	9.91	9.65	9.90	10.09
Adjusted CASM (cents)(2)	8.20	9.89	9.55	9.89	10.15
Adjusted CASM ex-fuel (cents)(2)(3)	5.76	6.01	5.88	5.91	6.00
Fuel gallons consumed (thousands)	119,857	96,078	200,498	171,931	142,991
Average economic fuel cost per gallon ($)	2.02	3.15	2.99	3.21	3.30

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Glossary of Airline Terms” for definitions of terms used in this table.
(2)	Excludes special charges (credits) of $0.6 million (less than 0.01 cents per ASM) in 2010, $3.2 million (0.03 cents per ASM) in 2011, $(8.5) million ((0.07) cents per ASM) in 2012, $0.2 million (less than 0.01 cents per ASM) in 2013 and $0.0 million (less than 0.01 cents per ASM) in 2014. These amounts are excluded from all calculations of Adjusted CASM. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Year Ended December 31, 2014—Our Operating Expenses—Special Charges (Credits).” Also excludes unrealized (gains) and losses related to fuel derivative contracts of $(2.1) million ((0.03) cents per ASM) in 2010, $3.2 million (0.03 cents per ASM) in 2011, $0.0 million (less than 0.01 cents per ASM) in 2012, $0.3 million (less than 0.01 cent per ASM) in 2013 and $3.9 million (0.02 cents per ASM) in 2014. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Year Ended December 31, 2014—Critical Accounting Policies and Estimates.” Excludes unrealized gains related to fuel derivative contracts of 0.02 cent per ASM, loss on disposal of assets of 0.01 cent per ASM and special charges of 0.01 cent per ASM for the six months ended June 30, 2015 and excludes unrealized losses related to fuel derivative contracts of less than 0.01 cent per ASM, loss on disposal of assets of 0.01 cent per ASM and special charges of less than 0.01 cent per ASM for the six months ended June 30, 2014. Please see our Second Quarter 2015 10-Q.
(3)	Excludes aircraft fuel expense, loss on disposal of assets, and special charges and credits.

RISK FACTORS

In considering whether to purchase the Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports filed with the SEC.

Risks Related to Our Industry

We operate in an extremely competitive industry.

We face significant competition with respect to routes, fares and services. Within the airline industry, we compete with traditional network airlines, other low-cost airlines and regional airlines on many of our routes. Competition in most of the destinations we presently serve is intense, due to the large number of carriers in those markets. Furthermore, other airlines may begin service or increase existing service on routes where we currently face no or little competition. Most of our competitors are larger and have significantly greater financial and other resources than we do.

The airline industry is particularly susceptible to price discounting because once a flight is scheduled, airlines incur only nominal additional costs to provide service to passengers occupying otherwise unsold seats. Increased fare or other price competition could adversely affect our operations. Moreover, many other airlines have begun to unbundle services by charging separately for services such as baggage and advance seat selection. This unbundling and other cost reducing measures could enable competitor airlines to reduce fares on routes that we serve.

In addition, airlines increase or decrease capacity in markets based on perceived profitability. Decisions by our competitors that increase overall industry capacity, or capacity dedicated to a particular domestic or foreign region, market or route, could have a material adverse impact on our business. If a traditional network airline were to successfully develop a low-cost structure or if we were to experience increased competition from other low-cost carriers, our business could be materially adversely affected.

All of the domestic traditional network airlines have on one or more occasions initiated bankruptcy proceedings in attempts to restructure their debt and other obligations and reduce their operating costs. On November 29, 2011, AMR Corporation and substantially all of its subsidiaries, including American Airlines, Inc., filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. In December 2013, AMR Corporation and US Airways Group, Inc. completed a merger and formally became American Airlines Group Inc. We presently compete with American Airlines in a majority of our markets. We cannot predict the extent to which this merger will result in a more effective competitor with us.

Our growth and the success of our ULCC business model could stimulate competition in our markets through our competitors’ development of their own ULCC strategies or new market entrants. Any such competitor may have greater financial resources and access to cheaper sources of capital than we do, which could enable them to operate their business with a lower cost structure than we can. If these competitors adopt and successfully execute a ULCC business model, we could be materially adversely affected.

There has been significant consolidation within the airline industry including, for example, the combinations of American Airlines and US Airways, Delta Air Lines and Northwest Airlines, United Airlines and Continental Airlines and Southwest Airlines and AirTran Airways. In the future, there may be additional consolidation in our industry. Any business combination could significantly alter industry conditions and competition within the airline industry and could cause fares of our competitors to be reduced.

The extremely competitive nature of the airline industry could prevent us from attaining the level of passenger traffic or maintaining the level of fares or revenues related to ancillary services required to sustain profitable operations in new and existing markets and could impede our growth strategy, which could harm our operating results. Due to our relatively small size, we are susceptible to a fare war or other competitive activities in one or more of the markets we serve, which could have a material adverse effect on our business, results of operations and financial condition.

Our low cost structure is one of our primary competitive advantages, and many factors could affect our ability to control our costs.

Our low cost structure is one of our primary competitive advantages. However, we have limited control over many of our costs. For example, we have limited control over the price and availability of aircraft fuel, aviation insurance, airport and related infrastructure taxes, the cost of meeting changing regulatory requirements and our cost to access capital or financing. In addition, the compensation and benefit costs applicable to a significant portion of our employees are established by the terms of our collective bargaining agreements. We cannot guarantee we will be able to maintain a cost advantage over our competitors. If our cost structure increases and we are no longer able to maintain a cost advantage over our competitors, it could have a material adverse effect on our business, results of operations and financial condition.

The airline industry is heavily impacted by the price and availability of aircraft fuel. Continued volatility in fuel costs or significant disruptions in the supply of fuel, including hurricanes and other events affecting the Gulf Coast in particular, could materially adversely affect our business, results of operations and financial condition.

Aircraft fuel costs represent our single largest operating cost, accounting for 29.5% and 39.3% of our total operating expenses for the six months ended June 30, 2015 and 2014, respectively, and 38.9%, 40.2% and 41.2% of our total operating expenses for 2014, 2013 and 2012, respectively. As such, our operating results are significantly affected by changes in the availability and the cost of aircraft fuel, especially aircraft fuel refined in the U.S. Gulf Coast region, on which we are highly dependent. Both the cost and the availability of aircraft fuel are subject to many meteorological, economic and political factors and events occurring throughout the world, which we can neither control nor accurately predict. For example, a major hurricane making landfall along the Gulf Coast could cause disruption to oil production, refinery operations and pipeline capacity in that region, possibly resulting in significant increases in the price of aircraft fuel and diminished availability of aircraft fuel supplies. Any disruption to oil production, refinery operations, or pipeline capacity in the Gulf Coast region could have a disproportionate impact on our operating results compared to other airlines that have more diversified fuel sources.

Aircraft fuel prices have been subject to high volatility, fluctuating substantially over the past several years. Due to the large proportion of aircraft fuel costs in our total operating cost base, even a relatively small increase in the price of aircraft fuel can have a significant negative impact on our operating costs and on our business, results of operations and financial condition.

Our fuel derivative activity may not reduce our fuel costs.

From time to time, we enter into fuel derivative contracts in order to mitigate the risk to our business from future volatility in fuel prices. Our derivatives generally consist of United States Gulf Coast jet fuel swaps (jet fuel swaps) and United States Gulf Coast jet fuel options (jet fuel options). Both jet fuel swaps and jet fuel options are used at times to protect the refining risk between the price of crude oil and the price of refined jet fuel, and to manage the risk of increasing fuel prices. As of June 30, 2015, we had jet fuel option agreements in place to protect approximately 19.1% of our 2015 anticipated fuel consumption. There can be no assurance that we will be able to enter into fuel derivative contracts in the future. Our liquidity and general level of capital resources impacts our ability to hedge our fuel requirements. Even if we are able to hedge portions of our future fuel requirements, we cannot guarantee that our derivative contracts will provide sufficient protection against increased fuel costs or that our counterparties will be able to perform under our derivative contracts, such as in the case of a counterparty’s insolvency. Furthermore, our ability to react to the cost of fuel, absent hedging, is limited because we set the price of tickets in advance of incurring fuel costs. Our ability to pass on any significant increases in aircraft fuel costs through fare increases could also be limited. In the event of a reduction in fuel prices compared to our hedged position, our hedged positions could counteract the cost benefit of lower fuel prices and may require us to post cash margin collateral. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Year Ended December 31, 2014—Trends and Uncertainties Affecting Our Business—Aircraft Fuel.”

Restrictions on or increased taxes applicable to charges for ancillary products and services paid by airline passengers and burdensome consumer protection regulations or laws could harm our business, results of operations and financial condition.

During the six months ended June 30, 2015 and 2014, we generated non-ticket revenues of $464.7 million and $381.0 million, respectively, and during 2014, 2013 and 2012, we generated non-ticket revenues of $786.6 million, $668.4 million and $535.6 million, respectively. Our non-ticket revenues are generated from charges for, among other things, baggage, bookings through certain of our distribution channels, advance seat selection, itinerary changes and loyalty programs. The Department of Transportation (“DOT”) has rules governing many facets of the airline-consumer relationship, including, for instance, price advertising, tarmac delays, bumping of passengers from flights, ticket refunds and the carriage of disabled passengers. If we are not able to remain in compliance with these rules, the DOT may subject us to fines or other enforcement action, including requirements to modify our passenger reservations system, which could have a material adverse effect on our business. The U.S. Congress and Federal administrative agencies have investigated the increasingly common airline industry practice of unbundling the pricing of certain products and services. If new taxes are imposed on non-ticket revenues, or if other laws or regulations are adopted that make unbundling of airline products and services impermissible, or more cumbersome or expensive, our business, results of operations and financial condition could be harmed. Congressional and other government scrutiny may also change industry practice or public willingness to pay for ancillary services. See also “—We are subject to extensive regulation by the Federal Aviation Administration, the Department of Transportation and other U.S. and foreign governmental agencies, compliance with which could cause us to incur increased costs and adversely affect our business and financial results.”

The airline industry is particularly sensitive to changes in economic conditions. Continued adverse economic conditions or a reoccurrence of such conditions would negatively impact our business, results of operations and financial condition.

Our business and the airline industry in general are affected by many changing economic conditions beyond our control, including, among others:

•	changes and volatility in general economic conditions, including the severity and duration of any downturn in the U.S. or global economy and financial markets;

•

changes in consumer preferences, perceptions, spending patterns or demographic trends, including any increased preference for higher-fare carriers offering higher amenity levels, and reduced preferences for low-fare carriers offering more basic transportation, during better economic times;

•	higher levels of unemployment and varying levels of disposable or discretionary income;

•	depressed housing and stock market prices; and

•	lower levels of actual or perceived consumer confidence.

These factors can adversely affect, and from time to time have adversely affected, our results of operations, our ability to obtain financing on acceptable terms and our liquidity. Unfavorable general economic conditions, such as higher unemployment rates, a constrained credit market, housing-related pressures and increased focus on reducing business operating costs can reduce spending for price-sensitive leisure and business travel. For many travelers, in particular the price-sensitive travelers we serve, air transportation is a discretionary purchase that they may reduce or eliminate from their spending in difficult economic times. The overall decrease in demand for air transportation in the United States in 2008 and 2009 resulting from record high fuel prices and the economic recession required us to take significant steps to reduce our capacity, which reduced our revenues. Unfavorable economic conditions could also affect our ability to raise prices to counteract increased fuel, labor or other costs, resulting in a material adverse effect on our business, results of operations and financial condition.

The airline industry faces ongoing security concerns and related cost burdens, furthered by threatened or actual terrorist attacks or other hostilities that could significantly harm our industry and our business.

The terrorist attacks of September 11, 2001 and their aftermath negatively affected the airline industry. The primary effects experienced by the airline industry included:

•

substantial loss of revenue and flight disruption costs caused by the grounding of all commercial air traffic in or headed to the United States by the Federal Aviation Administration (the “FAA”) for three days after the terrorist attacks;

•	increased security and insurance costs;

•	increased concerns about future terrorist attacks;

•	airport shutdowns and flight cancellations and delays due to security breaches and perceived safety threats; and

•	significantly reduced passenger traffic and yields due to the subsequent dramatic drop in demand for air travel.

Since September 11, 2001, the Department of Homeland Security and the Transportation Security Administration, or TSA, have implemented numerous security measures that restrict airline operations and increase costs, and are likely to implement additional measures in the future. For example, following the widely publicized attempt of an alleged terrorist to detonate plastic explosives hidden underneath his clothes on a Northwest Airlines flight on Christmas Day in 2009, passengers became subject to enhanced random screening, which included pat-downs, explosive detection testing and body scans. Enhanced passenger screening, increased regulation governing carry-on baggage and other similar restrictions on passenger travel may further increase passenger inconvenience and reduce the demand for air travel. In addition, increased or enhanced security measures have tended to result in higher governmental fees imposed on airlines, resulting in higher operating costs for airlines, which we may not be able to pass on to consumers in the form of higher prices. Any future terrorist attacks or attempted attacks, even if not made directly on the airline industry, or the fear of such attacks or other hostilities (including elevated national threat warnings or selective cancellation or redirection of flights due to terror threats) would likely have a material adverse effect on our business, results of operations and financial condition and on the airline industry in general.

Airlines are often affected by factors beyond their control including: air traffic congestion at airports; air traffic control inefficiencies; adverse weather conditions, such as hurricanes or blizzards; increased security measures; new travel related taxes or the outbreak of disease, any of which could harm our business, operating results and financial condition.

Like other airlines, our business is affected by factors beyond our control, including air traffic congestion at airports, air traffic control inefficiencies, adverse weather conditions, increased security measures, new travel related taxes and the outbreak of disease. Factors that cause flight delays frustrate passengers and increase costs, which in turn could adversely affect profitability. The federal government singularly controls all U.S. airspace, and airlines are completely dependent on the FAA to operate that airspace in a safe, efficient and affordable manner. The air traffic control system, which is operated by the FAA, faces challenges in managing the growing demand for U.S. air travel. U.S. and foreign air-traffic controllers often rely on outdated technologies that routinely overwhelm the system and compel airlines to fly inefficient, indirect routes resulting in delays. Adverse weather conditions and natural disasters, such as hurricanes affecting southern Florida and the Caribbean as well as other areas of the eastern United States (such as Hurricane Sandy in October 2012), winter snowstorms or the January 2010 earthquakes in Port-au-Prince, Haiti, can cause flight cancellations or significant delays. Cancellations or delays due to adverse weather conditions or natural disasters, air traffic control problems or inefficiencies, breaches in security or other factors could harm our business, results of operations and financial condition. Similarly, outbreaks of pandemic or contagious diseases, such as ebola, measles, avian flu, severe acute respiratory syndrome (SARS) and H1N1 (swine) flu, could result in significant decreases in passenger traffic and the imposition of government restrictions in service and could have a material adverse impact on the airline industry. Increased travel taxes, such as those provided in the Travel Promotion Act, enacted March 10, 2010, which charges visitors from certain countries a $10 fee every two years to travel into the United States to subsidize certain travel promotion efforts, could also result in decreases in passenger traffic. Any general reduction in airline passenger traffic could have a material adverse effect on our business, results of operations and financial condition.

Restrictions on or litigation regarding third-party membership discount programs could harm our business, operating results and financial condition.

We generate a relatively small but growing portion of our revenue from order referral fees, revenue share and other fees paid to us by third-party merchants for customer click-throughs, distribution of third-party promotional materials and referrals arising from products and services of the third-party merchants that we offer to our customers on our website. Some of these third-party referral-based offers are for memberships in discount programs or similar promotions made to customers who have purchased products from us, and for which we receive a payment from the third-party merchants for every customer that accepts the promotion. Certain of these third-party membership discount programs have been the subject of consumer complaints, litigation and regulatory actions alleging that the enrollment and billing practices involved in the programs violate various consumer protection laws or are otherwise deceptive. Any private or governmental claim or action that may be brought against us in the future relating to these third-party membership programs could result in our being obligated to pay damages or incurring legal fees in defending claims. These damages and fees could be disproportionate to the revenues we generate through these relationships. In addition, customer dissatisfaction or a significant reduction in or termination of the third-party membership discount offers on our website as a result of these claims could have a negative impact on our brand, and have a material adverse effect on our business, results of operations and financial condition.

We face competition from air travel substitutes.

In addition to airline competition from traditional network airlines, other low-cost airlines and regional airlines, we also face competition from air travel substitutes. On our domestic routes, we face competition from some other transportation alternatives, such as bus, train or automobile. In addition, technology advancements may limit the demand for air travel. For example, video teleconferencing and other methods of electronic communication may reduce the need for in-person communication and add a new dimension of competition to the industry as travelers seek lower-cost substitutes for air travel. If we are unable to adjust rapidly in the event the basis of competition in our markets changes, it could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to Our Business

Increased labor costs, union disputes, employee strikes and other labor-related disruption may adversely affect our business, results of operations and financial conditions.

Our business is labor intensive, with labor costs representing approximately 22.8% and 19.9% of our total operating costs for the six months ended June 30, 2015 and 2014, respectively, and 19.9%, 19.1% and 19.1% of our total operating costs for 2014, 2013 and 2012, respectively. As of June 30, 2015, approximately 71.5% of our workforce was represented by labor unions. We cannot assure you that our labor costs going forward will remain competitive because in the future our labor agreements may be amended or become amendable and new agreements could have terms with higher labor costs; one or more of our competitors may significantly reduce their labor costs, thereby reducing or eliminating our comparative advantages as to one or more of such competitors; or our labor costs may increase in connection with our growth. We may also become subject to additional collective bargaining agreements in the future as non-unionized workers may unionize.

Relations between air carriers and labor unions in the United States are governed by the Railway Labor Act, or the RLA. Under the RLA, collective bargaining agreements generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board, or the NMB. This process continues until either the parties have reached agreement on a new collective bargaining agreement, or the parties have been released to “self-help” by the NMB. In most circumstances, the RLA prohibits strikes; however, after release by the NMB, carriers and unions are free to engage in self-help measures such as lockouts and strikes.

Our flight operations were shut down due to a strike by our pilots beginning on June 12, 2010 and lasting until we and the union representing our pilots reached a tentative agreement for a new contract. Under a Return to Work Agreement, we began to resume flights on June 17, 2010 and resumed our full flight schedule on June 18, 2010. On August 1, 2010, we and the pilots’ union executed a five-year collective bargaining agreement. This agreement becomes amendable in 2015. This shutdown had a material adverse effect on our results of operations for 2010.

We entered into a five-year agreement with our flight dispatchers in August 2013. In August 2014, under the supervision of the NMB, we reached a tentative agreement for a five-year contract with our flight attendants. The tentative agreement was subject to ratification by the flight attendant membership. On October 1, 2014, we were notified that the flight attendants voted not to ratify the tentative agreement. We will continue to work together with the AFA-CWA and the NMB with a goal of reaching a mutually beneficial agreement. In July 2014, approximately 250 ramp service agents directly employed by the Company voted to be represented by the International Association of Machinists and Aerospace Workers (“IAMAW”). In May 2015, we entered into a five-year interim collective bargaining agreement with the IAMAW, including material economic terms, and we are continuing the process of negotiating a final collective bargaining agreement with the IAMAW. As of June 30, 2015, following the outsourcing of ramp services at 3 airports during the second quarter 2015, approximately 153 ramp service agents were represented by the IAMAW, servicing 1 of the 57 airports where we operate. If we are unable to reach agreement with any of our unionized work groups in current or future negotiations regarding the terms of their collective bargaining agreements, we may be subject to work interruptions or stoppages. Any such action or other labor dispute with unionized employees could disrupt our operations, reduce our profitability, or interfere with the ability of our management to focus on executing our business strategies.

We have a significant amount of aircraft-related fixed obligations that could impair our liquidity and thereby harm our business, results of operations and financial condition.

The airline business is capital intensive and, as a result, many airline companies are highly leveraged. As of June 30, 2015, our 73 aircraft fleet consisted of 61 aircraft financed under operating leases and 12 aircraft financed under debt arrangements. In the six months ended June 30, 2015 and 2014, we paid the lessors rent of $108.6 million and $97.0 million, respectively. As of June 30, 2015, we had $253.5 million of prepaid maintenance deposits held by our lessors on our Balance Sheet. As of June 30, 2015, we had future operating lease obligations of approximately $1.6 billion. As of June 30, 2015, we had future principal debt obligations of approximately $435.8 million, of which $15.2 million is due in the remainder of 2015. In addition, we have significant obligations for aircraft and spare engines that we have ordered from Airbus, International Aero Engines AG, or IAE, and Pratt and Whitney for delivery over the next several years. Our ability to pay the fixed costs associated with our contractual obligations will depend on our operating performance, cash flow and our ability to secure adequate financing, which will in turn depend on, among other things, the success of our current business strategy, fuel price volatility, further weakening or improving in the U.S. economy, as well as general economic and political conditions and other factors that are, to some extent, beyond our control. The amount of our aircraft related fixed obligations could have a material adverse effect on our business, results of operations and financial condition and could:

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require a substantial portion of cash flow from operations for operating lease and maintenance deposit payments, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our ability to make required pre-delivery deposit payments, or PDPs, including those payable to our aircraft and engine manufacturers for our aircraft and spare engines on order;

•	limit our ability to obtain additional financing to support our expansion plans and for working capital and other purposes on acceptable terms or at all;

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make it more difficult for us to pay our other obligations as they become due during adverse general economic and market industry conditions because any related decrease in revenues could cause us to not have sufficient cash flows from operations to make our scheduled payments;

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reduce our flexibility in planning for, or reacting to, changes in our business and the airline industry and, consequently, place us at a competitive disadvantage to our competitors with less fixed payment obligations; and

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cause us to lose access to one or more aircraft and forfeit our rent deposits if we are unable to make our required aircraft lease rental payments and our lessors exercise their remedies under the lease agreement including cross default provisions in certain of our leases.

A failure to pay our operating lease, debt and other fixed cost obligations or a breach of our contractual obligations could result in a variety of adverse consequences, including the exercise of remedies by our creditors and lessors. In such a situation, it is unlikely that we would be able to cure our breach, fulfill our obligations, make required lease payments or otherwise cover our fixed costs, which would have a material adverse effect on our business, results of operations and financial condition.

We are highly dependent upon our cash balances and operating cash flows.

As of June 30, 2015, we had access to lines of credit from four counterparties to our jet fuel derivatives and our purchase credit card issuer aggregating to $56.6 million. These credit facilities are not adequate to finance our operations, and we will continue to be dependent on our operating cash flows and cash balances to fund our operations and to make scheduled payments on our aircraft related fixed obligations. Although our credit card processors currently do not have a right to hold back credit card receipts to cover repayment to customers, if we fail to maintain certain liquidity and other financial covenants, their rights to holdback would be reinstated, which would result in a reduction of unrestricted cash that could be material. In addition, we are required by some of our aircraft lessors to fund reserves in cash in advance for scheduled maintenance, and a portion of our cash is therefore unavailable until after we have completed the scheduled maintenance in accordance with the terms of the operating leases. Based on the age of our fleet and our growth strategy, these maintenance deposits will increase over the next few years before we receive any significant reimbursement for completed maintenance. If we fail to generate sufficient funds from operations to meet our operating cash requirements or do not obtain a line of credit, other borrowing facility or equity financing, we could default on our operating lease and fixed obligations. Our inability to meet our obligations as they become due would have a material adverse effect on our business, results of operations and financial condition.

A deterioration in worldwide economic conditions may adversely affect our business, operating results, financial condition, liquidity and ability to obtain financing or access capital markets.

The general worldwide economy has in the past experienced downturns due to the effects of the European debt crisis, unfavorable U.S. economic conditions and slowing growth in certain Asian economies, including general credit market crises, collateral effects on the finance and banking industries, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns. The airline industry is particularly sensitive to changes in economic conditions, which affect customer travel patterns and related revenues. A weak economy could reduce our bookings, and a reduction in discretionary spending could also decrease amounts our customers are willing to pay. Unfavorable economic conditions can also impact the ability of airlines to raise fares to help offset increased fuel, labor and other costs. We cannot accurately predict the effect or duration of any economic slowdown or the timing or strength of a subsequent economic recovery.

In addition, we have significant obligations for aircraft and spare engines that we have ordered from Airbus, IAE and Pratt and Whitney over the next several years, and we will need to finance these purchases. We may not have sufficient liquidity or creditworthiness to fund the purchase of aircraft and engines, including payment of PDPs, or for other working capital. Factors that affect our ability to raise financing or access the capital markets include market conditions in the airline industry, economic conditions, the perceived residual value of aircraft and related assets, the level and volatility of our earnings, our relative competitive position in the markets in which we operate, our ability to retain key personnel, our operating cash flows and legal and regulatory developments. Regardless of our creditworthiness, at times the market for aircraft purchase or lease financing has been very constrained due to such factors as the general state of the capital markets and the financial position of the major providers of commercial aircraft financing.

Our liquidity and general level of capital resources impact our ability to hedge our fuel requirements.

We enter into fuel derivative contracts in order to mitigate the risk to our business from future volatility in fuel prices, refining risk between the price of crude oil and the price of refined jet fuel, and to manage the risk of increasing fuel prices. As of June 30, 2015, we had jet fuel option agreements in place to protect approximately 19.1% of our 2015 anticipated fuel consumption. There can be no assurance that we will be able to enter into fuel derivative contracts in the future. In the past, we have not had and in the future we may not have sufficient creditworthiness or liquidity to post the collateral necessary to hedge our fuel requirements. Even if we are able to hedge portions of our future fuel requirements, we cannot guarantee that our derivative contracts will provide any particular level of protection against increased fuel costs or that our counterparties will be able to perform under our derivative contracts, such as in the case of a counterparty’s insolvency. In a falling fuel environment, we may be forced to make cash payments to the counterparties which may impair our liquidity position and increase our costs. Furthermore, our ability to react to the cost of fuel, absent hedging, is limited, because we set the price of tickets in advance of knowing our fuel costs at the time the tickets are flown. Our ability to pass on any significant increases in aircraft fuel costs through fare increases could also be limited.

We rely on maintaining a high daily aircraft utilization rate to implement our low cost structure, which makes us especially vulnerable to flight delays or cancellations or aircraft unavailability.

We maintain a high daily aircraft utilization rate. Our average daily aircraft utilization was 12.8 hours and 12.8 hours for the six months ended June 30, 2015 and 2014, respectively. Aircraft utilization is the average amount of time per day that our aircraft spend carrying passengers. Our revenue per aircraft can be increased by high daily aircraft utilization, which is achieved in part by reducing turnaround times at airports so we can fly more hours on average in a day. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including air traffic congestion at airports or other air traffic control problems, adverse weather conditions, increased security measures or breaches in security, international or domestic conflicts, terrorist activity, or other changes in business conditions. A significant portion of our operations are concentrated in markets such as South Florida, the Caribbean, Latin America and the Northeast and northern Midwest regions of the United States, which are particularly vulnerable to weather, airport traffic constraints and other delays. In addition, pulling aircraft out of service for unscheduled and scheduled maintenance, the occurrence of which will increase as our fleet ages, may materially reduce our average fleet utilization and require that we seek short-term substitute capacity at increased costs. Due to the relatively small size of our fleet and high daily aircraft utilization rate, the unavailability of one or more aircraft and resulting reduced capacity could have a material adverse effect on our business, results of operations and financial condition.

Our maintenance costs will increase as our fleet ages, and we will periodically incur substantial maintenance costs due to the maintenance schedules of our aircraft fleet.

As of June 30, 2015, the average age of our aircraft was approximately 5.1 years. Our relatively new aircraft require less maintenance now than they will in the future. Our fleet will require more maintenance as it ages and our maintenance and repair expenses for each of our aircraft will be incurred at approximately the same intervals. We expect that the final heavy maintenance events will be amortized over the remaining lease term rather than until the next estimated heavy maintenance event, because we account for heavy maintenance under the deferral method. This will result in significantly higher depreciation and amortization expense related to heavy maintenance in the last few years of the leases as compared to the costs in earlier periods. Moreover, because our current fleet was acquired over a relatively short period, significant maintenance that is scheduled on each of these planes is occurring at roughly the same time, meaning we will incur our most expensive scheduled maintenance obligations, known as heavy maintenance, across our present fleet around the same time. These more significant maintenance activities result in out-of-service periods during which our aircraft are dedicated to maintenance activities and unavailable to fly revenue service. In addition, the terms of some of our lease agreements require us to pay supplemental rent, also known as maintenance reserves, to the lessor in advance of the performance of major maintenance, resulting in our recording significant prepaid deposits on our balance sheet. We expect scheduled and unscheduled aircraft maintenance expenses to increase as a percentage of our revenue over the next several years. Any significant increase in maintenance and repair expenses would have a material adverse effect on our business, results of operations and financial condition. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Year Ended December 31, 2014—Critical Accounting Policies and Estimates—Aircraft Maintenance, Materials and Repair Costs and Heavy Maintenance Amortization” and “—Maintenance Reserves” in this prospectus supplement.

Our lack of marketing alliances could harm our business.

Many airlines, including the domestic traditional network airlines (American, Delta and United) have marketing alliances with other airlines, under which they market and advertise their status as marketing alliance partners. These alliances, such as OneWorld, SkyTeam and Star Alliance, generally provide for code-sharing, frequent flier program reciprocity, coordinated scheduling of flights to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline and provides an opportunity to increase traffic on that airline’s segment of flights connecting with alliance partners. We currently do not have any alliances with U.S. or foreign airlines. Our lack of marketing alliances puts us at a competitive disadvantage to traditional network carriers who are able to attract passengers through more widespread alliances, particularly on international routes, and that disadvantage may result in a material adverse effect on our passenger traffic, business, results of operations and financial condition.

We are subject to extensive and increasing regulation by the FAA, DOT, TSA and other U.S. and foreign governmental agencies, compliance with which could cause us to incur increased costs and adversely affect our business and financial results.

Airlines are subject to extensive and increasing regulatory and legal compliance requirements, both domestically and internationally, that involve significant costs. In the last several years, Congress has passed laws, and the DOT, FAA and TSA have issued regulations, relating to the operation of airlines that have required significant expenditures. We expect to continue to incur expenses in connection with complying with government regulations. Additional laws, regulations, taxes and increased airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. For example, the DOT finalized rules in April 2010 requiring new procedures for customer handling during long onboard tarmac delays, as well as additional reporting requirements for airlines that could increase the cost of airline operations or reduce revenues. The DOT has been aggressively investigating alleged violations of these rules. A second set of DOT final rules, which became effective in August 2011 and January 2012, addresses, among other things, concerns about how airlines handle interactions with passengers through advertising, the reservations process, at the airport and on board the aircraft, including requirements for disclosure of base fares plus a set of regulatorily dictated options and limits on cancellations and service charges for changes and cancellations. Additional consumer passenger rules were proposed in 2014 which may be implemented in 2015 and additional disability rules may be proposed in 2015. In addition, during 2014, the FAA issued its final regulations governing pilot rest periods and work hours for all airlines certificated under Part 121 of the Federal Aviation Regulations. The rule known as FAR 117, which became effective January 4, 2014, impacts the required amount and timing of rest periods for pilots between work assignments and modifies duty and rest requirements based on the time of day, number of scheduled segments, flight types, time zones and other factors. Compliance with these rules may increase our costs, while failure to remain in full compliance with these rules may subject us to fines or other enforcement action.

We cannot assure you that compliance with these rules will not have a material adverse effect on our business.

In August 2010, the Airline Baggage Transparency and Accountability Act was introduced in the United States Senate. This legislation, as proposed, would have increase disclosure regarding fees for airline ticket sales, impose federal taxes on charges for carry-on and checked baggage, authorize the DOT’s Aviation Consumer Protection Division to oversee lost and stolen baggage claims, and require data collection and the public release of collected data concerning airline handling of lost, damaged and stolen luggage. In early 2011, the United States Senate passed an amendment to the FAA reauthorization bill that, if enacted, would have imposed federal taxes at a rate of 7.5% on charges for carry-on baggage. If the Airline Baggage Transparency and Accountability Act, the Senate amendment to the FAA reauthorization bill or similar legislation were to be enacted, it is uncertain what effect it would have on our results of operations and financial condition.

We cannot assure you that these and other laws or regulations enacted in the future will not harm our business. In addition, the TSA mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per ticket tax on passengers and a tax on airlines. In July 2014, the TSA implemented an increased passenger security fee at a flat rate of $5.60. On December 19, 2014, a new law took effect which limits a round-trip fee to $11.20. We cannot forecast what additional security and safety requirements may be imposed in the future or the costs or revenue impact that would be associated with complying with such requirements.

Our ability to operate as an airline is dependent on our maintaining certifications issued to us by the DOT and the FAA. The FAA has the authority to issue mandatory orders relating to, among other things, the grounding of aircraft, inspection of aircraft, installation of new safety-related items and removal and replacement of aircraft parts that have failed or may fail in the future. A decision by the FAA to ground, or require time consuming inspections of or maintenance on, our aircraft, for any reason, could negatively affect our business and financial results. Federal law requires that air carriers operating large aircraft be continuously “fit, willing and able” to provide the services for which they are licensed. Our “fitness” is monitored by the DOT, which considers factors such as unfair or deceptive competition, advertising, baggage liability and disabled passenger transportation. While the DOT has seldom revoked a carrier’s certification for lack of fitness, such an occurrence would render it impossible for us to continue operating as an airline. The DOT may also institute investigations or administrative proceedings against airlines for violations of regulations.

International routes are regulated by treaties and related agreements between the United States and foreign governments. Our ability to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time. Our access to new international markets may be limited by our ability to obtain the necessary certificates to fly the international routes. In addition, our operations in foreign countries are subject to regulation by foreign governments and our business may be affected by changes in law and future actions taken by such governments, including granting or withdrawal of government approvals and restrictions on competitive practices. We are subject to numerous foreign regulations based on the large number of countries outside the United States where we currently provide service. If we are not able to comply with this complex regulatory regime, our business could be significantly harmed. Please see “Business—Government Regulation.”

We may not be able to implement our growth strategy.

Our growth strategy includes acquiring additional aircraft, increasing the frequency of flights and size of aircraft used in markets we currently serve, and expanding the number of markets we serve where our low cost structure would likely be successful. Effectively implementing our growth strategy is critical for our business to achieve economies of scale and to sustain or increase our profitability. We face numerous challenges in implementing our growth strategy, including our ability to:

•	maintain profitability;

•	obtain financing to acquire new aircraft;

•	access airports located in our targeted geographic markets where we can operate routes in a manner that is consistent with our cost strategy;

•	gain access to international routes; and

•	access sufficient gates and other services at airports we currently serve or may seek to serve.

Our growth is dependent upon our ability to maintain a safe and secure operation and requires additional personnel, equipment and facilities. An inability to hire and retain personnel, timely secure the required equipment and facilities in a cost-effective manner, efficiently operate our expanded facilities or obtain the necessary regulatory approvals may adversely affect our ability to achieve our growth strategy, which could harm our business. In addition, expansion to new markets may have other risks due to factors specific to those markets. We may be unable to foresee all of the existing risks upon entering certain new markets or respond adequately to these risks, and our growth strategy and our business may suffer as a result. In addition, our competitors may reduce their fares and/or offer special promotions following our entry into a new market. We cannot assure you that we will be able to profitably expand our existing markets or establish new markets.

Some of our target growth markets in the Caribbean and Latin America include countries with less developed economies that may be vulnerable to unstable economic and political conditions, such as significant fluctuations in gross domestic product, interest and currency exchange rates, civil disturbances, government instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by governments. The occurrence of any of these events in markets served by us and the resulting instability may adversely affect our ability to implement our growth strategy.

In 2008, in response to record high fuel prices and rapidly deteriorating economic conditions, we modified our growth plans by terminating our leases for seven aircraft. We incurred significant expenses relating to our lease terminations, and have incurred additional expenses to acquire new aircraft in place of those under the terminated leases as we expanded our network. We may in the future determine to reduce further our future growth plans from previously announced levels, which may impact our business strategy and future profitability.

We rely heavily on technology and automated systems to operate our business and any failure of these technologies or systems or failure by their operators could harm our business.

We are highly dependent on technology and automated systems to operate our business and achieve low operating costs. These technologies and systems include our computerized airline reservation system, flight operations system, financial planning, management and accounting system, telecommunications systems, website, maintenance systems and check-in kiosks. In order for our operations to work efficiently, our website and reservation system must be able to accommodate a high volume of traffic, maintain secure information and deliver flight information. Substantially all of our tickets are issued to passengers as electronic tickets. We depend on our reservation system, which is hosted and maintained under a long-term contract by a third-party service provider, to be able to issue, track and accept these electronic tickets. If our reservation system fails or experiences interruptions, and we are unable to book seats for any period of time, we could lose a significant amount of revenue as customers book seats on competing airlines. We have experienced short duration reservation system outages from time to time and may experience similar outages in the future. For example, in November 2010, we experienced a significant service outage with our third-party reservation service provider on the day before Thanksgiving, one of the industry’s busiest travel days and in August 2013, we experienced another 13 hour outage that affected our sales and customer service response times. We also rely on third-party service providers of our other automated systems for technical support, system maintenance and software upgrades. If our automated systems are not functioning or if the current providers were to fail to adequately provide technical support or timely software upgrades for any one of our key existing systems, we could experience service disruptions, which could harm our business and result in the loss of important data, increase our expenses and decrease our revenues. In the event that one or more of our primary technology or systems’ vendors goes into bankruptcy, ceases operations or fails to perform as promised, replacement services may not be readily available on a timely basis, at competitive rates or at all and any transition time to a new system may be significant.

In addition, our automated systems cannot be completely protected against events that are beyond our control, including natural disasters, computer viruses or telecommunications failures. Substantial or sustained system failures could cause service delays or failures and result in our customers purchasing tickets from other airlines. We have implemented security measures and change control procedures and have disaster recovery plans; however, we cannot assure you that these measures are adequate to prevent disruptions. Disruption in, changes to or a breach of, these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We are subject to cyber security risks and may incur increasing costs in an effort to minimize those risks.

Our business employs systems and websites that allow for the secure storage and transmission of proprietary or confidential information regarding our customers, employees, suppliers and others, including personal identification information, credit card data and other confidential information. Security breaches could expose us to a risk of loss or misuse of this information, litigation and potential liability. Although we take steps to secure our management information systems, and although multiple auditors review and approve the security configurations and management processes of these systems, including our computer systems, intranet and internet sites, email and other telecommunications and data networks, the security measures we have implemented may not be effective, and our systems may be vulnerable to theft, loss, damage and interruption from a number of potential sources and events, including unauthorized access or security breaches, natural or man-made disasters, cyber attacks, computer viruses, power loss, or other disruptive events. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber attacks. Attacks may be targeted at us, our customers and suppliers, or others who have entrusted us with information. In addition, attacks not targeted at us, but targeted solely at suppliers, may cause disruption to our computer systems or a breach of the data that we maintain on customers, employees, suppliers and others.

Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants, or costs incurred in connection with the notifications to employees, suppliers or the general public as part of our notification obligations to the various governments that govern our business. Advances in computer capabilities, new technological discoveries, or other developments may result in the breach or compromise of technology used by us to protect transaction or other data. In addition, data and security breaches can also occur as a result of non-technical issues, including breaches by us or by persons with whom we have commercial relationships that result in the unauthorized release of personal or confidential information. Our reputation, brand and financial condition could be adversely affected if, as a result of a significant cyber event or other security issues: our operations are disrupted or shut down; our confidential, proprietary information is stolen or disclosed; we incur costs or are required to pay fines in connection with stolen customer, employee or other confidential information; we must dedicate significant resources to system repairs or increase cyber security protection; or we otherwise incur significant litigation or other costs.

Our processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation.

In the processing of our customer transactions, we receive, process, transmit and store a large volume of identifiable personal data, including financial data such as credit card information. This data is increasingly subject to legislation and regulation, typically intended to protect the privacy of personal data that is collected, processed and transmitted. More generally, we rely on consumer confidence in the security of our system, including our website on which we sell the majority of our tickets. Our business, results of operations and financial condition could be adversely affected if we are unable to comply with existing privacy obligations or legislation or regulations are expanded to require changes in our business practices.

We may not be able to maintain or grow our non-ticket revenues.

Our business strategy includes expanding our portfolio of ancillary products and services. There can be no assurance that passengers will pay for additional ancillary products and services or that passengers will continue to choose to pay for the ancillary products and services we currently offer. Further, regulatory initiatives could adversely affect ancillary revenue opportunities. Failure to maintain our non-ticket revenues would have a material adverse effect on our results of operations and financial condition. Furthermore, if we are unable to maintain and grow our non-ticket revenues, we may not be able to execute our strategy to continue to lower base fares to address an underserved market. Please see “—Restrictions on or increased taxes applicable to charges for ancillary products and services paid by airline passengers and burdensome consumer protection regulations or laws could harm our business, results of operations and financial condition.”

Our inability to expand or operate reliably or efficiently out of our key airports where we maintain a large presence could have a material adverse effect on our business, results of operations and financial condition.

We are highly dependent on markets served from airports where we maintain a large presence. Our results of operations may be affected by actions taken by governmental or other agencies or authorities having jurisdiction over our operations at airports, including, but not limited to:

•	increases in airport rates and charges;

•	limitations on take-off and landing slots, airport gate capacity or other use of airport facilities;

•	termination of our airport use agreements, some of which can be terminated by airport authorities with little notice to us;

•	increases in airport capacity that could facilitate increased competition;

•	international travel regulations such as customs and immigration;

•	increases in taxes;

•	changes in the law that affect the services that can be offered by airlines in particular markets and at particular airports;

•	restrictions on competitive practices;

•	the adoption of statutes or regulations that impact customer service standards, including security standards; and

•	the adoption of more restrictive locally-imposed noise regulations or curfews.

In general, any changes in airport operations could have a material adverse effect on our business, results of operations and financial condition.

We rely on third-party service providers to perform functions integral to our operations.

We have entered into agreements with third-party service providers to furnish certain facilities and services required for our operations, including ground handling, catering, passenger handling, engineering, maintenance, refueling, reservations and airport facilities as well as administrative and support services. We are likely to enter into similar service agreements in new markets we decide to enter, and there can be no assurance that we will be able to obtain the necessary services at acceptable rates.

Although we seek to monitor the performance of third parties that provide us with our reservation system, ground handling, catering, passenger handling, engineering, maintenance services, refueling and airport facilities, the efficiency, timeliness and quality of contract performance by third-party service providers are often beyond our control, and any failure by our service providers to perform their contracts may have an adverse impact on our business and operations. For example, in 2008, our call center provider went bankrupt. Though we were able to quickly switch to an alternative vendor, we experienced a significant business disruption during the transition period and a similar disruption could occur in the future if we changed call center providers or if an existing provider ceased to be able to serve us. We expect to be dependent on such third-party arrangements for the foreseeable future.

We rely on third-party distribution channels to distribute a portion of our airline tickets.

We rely on third-party distribution channels, including those provided by or through global distribution systems, or GDSs, conventional travel agents and online travel agents, or OTAs, to distribute a portion of our airline tickets, and we expect in the future to rely on these channels to an increasing extent to collect ancillary revenues. These distribution channels are more expensive and at present have less functionality in respect of ancillary revenues than those we operate ourselves, such as our call centers and our website. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to successfully manage our distribution costs and rights, and improve the functionality of third-party distribution channels, while maintaining an industry-competitive cost structure. Negotiations with key GDSs and OTAs designed to manage our costs, increase our distribution flexibility, and improve functionality could be contentious, could result in diminished or less favorable distribution of our tickets, and may not provide the functionality we require to maximize ancillary revenues. Any inability to manage our third-party distribution costs, rights and functionality at a competitive level or any material diminishment in the distribution of our tickets could have a material adverse effect on our competitive position and our results of operations. Moreover, our ability to compete in the markets we serve may be threatened by changes in technology or other factors that may make our existing third-party sales channels impractical, uncompetitive, or obsolete.

We rely on a single service provider to manage our fuel supply.

As of June 30, 2015, we had a single fuel service contract with World Fuel Services Corporation to manage the sourcing and contracting of our fuel supply. A failure by this provider to fulfill its obligations could have a material adverse effect on our business, results of operations and financial condition.

Our reputation and business could be adversely affected in the event of an emergency, accident or similar incident involving our aircraft.

We are exposed to potential significant losses in the event that any of our aircraft is subject to an emergency, accident, terrorist incident or other similar incident, and significant costs related to passenger claims, repairs or replacement of a damaged aircraft and its temporary or permanent loss from service. There can be no assurance that we will not be affected by such events or that the amount of our insurance coverage will be adequate in the event such circumstances arise and any such event could cause a substantial increase in our insurance premiums. Please see “—Increases in insurance costs or significant reductions in coverage could have a material adverse effect on our business, financial condition and results of operations.” In addition, any future aircraft emergency, accident or similar incident, even if fully covered by insurance or even if it does not involve our airline, may create a public perception that our airline or the equipment we fly is less safe or reliable than other transportation alternatives, or could cause us to perform time consuming and costly inspections on our aircraft or engines which could have a material adverse effect on our business, results of operations and financial condition.

Negative publicity regarding our customer service could have a material adverse effect on our business.

In the past, we have experienced a relatively high number of customer complaints related to, among other things, our customer service and reservations and ticketing systems. In particular, we generally experience a higher volume of complaints when we make changes to our unbundling policies, such as charging for baggage. In addition, in 2009, we entered into a consent order with the DOT for our procedures for bumping passengers from oversold flights and our handling of lost or damaged baggage. Under the consent order, we were assessed a civil penalty of $375,000, of which we were required to pay $215,000 based on an agreement with the DOT and our not having similar violations in the year after the date of the consent order. If we do not meet our customers’ expectations with respect to reliability and service, customers could decide not to fly with us, which would adversely affect our business and reputation.

We depend on a limited number of suppliers for our aircraft and engines.

One of the elements of our business strategy is to save costs by operating a single-family aircraft fleet -currently Airbus A320-family, single-aisle aircraft, powered by engines manufactured by IAE. If Airbus, IAE, or Pratt and Whitney become unable to perform its contractual obligations, or if we are unable to acquire or lease aircraft or engines from other owners, operators or lessors on acceptable terms, we would have to find other suppliers for a similar type of aircraft or engine. If we have to lease or purchase aircraft from another supplier, we would lose the significant benefits we derive from our current single fleet composition. We may also incur substantial transition costs, including costs associated with retraining our employees, replacing our manuals and adapting our facilities and maintenance programs. Our operations could also be harmed by the failure or inability of aircraft, engine and parts suppliers to provide sufficient spare parts or related support services on a timely basis. Our business would be significantly harmed if a design defect or mechanical problem with any of the types of aircraft or components that we operate were discovered that would ground any of our aircraft while the defect or problem was corrected, assuming it could be corrected at all. The use of our aircraft could be suspended or restricted by regulatory authorities in the event of any actual or perceived mechanical or design problems. Our business would also be significantly harmed if the public began to avoid flying with us due to an adverse perception of the types of aircraft that we operate stemming from safety concerns or other problems, whether real or perceived, or in the event of an accident involving those types of aircraft or components. Carriers that operate a more diversified fleet are better positioned than we are to manage such events.

Reduction in demand for air transportation, or governmental reduction or limitation of operating capacity, in the domestic U.S., Caribbean or Latin American markets could harm our business, results of operations and financial condition.

A significant portion of our operations are conducted to and from the domestic U.S., Caribbean or Latin American markets. Our business, results of operations and financial condition could be harmed if we lost our authority to fly to these markets, by any circumstances causing a reduction in demand for air transportation, or by governmental reduction or limitation of operating capacity, in these markets, such as adverse changes in local economic or political conditions, negative public perception of these destinations, unfavorable weather conditions, or terrorist related activities. Furthermore, our business could be harmed if jurisdictions that currently limit competition allow additional airlines to compete on routes we serve. Many of the countries we serve are experiencing either economic slowdowns or recessions, which may translate into a weakening of demand and could harm our business, results of operations and financial condition.

Increases in insurance costs or significant reductions in coverage could have a material adverse effect on our business, financial condition and results of operations.

We carry insurance for public liability, passenger liability, property damage and all-risk coverage for damage to our aircraft. As a result of the September 11, 2001 terrorist attacks, aviation insurers significantly reduced the amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war or similar events (war risk insurance). Accordingly, our insurance costs increased significantly and our ability to continue to obtain certain types of insurance remains uncertain. While the price of commercial insurance has declined since the period immediately after the terrorist attacks, in the event commercial insurance carriers further reduce the amount of insurance coverage available to us, or significantly increase its cost, we would be adversely affected. We currently maintain commercial airline insurance with several underwriters. However, there can be no assurance that the amount of such coverage will not be changed, or that we will not bear substantial losses from accidents. We could incur substantial claims resulting from an accident in excess of related insurance coverage that could have a material adverse effect on our results of operations and financial condition.

As of July 2014, we obtained third-party war risk insurance, which insures against some risks of terrorism, from the commercial market. Previous to this date, we obtained this insurance through a special program administered by the FAA, which was discontinued late 2014. Renewing coverage from commercial underwriters may result in higher premiums and more restrictive terms. Our business, results of operations and financial condition could be materially adversely affected if we are unable to obtain adequate war risk insurance. Our current war risk hull and liability insurance policy is effective until July 2016.

Failure to comply with applicable environmental regulations could have a material adverse effect on our business, results of operations and financial condition.

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water and the management of hazardous substances, oils and waste materials. Compliance with all environmental laws and regulations can require significant expenditures and any future regulatory developments in the United States and abroad could adversely affect operations and increase operating costs in the airline industry. For example, climate change legislation was previously introduced in Congress and such legislation could be re-introduced in the future by Congress and state legislatures, and could contain provisions affecting the aviation industry, compliance with which could result in the creation of substantial additional costs to us. Similarly, the Environmental Protection Agency issued a rule that regulates larger emitters of greenhouse gases. Future operations and financial results may vary as a result of such regulations. Compliance with these regulations and new or existing regulations that may be applicable to us in the future could increase our cost base and could have a material adverse effect on our business, results of operations and financial condition.

Governmental authorities in several U.S. and foreign cities are also considering or have already implemented aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take-offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

If we are unable to attract and retain qualified personnel or fail to maintain our company culture, our business, results of operations and financial condition could be harmed.

Our business is labor intensive. We require large numbers of pilots, flight attendants, maintenance technicians and other personnel. The airline industry has from time to time experienced a shortage of qualified personnel, particularly with respect to pilots and maintenance technicians. In addition, as is common with most of our competitors, we have faced considerable turnover of our employees. We may be required to increase wages and/or benefits in order to attract and retain qualified personnel. If we are unable to hire, train and retain qualified employees, our business could be harmed and we may be unable to implement our growth plans.

In addition, as we hire more people and grow, we believe it may be increasingly challenging to continue to hire people who will maintain our company culture. Our company culture, which we believe is one of our competitive strengths, is important to providing high-quality customer service and having a productive, accountable workforce that helps keep our costs low. As we continue to grow, we may be unable to identify, hire or retain enough people who meet the above criteria, including those in management or other key positions. Our company culture could otherwise be adversely affected by our growing operations and geographic diversity. If we fail to maintain the strength of our company culture, our competitive ability and our business, results of operations and financial condition could be harmed.

Our business, results of operations and financial condition could be materially adversely affected if we lose the services of our key personnel.

Our success depends to a significant extent upon the efforts and abilities of our senior management team and key financial and operating personnel. In particular, we depend on the services of our senior management team, including Ben Baldanza, our President and Chief Executive Officer. Competition for highly qualified personnel is intense, and the loss of any executive officer, senior manager, or other key employee without adequate replacement or the inability to attract new qualified personnel could have a material adverse effect on our business, results of operations and financial condition. We do not maintain key-man life insurance on our management team.

Risk Factors Relating to the Certificates and the Offering

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Eligible Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal is dated June 10, 2015; the BK appraisal is dated June 15, 2015; and the MBA appraisal is dated June 26, 2015. The appraised values provided by each of AISI, BK and MBA are presented as of or around the respective dates of their appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Eligible Aircraft. Such appraisals of the Eligible Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Eligible Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while “current market value” is the value for an aircraft in the actual market. In particular, the appraisals of the Eligible Aircraft indicate the appraised base value of each Eligible Aircraft as a new aircraft, projected as of its currently scheduled delivery month. Appraisals that are based on other assumptions and methodologies (or a physical inspection of the Eligible Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Eligible Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Eligible Aircraft are estimates of the values of the Eligible Aircraft as of their respective anticipated future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block. Additionally, the appraisals assume that passenger seats have been installed on the Aircraft. Spirit is obligated to install passenger seats on each Aircraft as promptly as practicable if passenger seats are not yet so installed on such Aircraft at the time of financing thereof. In the absence of such installation, the value for such Aircraft may be less than that assumed by the appraisals.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the Aircraft may not be airworthy and/or the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be a lesser amount of proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. In addition, under certain circumstances, Spirit is permitted to replace Aircraft that have been damaged or destroyed and may use the insurance proceeds received in respect of such Aircraft to do so. However, inflation, changes in applicable regulations, environmental considerations and other factors may make the insurance proceeds insufficient to repair or replace Aircraft if they are damaged or destroyed. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange, pooling, borrowing or other similar arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession.”

In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

In connection with the repossession of an Aircraft, Spirit may be required to pay outstanding mechanics’ liens, hangar keepers’ liens, airport charges, and navigation fees and other amounts secured by statutory or other liens on the repossessed Aircraft. Moreover, Spirit or the Loan Trustee may be subject to delays and additional expense in taking possession of an Aircraft from any third party maintenance provider, including if it must arrange alternative means to have the maintenance work completed or if such third party maintenance provider is the subject of a bankruptcy, reorganization, insolvency or similar event. Such circumstances could result in a reduced value of the Aircraft and a lesser amount of proceeds to repay the holders of the Equipment Notes.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If Spirit fails to transfer title to engines not owned by Spirit that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class B Certificates rank generally junior to the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations, and to certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates, or distributions in respect of such other payments, to be made under the Intercreditor Agreement from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions.”

In addition, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class B Certificates prior to making distributions in full on the Class A Certificates, and, if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class A Certificates and Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Finally, the Class B Certificates rank generally junior to the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against Spirit of the same amount.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

•	if Final Distributions have not been paid in full to holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Spirit (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Certificates is not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of Spirit, the Depositary or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Certificates.

Any credit ratings assigned to the Certificates would be expected to be based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facilities for the benefit of the holders of the Class A Certificates and Class B Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting Spirit or its affiliates. We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends, repurchase our common stock or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed funds may be withdrawn and distributed to holders of Certificates, without any premium, if they are not used to purchase Equipment Notes.

Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase the Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in delivery of any Aircraft or because of delays in financing any Aircraft under the related Indenture. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. Also, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow with respect to any Trust will also be withdrawn and distributed to the Certificateholders of such Trust with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any of these circumstances were to occur, you will not receive the full amount expected in connection with your investment in the Certificates.

The holders of the Certificates are exposed to the credit risk of the Depositary.

The holders of the Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits, in whole or in part, or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” “Description of the Deposit Agreements—Replacement of Depositary” and “Description of the Certificates—Payments and Distributions.” Spirit is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis. Amounts deposited with the Depositary under the Escrow Agreements and the Deposit Agreements are not property of Spirit and are not entitled to the benefits of Section 1110.

Because there is no current market for the Certificates, holders of Certificates may have a limited ability to resell Certificates.

Each class of Certificates is a new issue of securities. Prior to this offering of the Certificates, there has been no trading market for the Certificates. Neither Spirit nor any Trust intends to apply for listing of the Certificates on any securities exchange. The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected.

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of Spirit’s financial performance and prospects.

USE OF PROCEEDS

The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. Each Trust will withdraw funds from the escrow relating to such Trust to acquire from Spirit the related series of Equipment Notes to be issued as each Aircraft is subjected to the related Indenture.

The Equipment Notes will be full recourse obligations of Spirit. Spirit will use the proceeds from the issuance of the Equipment Notes issued with respect to the Aircraft to finance the purchase by Spirit of the Aircraft.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our financial statements, including the notes to those statements, included elsewhere in this prospectus supplement.

	Six months ended June 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Fixed charges(1)
Interest expense	$7.2	0.2	$2.7	$0.2	$1.4	$24.5	$49.3
Amortization of debt issuance costs	0.4	—	—	—	—	0.3	1.0

Portion of rental expense representative of interest	27.9	32.4	64.8	64.3	60.0	50.4	45.6

Total fixed charges	$35.5	$32.6	$67.5	$64.5	$61.4	$75.2	$95.9

Earnings(2)
Income from continuing operations before income taxes	$229.9	$163.8	$353.0	$282.4	$174.6	$122.8	$20.2
Fixed charges per above	35.5	32.6	67.5	64.5	61.4	75.2	95.9

Capitalized interest	—	—	(2.7)	(0.2)	(1.4)	(2.9)	(1.5)
Total earnings as adjusted	$265.4	$196.4	$417.8	$346.7	$234.6	$195.1	$114.6
Deficiency of earnings to fixed charges	—	—	—	—	—	—	—
Ratio of earnings to fixed charges	7.5x	6.0x	6.2x	5.4x	3.8x	2.6x	1.2x

(1)	For purposes of computing this ratio of earnings to fixed charges, “fixed charges” consist of interest expense on all indebtedness plus amortization of debt issuance costs and an estimate of interest expense within rental expense.
(2)	“Earnings” consist of pre-tax income (loss) from continuing operations plus fixed charges.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Explanatory Note

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with “Recent Developments,” “Use of Proceeds,” and “Risk Factors—Risks Related to Our Industry” and “Risk Factors—Risks Related to Our Business” and with our audited financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 10-K”) and with our unaudited financial statements and notes thereto in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “Second Quarter 2015 10-Q”). The 2014 10-K and the Second Quarter 2015 10-Q are incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation By Reference.”

The information presented under “—Year Ended December 31, 2014” is from the 2014 10-K and relates to the period covered by our audited financial statements as of and for the two year period ended December 31, 2014, and the information presented under “—Six Months Ended June 30, 2015 and June 30, 2014” is from the Second Quarter 2015 10-Q and relates to the period covered by our unaudited financial statements as of and for the six months ended June 30, 2015 and 2014. The information presented herein under each such section reflects the disclosure made at the time of filing with the SEC of the 2015 10-K and the Second Quarter 2015 10-Q, as applicable, and no attempt has been made herein to update such disclosure since the time of the applicable filing.

To the extent applicable, the information presented under “—Year Ended December 31, 2014”is superseded by the information presented under “—Six Months Ended June 30, 2015 and June 30, 2014,” and the information presented under both “—Year Ended December 31, 2014” and “—Six Months Ended June 30, 2015 and June 30, 2014” is superseded by information that we have filed with the SEC since the date we filed the 2014 10-K and the Second Quarter 2015 10-Q, respectively, and by information included in this prospectus supplement, and in both cases, by any information that we may file from the date of this prospectus supplement and prior to the termination of the offering. Accordingly, the information presented in this section should be read in conjunction with such filings and the information contained elsewhere in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation By Reference.”

Six Months Ended June 30, 2015 and June 30, 2014

Overview

Spirit Airlines is an ultra low-cost, low-fare airline headquartered in Miramar, Florida that offers affordable travel to price-conscious customers. Our all-Airbus Fit FleetTM currently operates more than 350 daily flights to 57 destinations in the United States, the Caribbean and Latin America. Our stock trades on the NASDAQ Global Select Stock Market under the symbol “SAVE.”

Our ultra low-cost carrier, or ULCC, business model allows us to compete principally by offering customers our Bare FaresTM, which are unbundled base fares that remove components traditionally included. We then give customers Frill ControlTM, which provides customers the freedom to save by paying only for the options they choose, such as bags and advance seat assignments, which we record in our financial statements as non-ticket revenue.

We are focused on price-sensitive travelers who pay for their own travel, and our business model is designed to deliver what we believe our customers want: low fares. We aggressively use low fares to address an underserved market, which helps us to increase passenger volume, load factors and non-ticket revenue on the flights we operate. We also have high-density seating configurations on our aircraft and a simplified onboard product designed to lower costs, which is part of our Plane SimpleTM strategy. Higher passenger volumes and load factors help us sell more ancillary products and services, which in turn allows us to reduce the base fare we offer even further. We strive to be recognized by our customers and potential customers as the low-fare leader in the markets we serve.

We compete based on total price. We believe other airlines have used an all-inclusive pricing concept to effectively raise total prices to consumers, rather than lowering fares by unbundling each product or service. For example, carriers that tout “free bags” have included the cost of checking bags in the total ticket price, which does not allow passengers to see how much they would save if they did not check luggage. We believe that we and our customers benefit when we allow our customers to know the total price of their travel by breaking out the cost of optional products or services.

We allow our customers to see all available options and their respective prices prior to purchasing a ticket, and this full transparency illustrates that our total price, including options selected, is lower than other airlines on average. In 2015, we continued our aggressive efforts to educate the public on how our unbundled pricing model works, how that gives them control over frills and ultimately how it saves them money.

Comparative Operating Statistics:

The following tables set forth our operating statistics for the three-month and six-month period ended June 30, 2015 and 2014:

	Three Months Ended June 30,		Percent Change
	2015	2014
Operating Statistics (unaudited)(A):
Average aircraft	71.4	56.6	26.1%
Aircraft at end of period	73	57	28.1%
Airports served in the period	57	54	5.6%
Average daily aircraft utilization (hours)	12.9	12.8	0.8%
Average stage length (miles)	974	976	(0.2)%
Block hours	83,861	65,732	27.6%
Passenger flight segments (PFSs) (thousands)	4,514	3,569	26.5%
Revenue passenger miles (RPMs) (thousands)	4,481,064	3,506,459	27.8%
Available seat miles (ASMs) (thousands)	5,213,299	4,008,507	30.1%
Load factor (%)	86.0%	87.5%	(1.5	) pts
Average ticket revenue per passenger flight segment ($)	68.35	84.75	(19.4)%
Average non-ticket revenue per passenger flight segment ($)	54.24	55.15	(1.7)%
Total revenue per passenger flight segment ($)	122.59	139.90	(12.4)%
Average yield (cents)	12.35	14.24	(13.3)%
RASM (cents)	10.62	12.46	(14.8)%
CASM (cents)	8.27	9.83	(15.9)%
Adjusted CASM (cents)	8.33	9.80	(15.0)%
Adjusted CASM ex-fuel (cents)	5.80	5.95	(2.5)%
Fuel gallons consumed (thousands)	63,134	49,401	27.8%
Average economic fuel cost per gallon ($)	2.08	3.13	(33.5)%

(A)	See “Glossary of Airline Terms” elsewhere in this prospectus supplement for definitions used in this table.

	Six Months Ended June 30,
	2015	2014	Percent Change
Operating Statistics (unaudited)(A):
Average aircraft	69.3	55.8	24.2%
Aircraft at end of period	73	57	28.1%
Airports served in the period	57	54	5.6%
Average daily aircraft utilization (hours)	12.8	12.8	—%
Average stage length (miles)	982	988	(0.6)%
Block hours	160,896	128,870	24.9%
Passenger flight segments (PFSs) (thousands)	8,494	6,833	24.3%
Revenue passenger miles (RPMs) (thousands)	8,498,622	6,795,746	25.1%
Available seat miles (ASMs) (thousands)	9,942,762	7,793,234	27.6%
Load factor (%)	85.5%	87.2%	(1.7	)pts
Average ticket revenue per passenger flight segment ($)	68.52	81.43	(15.9)%
Average non-ticket revenue per passenger flight segment ($)	54.71	55.76	(1.9)%
Total revenue per passenger flight segment ($)	123.23	137.19	(10.2)%
Average yield (cents)	12.32	13.79	(10.7)%
RASM (cents)	10.53	12.03	(12.5)%
CASM (cents)	8.20	9.91	(17.3)%
Adjusted CASM (cents)	8.20	9.89	(17.1)%
Adjusted CASM ex-fuel (cents)	5.76	6.01	(4.2)%
Fuel gallons consumed (thousands)	119,857	96,078	24.7%
Average economic fuel cost per gallon ($)	2.02	3.15	(35.9)%

(A)	See “Glossary of Airline Terms” elsewhere in this prospectus supplement for definitions used in this table.

Executive Summary

For the second quarter of 2015, we achieved a 22.1% operating margin, an increase of 1.0 point compared to the prior year period. We generated pre-tax income of $120.9 million and net income of $76.7 million on operating revenues of $553.4 million. For the second quarter of 2014, we generated pre-tax income of $103.8 million and net income of $64.8 million on operating revenues of $499.3 million.

Our adjusted CASM ex-fuel for the second quarter of 2015 was 5.80 cents, a 2.5% decrease year over year. The decrease on a per-ASM basis was primarily due to a decrease in aircraft rent and salaries, wages and benefits, offset by an increase in other operating expenses.

As of June 30, 2015, we had 73 Airbus A320-family aircraft in our fleet comprised of 29 A319s, 42 A320s, and 2 A321s. With the scheduled delivery of 7 A320s and A321s during the remainder of 2015, we expect to end 2015 with 80 aircraft in our fleet.

Comparison of three months ended June 30, 2015 to three months ended June 30, 2014

Operating Revenues

Operating revenues increased $54.1 million, or 10.8%, to $553.4 million for the second quarter of 2015, as compared to the second quarter of 2014 due primarily to an increase in traffic of 27.8%, partially offset by lower passenger yields.

Total revenue per available seat mile (“RASM”) for the second quarter of 2015 was 10.62 cents, a decrease of 14.8%, compared to the second quarter of 2014. Total revenue per passenger flight segment also decreased 12.4%, year over year, primarily driven by a decrease of 19.4% in ticket revenue per passenger flight segment. These decreases were driven by a 13.3% decrease in average yield period over period due to lower fares, driven down by increased competitive pressures, as well as our growth into new markets and additional capacity in mature markets.

Our non-ticket revenue per passenger flight segment remained relatively stable, declining by only 1.7%, despite the increased competitive pressures noted above. Our unbundling model provides a more stable revenue stream as demonstrated during periods of lower passenger ticket yields. The decrease in non-ticket revenue per passenger flight segment was primarily attributable to lower bag revenue and the outsourcing of our onboard catering to a third-party provider. The outsourcing of onboard catering not only resulted in a decrease in revenue, but also contributed to a decrease in catering costs improving operating margins.

Operating Expenses

Operating expenses increased $36.9 million, or 9.4%, to $431.1 million for the second quarter of 2015 compared to $394.2 million for the second quarter of 2014, primarily due to our 30.1% capacity growth and 27.8% increase in traffic, mostly offset by a 17.4% decrease in aircraft fuel expense resulting from lower fuel prices per gallon, as compared to prior year period.

Aircraft fuel expense includes into-plane fuel expense (defined below) and realized and unrealized gains and losses associated with our fuel derivative contracts. Into-plane fuel expense is defined as the price that we generally pay at the airport, including taxes and fees. Into-plane fuel prices are affected by the global oil market, refining costs, taxes and fees, which can vary by region in the United States and other countries where we operate. Into-plane fuel expense approximates cash paid to the supplier and does not reflect the effect of our fuel derivatives. Management chose not to elect hedge accounting on any fuel derivative instruments during 2015 or 2014 and, as a result, changes in the fair value of these fuel derivative contracts are recorded each period in aircraft fuel expense.

Aircraft fuel expense, our largest operating cost, decreased in the second quarter of 2015 by $26.9 million, or 17.4%, compared to $154.9 million in the second quarter of 2014, due primarily to a 33.5% decrease in fuel prices per gallon, offset by a 27.8% increase in fuel gallons consumed.

The elements of the changes in aircraft fuel expense are illustrated in the following table:

	Three Months Ended June 30,
	2015	2014
	(in thousands, except per gallon amounts)		Percent Change
Fuel gallons consumed	63,134	49,401	27.8%
Into-plane fuel cost per gallon	2.02	3.13	(35.5)%
Into-plane fuel expense	127,344	154,385	(17.5)%
Realized losses (gains) related to fuel derivative contracts	4,232	—	100.0%
Unrealized losses (gains) related to fuel derivative contracts	(3,669)	467	(885.7)%

Aircraft fuel expense (per statement of operations)	$127,907	$154,852	(17.4)%

Gulf Coast Jet indexed fuel is the basis for a substantial majority of our fuel consumption and is impacted by both the price of crude oil as well as increases or decreases in refining margins associated with the conversion of crude oil to jet fuel. The into-plane fuel cost per gallon decrease of 35.5% was primarily a result of a decrease in jet fuel prices.

We track economic fuel expense, which we believe is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. We define economic fuel expense as into-plane fuel expense and realized gains or losses on fuel derivative contracts. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding. Many industry analysts evaluate airline results using economic fuel expense and it is used in our internal management reporting.

The elements of the changes in economic fuel expense are illustrated in the following table:

	Three Months Ended June 30,
	2015	2014
	(in thousands, except per gallon amounts)		Percent Change
Into-plane fuel expense	$127,344	$154,385	(17.5)%
Realized losses (gains) related to fuel derivative contracts	4,232	—	100.0%

Economic fuel expense	$131,576	$154,385	(14.8)%

Fuel gallons consumed	63,134	49,401	27.8%
Economic fuel cost per gallon	$2.08	$3.13	(33.5)%

During the three months ended June 30, 2015, we did not acquire any fuel derivatives. Total realized loss recognized for fuel derivatives that expired during the second quarter of 2015 was $4.2 million. Total realized losses include cash paid for premiums in previous periods of $4.7 million which expired in the current period and cash received for settlement of fuel derivatives in the current period of $0.4 million. We had $3.7 million in unrealized gains related to our outstanding fuel derivatives during the three months ended June 30, 2015. We had $0.5 million in unrealized losses related to our outstanding fuel derivatives and did not have any realized gains or losses related to fuel derivatives contracts during the three months ended June 30, 2014.

From time to time, we enter into fuel derivative contracts to protect the refining price risk between the price of crude oil and the price of refined jet fuel. As of June 30, 2015, we had fuel derivatives consisting of jet fuel options with refined products as the underlying commodities designed to protect 25.5 million gallons, or approximately 19% of our remaining 2015 anticipated jet fuel consumption, at a weighted-average ceiling price of $1.93 per gallon.

We measure our operating cost performance on a per-ASM basis, since one ASM is the unit of production of an airline’s capacity. The following table presents our cost per-ASM, or unit cost, for the three months ended June 30, 2015 and 2014, followed by explanations of the material changes on a dollar basis and/or unit cost basis:

	Three Months Ended June 30,
	2015	2014	Per-ASM Change	Percent Change
	(in cents, except for percentages)
Aircraft fuel	2.45	3.86	(1.41)	(36.5)%
Salaries, wages, and benefits	1.86	1.94	(0.08)	(4.1)%
Aircraft rent	1.02	1.20	(0.18)	(15.0)%
Landing fees and other rents	0.64	0.64	—	—%
Distribution	0.43	0.50	(0.07)	(14.0)%
Maintenance, materials and repairs	0.41	0.48	(0.07)	(14.6)%
Depreciation and amortization	0.33	0.28	0.05	17.9%
Other operating	1.12	0.91	0.21	23.1%
Loss on disposal of assets	0.01	0.02	(0.01)	NA
Special charges (credits)	0.01	—	0.01	NA

CASM	8.27	9.83	(1.56)	(15.9)%
Adjusted CASM(1)	8.33	9.80	(1.47)	(15.0)%
Adjusted CASM ex-fuel(2)	5.80	5.95	(0.15)	(2.5)%

(1)	For the three months ended June 30, 2015, adjusted CASM excludes unrealized gains related to fuel derivative contracts of 0.07 cent per ASM, loss on disposal of assets of 0.01 cents per ASM and special charges of 0.01 cent per ASM. For the three months ended June 30, 2014, adjusted CASM excludes unrealized losses related to fuel derivative contracts of less than 0.01 cent per ASM, loss on disposal of assets of 0.02 cent per ASM and special charges of less than 0.01 cent per ASM.

(2)	Excludes aircraft fuel expense, loss on disposal of assets, and special charges and credits.

Our adjusted CASM ex-fuel for the second quarter of 2015 was down 2.5% as compared to the second quarter of 2014. The decrease on a per-ASM basis was primarily due to a decrease in aircraft rent and salaries, wages and benefits, offset by an increase in other operating expense per ASM.

Labor costs for the second quarter of 2015 increased $19.6 million, or 25.3%, compared to the second quarter of 2014, primarily driven by a 26.7% increase in our pilot and flight attendant workforce resulting from the introduction of sixteen new aircraft since the second quarter of 2014. On a per-ASM basis, labor costs decreased primarily due to scale benefits from overall growth as well as larger gauge aircraft. This decrease was partially offset by an increase in our group health care costs on a per-ASM basis.

Aircraft rent expense for the second quarter of 2015 increased by $4.9 million, or 10.2%, compared to the second quarter of 2014. This increase in aircraft rent expense was primarily driven by the delivery of four new aircraft, financed under operating leases, subsequent to the end of the second quarter of 2014. On a per-ASM basis, aircraft rent expense decreased due to a change in the composition of our aircraft fleet between leased aircraft (for which rent expense is recorded under aircraft rent) and purchased aircraft (for which depreciation expense is recorded under depreciation and amortization). Since the prior year period, the Company has taken delivery of twelve purchased aircraft which increased capacity but had no effect on aircraft rent expense, as these assets are being depreciated over their useful life. Had the respective aircraft been leased, the change in rent expense, on both a dollar and per-ASM basis, would have been greater than the increase currently experienced in depreciation and amortization as result of these purchases.

Landing fees and other rents for the second quarter of 2015 increased $7.5 million, or 29.2%, as compared to the second quarter of 2014 primarily due to a 26.9% increase in departures. On a per-ASM basis, landing fees and other rents remained stable, as compared to the prior year period.

Distribution costs increased by $2.2 million, or 10.9%, in the second quarter of 2015 as compared to the second quarter of 2014. The increase was primarily due to increased sales volume. On a per-ASM basis, distribution costs decreased primarily due to a decrease in credit card rates resulting from a renegotiation with our primary credit card processor in late 2014.

Maintenance, materials and repairs expense for the second quarter of 2015 increased by $2.1 million, or 10.8%, compared to the second quarter of 2014. The increase in maintenance costs on a dollar basis was due to routine and ongoing maintenance on a growing fleet. On a per-unit basis, our growth outpaced the increase in maintenance costs during the period, as compared to the prior year period, due to a change in the timing and mix of maintenance events resulting in lower cost events in the current year period as compared to the prior year period. In addition, on a per-unit basis, maintenance expense decreased due to the purchase of $13.0 million in rotable inventory that was made in the third quarter of 2014 to support our aircraft fleet. The expense for these rotables is recorded under depreciation and amortization expense versus maintenance expense as they were in prior year period when the rotables were owned by a third party. We expect maintenance expense to increase as our fleet continues to grow and age, resulting in the need for additional or more frequent repairs over time.

Depreciation and amortization increased by $5.8 million compared to prior year period. The increase on both a dollar and per-ASM basis was primarily due to depreciation expense resulting from the purchase of twelve aircraft made during the fourth quarter of 2014 and first half of 2015. The amortization of heavy maintenance costs was $10.2 million and $9.0 million for the second quarters of 2015 and 2014, respectively. As our fleet continues to age, we expect that the amount of deferred heavy maintenance events will increase and will result in an increase in the amortization of those costs.

We account for heavy maintenance under the deferral method. Under the deferral method, the cost of heavy maintenance is capitalized and amortized as a component of depreciation and amortization expense in the statement of operations until the earlier of the next heavy maintenance event or end of the lease term. If heavy maintenance events were amortized within maintenance, materials, and repairs expense in the statement of operations, our maintenance, materials, and repairs expense would have been $31.5 million and $28.2 million for the second quarters of 2015 and 2014, respectively.

Other operating expense for the second quarter of 2015 increased by $21.8 million, or 59.8%, compared to the second quarter of 2014 primarily due to an increase in overall operations, the impact of numerous cancellations related to the irregular operations precipitated by adverse weather conditions in June 2015 and an increase in travel and lodging expense. As compared to the prior year period, we increased departures by 26.9% and had 26.5% more passenger flight segments, which drove increases in variable operating expenses. In June 2015, our operations were negatively impacted by numerous cancellations related to adverse weather conditions. These cancellations contributed to an increase in passenger re-accommodation expense which was the primary driver of the increase in other operating expenses on a dollar and per-ASM basis. Our travel and lodging expense was also higher as compared to the prior year period due to increased training of pilots and flight attendants resulting from our fleet growth, and higher rates at certain hotels.

Other Income (Expenses)

Our interest expense and corresponding capitalized interest for the three months ended June 30, 2015 primarily represents interest related to the financing of purchased aircraft, which began in the fourth quarter of 2014.

Income Taxes

Our effective tax rate for the second quarter of 2015 was 36.5% compared to 37.5% for the second quarter of 2014. In arriving at these rates, we considered a variety of factors, including our forecasted full-year pre-tax results, the U.S. federal rate of 35%, expected nondeductible expenses, and estimated state income taxes. We evaluate our tax rate each quarter and make adjustments when necessary. Our final effective tax rate for the full year is dependent on the level of pre-tax income and the magnitude of any nondeductible expenses in relation to the respective pre-tax income.

Comparison of six months ended June 30, 2015 to six months ended June 30, 2014

Operating Revenues

Operating revenues increased $109.5 million, or 11.7%, to $1,046.8 million for the six months ended June 30, 2015, compared to the prior year period, due primarily to an increase in traffic of 25.1%, partially offset by lower passenger yields.

Total RASM for the six months ended June 30, 2015 was 10.5 cents, a decrease of 12.5% compared to the same period of 2014. This decrease was primarily driven by a 10.7% decrease in average yield period over period due to lower fares driven by increased competitive pressures, as well as our growth in new and mature markets.

Total revenue per passenger flight segment decreased 10.2% from $137.19 for the six months ended June 30, 2014 to $123.23 for the six months ended June 30, 2015. Our average ticket fare per passenger flight segment decreased from $81.43 to $68.52, or 15.9%, compared to the prior year period, and non-ticket revenue per passenger flight segment decreased from $55.76 to $54.71, or 1.9%, compared to the prior year period. The decrease in non-ticket revenue per passenger flight segment was primarily attributable to lower bag revenue and the outsourcing of our onboard catering to a third-party provider. The outsourcing of onboard catering not only resulted in a decrease in revenue, but also contributed to a decrease in catering costs improving operating margins.

Operating Expenses

Operating expense increased for the six months ended June 30, 2015 by $43.0 million, or 5.6%, compared to the same period for 2014 primarily due to our 27.6% capacity growth, offset by a 20.8% decrease in aircraft fuel expense resulting from lower fuel prices per gallon, as compared to prior year period.

Aircraft fuel expense for the six months ended June 30, 2015 decreased $63.0 million, or 20.8%, compared to the prior year period primarily as a result of a 35.9% decrease in fuel prices per gallon, offset by a 24.7% increase in fuel gallons consumed and an increase of $4.4 million in net realized and unrealized losses from fuel derivatives year over year.

The elements of the changes in aircraft fuel expense are illustrated in the following table:

	Six Months Ended June 30,
	2015	2014
	(in thousands, except per gallon amounts)		Percent Change
Fuel gallons consumed	119,857	96,078	24.7%
Into-plane fuel cost per gallon	$1.96	$3.15	(37.8)%

Into-plane fuel expense	$235,468	$302,856	(22.3)%
Realized losses (gains) related to fuel derivative contracts	6,839	—	100.0%
Unrealized losses (gains) related to fuel derivative contracts	(1,974)	467	(522.7)%

Aircraft fuel expense (per Statement of Operations)	$240,333	$303,323	(20.8)%

The elements of the changes in economic fuel expense are illustrated in the following table:

	Six Months Ended June 30,
	2015	2014
	(in thousands, except per gallon amounts)		Percent Change
Into-plane fuel expense	$235,468	$302,856	(22.3)%
Realized losses (gains) related to fuel derivative contracts	6,839	—	100.0%

Economic fuel expense	$242,307	$302,856	(20.0)%

Fuel gallons consumed	119,857	96,078	24.7%
Economic fuel cost per gallon	$2.02	$3.15	(35.9)%

During the six months ended June 30, 2015, we paid $2.1 million in premiums to acquire jet fuel options, with options scheduled to expire in the current and future period. Total realized loss recognized for fuel derivatives that expired during the six months ended of 2015 was $6.8 million. Total realized losses include cash paid for premiums in previous and current periods of $7.4 million which expired in the current period and cash received for settlement of fuel derivatives in the current period of $0.6 million. We had $2.0 million in unrealized gains related to our outstanding fuel derivatives during the six months ended June 30, 2015. We had $0.5 million in unrealized losses related to our outstanding fuel derivatives and did not have any realized gains or losses related to fuel derivatives contracts during the six months ended June 30, 2014.

As of June 30, 2015, we had fuel derivatives consisting of jet fuel options with refined products as the underlying commodities designed to protect 25.5 million gallons, or approximately 19.1% of our remaining anticipated jet fuel consumption, at a weighted-average ceiling price of $1.93 per gallon.

We measure our operating cost performance on a per-ASM basis, since one ASM is the unit of production of an airline’s capacity. The following table presents our cost per-ASM, or unit cost, for the six months ended June 30, 2015 and 2014, followed by explanations of the material changes on a unit cost basis and/or dollar basis:

	Six Months Ended June 30, 2015
	2015	2014	Per-ASM Change	Percent Change
	(in cents, except for percentages)
Aircraft fuel	2.42	3.89	(1.47)	(37.8)%
Salaries, wages, and benefits	1.87	1.97	(0.10)	(5.1)%
Aircraft rent	1.07	1.21	(0.14)	(11.6)%
Landing fees and other rents	0.64	0.64	—	—%
Distribution	0.43	0.50	(0.07)	(14.0)%
Maintenance, materials and repairs	0.41	0.47	(0.06)	(12.8)%
Depreciation and amortization	0.32	0.29	0.03	10.3%
Other operating	1.03	0.92	0.11	12.0%
Loss on disposal of assets	0.01	0.01	—	NA
Special charges (credits)	0.01	—	0.01	NA

CASM	8.20	9.91	(1.71)	(17.3)%
Adjusted CASM(1)	8.20	9.89	(1.69)	(17.1)%
Adjusted CASM ex-fuel(2)	5.76	6.01	(0.25)	(4.2)%

(1)	For the six months ended June 30, 2015, adjusted CASM excludes unrealized gains related to fuel derivative contracts of 0.02 cent per ASM, loss on disposal of assets of 0.01 cent per ASM and special charges of 0.01 cent per ASM. For the six months ended June 30, 2014, adjusted CASM excludes unrealized losses related to fuel derivative contracts of less than 0.01 cent per ASM, loss on disposal of assets of 0.01 cent per ASM and special charges of less than 0.01 cent per ASM.
(2)	Excludes aircraft fuel expense, loss on disposal of assets, and special charges and credits.

Our adjusted CASM ex-fuel for the six months ended June 30, 2015 decreased by 4.2% as compared to the same period in 2014. The decrease on a per-ASM basis was primarily due to a decrease in aircraft rent and salaries, wages and benefits, offset by an increase in other operating expense per ASM.

Labor costs for the six months ended June 30, 2015 increased $32.4 million, or 21.1%, compared to same period in 2014. The increase was primarily driven by a 21.9% increase in our pilot and flight attendant workforce resulting from the introduction of sixteen new aircraft since the end of the second quarter of 2014. On a per-ASM basis, labor costs decreased primarily due to scale benefits from overall growth as well as larger gauge aircraft. This decrease was offset by an increase in our group health care costs on a per-ASM basis.

Aircraft rent expense for the six months ended June 30, 2015 increased by $11.3 million, or 12.0%, compared to the same period in 2014. This increase in aircraft rent expense was primarily driven by the delivery of four new aircraft, financed under operating leases, subsequent to the end of the second quarter of 2014. On a per-ASM basis, aircraft rent expense decreased due to a change in the composition of our aircraft fleet between leased aircraft (for which rent expense is recorded under aircraft rent) and purchased aircraft (for which depreciation expense is recorded under depreciation and amortization). Since the prior year period, the Company has taken delivery of twelve purchased aircraft which increased capacity but had no effect on aircraft rent expense, as these assets are being depreciated over their useful life. Had the respective aircraft been leased, the change in rent expense, on both a dollar and per-ASM basis, would have been greater than the increase currently experienced in depreciation and amortization as result of these purchases.

Landing fees and other rents for the six months ended June 30, 2015 increased $14.1 million, or 28.2%, as compared to the same period in 2014 primarily due to a 25.1% increase in departures. On a per-ASM basis, landing fees and other rents remained stable, as compared to prior year period.

Distribution costs increased by $4.1 million, or 10.6%, for the six months ended June 30, 2015 as compared to the same period in 2014. The increase was due primarily to increased sales volume. On a per-ASM basis, distribution costs decreased primarily due to a decrease in credit card fees resulting from a renegotiation with our primary credit card processor in late 2014.

Maintenance costs for the six months ended June 30, 2015 increased by $3.6 million, or 9.8%, compared to the prior year period. The increase in maintenance costs on a dollar basis was due to routine and ongoing maintenance on a growing fleet. On a per-unit basis, our growth outpaced the increase in maintenance costs during the period, as compared to the prior year period, due to a change in the timing and mix of maintenance events resulting in lower cost events in the current year period as compared to the prior year period. In addition, on a per-unit basis, maintenance expense decreased due to the purchase of $13.0 million in rotable inventory that was made in the third quarter of 2014 to support our aircraft fleet. The expense for these rotables is recorded under depreciation and amortization expense versus maintenance expense as they were in prior year period when the rotables were owned by a third party. We expect maintenance expense to increase as our fleet continues to grow and age, resulting in the need for additional or more frequent repairs over time.

Depreciation and amortization increased by $9.5 million compared to prior year period. The increase on both a dollar and per-ASM basis was primarily due to depreciation expense resulting from the purchase of twelve aircraft made during the fourth quarter of 2014 and first half of 2015. The amortization of heavy maintenance costs was $19.7 million and $18.0 million for the six months ended of June 30, 2015 and 2014, respectively. As our fleet continues to age, we expect that the amount of deferred heavy maintenance events will increase and will result in an increase in the amortization of those costs.

We account for heavy maintenance under the deferral method. Under the deferral method, the cost of heavy maintenance is capitalized and amortized as a component of depreciation and amortization expense in the statement of operations until the next heavy maintenance event or end of the lease term. If heavy maintenance events were amortized within maintenance, materials and repairs expense in the statement of operations, our maintenance, materials and repairs expense would have been $60.1 million and $54.8 million for the six months ended June 30, 2015 and 2014, respectively.

Other operating expense for the six months ended June 30, 2015 increased by $30.1 million, or 41.8%, compared to the prior year period primarily due to our growth. During the latter part of the current period, our operations were negatively impacted by numerous cancellations related to adverse weather conditions. These cancellations contributed to an increase in passenger re-accommodation expense which was the primary driver of the increase in other operating expenses on a dollar and per-ASM basis. Our travel and lodging expense was also higher as compared to prior year period due to increased training of pilots and flight attendants resulting from our fleet growth, and higher rates at certain hotels.

Other income (expenses)

Our interest expense and corresponding capitalized interest for the six months ended June 30, 2015 primarily represents interest related to the financing of purchased aircraft, which began in the fourth quarter of 2014.

Income Taxes

Our effective tax rate for the six months ended June 30, 2015 was 36.6% compared to 37.4% for the six months ended June 30, 2014. In arriving at these rates, we considered a variety of factors, including our forecast full-year pre-tax results, the U.S. federal rate of 35%, expected nondeductible expenses, and estimated state income taxes. We evaluate our tax rate each quarter and make adjustments when necessary. Our final effective tax rate for the full year is dependent on the level of pre-tax income and the magnitude of any nondeductible expenses in relation to the respective pre-tax income.

Liquidity and Capital Resources

Cash at June 30, 2015 was $769.3 million, an increase of $136.5 million, from December 31, 2014. Our primary use of cash is for working capital needs, capital expenditures, aircraft and engine pre-delivery deposit payments (PDPs) and maintenance reserves.

Currently, our single largest capital need is to fund the acquisition costs of our aircraft. PDPs relating to future deliveries under our agreement with Airbus are required at various times prior to each delivery date. In the six months ended June 30, 2015, $25.8 million of PDPs were returned to us and $49.5 million of PDPs were utilized for delivered aircraft and engines in the period. During the six months ended June 30, 2015, we paid $96.8 million of PDPs for future deliveries of aircraft and spare engines. As of June 30, 2015, we had $267.3 million of PDPs on our balance sheet.

In addition to funding the acquisition of our fleet, we are required to make maintenance reserve payments for a portion of our current fleet. Maintenance reserves are paid to aircraft lessors and are held as collateral in advance of our performance of major maintenance activities. In the six months ended June 30, 2015, we recorded an increase of $4.6 million in maintenance reserves, net of reimbursements, and as of June 30, 2015, we had $253.5 million ($35.5 million in prepaid expenses and other current assets and $217.9 million in aircraft maintenance deposits) on our balance sheet.

We have secured third-party debt financing commitments for three of our remaining six aircraft deliveries from Airbus, scheduled for delivery in 2015. In addition, we have secured financing for five aircraft to be leased directly from a third party, scheduled for delivery in 2015 and 2016. We do not have financing commitments in place for the remaining 90 Airbus aircraft currently on firm order scheduled for delivery between the fourth quarter of 2015 through 2021, including 9 scheduled for delivery in the next twelve months.

Future aircraft deliveries may be leased or otherwise financed based on market conditions, our prevailing level of liquidity, and capital market availability.

Net Cash Flows Provided By Operating Activities.    Operating activities in the six months ended June 30, 2015 provided $296.9 million in cash compared to $144.1 million provided in the six months ended June 30, 2014. The increase resulted from higher net income, lower spend on heavy maintenance events in 2015, higher cash collections on flights sold not flown and higher cash collected on pass through taxes.

Net Cash Flows Used In Investing Activities.    In the six months ended June 30, 2015, investing activities used $379.1 million, compared to $101.4 million used in the prior year period. The increase was mainly driven by the purchase of eight aircraft in the six months ended June 30, 2015, offset by a decrease in paid PDPs, net of refunds, driven by timing of future aircraft deliveries.

Net Cash Flows Provided By Financing Activities.    During the six months ended June 30, 2015, financing activities provided $218.8 million. We received $296.0 million in connection with the debt financing of eight aircraft and retained $8.5 million as a result of excess tax benefits related to share-based payments. We spent $79.4 million to repurchase common stock primarily under the stock repurchase program, which became effective in December 2014, and $4.7 million in debt issuance costs to secure the financing on eight aircraft in the current period and three aircraft expected to be received through the remainder of 2015.

Commitments and Contractual Obligations

We have contractual obligations and commitments primarily with regard to future purchases of aircraft and engines, repayment of debt, and lease arrangements. The following table discloses aggregate information about our contractual obligations as of June 30, 2015 and the periods in which payments are due (in millions):

	Remainder of 2015	2016 - 2017	2018 - 2019	2020 and beyond	Total
Long-term debt(1)	$15	$64	$71	$285	$435
Interest commitments(2)	10	34	28	46	118
Operating lease obligations	124	464	370	675	1,633
Flight equipment purchase obligations	285	1,360	1,319	1,515	4,479
Other	4	9	3	—	16

Total future payments on contractual obligations	$438	$1,931	$1,791	$2,521	$6,681

(1)	Includes principal only associated with senior term loans due through 2027 and junior term loans due through 2022. Please see “Notes to Financial Statements—8. Long-term Debt.”
(2)	Related to senior and junior term loans only.

Some of our master lease agreements provide that we pay maintenance reserves to aircraft lessors to be held as collateral in advance of our required performance of major maintenance activities. Some maintenance reserve payments are fixed contractual amounts, while others are based on utilization. In addition to the contractual obligations disclosed in the table above, we have fixed maintenance reserve payments for these aircraft and related flight equipment, including estimated amounts for contractual price escalations, which are approximately $3.8 million for the remainder of 2015, $8.0 million in 2016, $7.4 million in 2017, $5.8 million in 2018, $4.2 million in 2019, and $14.1 million in 2020 and beyond.

Off-Balance Sheet Arrangements

We have significant lease obligations for aircraft as 61 of our 73 aircraft are financed under operating leases and therefore are not reflected on our balance sheets. These leases expire between 2016 and 2026. Aircraft rent payments were $54.5 million and $49.1 million for the three months ended June 30, 2015 and 2014, respectively, and $108.6 million and $97.0 million for the six months ended June 30, 2015 and 2014, respectively. Our aircraft lease payments for 56 of our aircraft are fixed-rate obligations. Five of our aircraft leases provide for variable rent payments, which fluctuate based on changes in LIBOR (the London Interbank Offered Rate).

Our contractual purchase commitments consist primarily of aircraft and engine acquisitions through manufacturers and aircraft leasing companies. As of June 30, 2015, our aircraft orders consisted of the following:

	Airbus				Third-Party Lessor
	A320	A320NEO	A321	A321NEO	A320NEO	Total
remainder of 2015			6		1	7
2016	3		9		4	16
2017	8		10			18
2018	2	6	5			13
2019		3		10		13
2020		13				13
2021		18				18

	13	40	30	10	5	98

We also have four spare engine orders for V2500 SelectOne engines with IAE and nine spare engine orders for PurePower PW1100G-JM engines with Pratt & Whitney. Spare engines are scheduled for delivery from 2017 through 2023. Committed expenditures for these aircraft and spare engines, including estimated amounts for contractual price escalations and aircraft PDPs, are expected to be approximately $285 million for the remainder of 2015, $597 million in 2016, $763 million in 2017, $618 million in 2018, $701 million in 2019 and $1,515 million in 2020 and beyond.

As of June 30, 2015, we had lines of credit related to corporate credit cards of $18.6 million from which we had drawn $9.8 million.

As of June 30, 2015, we had lines of credit with counterparties for physical fuel delivery, jet fuel derivatives and interest rate derivatives in the amount of $38.0 million. As of June 30, 2015, we had drawn $11.9 million on these lines of credit. We are required to post collateral for any excess above the lines of credit if the derivatives are in a net liability position and make periodic payments in order to maintain an adequate undrawn portion for physical fuel delivery. As of June 30, 2015, we did not hold any fuel derivatives with requirements to post collateral.

As of June 30, 2015, we had $6.9 million in uncollateralized surety bonds and $25.3 million in unsecured standby letter of credit facilities of which $12.7 million had been drawn upon for issued letters of credit.

Year Ended December 31, 2014

2014 Year in Review

The year 2014 marked the eighth consecutive year of profitability for us. We achieved a net income of $225.5 million ($3.08 per share, diluted), compared to a net income of $176.9 million ($2.42 per share, diluted) in 2013. The increase in our net income was a result of our increased capacity, lower fuel cost as well as continued focus on low costs which help maintain our high profit margins.

For the year ended December 31, 2014, we achieved an operating profit margin of 18.4%, the highest in our history, on $1,931.6 million in operating revenues. Our traffic grew by 18.0% as we continued to stimulate demand with ultra-low fares. Total revenue per passenger flight segment increased by 1.4% from $133.27 to $135.14. Total RASM for 2014 was 11.82 cents, a decrease of 1.0% compared to the prior year period, driven by lower operating yields on relatively stable load factors year over year.

Our operating cost structure is a primary area of focus and is at the core of our ULCC business model in which we compete solely on the basis of price. Our unit operating costs continue to be among the lowest of any airline in the Americas. During 2014, we increased our capacity by 17.9% as we grew our fleet of Airbus single-aisle aircraft from 54 to 65 aircraft, including purchased aircraft for the first time in our history. We launched service to 23 new markets in 2014 and added one new destination: Kansas City.

During 2014, we increased our average non-ticket revenue per passenger flight segment by 2.2%, or $1.19, to $55.03. Our total non-ticket revenue increased by 17.7%, or $118.2 million, to $786.6 million in 2014. The year over year increase in average non-ticket revenue per passenger flight segment was primarily driven by a higher volume of passengers electing to purchase seat assignments, largely due to a software update completed in 2014 that enables us to sell seat assignments through more channels as well as a more rigorous approach to managing our seat inventory. Additionally, in July 2013, we increased our passenger usage fee (“PUF”), helping to drive the increase in PUF fees year over year.

During 2014, our adjusted CASM ex-fuel decreased by 0.5% to 5.88 cents. The decrease was primarily due to lower passenger re-accommodation expense year over year, due to better operational performance during 2014, as compared to 2013. We improved on-time performance year over year and maintained one of the highest completion factors in the industry. In addition, on a per ASM basis, distribution expense decreased, primarily due to a $2.9 million settlement gain received in 2014, and aircraft rent expense decreased due to reduced rent expense related to 14 A319 aircraft for which lease extensions with reduced rates were negotiated with the lessor at the end of the second quarter of 2013, providing for a full year of benefit in 2014 versus 2013. This decrease was partially offset by an increase in depreciation and amortization expense, landing fees and other rents expense, salaries, wages and benefits expense, and maintenance, materials and repairs expense per ASM.

During 2014, we grew our aircraft fleet by 20.4% and we took delivery of purchased aircraft for the first time in our history. As of December 31, 2014, our 65 Airbus A320-family aircraft fleet was comprised of 29 A319s, 34 A320s and 2 A321s, of which 4 are owned and 61 are financed under operating leases. As of December 31, 2014, our aircraft orders consisted of 101 A320 family aircraft with Airbus and 5 direct operating leases for A320neos with a third party, scheduled for delivery from 2015 through 2021. Our plan calls for growing the fleet by 23.1% in 2015.

Operating Revenues

Our operating revenues are comprised of passenger revenues and non-ticket revenues.

Passenger Revenues.    Passenger revenues consist of the base fares that customers pay for air travel.

Non-ticket Revenues.    Non-ticket revenues are generated from air travel-related charges for baggage, passenger usage fee (PUF) for bookings through certain of our distribution channels, advance seat selection, itinerary changes, hotel travel packages and loyalty programs such as our FREE SPIRIT affinity credit card program and $9 Fare Club. Non-ticket revenues also include revenues derived from services not directly related to providing transportation such as the sale of advertising to third parties on our website and on board our aircraft.

Substantially all of our revenues are denominated in U.S. dollars. Passenger revenues are recognized once the related flight departs. Accordingly, the value of tickets sold in advance of travel is included under our current liabilities as “air traffic liability,” or ATL, until the related air travel is provided. Non-ticket revenues are generally recognized at the time the ancillary products are purchased or ancillary services are provided. Non-ticket revenues also include revenues from our subscription-based $9 Fare Club, which we recognize on a straight-line basis over 12 months. Revenue generated from the FREE SPIRIT credit card affinity program are recognized in accordance with the criteria as set forth in Accounting Standards Update ASU No. 2009-13. Please see “—Critical Accounting Policies and Estimates—Frequent Flier Program.”

We recognize revenues net of certain taxes and airport passenger fees, which are collected by us on behalf of airports and governmental agencies and remitted to the applicable governmental entity or airport on a periodic basis. These taxes and fees include U.S. federal transportation taxes, federal security charges, airport passenger facility charges and foreign arrival and departure taxes. These items are collected from customers at the time they purchase their tickets, but are not included in our revenues. We record a liability upon collection from the customer and relieve the liability when payments are remitted to the applicable governmental agency or airport.

Operating Expenses

Our operating expenses consist of the following line items.

Aircraft Fuel.    Aircraft fuel expense is our single largest operating expense. It includes the cost of jet fuel, related federal taxes, fueling into-plane fees and transportation fees. It also includes realized and unrealized gains and losses arising from any activity on our fuel derivatives. Our fuel derivatives generally consist of United States Gulf Coast jet fuel swaps (jet fuel swaps) and United States Gulf Coast jet fuel options (jet fuel options).

Salaries, Wages and Benefits.     Salaries, wages and benefits expense includes the salaries, hourly wages, bonuses and equity compensation paid to employees for their services, as well as the related expenses associated with employee benefit plans and employer payroll taxes.

Aircraft Rent.    Aircraft rent expense consists of monthly lease rents for aircraft and spare engines under the terms of the related operating leases and is recognized on a straight-line basis. Aircraft rent expense also includes supplemental rent. Supplemental rent is made up of maintenance reserves paid or to be paid to aircraft lessors in advance of the performance of major maintenance activities that are not probable of being reimbursed and lease return condition obligations which we begin to accrue when they are probable. Aircraft rent expense is net of the amortization of gains and losses on sale and leaseback transactions on our flight equipment. As of December 31, 2014, 61 of our 65 aircraft and all our spare engines were financed under operating leases.

Landing Fees and Other Rents.    Landing fees and other rents include both fixed and variable facilities expenses, such as the fees charged by airports for the use or lease of airport facilities, overfly fees paid to other countries and the monthly rent paid for our headquarters facility.

Distribution.    Distribution expense includes all of our direct costs including the cost of web support, our third-party call center, travel agent commissions and related GDS fees and credit card transaction fees, associated with the sale of our tickets and other products and services.

Maintenance, Materials and Repairs.     Maintenance, materials and repairs expense includes all parts, materials, repairs and fees for repairs performed by third-party vendors directly required to maintain our fleet. It excludes direct labor cost related to our own mechanics, which is included under salaries, wages and benefits. It also excludes the amortization of heavy maintenance expenses, which we defer under the deferral method of accounting and amortize as a component of depreciation and amortization expense.

Depreciation and Amortization.    Depreciation and amortization expense includes the depreciation of fixed assets we own and leasehold improvements. It also includes the amortization of heavy maintenance expenses we defer under the deferral method of accounting for heavy maintenance events and recognize into expense on a straight-line or usage basis until the earlier of the next estimated heavy maintenance event or the aircraft’s return at the end of the lease term.

Loss on Disposal of Assets.    Loss on disposal of assets includes the net losses on the disposal of our fixed assets.

Other Operating Expenses.    Other operating expenses include airport operations expense and fees charged by third-party vendors for ground handling services and food and liquor supply service expenses, passenger re-accommodation expense, the cost of passenger liability and aircraft hull insurance, all other insurance policies except for employee related insurance, travel and training expenses for crews and ground personnel, professional fees, personal property taxes and all other administrative and operational overhead expenses. No individual item included in this category represented more than 5% of our total operating expenses.

Special Charges (Credits).    Special charges (credits) include termination costs, secondary offering costs and the gain on the sale of take-off and landing slots.

In 2012, we sold four permanent air carrier slots at Ronald Reagan National Airport (DCA) to another airline for $9.1 million. We recognized the $9.1 million gain within special charges (credits) in the third quarter of 2012, the period in which the FAA operating restriction lapsed and written confirmation of the slot transfer was received by the buyer from the FAA.

Other Expense (Income)

Interest Expense.    Interest expense in 2012 and 2013 primarily related to interest on the TRA. For 2014, interest expense primarily represented interest related to the financing of purchased aircraft, interest related to the underpayment of prior year jet fuel FET and interest charged under the TRA.

Capitalized Interest.    Capitalized interest represents interest cost incurred during the acquisition period of an aircraft which theoretically could have been avoided had we not made PDPs for that aircraft. These amounts are capitalized as part of the cost of the aircraft upon delivery. Capitalization of interest ceases when the asset is ready for service. Capitalized interest for 2012 and 2013 primarily related to interest incurred in connection with payments owed under the TRA. For 2014, capitalized interest primarily related to interest incurred on long-term debt, underpayment of prior year jet fuel FET and interest charged under the TRA.

Other Expense.    For 2014, other expense included a charitable contribution of $1.0 million that is specifically creditable against current income tax in the State of Florida, as allowed under state law.

Income Taxes

We account for income taxes using the liability method. We record a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred taxes are recorded based on differences between the financial statement basis and tax basis of assets and liabilities and available tax loss and credit carryforwards. In assessing the realizability of the deferred tax assets, we consider whether it is more likely than not that some or all of the deferred tax assets will be realized. In evaluating the ability to utilize our deferred tax assets, we consider all available evidence, both positive and negative, in determining future taxable income on a jurisdiction by jurisdiction basis.

In connection with our IPO in 2011, we entered into the TRA and thereby distributed immediately prior to the completion of the IPO to the holders of common stock as of such time, or the Pre-IPO Stockholders, the right to receive an amount equal to 90% of the cash savings in federal income tax realized by it by virtue of the use of the federal net operating loss, deferred interest deductions and alternative minimum tax credits held by us as of March 31, 2011, which was defined as the Pre-IPO NOL. Cash tax savings were generally computed by comparing actual federal income tax liability to the amount of such taxes that we would have been required to pay had such Pre-IPO NOLs (as defined in the TRA) not been available. Upon consummation of the IPO and execution of the TRA, we recorded a liability with an offsetting reduction to additional paid in capital. The amount and timing of payments under the TRA depended upon a number of factors, including, but not limited to, the amount and timing of taxable income generated in future periods and any limitations that may have been imposed on our ability to use the Pre-IPO NOLs. The term of the TRA was to continue until the first to occur (a) the full payment of all amounts required under the agreement with respect to utilization or expiration of all of the Pre-IPO NOLs, (b) the end of the taxable year including the tenth anniversary of the IPO or (c) a change in control of the Company.

In accordance with the TRA, we were required to submit a Tax Benefit Schedule showing the proposed TRA payout amount to the Stockholder Representatives within 45 calendar days of filing our tax return. Stockholder Representatives were defined as Indigo Pacific Partners, LLC and OCM FIE, LLC, representing the two largest ownership interest of pre-IPO shares. The Tax Benefit Schedule was to become final and binding on all parties unless a Stockholder Representative, within 45 calendar days after receiving such schedule, provided us with notice of a material objection to such schedule. If the parties, for any reason, were unable to successfully resolve the issues raised in any notice within 30 calendar days of receipt of such notice, we and the Stockholder Representatives had the right to employ the reconciliation procedures as set forth in the TRA. If the Tax Benefit Schedule was accepted, we then had five days after acceptance to make payments to the Pre-IPO stockholders. Pursuant to the TRA’s reconciliation procedures, any disputes that could not be settled amicably, were to be settled by arbitration conducted by a single arbitrator jointly selected by both parties.

During the second quarter of 2012, we paid $27.2 million, or 90% of the 2011 tax savings realized from the utilization of NOLs, including $0.3 million of applicable interest, to the Pre-IPO Stockholders.

During 2013, we filed an amended 2009 income tax return which resulted in a reduction to the estimated TRA liability from $8.0 million to $5.6 million. On September 13, 2013, we filed our 2012 federal income tax return, and on October 14, 2013, we submitted a Tax Benefit Schedule to the Stockholder Representatives. On November 27, 2013, pursuant to the TRA, we received an objection notice to the Tax Benefit Schedule from the Stockholder Representatives. On April 7, 2014, we received a demand for arbitration from the Stockholder Representatives. Prior to commencing arbitration proceedings, on June 17, 2014, we and Stockholder Representatives agreed on a settlement amount of $7.0 million in addition to interest of $0.3 million. The agreed upon settlement was in excess of the outstanding liability of $5.6 million at the time of settlement. The excess payment of $1.4 million was recorded within other expense in the statement of operations and recorded as cash from operations in the statement of cash flows. As of December 31, 2014, we had made all payments in accordance with the agreed upon settlement terms and had no outstanding obligations related to the TRA.

Trends and Uncertainties Affecting Our Business

We believe our operating and business performance is driven by various factors that affect airlines and their markets, trends affecting the broader travel industry and trends affecting the specific markets and customer base that we target. The following key factors may affect our future performance.

Competition.    The airline industry is highly competitive. The principal competitive factors in the airline industry are fare pricing, total price, flight schedules, aircraft type, passenger amenities, number of routes served from a city, customer service, safety record and reputation, code-sharing relationships and frequent flier programs and redemption opportunities. Price competition occurs on a market-by-market basis through price discounts, changes in pricing structures, fare matching, target promotions and frequent flier initiatives. Airlines typically use discount fares and other promotions to stimulate traffic during normally slower travel periods to generate cash flow and to maximize unit revenue. The prevalence of discount fares can be particularly acute when a competitor has excess capacity that it is under financial pressure to sell.

Seasonality and Volatility.    Our results of operations for any interim period are not necessarily indicative of those for the entire year because the air transportation business is subject to significant seasonal fluctuations. We generally expect demand to be greater in the second and third quarters compared to the rest of the year. The air transportation business is also volatile and highly affected by economic cycles and trends. Consumer confidence and discretionary spending, fear of terrorism or war, weakening economic conditions, fare initiatives, fluctuations in fuel prices, labor actions, changes in governmental regulations on taxes and fees, weather and other factors have resulted in significant fluctuations in revenues and results of operations in the past. We believe demand for business travel historically has been more sensitive to economic pressures than demand for low-price travel. Finally, a significant portion of our operations are concentrated in markets such as South Florida, the Caribbean, Latin America and the Northeast and northern Midwest regions of the United States, which are particularly vulnerable to weather, airport traffic constraints and other delays.

Aircraft Fuel.    Fuel costs represent the single largest operating expense for most airlines, including ours. Fuel costs have been subject to wide price fluctuations in recent years. Fuel availability and pricing are also subject to refining capacity, periods of market surplus and shortage and demand for heating oil, gasoline and other petroleum products, as well as meteorological, economic and political factors and events occurring throughout the world, which we can neither control nor accurately predict. We source a significant portion of our fuel from refining resources located in the southeast United States, particularly facilities adjacent to the Gulf of Mexico. Gulf Coast fuel is subject to volatility and supply disruptions, particularly in hurricane season when refinery shutdowns have occurred in recent years, or when the threat of weather-related disruptions has caused Gulf Coast fuel prices to spike above other regional sources. Our derivatives generally consist of United States Gulf Coast jet fuel swaps (jet fuel swaps) and United States Gulf Coast jet fuel options (jet fuel options). Both jet fuel swaps and jet fuel options are used at times to protect the refining price risk between the price of crude oil and the price of refined jet fuel, and to manage the risk of increasing fuel prices. Our fuel hedging practices are dependent upon many factors, including our assessment of market conditions for fuel, our access to the capital necessary to support margin requirements, the pricing of hedges and other derivative products in the market, our overall appetite for risk and applicable regulatory policies. As of December 31, 2014, we had jet fuel option agreements in place to protect 88.7 million gallons, or approximately 35% of our 2015 anticipated fuel consumption, at a weighted-average ceiling price of $2.07 per gallon, which allows us to participate in falling oil prices. As of December 31, 2014, we purchased all of our aircraft fuel under a single fuel service contract. The cost and future availability of jet fuel cannot be predicted with any degree of certainty.

Labor.    The airline industry is heavily unionized. The wages, benefits and work rules of unionized airline industry employees are determined by collective bargaining agreements, or CBAs. Relations between air carriers and labor unions in the United States are governed by the RLA. Under the RLA, CBAs generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the NMB. This process continues until either the parties have reached agreement on a new CBA, or the parties have been released to “self-help” by the NMB. In most circumstances, the RLA prohibits strikes; however, after release by the NMB, carriers and unions are free to engage in self-help measures such as strikes and lockouts.

We have four union-represented employee groups comprising approximately 67% of our employees at December 31, 2014. Our pilots are represented by the Airline Pilots Association, International, or ALPA, our flight attendants are represented by the Association of Flight Attendants, or AFA-CWA, our flight dispatchers are represented by the Transport Workers Union of America, or TWU, and our ramp service agents are represented by the International Association of Machinists and Aerospace Workers, or IAMAW. Conflicts between airlines and their unions can lead to work slowdowns or stoppages. In June 2010, we experienced a five-day strike by our pilots, which caused us to shut down our flight operations. The strike ended as a result of our reaching a tentative agreement under a Return to Work Agreement and a full flight schedule was resumed on June 18, 2010. On August 1, 2010, we entered into a five-year collective bargaining agreement with our pilots. In August 2013, we entered into a five-year agreement with our flight dispatchers. In December 2013, with the help of the NMB, we reached a tentative agreement for a five-year contract with our flight attendants. The tentative agreement was subject to ratification by the flight attendant membership. On October 1, 2014, we were notified that the flight attendants voted to not ratify the tentative agreement. We will continue to work together with the AFA-CWA and the NMB with a goal of reaching a mutually beneficial agreement. On July 8, 2014, approximately 250 ramp service agents directly employed by the Company voted to be represented by the IAMAW. We have begun the process of negotiating a collective bargaining agreement with the IAMAW. We believe the five-year term of our CBAs is valuable in providing stability to our labor costs and provide us with competitive labor costs compared to other U.S.-based low-cost carriers. If we are unable to reach agreement with any of our unionized work groups in current or future negotiations regarding the terms of their CBAs, we may be subject to work interruptions or stoppages, such as the strike by our pilots in June 2010. A strike or other significant labor dispute with our unionized employees is likely to adversely affect our ability to conduct business.

Maintenance Expense.    Maintenance expense grew through 2014, 2013 and 2012 mainly as a result of the increasing age (approximately 5.1 years on average at December 31, 2014) and size of our fleet. As the fleet ages, we expect that maintenance costs will increase in absolute terms. The amount of total maintenance costs and related amortization of heavy maintenance (included in depreciation and amortization expense) is subject to many variables such as future utilization rates, average stage length, the interval between heavy maintenance events, the size and makeup of the fleet in future periods and the level of unscheduled maintenance events and their actual costs. Accordingly, we cannot reliably quantify future maintenance expenses for any significant period of time. However, we believe, based on our scheduled maintenance events, maintenance expense and maintenance-related amortization expense in 2015 will be approximately $126 million. In addition, as of December 31, 2014 we expected to capitalize $14 million of costs for heavy maintenance during 2015.

As a result of a significant portion of our fleet being acquired over a relatively short period of time, heavy maintenance scheduled on each of our planes will occur at roughly the same time, meaning we will incur our most expensive scheduled maintenance obligations across our current fleet around the same time. These more significant maintenance activities will result in out-of-service periods during which our aircraft will be dedicated to maintenance activities and unavailable to fly revenue service. When accounting for maintenance expense under the deferral method, heavy maintenance is amortized over the shorter of either the remaining lease term or the next estimated heavy maintenance event. This will result in higher depreciation and amortization expense related to heavy maintenance in the last few years of the leases as compared to the costs in earlier periods. Please see “ —Critical Accounting Policies and Estimates—Aircraft Maintenance, Materials, Repair Costs and Related Heavy Maintenance Amortization.”

Maintenance Reserve Obligations.    The terms of some of our aircraft lease agreements require us to post deposits for future maintenance, also known as maintenance reserves, to the lessor in advance of and as collateral for the performance of major maintenance events, resulting in our recording significant prepaid deposits on our balance sheet. As a result, the cash costs of scheduled major maintenance events are paid well in advance of the recognition of the maintenance event in our results of operations. Please see “—Critical Accounting Policies and Estimates—Aircraft Maintenance, Materials, Repair Costs and Related Heavy Maintenance Amortization” and “—Maintenance Reserves.”

Critical Accounting Policies and Estimates

The following discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses and related disclosure of contingent assets and liabilities at the date of our financial statements. For a detailed discussion of our significant accounting policies, please see Summary of Significant Accounting Policies in Note 1 to our audited financial statements for the year ended December 31, 2014 included elsewhere in this prospectus supplement.

Critical accounting policies are defined as those policies that reflect significant judgments or estimates about matters that are both inherently uncertain and material to our financial condition or results of operations.

Revenue Recognition.    Revenues from tickets sold are initially deferred as ATL. Passenger revenues are recognized when transportation is provided. An unused non-refundable ticket expires at the date of scheduled travel and is recognized as revenue for the expired ticket value at the date of scheduled travel.

Our most significant non-ticket revenues include revenues generated from air travel-related services paid for baggage, bookings through our call center or third-party vendors, advance seat selection, itinerary changes and loyalty programs, and are recognized at the time products are purchased or ancillary services are provided. These revenues also include commissions from the sales of hotel rooms, trip insurance and rental cars recognized at the time the service is rendered. Non-ticket revenues also include revenues from our subscription-based $9 Fare Club, recognized on a straight-line basis over 12 months.

Customers may elect to change their itinerary prior to the date of departure. A service charge is assessed and recognized on the date the change is initiated and is deducted from the face value of the original purchase price of the ticket, and the original ticket becomes invalid. The amount remaining after deducting the service charge is called a credit shell which expires 60 days from the date the credit shell is created and can be used towards the purchase of a new ticket and our other service offerings. The amount of credits expected to expire is recognized as revenue upon issuance of the credit and is estimated based on historical experience. Estimating the amount of credits that will go unused involves some level of subjectivity and judgment.

Accounting for property and equipment.    Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation of operating property and equipment is computed using the straight-line method applied to each unit of property. Property under capital leases and related obligations are initially recorded at an amount equal to the present value of future minimum lease payments computed using the Company’s incremental borrowing rate or, when known, the interest rate implicit in the lease. Amortization of property under capital leases is on a straight-line basis over the lease term and is included in depreciation and amortization expense. In accounting for property and equipment, we must make estimates about the expected useful lives of the assets, the expected residual values of the assets, and the potential for impairment based on the fair value of the assets and their future expected cash flows.

The depreciable lives used for the principal depreciable asset classifications are:

Estimated Useful Life
Aircraft	25 years
Spare rotables and flight assemblies	7 to 15 years
Other equipment and vehicles	5 to 7 years
Internal use software	3 to 10 years
Capital lease	Lease term
Leasehold improvements	Lesser of lease term or estimated useful life of the improvement

As of December 31, 2014, we had 4 aircraft capitalized within flight equipment with depreciable lives of 25 years and 61 aircraft financed through operating leases with terms of 3 to 15 years. All spare engines are financed through operating leases with terms of 7 to 12 years. Residual values for aircraft, major spare rotable parts, avionics and assemblies are estimated to be 10%.

We record impairment charges on long-lived assets used in operations when events and circumstances indicate that the assets may be impaired, the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets, and the net book value of the assets exceeds their estimated fair value. In making these determinations, we use certain assumptions, including, but not limited to: (i) estimated fair value of the assets; and (ii) estimated, undiscounted future cash flows expected to be generated by these assets, which are based on additional assumptions such as asset utilization, length of service the asset will be used in our operations, and estimated salvage values.

Frequent Flier Program.    We accrue for mileage credits earned through travel, including mileage credits for members with an insufficient number of mileage credits to earn an award, under our FREE SPIRIT program based on the estimated incremental cost of providing free travel for credits that are expected to be redeemed. Incremental costs include fuel, insurance, security, ticketing and facility charges reduced by an estimate of amounts required to be paid by the passenger when redeeming the award.

Under our affinity card program, funds received for the marketing of a co-branded Spirit credit card and delivery of award miles are accounted for as a multiple-deliverable arrangement. At the inception of the arrangement, we evaluated all deliverables in the arrangement to determine whether they represent separate units of accounting. We determined the arrangement had three separate units of accounting: (i) travel miles to be awarded, (ii) licensing of brand and access to member lists and (iii) advertising and marketing efforts. At inception of the arrangement, we established the relative selling price for all deliverables that qualified for separation, as arrangement consideration should be allocated based on relative selling price. The manner in which the selling price was established was based on the applicable hierarchy of evidence. Total arrangement consideration was then allocated to each deliverable on the basis of the deliverable’s relative selling price. In considering the hierarchy of evidence, we first determined whether vendor-specific objective evidence of selling price or third-party evidence of selling price existed. We determined that neither vendor-specific objective evidence of selling price nor third-party evidence existed due to the uniqueness of our program. As such, we developed our best estimate of the selling price for all deliverables. For the selling price of travel, we considered a number of entity-specific factors including the number of miles needed to redeem an award, average fare of comparable segments, breakage, restrictions and other charges. For licensing of brand and access to member lists, we considered both market-specific factors and entity-specific factors, including general profit margins realized in the marketplace/industry, brand power, market royalty rates and size of customer base. For the advertising and marketing element, we considered market-specific factors and entity-specific factors including, our internal costs (and fluctuations of costs) of providing services, volume of marketing efforts and overall advertising plan. Consideration allocated based on the relative selling price to both brand licensing and advertising elements is recognized as revenue when earned and recorded in non-ticket revenue. Consideration allocated to award miles is deferred and recognized ratably as passenger revenue over the estimated period the transportation is expected to be provided which as of December 31, 2014 was estimated at 14 months. We used entity-specific assumptions coupled with the various judgments necessary to determine the selling price of a deliverable in accordance with the required selling price hierarchy. Changes in these assumptions could result in changes in the estimated selling prices. Determining the frequency to reassess selling price for individual deliverables requires significant judgment. For additional information, please see Summary of Significant Accounting Policies—Frequent Flier Program in Note 1 to our audited financial statements for the year ended December 31, 2014 included elsewhere in this prospectus supplement.

Aircraft Maintenance, Materials, Repair Costs and Related Heavy Maintenance Amortization.    We account for heavy maintenance under the deferral method. Under the deferral method the cost of heavy maintenance is capitalized and amortized as a component of depreciation and amortization expense until the earlier of the next estimated heavy maintenance event or the aircraft’s return at the end of the lease term. Amortization of engine and aircraft overhaul costs was $35.8 million, $23.6 million and $9.1 million for the years ended December 31, 2014, 2013 and 2012, respectively. If heavy maintenance costs were amortized within maintenance, material and repairs expense in the statement of operations, our maintenance, material and repairs expense would have been $109.8 million, $83.8 million and $58.6 million for the years ended December 31, 2014, 2013 and 2012, respectively. During the years ended December 31, 2014, 2013 and 2012, we capitalized $33.6 million, $70.8 million and $61.6 million of costs for heavy maintenance, respectively. The timing of the next heavy maintenance event is estimated based on assumptions including estimated usage, FAA-mandated maintenance intervals and average removal times as suggested by the manufacturer. These assumptions may change based on changes in our utilization of our aircraft, changes in government regulations and suggested manufacturer maintenance intervals. In addition, these assumptions can be affected by unplanned incidents that could damage an airframe, engine or major component to a level that would require a heavy maintenance event prior to a scheduled maintenance event. To the extent our planned usage increases, the estimated life would decrease before the next maintenance event, resulting in additional expense over a shorter period. Heavy maintenance events include 6-year and 12-year airframe checks, engine overhauls, LLP replacement and overhauls to major components. Certain maintenance functions are outsourced under contracts that require payment based on a performance measure such as flight hours. Costs incurred for maintenance and repair under flight hour maintenance contracts, where labor and materials price risks have been transferred to the service provider, are accrued based on contractual payment terms. Routine cost for maintaining the airframes and engines and line maintenance are charged to maintenance, materials and repairs expense as performed.

Maintenance Reserves.    Some of our master lease agreements provide that we pay maintenance reserves to aircraft lessors to be held as collateral in advance of our performance of major maintenance activities. These lease agreements provide that maintenance reserves are reimbursable to us upon completion of the maintenance event in an amount equal to either (1) the amount of the maintenance reserve held by the lessor associated with the specific maintenance event or (2) the qualifying costs related to the specific maintenance event. Substantially all of these maintenance reserve payments are calculated based on a utilization measure, such as flight hours or cycles and are used solely to collateralize the lessor for maintenance time run off the aircraft until the completion of the maintenance of the aircraft.

At lease inception and at each balance sheet date, we assess whether the maintenance reserve payments required by the master lease agreements are substantively and contractually related to the maintenance of the leased asset. Maintenance reserve payments that are substantively and contractually related to the maintenance of the leased asset are accounted for as maintenance deposits. Maintenance deposits expected to be recovered from lessors are reflected as prepaid maintenance deposits in the accompanying balance sheets. When it is not probable we will recover amounts currently on deposit with a lessor, such amounts are expensed as supplemental rent. Because we are required to pay maintenance reserves for our operating leased aircraft, and we choose to apply the deferral method for maintenance accounting, management expects that the final heavy maintenance events will be amortized over the remaining lease term rather than over the next estimated heavy maintenance event. As a result, our maintenance costs in the last few years of leases could be significantly in excess of the costs in earlier periods. In addition, these late periods could include additional costs from unrecoverable maintenance reserve payments required in the late years of the lease. We expensed $1.6 million, $1.9 million and $2.0 million of paid maintenance reserves as supplemental rent during 2014, 2013 and 2012, respectively.

As of December 31, 2014 and 2013, we had prepaid maintenance deposits of $250.0 million and $220.7 million, respectively, on our balance sheets. We have concluded that these prepaid maintenance deposits are probable of recovery primarily due to the rate differential between the maintenance reserve payments and the expected cost for the related next maintenance event that the reserves serve to collateralize.

These master lease agreements also provide that most maintenance reserves held by the lessor at the expiration of the lease are nonrefundable to us and will be retained by the lessor. Consequently, we have determined that any usage-based maintenance reserve payments after the last major maintenance event are not substantively related to the maintenance of the leased asset and therefore are accounted for as contingent rent. We accrue contingent rent beginning when it becomes probable and reasonably estimable we will incur such nonrefundable maintenance reserve payments. We make certain assumptions at the inception of the lease and at each balance sheet date to determine the recoverability of maintenance deposits. These assumptions are based on various factors such as the estimated time between the maintenance events, the cost of future maintenance events and the number of flight hours the aircraft is estimated to be utilized before it is returned to the lessor. Maintenance reserves held by lessors that are refundable to us at the expiration of the lease are accounted for as prepaid maintenance deposits on the balance sheet when they are paid.

Leased Aircraft Return Costs.    Our aircraft lease agreements often contain provisions that require us to return aircraft airframes and engines to the lessor in a certain maintenance condition or pay an amount to the lessor based on the airframe and engine’s actual return condition. Lease return costs will be recognized as expense beginning when it is probable that such costs will be incurred and they can be estimated. Incurrence of lease return costs becomes probable and the amount of those costs can typically be estimated near the end of the lease term (that is, after the aircraft has completed its last maintenance cycle prior to being returned). We will evaluate all lease return conditions after the second to last maintenance event as it relates to the respective component or airframe from the lease return. If at this point it becomes both probable and estimable that a return cost will be incurred, we will accrue the cost on a straight-line basis as contingent rent through the remaining lease term. Return costs are recorded as a component of supplemental rent.

Results of Operations

In 2014, we generated operating revenues of $1,931.6 million and operating income of $355.3 million resulting in an 18.4% operating margin and net earnings of $225.5 million. In 2013, we generated operating revenues of $1,654.4 million and operating income of $282.3 million resulting in a 17.1% operating margin and net earnings of $176.9 million. Operating revenues increased year over year mainly as a result of an 18.0% increase in traffic, as compared to the prior year. The increase in operating income in 2014 over 2013 of $73.0 million is mainly due to a 16.8% increase in revenue partially offset by increased fuel and other expenses resulting from an increase in operations. Fuel costs increased by $61.2 million during 2014 compared to 2013, primarily driven by a 16.6% increase in consumption offset by a lower fuel cost per gallon year over year. Operating expenses increased primarily due to our growth in capacity resulting from the addition of eleven aircraft to our fleet and our route network expansion.

As of December 31, 2014, our cash and cash equivalents grew to $632.8 million, an increase of $102.2 million compared to the prior year, mainly driven by cash from our operating activities offset by cash used to fund PDPs and capital expenditures.

Operating Revenues

	Year Ended 2014	% change 2014 versus 2013	Year Ended 2013	% change 2013 versus 2012	Year Ended 2012
Passenger	$1,144,972	16.1%	$986,018	26.0%	$782,792
Non-ticket	786,608	17.7%	668,367	24.8%	535,596

Total operating revenue	$1,931,580	16.8%	$1,654,385	25.5%	$1,318,388

RASM (cents)	11.82	(1.0)%	11.94	2.8%	11.62
Average ticket revenue per passenger flight segment	$80.11	0.9%	$79.43	5.8%	$75.11
Average non-ticket revenue per passenger flight segment	$55.03	2.2%	$53.84	4.8%	$51.39

Total revenue per passenger flight segment	$135.14	1.4%	$133.27	5.4%	$126.50

2014 compared to 2013

Operating revenue increased by $277.2 million, or 16.8%, to $1,931.6 million in 2014 compared to 2013, primarily due to an increase in traffic of 18.0%, offset slightly by a decrease in average yield of 1.1% to 13.64 cents.

Our results for 2014 were driven by a capacity increase of 17.9% compared to 2013, while maintaining a high load factor of 86.7%. Total RASM for 2014 was 11.82 cents, a decrease of 1.0% compared to 2013, as a result of lower operating yields on relatively stable load factors. Total revenue per passenger flight segment increased 1.4% from $133.27 in 2013 to $135.14 in 2014. The year-over-year increase in total revenue per passenger flight segment is due to higher non-ticket revenue per passenger flight segment offset by lower ticket revenue per passenger flight segment.

During 2014, we increased our average non-ticket revenue per passenger flight segment by 2.2%, or $1.19, to $55.03. Our total non-ticket revenue increased by 17.7%, or $118.2 million, to $786.6 million in 2014. The year-over-year increase in average non-ticket revenue per passenger flight segment was primarily driven by a higher volume of passengers electing to purchase seat assignments, largely due to a software update completed in 2014 that enables us to sell seat assignments through more channels as well as a more rigorous approach to managing our seat inventory. Additionally, in July 2013, we increased our passenger usage fee (PUF), helping to drive the increase in PUF fees year over year.

2013 compared to 2012

Operating revenues increased by $336.0 million, or 25.5%, to $1,654.4 million in 2013 compared to 2012 as we increased traffic by 24.2% and improved our average yield by 1.1% to 13.79 cents.

Our results for 2013 were driven by a capacity increase of 22.2% compared to 2012, while maintaining a high load factor of 86.6%, and an increase of 1.4 points compared to 2012. In addition, the year-over-year increase was partly attributable to the negative revenue impact in the fourth quarter 2012 related to Hurricane Sandy which we estimated to be $25 million. Total RASM for 2013 was 11.94 cents, an increase of 2.8% compared to 2012, as a result of higher average passenger yields and higher load factor. Total revenue per passenger flight segment increased 5.4% from $126.50 in 2012 to $133.27 in 2013.

Non-ticket revenue increased 24.8% in 2013, as compared to 2012, mainly due to a 24.2% increase in traffic and an increase in baggage revenue per passenger flight segment. Non-ticket revenue as a percentage of total revenue remained relatively stable from 40.6% for 2012 to 40.4% for 2013. On a per passenger segment basis, the increase in non-ticket revenue was attributable to changes in our bag fee schedule which better optimized revenue by channel. Additionally, during June 2012 and July 2013, we made adjustments to our PUF, helping to drive the increase in PUF fees year over year.

Stronger demand throughout 2013, particularly in the second half of the year, as compared to 2012, allowed us to better leverage our ability to revenue manage our inventory, resulting in higher ticket revenue per passenger segment. Our average ticket fare per passenger flight segment increased 5.8% from $75.11 in 2012 to $79.43 in 2013.

Operating Expenses

Since adopting our ULCC model, we have continuously sought to reduce our unit operating costs and have created one of the industry’s lowest cost structures in the Americas. The table below presents our operating expenses, as a percentage of operating revenue for the last three years, as well as unit operating costs (CASM).

	Year Ended December 31,
	2014			2013			2012
	% of Revenue	CASM		% of Revenue	CASM		% of Revenue	CASM
Operating revenue	100%			100%			100%
Operating expenses:
Aircraft fuel(1)	31.7%	3.75	¢	33.4	3.98	¢	35.8	4.16	¢
Salaries, wages and benefits	16.3	1.92		15.8	1.89		16.6	1.93
Aircraft rent	10.1	1.20		10.3	1.22		10.9	1.27
Landing fees and other rentals	5.4	0.64		5.1	0.60		5.2	0.60
Distribution	3.9	0.46		4.1	0.49		4.3	0.50
Maintenance, materials and repairs	3.8	0.45		3.6	0.43		3.8	0.44
Depreciation and amortization	2.4	0.29		1.9	0.23		1.2	0.13
Other operating expenses	7.7	0.92		8.7	1.04		9.7	1.13
Loss on disposal of assets	0.2	0.02		—	—		0.1	0.01
Special charges (credits)(2)	—	—		—	—		(0.6)	(0.07)
Total operating expense	81.6%			82.9%			86.8%
CASM		9.65	¢		9.90	¢		10.09	¢
Unrealized gains and losses related to fuel derivative contracts per ASM		0.02			—			—
Loss (gains) on disposal of assets per ASM		0.02			—			0.01
Special charges (credits) per ASM		—			—			(0.07)
Prior years’ additional federal excise tax per ASM		0.06			—			—
Adjusted CASM(3)		9.55			9.89			10.15
Adjusted CASM ex-fuel(4)		5.88			5.91			6.00

(1)	Aircraft fuel expense is the sum of (i) “into-plane fuel cost,” which includes the cost of jet fuel and certain other charges such as fuel taxes and oil, (ii) realized gains and losses related to fuel derivative contracts and (iii) unrealized gains and losses related to fuel derivative contracts. The following table summarizes the components of aircraft fuel expense for the periods presented:

	Year Ended December 31,
	2014	2013	2012
	(in thousands)
Into-plane fuel cost	$608,033	$542,523	$471,542
Realized losses (gains)	995	8,958	175
Unrealized mark-to-market losses (gains)	3,881	265	46

Aircraft fuel	$612,909	$551,746	$471,763

(2)	Includes special charges (credits) of $(8.5) million ((0.07) cents per ASM) in 2012. Special charges (credits) for 2012 primarily include a $9.1 million gain related to the sale of four permanent air carrier slots at Ronald Reagan National Airport (DCA), offset by $0.6 million in secondary offering costs. Please see “—Operating Expenses—Special Charges (Credits).”
(3)	For 2014, adjusted CASM excludes unrealized losses related to fuel derivative contracts of 0.02 cent per ASM, loss on disposal of assets of 0.02 cents per ASM, special charges of less than 0.01 cent per ASM, and prior year jet fuel FET of 0.06 cents per ASM. For the 2013, adjusted CASM excludes unrealized losses related to fuel derivative contracts of less than 0.01 cents per ASM, loss on disposal of assets of less than 0.01 cent per ASM, and special charges of less than 0.01 cent per ASM. For 2012, adjusted CASM excludes unrealized losses related to fuel derivative contracts of less than 0.01 cents per ASM, loss on disposal of assets of 0.01 cent per ASM, and special charges (credits) of (0.07) cent per ASM.
(4)	Excludes aircraft fuel expense, loss on disposal of assets, and special charges and credits.

2014 compared to 2013

Operating expense increased by $204.2 million, or 14.9%, in 2014 primarily due to our 17.9% growth in capacity as well as higher amortization of heavy maintenance events on our aircraft.

Our adjusted CASM ex-fuel for 2014 decreased by 0.5% as compared to 2013. The decrease was primarily due to lower passenger re-accommodation expense year over year, due to better operational performance during 2014, as compared to 2013. In addition, on a per ASM basis, distribution expense decreased, primarily due to a $2.9 million settlement gain received in 2014, and aircraft rent expense decreased due to reduced rent expense related to 14 A319 aircraft for which lease extensions with reduced rates were negotiated with the lessor at the end of the second quarter of 2013, providing for a full year of benefit in 2014 versus 7 months of benefit in 2013. These decreases were partially offset by an increase in depreciation and amortization expense, landing fees and other rents expense, salaries, wages and benefits expense, and maintenance, materials and repairs expense per ASM.

Aircraft fuel expenses includes both into-plane expense (as defined below) and realized and unrealized net gains or losses from fuel derivatives. Into-plane fuel expense is defined as the price that we generally pay at the airport, or the “into-plane” price, including taxes and fees. Into-plane fuel prices are affected by the global oil market, refining costs, transportation taxes and fees, which can vary by region in the United States and other countries where we operate. Into-plane fuel expense approximates cash paid to the supplier and does not reflect the effect of our fuel derivatives. Management chose not to elect hedge accounting on any fuel derivative instruments during 2014 or 2013 and, as a result, changes in the fair value of these fuel derivative contracts are recorded each period as a component of aircraft fuel expense.

During the third quarter of 2014, we became aware of an underpayment of Federal Excise Tax (“FET”) for fuel purchases during the period between July 1, 2009 and August 31, 2014. The commencement of the period in which we underpaid FET coincided with a change in our fuel service provider that took place in July 2009. The amount of underpayment of jet fuel FET from July 1, 2009 through December 31, 2013 was $9.3 million along with an additional $2.1 million for the year ended December 31, 2014. The total amount of $11.4 million is recorded within aircraft fuel expense in the statement of operations for the year ended December 31, 2014, and considered a component of into-plane fuel expense. Approximately, $0.8 million of interest was incurred related to the past-due tax payments.

Aircraft fuel expense, our largest operating cost as a percentage of operating expenses, increased by 11.1% from $551.7 million in 2013 to $612.9 million in 2014. The increase was primarily due to a 16.6% increase in fuel gallons consumed as well as an additional $9.3 million recorded in the third quarter of 2014 for unpaid jet fuel FET related to prior years, partially offset by a 6.9% decrease in fuel prices per gallon.

The elements of the changes in aircraft fuel expense are illustrated in the following table:

	Year Ended December 31,
	2014	2013
	(in thousands, except per gallon amounts)		Percent Change
Fuel gallons consumed	200,498	171,931	16.6%
Into-plane fuel cost per gallon	$3.03	$3.16	(4.1)%

Into-plane fuel expense	$608,033	$542,523	12.1%
Realized (gains) and losses related to fuel derivative contracts	995	8,958	(88.9)%
Unrealized (gains) and losses related to fuel derivative contracts	3,881	265	1,364.5%

Aircraft fuel expense (per Statement of Operations)	$612,909	$551,746	11.1%

Gulf Coast Jet indexed fuel is the basis for a substantial majority of our fuel consumption and is impacted by both the price of crude oil as well as increases or decreases in refining margins associated with the conversion of crude oil to jet fuel. The into-plane fuel cost per gallon decrease of 4.1% was primarily a result of a decrease in jet fuel prices partially offset by an additional $9.3 million for prior year unpaid jet fuel FET recorded in the third quarter of 2014.

We track economic fuel expense, which we believe is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. We define economic fuel expense as into-plane fuel expense and realized gains or losses on derivative contracts. The key difference between aircraft fuel expense, as recorded in our statement of operations, and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding. In addition, in our calculation for economic fuel price for the current year, we are excluding the prior years’ additional jet fuel FET amount of $9.3 million expensed in the third quarter of 2014, but including the year-to-date 2014 additional jet fuel FET amount of $2.1 million. Many industry analysts evaluate airline results using economic fuel expense and it is used in our internal management reporting.

The elements of the changes in economic fuel expense are illustrated in the following table:

	Year Ended December 31,
	2014	2013
	(in thousands, except per gallon amounts)		Percent Change
Into-plane fuel expense	$608,033	$542,523	$12.1%
Realized (gains) and losses related to fuel derivative contracts	995	8,958	(88.9)%
Prior years’ additional federal excise tax	(9,278)	—	100.0%

Economic fuel expense	599,750	551,481	8.8%

Fuel gallons consumed	200,498	171,931	16.6%
Economic fuel cost per gallon	$2.99	$3.21	(6.9)%

Fuel gallons consumed increased 16.6% as a result of increased operations, as evidenced by a 15.6% increase in block hours.

We did not pay or receive cash from any fuel derivatives that settled during the twelve months ended December 31, 2014. Total net loss recognized for derivatives that settled during the twelve months ended December 31, 2013 was $9.0 million. This amount represents the net cash paid for the settlement of derivatives. We paid $1.0 million in premiums for fuel options which expired during the twelve months ended December 31, 2014. We did not have any fuel options expire during the twelve months ended December 31, 2013. We had $3.9 million in unrealized gains and losses related to our outstanding fuel derivatives during the twelve months ended December 31, 2014. Total unrealized losses arising from mark-to-market adjustments to our outstanding fuel derivatives for the twelve months ended December 31, 2013 was $0.3 million.

Labor costs in 2014 increased by $51.8 million, or 19.8%, compared to 2013, due mainly to a 19.1% increase in our pilot and flight attendant workforce required to operate the eleven new aircraft deliveries in 2014 and the implementation of new crew duty and rest rules (“FAR 117”) beginning in January of 2014, which resulted in the hiring of additional pilots to fly our schedule. On a per-ASM basis, labor costs increased primarily due to an increase in our group health care costs and the implementation of FAR 117, which resulted in carrying a higher ratio of pilots compared to the prior period.

During 2014, aircraft rent increased $26.1 million, or 15.4%, compared to 2013. This increase was primarily driven by the delivery of seven new leased aircraft during 2014. On a per-ASM basis, aircraft rent expense decreased due to lease extensions that effectively lowered the lease rate for 14 A319 aircraft at the end of the second quarter of 2013, providing for a full year of benefit in 2014 versus 7 months of benefit in 2013. In addition, we had the delivery of four purchased aircraft during the fourth quarter of 2014 that increased capacity but had no effect on aircraft rent expense as these assets are being depreciated over their useful life.

Landing fees and other rents for 2014 increased by $21.5 million, or 25.7%, compared to 2013 primarily due to a 13.6% increase in departures as well as increased volume at higher cost airports. On a per-ASM basis, landing fees and other rents increased, as compared to the prior year period, due to increased rates at certain airports, expiration of incentives, as well as increased volume at higher-cost airports.

The increase in distribution expense of $7.3 million, or 10.9%, in 2014 compared to 2013 was primarily due to increased sales volume and an increase of approximately 0.9 percentage points, year over year, in sales from third-party travel agents, which are more expensive than selling directly through our website. On a per-ASM basis, distribution expense decreased primarily due to a $2.9 million settlement gain received in 2014.

The following table shows our distribution channel usage:

	Year Ended December 31,
	2014	2013	Change
Website	61.1%	61.0%	0.1
Third-party travel agents	34.4	33.5	0.9
Call center	4.5	5.5	(1.0)

Maintenance, materials and repair costs increased by $13.8 million, or 23.0%, in 2014, as compared to 2013. The increase in maintenance costs was primarily due to the aging of our fleet, which requires more comprehensive work during routine scheduled maintenance, as well as the timing of the mix of maintenance checks performed during 2014 as compared to 2013. In addition, during the third quarter of 2014, we recorded $2.3 million of expense in connection with an engine failure incident that occurred in 2013. For a detailed discussion of the engine expense, please see Note 1 to our audited financial statements for the year ended December 31, 2014 included elsewhere in this prospectus supplement. In addition, the increase in maintenance costs on a dollar basis and per unit basis resulted from an increase in both the number and cost of scheduled maintenance events during the year ended December 31, 2014, as compared to the prior year. We expect maintenance expense to increase significantly as our fleet continues to grow and age, resulting in the need for additional or more frequent repairs over time.

Depreciation and amortization increased by $15.0 million, or 47.0%, primarily due to higher amortization of deferred heavy maintenance. As our fleet continues to age, the amount of deferred heavy maintenance events capitalized will increase and will result in an increase in the amortization of those costs.

Other operating expenses in 2014 increased by $5.1 million, or 3.5%, compared to 2013 primarily due to an increase in departures of 13.6% and our overall growth. On a per-ASM basis, our other operating expenses decreased, as compared to the same period in 2013, due to lower passenger re-accommodation expense resulting from improved operational reliability.

2013 compared to 2012

Operating expense increased by $227.7 million, or 19.9%, in 2013 primarily due to our 22.2% growth in capacity as well as higher amortization of heavy maintenance events on our aircraft.

Our adjusted CASM ex-fuel for 2013 decreased by 1.5% as compared to 2012. Better operational performance during 2013 as compared to 2012 helped drive lower wages and passenger re-accommodation expenses. In addition, during 2013, we entered into lease extensions covering 14 of our existing A319 aircraft resulting in reduced lease rates for the remaining term of the leases which contributed to the decrease in adjusted CASM ex-fuel as compared to 2012. These decreases were partially offset by higher heavy maintenance amortization expense for 2013 resulting from the increase in deferred heavy aircraft maintenance events as compared to 2012.

Aircraft fuel expense increased by 17% from $471.8 million in 2012 to $551.7 million in 2013. The increase was primarily due to a 20.2% increase in fuel gallons consumed partially offset by a 2.7% decrease in fuel prices per gallon.

The difference between aircraft fuel expense and economic fuel expense and the elements of the changes are illustrated in the following table:

	Year Ended December 31,
	2013	2012
	(in thousands, except per gallon amounts)		Percent Change
Into-plane fuel expense	$542,523	$471,542	$15.1%
Realized (gains) and losses related to fuel derivative contracts	8,958	175	5,018.9%

Economic fuel expense	551,481	471,717	16.9%

Unrealized (gains) and losses related to fuel derivative contracts	265	46	476.1%

Aircraft fuel expense (per Statement of Operations)	$551,746	$471,763	17.0%

Fuel gallons consumed	171,931	142,991	20.2%
Economic fuel cost per gallon	$3.21	$3.30	(2.7)%

Into-plane fuel cost per gallon	$3.16	$3.30	(4.2)%

Fuel gallons consumed increased 20.2% as a result of increased operations, as evidenced by a 20.1% increase in block hours.

Total net loss recognized for fuel derivatives that settled during 2013 was $9.0 million, compared to a net loss of $0.2 million in 2012. These amounts represent the net cash paid (received) for the settlement of fuel derivatives.

Labor costs in 2013 increased by $43.2 million, or 19.7%, compared to 2012, due mainly to a 30.9% increase in our pilot and flight attendant workforce required to operate the nine aircraft deliveries in 2013. On a per-ASM basis, labor costs decreased as a result of better operational performance during 2013 as compared to 2012, which helped drive lower crew-related salary expenses during 2013.

During 2013, aircraft rent increased $26.2 million, or 18.2%, compared to 2012. This increase was primarily driven by the delivery of nine aircraft during 2013. On a per-ASM basis, aircraft rent expense decreased as a result of the modification and extension of 14 A319 aircraft leases. The modification resulted in reduced lease rates for the remaining term of these leases. This reduction was slightly offset by higher supplemental rent on three 40-month aircraft leases taken during late 2012 and early 2013.

Landing fees and other rents for 2013 increased by $15.2 million, or 22.3%, compared to 2012 primarily due to a 14.9% increase in departures as well as increased volume at higher cost airports. On a per-ASM basis, landing fees and other rents remained flat as increased volume at higher-cost airports were offset by the increase in capacity which outpaced the increase of departures due to higher stage length year over year.

The increase in distribution expense of $10.8 million, or 19.1%, in 2013 compared to 2012 was primarily due to increased sales volume driving up credit card fees as well as an increase of approximately 6.3 percentage points year over year in the percentage of sales from third-party travel agents, which are more expensive than sales directly through our website. This shift in distribution mix did not materially affect operating income because the revenues received from sales through third-party travel agents are designed to at least offset the associated incremental costs. On a per-ASM basis, distribution expense was relatively flat as credit card fee rates remained stable period over period.

The following table shows our distribution channel usage:

	Year Ended December 31,
	2013	2012	Change
Website	61.0%	64.2%	(3.2)
Third-party travel agents	33.5	27.2	6.3
Call center	5.5	8.6	(3.1)

Maintenance, materials and repair costs increased by $10.7 million, or 21.6%, in 2013, as compared to 2012. The increase in maintenance costs is primarily due to the aging of our fleet, which requires more comprehensive work during routine scheduled maintenance, as well as the timing of the mix of maintenance checks performed during 2013 as compared to 2012. On October 15, 2013, we had an aircraft experience an engine failure shortly after takeoff. The airframe and engine incurred damage as a result of the failure. In 2013, we expensed the insurance deductible related to this incident of approximately $0.8 million. For a detailed discussion of the engine expense, please see Note 15 to our audited financial statements for the year ended December 31, 2014 included elsewhere in this prospectus supplement. On a per-ASM basis, maintenance, materials and repair costs were generally flat due to the one time costs associated with the seat maintenance program we incurred in 2012.

Depreciation and amortization increased by $16.7 million, or 109.4%, primarily due to deferred heavy aircraft maintenance events, which in turn resulted in higher amortization expense recorded in 2013 compared to 2012.

Other operating expenses in 2013 increased by $16.7 million, or 13.1%, compared to 2012 primarily due to an increase in departures of 14.9% which led to increases in variable operating expenses such as ground handling and security expense. On a per-ASM basis, our other operating expenses decreased as compared to the same period in 2012. The decrease is primarily due to better operational performance during 2013 as compared to 2012 which helped drive lower passenger re-accommodation expenses. In addition, we incurred less software consulting costs related to our Enterprise Resource Planning (“ERP”) system implementation during 2013 as compared to 2012.

Special charges (credits) for 2012 primarily include a $9.1 million gain related to the sale of four permanent air carrier slots at Ronald Reagan National Airport (DCA), offset by $0.6 million in secondary offering costs.

Other (income) expense, net

2014 compared to 2013

Other (income) expense, net decreased from $(0.1) million in 2013 to $2.3 million in 2014. The decrease was primarily driven by a $7.0 million payment made to the Stockholder Representatives in accordance with the TRA of which $1.4 million was in excess of the amount previously accrued and was recorded within other (income) expense in the statement of operations. See Note 18 to our audited financial statements for the year ended December 31, 2014 included elsewhere in this prospectus supplement for additional information. In addition, we made a charitable contribution of $1.0 million that is specifically creditable against current income tax in the State of Florida, as allowed under state law, and recorded within other expense in the statements of operations.

2013 compared to 2012

Other (income) expense, net decreased from $(0.6) million in 2012 to $(0.1) million in 2013. The decrease was primarily driven by a decrease of $0.5 million of interest income year over year due to the lower interest rates year over year that we earned from our money market investments.

Income Taxes

Our effective tax rate was 36.1% compared to 37.4% in 2013 and 37.9% in 2012. While we expect our tax rate to be fairly consistent in the near term, it will tend to vary depending on recurring items such as the amount of income we earn in each state and the state tax rate applicable to such income. Discrete items particular to a given year may also affect our effective tax rates.

Quarterly Financial Data (unaudited)

	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
	(in thousands, except share and per share amounts)
Total operating revenue	$370,437	$407,339	$456,625	$419,984	$437,987	$499,337	$519,769	$474,487
Passenger	218,897	241,119	279,499	246,503	253,878	302,487	317,038	271,569
Non-ticket	151,540	166,220	177,126	173,481	184,109	196,850	202,731	202,918
Operating income	49,669	66,758	97,804	68,061	59,953	105,144	100,191	89,975
Net income (loss)	$30,554	$42,068	$61,103	$43,193	$37,706	$64,849	$67,000	$55,909

Earnings Per Share:
Basic	$0.42	$0.58	$0.84	$0.59	$0.52	$0.89	$0.92	$0.77
Diluted	$0.42	$0.58	$0.84	$0.59	$0.51	$0.88	$0.91	$0.76
Weighted average shares outstanding
Basic	72,486,209	72,592,973	72,631,646	72,657,916	72,684,495	72,739,861	72,754,697	72,775,619
Diluted	72,804,245	72,992,084	73,002,761	73,195,479	73,254,445	73,293,761	73,302,563	73,323,536

	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Other operating statistics
Aircraft at end of period	49	50	51	54	56	57	58	65
Airports served(1)	52	55	54	53	53	54	55	53
Average daily Aircraft utilization (hours)	12.6	12.8	12.8	12.5	12.8	12.8	12.7	12.5
Average stage length (miles)	941	935	956	998	1,000	976	964	983
Passenger flight segments (thousands)	2,768	3,111	3,374	3,161	3,264	3,569	3,752	3,709
Revenue passenger miles (RPMs) (thousands)	2,661,491	2,930,912	3,241,309	3,167,376	3,289,287	3,506,459	3,656,842	3,707,271
Available seat miles (ASMs) (thousands)	3,127,214	3,420,257	3,637,951	3,675,972	3,784,727	4,008,507	4,174,397	4,372,511
Load factor (%)	85.1	85.7	89.1	86.2	86.9	87.5	87.6	84.8
Average ticket revenue per passenger flight segment ($)	79.09	77.51	82.84	77.98	77.79	84.75	84.50	73.21
Average non-ticket revenue per passenger flight segment ($)	54.75	53.43	52.50	54.88	56.41	55.15	54.04	54.70
Operating revenue per ASM (RASM) (cents)	11.85	11.91	12.55	11.43	11.57	12.46	12.45	10.85
CASM (cents)	10.26	9.96	9.86	9.57	9.99	9.83	10.05	8.79
Adjusted CASM (cents)(2)(3)	10.14	9.78	10.00	9.67	9.98	9.80	9.80	8.69
Adjusted CASM ex-fuel (cents)(2)	6.04	6.00	5.86	5.78	6.06	5.95	5.92	5.61
Fuel gallons consumed (thousands)	38,628	42,683	45,521	45,100	46,677	49,401	51,688	52,732
Average economic fuel cost per gallon ($)	3.32	3.03	3.31	3.17	3.18	3.13	3.13	2.56

(1)	Includes seasonal airports not served at the end of the period. Prior to 2013, we reported only airports served during the period with continuing operations.
(2)	Excludes special charges (credits) of $0.0 million (less than 0.01 cents per ASM) in the three months ended March 31, 2013, $0.0 million (less than 0.01 cents per ASM) in the three months ended June 30, 2013, $0.4 million (0.01 cents per ASM) in the three months ended September 30, 2013, $(0.3) million ((0.01) cents per ASM) in the three months ended December 31, 2013, $0.0 million (less than 0.01 cents per ASM) in the three months ended March 31, 2014, $0.0 million (less than 0.01 cents per ASM) in the three months ended June 30, 2014, $0.0 million (less than 0.01 cents per ASM) in the three months ended September 30, 2014 and $0.0 million (less than 0.01 cents per ASM) in the three months ended December 31, 2014. These amounts are excluded from all calculations of Adjusted CASM provided in this prospectus supplement. Please see “—Operating Expenses—Special Charges (Credits).”
(3)	Excludes unrealized (gains) and losses related to fuel derivative contracts of $3.4 million (0.11 cents per ASM) in the three months ended March 31, 2013, $5.8 million (0.17 cents per ASM) in the three months ended June 30, 2013, $(5.7) million ((0.16) cents per ASM) in the three months ended September 30, 2013 and $(3.2) million ((0.09) cents per ASM) in the three months ended December 31, 2013, $0.0 million (less than 0.01 cents per ASM) in the three months ended March 31, 2014, $0.5 million (0.01 cents per ASM) in the three months ended June 30, 2014, $0.4 million (less than 0.01 cents per ASM) in the three months ended September 30, 2014 and $3.1 million (0.07 cents per ASM) in the three months ended December 31, 2014. Please see “—Operating Expenses—Critical Accounting Policies and Estimates.”

Liquidity and Capital Resources at December 31, 2014

Our primary source of liquidity is cash on hand and cash provided by operations. Primary uses of liquidity are for working capital needs, capital expenditures, aircraft pre-delivery deposit payments (PDPs) and maintenance reserves. Our total cash at December 31, 2014 was $632.8 million, an increase of $102.2 million from December 31, 2013.

As of December 31, 2014, our single largest capital need is to fund the acquisition costs of our aircraft. PDPs relating to future deliveries under our agreement with Airbus are required at various times prior to each delivery date. During 2014, $53.2 million of PDPs have been returned related to delivered aircraft in the period and we have paid $169.0 million in PDPs for future deliveries of aircraft and spare engines. As of December 31, 2014, we have secured financing commitments with third parties for six aircraft deliveries from Airbus, scheduled for delivery in 2015, and for five aircraft to be leased directly from a third party, scheduled for delivery between 2015 and 2016. We do not have financing commitments in place for the remaining 95 Airbus firm aircraft orders scheduled for delivery between 2015 and 2021. However, we have signed letters of intent to finance five of these aircraft being delivered in 2015 under secured debt arrangements.

In addition to funding the acquisition of our future fleet, we are required to make maintenance reserve payments for a majority of our current fleet. Maintenance reserves are paid to aircraft lessors and are held as collateral in advance of our performance of major maintenance activities. In 2014, we paid $58.5 million in maintenance reserves and as of December 31, 2014, we have $250.0 million ($36.9 million in prepaid expenses and other current assets and $213.1 million in aircraft maintenance deposits) on our balance sheet, representing the amount paid in reserves since inception, net of reimbursements.

As of December 31, 2014, we were compliant with our credit card processing agreements, and not subject to any credit card holdbacks. The maximum potential exposure to cash holdbacks by our credit card processors, based upon advance ticket sales and $9 Fare Club memberships as of December 31, 2014 and December 31, 2013, was $217.1 million and $188.6 million, respectively.

In 2014, we agreed on a settlement amount of $7.0 million related to the TRA. This agreed upon settlement was in excess of the outstanding liability of $5.6 million at the time of settlement. The $5.6 million payment is recorded as cash used in financing activities in the statement of cash flows and the excess payment of $1.4 million is recorded within other expense in the statement operations and recorded as cash from operations in the statement of cash flows. As of December 31, 2014, we had made all payments in accordance with the agreed upon settlement terms and have no outstanding obligations related to the TRA. See Note 18 to our audited financial statements for the year ended December 31, 2014 included elsewhere in this prospectus supplement for additional information regarding the TRA.

Net Cash Flows Provided By Operating Activities.    Operating activities in 2014 provided $260.5 million in cash compared to $195.4 million provided in 2013. The increase was primarily due to larger operating profits in 2014 as compared to 2013.

Operating activities in 2013 provided $195.4 million in cash compared to $113.6 million provided in 2012. The increase was primarily due to larger operating profits in 2013 coupled with higher cash inflows received on future travel as of December 31, 2013.

Net Cash Flows Used In Investing Activities.    During 2014, investing activities used $302.4 million, compared to $90.1 million used in 2013. The increase was mainly due to the purchase of four Airbus A320s and one spare engine during 2014 and an increase in paid PDPs as compared to 2013, driven by the timing of aircraft deliveries.

During 2013, investing activities used $90.1 million, compared to $27.3 million used in 2012. The increase was mainly due to an increase in paid PDPs, net of refunds, during 2013, compared to 2012, driven by the timing of aircraft deliveries and our amended order with Airbus. This was offset by $9.1 million received in 2012 as a result of proceeds from the sale of slots at Ronald Reagan National Airport (DCA). Capital expenditures decreased year over year mainly due to higher expenses incurred in 2012 related to the implementation of our ERP system.

Net Cash (Used in) Provided By Financing Activities.    During 2014, financing activities provided $144.0 million. We received $7.2 million in proceeds from the sale of one spare engine as part of a sale and leaseback transaction, $148.0 million in connection with the debt financing of four aircraft, retained $1.9 million as a result of excess tax benefits related to share-based payments and received cash as a result of exercised stock options. We spent $4.7 million in debt issuance cost to secure the financing on 4 aircraft in the year ended December 31, 2014 and 11 aircraft expected in 2015.

During 2013, financing activities provided $8.5 million. We received $6.9 million in proceeds from the sale of one spare engine as part of sale and leaseback transactions, retained $1.9 million as a result of excess tax benefits related to share-based payments and received cash as a result of exercised stock options.

During 2012, $12.8 million was used for financing activities driven mostly by the payment to Pre-IPO Stockholders pursuant to the TRA offset by the proceeds received from the sale of two spare engines as part of sale and leaseback transactions.

Commitments and Contractual Obligations at December 31, 2014

We have contractual obligations and commitments primarily with regard to future purchases of aircraft and engines, payment of debt, and lease arrangements. The following table discloses aggregate information about our contractual obligations as of December 31, 2014 and the periods in which payments are due (in millions):

	2015	2016 - 2017	2018 - 2019	2020 and beyond	Total
Long-term debt(1)	$10	$22	$25	$91	$148
Interest commitments(2)	7	12	9	14	42
Operating lease obligations	244	459	366	664	1,733
Flight equipment purchase obligations	660	1,367	1,333	1,525	4,885
Other	7	9	3	—	19

Total future payments on contractual obligations	$928	$1,869	$1,736	$2,294	$6,827

(1)	Includes principal only associated with senior term loans due through 2026 and junior term loans due through 2021. See Note 10 to our audited financial statements for the year ended December 31, 2014 included elsewhere in this prospectus supplement.
(2)	Related to senior and junior term loans only.

Some of our master lease agreements provide that we pay maintenance reserves to aircraft lessors to be held as collateral in advance of our required performance of major maintenance activities. Some maintenance reserve payments are fixed contractual amounts, while others are based on utilization. In addition to the contractual obligations disclosed in the table above, we have fixed maintenance reserve payments for these aircraft and related flight equipment, including estimated amounts for contractual price escalations, which are approximately $7.6 million in 2015, $8.0 million in 2016, $7.4 million in 2017, $5.8 million in 2018, $4.2 million in 2019 and $14.1 million in 2020 and beyond.

Off-Balance Sheet Arrangements at December 31, 2014

We have significant obligations for aircraft as 61 of our 65 aircraft are financed under operating leases and therefore are not reflected on our balance sheets. These leases expire between 2016 to 2026. Aircraft rent payments were $198.7 million and $166.3 million for 2014 and 2013, respectively. Our aircraft lease payments for 56 of our aircraft are fixed-rate obligations. Five of our leases provide for variable rent payments, which fluctuate based on changes in LIBOR (London Interbank Offered Rate).

Our contractual purchase commitments consist primarily of aircraft and engine acquisitions through manufacturer and aircraft leasing companies. As of December 31, 2014, our aircraft orders consisted of the following:

	Airbus				Third-Party Lessor
	A320	A320NEO	A321	A321NEO	A320NEO	Total
2015	8		6		1	15
2016	3		9		4	16
2017	8		10			18
2018	2	6	5			13
2019		3		10		13
2020		13				13
2021		18				18

	21	40	30	10	5	106

We also have five spare engine orders for V2500 SelectOne engines with IAE and nine spare engine orders for PurePower PW 1100G-JM engines with Pratt & Whitney. Spare engines are scheduled for delivery from 2015 through 2024.

As of December 31, 2014, we had lines of credit related to corporate credit cards of $18.6 million from which we had drawn $4.5 million.

As of December 31, 2014, we had lines of credit with counterparties for both physical fuel delivery and jet fuel derivatives in the amount of $38.0 million. As of December 31, 2014, we had drawn $9.3 million on these lines of credit. We are required to post collateral for any excess above the lines of credit if the derivatives are in a net liability position and make periodic payments in order to maintain an adequate undrawn portion for physical fuel delivery. As of December 31, 2014, the Company did not hold any derivatives with requirements to post collateral.

As of December 31, 2014, we had $6.8 million in uncollateralized surety bonds and a $25.1 million unsecured standby letter of credit facility, representing an off balance-sheet commitment, of which $10.3 million had been drawn upon for issued letters of credit.

Glossary of Airline Terms

Set forth below is a glossary of industry terms:

“Adjusted CASM” means operating expenses, excluding unrealized gains or losses related to fuel derivative contracts, out of period fuel federal excise tax, loss on disposal of assets, and special charges (credits), divided by ASMs.

“Adjusted CASM ex-fuel” means operating expenses excluding aircraft fuel expense, loss on disposal of assets, and special charges (credits), divided by ASMs.

“AFA-CWA” means the Association of Flight Attendants-CWA.

“Air traffic liability” or “ATL” means the value of tickets sold in advance of travel.

“ALPA” means the Airline Pilots Association, International.

“ASIF” means an Aviation Security Infrastructure Fee assessed by the TSA on each airline.

“Available seat miles” or “ASMs” means the number of seats available for passengers multiplied by the number of miles the seats are flown; also referred to as “capacity.”

“Average aircraft” means the average number of aircraft in our fleet as calculated on a daily basis.

“Average daily aircraft utilization” means block hours divided by number of days in the period divided by average aircraft.

“Average economic fuel cost per gallon” means total aircraft fuel expense, excluding unrealized gains or losses related to fuel derivative contracts and out of period fuel federal excise tax, divided by the total number of fuel gallons consumed.

“Average non-ticket revenue per passenger flight segment” means the total non-ticket revenue divided by passenger flight segments.

“Average ticket revenue per passenger flight segment” means total passenger revenue divided by passenger flight segments.

“Average stage length” represents the average number of miles flown per flight.

“Average yield” means average operating revenue earned per RPM, calculated as total revenue divided by RPMs.

“Block hours” means the number of hours during which the aircraft is in revenue service, measured from the time of gate departure before take-off until the time of gate arrival at the destination.

“CASM” or “unit costs” means operating expenses divided by ASMs.

“CBA” means a collective bargaining agreement.

“CBP” means United States Customs and Border Protection.

“DOT” means the United States Department of Transportation.

“EPA” means the United States Environmental Protection Agency.

“FAA” means the United States Federal Aviation Administration.

“FCC” means the United States Federal Communications Commission.

“FLL Airport” means the Fort Lauderdale-Hollywood International Airport.

“GDS” means Global Distribution System (e.g., Amadeus, Galileo, Sabre and Worldspan).

“IAMAW” means the International Association of Machinists and Aerospace Workers.

“Into-plane fuel cost per gallon” means into-plane fuel expense divided by number of fuel gallons consumed.

“Into-plane fuel expense” represents the cost of jet fuel and certain other charges such as fuel taxes and oil.

“Load factor” means the percentage of aircraft seats actually occupied on a flight (RPMs divided by ASMs).

“NMB” means the National Mediation Board.

“Operating revenue per ASM,” “RASM” or “unit revenue” means operating revenue divided by ASMs.

“OTA” means Online Travel Agent (e.g., Orbitz and Travelocity).

“Passenger flight segments” or “PFS” means the total number of passengers flown on all flight segments.

“PDP” means pre-delivery deposit payment.

“Revenue passenger mile” or “RPM” means one revenue passenger transported one mile. RPMs equals revenue passengers multiplied by miles flown; also referred to as “traffic.”

“RLA” means the United States Railway Labor Act.

“TWU” means the Transport Workers Union of America.

“TSA” means the United States Transportation Security Administration.

“ULCC” means “ultra low-cost carrier.”

“VFR” means visiting friends and relatives.

“Wet-leased aircraft” means a lease where the lessor provides for aircraft, crew, maintenance and insurance; also known as an “ACMI.”

BUSINESS

Overview

We are an ultra-low-cost, low-fare airline based in Miramar, Florida that offers affordable travel to price-conscious customers. As of June 30, 2015, our all-Airbus fleet operates more than 350 daily flights to 57 destinations in the United States, the Caribbean and Latin America. Our stock trades on the NASDAQ Global Select Stock Market under the symbol “SAVE.”

Our ultra-low-cost carrier, or ULCC, business model allows us to compete principally by offering customers our Bare FaresTM, which are unbundled base fares that remove components traditionally included. We then give customers Frill ControlTM, which provides customers the freedom to save by paying only for the options they choose such as bags, advance seat assignments and refreshments, which we record in our financial statements as non-ticket revenue.

Our History and Corporate Information

We were founded in 1964 as Clippert Trucking Company, a Michigan corporation. We began air charter operations in 1990 and renamed ourselves Spirit Airlines, Inc. in 1992. In 1994, we reincorporated in Delaware, and in 1999 we relocated our headquarters to Miramar, Florida.

Our mailing address and executive offices are located at 2800 Executive Way, Miramar, Florida 33025, and our telephone number at that address is (954) 447-7920. We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, or Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the Securities and Exchange Commission or SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549 or may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. We also post on the Investor Relations page of our website, www.spirit.com, a link to our filings with the SEC, our Corporate Governance Guidelines and Code of Business Conduct and Ethics, which applies to all directors and all our employees, and the charters of our Audit, Compensation, Finance and Nominating and Corporate Governance committees. Our filings with the SEC are posted as soon as reasonably practical after they are filed electronically with the SEC. Please note that information contained on our website is not incorporated by reference in, or considered to be a part of, this prospectus supplement. You can also obtain copies of these documents free of charge by writing to us at: Corporate Secretary, Spirit Airlines, Inc., 2800 Executive Way, Miramar, Florida 33025.

Our Business Model

Our ULCC business model provides customers very low, unbundled base fares with a range of optional services, allowing customers the freedom to choose only the options they value. The success of our model is driven by our low cost structure, which permits us to offer very low base fares while maintaining one of the highest profit margins in the industry.

We are focused on price-sensitive travelers who pay for their own travel, and our business model is designed to deliver what we believe our customers want: low fares. We aggressively use low fares to address an underserved market, which helps us to increase passenger volume, load factors and non-ticket revenue on the flights we operate. Higher passenger volumes and load factors help us sell more ancillary products and services, which in turn allows us to reduce the base fare we offer even further. We strive to be recognized by our customers and potential customers as the low-fare leader in the markets we serve.

We compete based on total price. We believe other airlines have used an all-inclusive price concept to effectively raise total prices to consumers, rather than lowering fares by unbundling each product or service. For example, carriers that tout “free bags” have included the cost of checking bags in the total ticket price, which does not allow passengers to see how much they would save if they did not check luggage. We believe that we and our customers benefit when we allow our customers to know the total price of their travel by breaking out the cost of optional products or services. Customers booking through our website are easily able to compare the total cost of flying with us versus flying with another airline.

We allow our customers to see all available options and their respective prices prior to purchasing a ticket, and this full transparency illustrates that our total price, including options selected, is lower than other airlines on average. In 2014, we launched an aggressive new brand campaign to educate the public on how Spirit’s unbundled pricing model works and how it gives them choice and saves them money compared to other airlines.

Our Strengths

We believe we compete successfully in the airline industry by leveraging the following demonstrated business strengths:

Ultra-Low Cost Structure.    Our unit operating costs are among the lowest of all airlines operating in the Americas. We believe this cost advantage helps protect our market position and enables us to offer some of the lowest base fares in our markets, sustain among the highest operating margins in our industry and support continued growth. Our operating costs per available seat mile (“CASM”) of 9.65 cents in 2014 were significantly lower than those of the major domestic network carriers and among the lowest of the domestic low-cost carriers. We achieve these low unit operating costs in large part due to:

•	high aircraft utilization;

•	high-density seating configurations on our aircraft, which is part of our Plane SimpleTM strategy with its dense seating configurations and simplified onboard product designed to lower costs;

•	no hub-and-spoke inefficiencies;

•	highly productive workforce;

•	opportunistic outsourcing of operating functions;

•	operating our Fit FleetTM, a modern single fleet type of Airbus A320-family aircraft with common flight crews;

•	reduced sales, marketing and distribution costs through direct-to-consumer marketing;

•	efficient flight scheduling, including minimal ground times between flights; and

•	a company-wide business culture that is keenly focused on driving costs lower.

Innovative Revenue Generation.    We execute our innovative, unbundled pricing strategy to produce significant non-ticket revenue generation, which allows us to address an underserved market by lowering base fares and enabling passengers to identify, select and pay for the products and services they want to use. Our unbundled strategy has enabled us to grow average non-ticket revenue per passenger flight segment from approximately $5 in 2006 to $55 in 2014 by:

•	charging for checked and carry-on baggage;

•	passing through all distribution-related expenses;

•	charging for premium seats and advance seat selection;

•	enforcing ticketing policies, including service charges for changes and cancellations;

•	generating subscription revenue from our $9 Fare Club ultra-low-fare subscription service;

•	deriving brand-based revenues from proprietary services, such as our FREE SPIRIT affinity credit card program;

•

offering third-party travel products (travel packages), such as hotel rooms, ground transportation (rental and hotel shuttle products) and attractions (show or theme park tickets) packaged with air travel;

•	selling third-party travel insurance through our website; and

•	selling in-flight products and onboard advertising.

Resilient Business Model and Customer Base.    By focusing on price-sensitive travelers, we have maintained relatively stable unit revenue and profitability during volatile economic periods because we are not highly dependent on premium-fare business traffic. We believe our growing customer base is more resilient than the customer bases of most other airlines because our low fares and unbundled service offering appeal to price-sensitive travelers.

Financial Strength Achieved with Focus on Cost Discipline.    We believe our ULCC business model has delivered strong financial results in both favorable and more difficult economic times. We have a long track record of profitability, reporting positive net income every year since 2007. We have generated these results by:

•	keeping a consistent focus on maintaining low unit operating costs;

•	ensuring our sourcing arrangements with key third parties are regularly benchmarked against the best industry standards; and

•

generating and maintaining an adequate level of liquidity to insulate against volatility in key cost inputs, such as fuel, and in passenger demand that may occur as a result of changing general economic conditions.

Large Market Opportunity.    We have developed a substantial network of destinations in profitable U.S. domestic niche markets, targeted growth markets in the Caribbean and Latin America and high-volume routes flown by price-sensitive travelers. In the United States, we also have grown into large markets that, due to higher fares, have priced out those more price-sensitive travelers. Our strategy to balance growth in large domestic markets, niche markets and opportunities in the Caribbean and Latin America gives us a significant number of growth opportunities.

Experienced International Operator.    We believe we have substantial experience in foreign local aviation, security and customs regulations, local ground operations and flight crew training required for successful international and overwater flight operations. All of our aircraft are certified for overwater operations. We believe we compete favorably against other low-cost carriers because we have been conducting international flight operations since 2003 and have developed substantial experience in complying with the various regulations and business practices in the international markets we serve. During 2014, 2013 and 2012, no revenue from any one foreign country represented greater than 4% of our total passenger revenue. We attribute operating revenues by geographic region based upon the origin and destination of each passenger flight segment.

Route Network

As of June 30, 2015, our route network included 190 markets served by 57 airports throughout North America, Central America, South America and the Caribbean.

Below is a route map of our current network, which includes seasonal routes and routes announced as of June 30, 2015 for which service has not yet started:

Our network expansion targets underserved and/or overpriced markets. We utilize a rigorous process to identify growth opportunities to deploy new aircraft where we believe they will be most profitable. To monitor the profitability of each route, we analyze weekly and monthly profitability reports as well as near term forecasting.

Competition

The airline industry is highly competitive. The principal competitive factors in the airline industry are fare pricing, total price, flight schedules, aircraft type, passenger amenities, number of routes served from a city, customer service, safety record and reputation, code-sharing relationships and frequent flier programs and redemption opportunities. Our competitors and potential competitors include traditional network airlines, low-cost carriers, and regional airlines. We typically compete in markets served by traditional network airlines and other low-cost carriers, and, to a lesser extent, regional airlines.

Our single largest overlap, at approximately 55% of our markets as of July 10, 2015, is with Southwest Airlines. Our principal competitors on domestic routes are Southwest Airlines, American Airlines, United

Airlines and Delta Air Lines. Our principal competitors for service from South Florida to our markets in the Caribbean and Latin America are American Airlines through its hub in Miami and JetBlue Airways through its operations in Fort Lauderdale. Our principal competitive advantages are our low base fares and our focus on the price-sensitive traveler who pays his or her own travel costs. These low base fares are facilitated by our low unit operating costs, which in 2014 were among the lowest in the airline industry. We believe our low costs coupled with our non-ticket revenues allow us to price our fares at levels where we can be profitable while our primary competitors cannot.

The airline industry is particularly susceptible to price discounting because, once a flight is scheduled, airlines incur only nominal incremental costs to provide service to passengers occupying otherwise unsold seats. The expenses of a scheduled aircraft flight do not vary significantly with the number of passengers carried and, as a result, a relatively small change in the number of passengers or in pricing could have a disproportionate effect on an airline’s operating and financial results. Price competition occurs on a market-by-market basis through price discounts, changes in pricing structures, fare matching, target promotions and frequent flier initiatives. Airlines typically use discount fares and other promotions to stimulate traffic during normally slower travel periods to generate cash flow and to maximize RASM. The prevalence of discount fares can be particularly acute when a competitor has excess capacity that it is unable to fill at higher rates. A key element to our competitive strategy is to maintain very low unit costs in order to permit us to compete successfully in price-sensitive markets.

Seasonality

Our business is subject to significant seasonal fluctuations. We generally expect demand to be greater in the second and third quarters compared to the rest of the year. The air transportation business is also volatile and highly affected by economic cycles and trends.

Distribution

The majority of our tickets are sold through direct channels including online via www.spirit.com, our call center and the ticket counter, with spirit.com being the primary channel. We also partner with a number of third parties to distribute our tickets, including online and traditional travel agents and electronic global distribution systems.

Customers

We believe our customers are primarily leisure travelers who make their purchase decision based on price. By focusing on lowering our cost structure, we can successfully sell tickets at low fares while maintaining a strong profit margin.

Customer Service

We are committed to taking care of our customers. We believe focusing on customer service in every aspect of our operations including personnel, flight equipment, in-flight and ancillary amenities, on-time performance, flight completion ratios, and baggage handling will strengthen customer loyalty and attract new customers. We proactively aim to improve our operations to ensure further improvement in customer service.

In response to customer and other demands, we modified our online booking process to allow our customers to see all available options and their prices prior to purchasing a ticket, and have initiated a campaign that illustrates our total prices are lower, on average, than our competitors, even when options are included.

Fleet

We fly only Airbus A320 family aircraft, which provides us significant operational and cost advantages compared to airlines that operate multiple aircraft types. By operating a single aircraft type, we avoid the incremental costs of training crews across multiple types. Flight crews are entirely interchangeable across all of our aircraft, and maintenance, spare parts inventories and other operational support remains highly simplified compared to those airlines with more complex fleets. Due to this commonality among Airbus single-aisle aircraft, we can retain the benefits of a fleet comprised of a single type of aircraft while still having the flexibility to match the capacity and range of the aircraft to the demands of each route.

As of June 30, 2015, we had a fleet of 73 Airbus single-aisle aircraft, consisting of 29 A319s, 42 A320s and 2 A321s, and the average age of the fleet was 5.1 years. As of June 30, 2015, we had 12 aircraft financed through senior and junior long-term debt with terms of 12 and 7 years, respectively, and 61 aircraft and 11 spare engines financed under operating leases with expirations between 2016 and 2027.

As of June 30, 2015, firm aircraft orders consisted of 98 A320 family aircraft (13 of the existing A320 aircraft model, 40 A320neos, 30 of the existing A321 model and 10 A321neos) with Airbus and 5 direct operating leases for A320neos with a third-party lessor. As of June 30, 2015, spare engine orders consisted of four V2500 SelectOne engines with IAE and nine PurePower PW 1100G-JM engines with Pratt & Whitney. Aircraft are scheduled for delivery from 2015 through 2021 and spare engines are scheduled for delivery from 2017 through 2023. The firm aircraft orders provide for capacity growth as well as the flexibility to replace all or some of the 73 aircraft in our fleet as of June 30, 2015. We may elect to supplement these deliveries by additional acquisitions from the manufacturer or in the open market if demand conditions merit.

Maintenance and Repairs

We have an FAA mandated and approved maintenance program, which is administered by our technical services department. Our maintenance technicians undergo extensive initial and ongoing training to ensure the safety of our aircraft.

Aircraft maintenance and repair consists of routine and non-routine maintenance, and work performed is divided into three general categories: line maintenance, heavy maintenance and component service. Line maintenance consists of routine daily and weekly scheduled maintenance checks on our aircraft, including pre-flight, daily, weekly and overnight checks, and any diagnostics and routine repairs and any unscheduled items on an as needed basis. Line maintenance events are currently serviced by in-house mechanics supplemented by contract labor and are primarily completed at airports we currently serve. Heavy airframe maintenance checks consist of a series of more complex tasks that can take from one to four weeks to accomplish and typically are required approximately every 24 months. Heavy engine maintenance is performed approximately every four to six years and includes a more complex scope of work. Due to our relatively small fleet size and projected fleet growth, we believe outsourcing all of our heavy maintenance activity, such as engine servicing, major part repair and component service repairs is more economical. Outsourcing eliminates the substantial initial capital requirements inherent in heavy aircraft maintenance. We have entered into a long-term flight hour agreement for our current fleet and future deliveries with IAE and Pratt & Whitney for our engine overhaul services and Lufthansa Technik on an hour-by-hour basis for component services. We outsource our heavy airframe maintenance to FAA-qualified maintenance providers.

Our recent maintenance expenses have been lower than what we expect to incur in the future because of the relatively young age of our aircraft fleet. Our maintenance costs are expected to increase as the scope of repairs increases with the increasing age of our fleet. As our aircraft age, scheduled scope of work and frequency of unscheduled maintenance events is likely to increase like any maturing fleet. Our aircraft utilization rate could decrease with the increase in aircraft maintenance.

Employees

Our business is labor intensive, with labor costs representing approximately 22.8% and 19.9% of our total operating costs for the six months ended June 30, 2015 and 2014, respectively. As of June 30, 2015, we had 1,143 pilots, 1,723 flight attendants, 29 flight dispatchers, 436 mechanics, 519 airport agents/other and 412 employees in administrative roles for a total of 4,262 employees. As of June 30, 2015, approximately 71.5% of our employees were represented by four labor unions. On an average full-time equivalent basis, for the full year 2014, we had 3,722 employees, compared to 3,224 in 2013.

FAA regulations require pilots to have commercial licenses with specific ratings for the aircraft to be flown and be medically certified as physically fit to fly. FAA and medical certifications are subject to periodic renewal requirements, including recurrent training and recent flying experience. Mechanics, quality-control inspectors and flight dispatchers must be certificated and qualified for specific aircraft. Flight attendants must have initial and periodic competency training and qualification. Training programs are subject to approval and monitoring by the FAA. Management personnel directly involved in the supervision of flight operations, training, maintenance and aircraft inspection must also meet experience standards prescribed by FAA regulations. All safety-sensitive employees are subject to pre-employment, random and post-accident drug testing.

The Railway Labor Act, or RLA, governs our relations with labor organizations. Under the RLA, our collective bargaining agreements generally do not expire, but instead become amendable as of a stated date. If either party wishes to modify the terms of any such agreement, they must notify the other party in the manner agreed to by the parties. Under the RLA, after receipt of such notice, the parties must meet for direct negotiations. If no agreement is reached, either party may request the National Mediation Board, or NMB, to appoint a federal mediator. The RLA prescribes no set timetable for the direct negotiation and mediation process. It is not unusual for those processes to last for many months, and even for a few years. If no agreement is reached in mediation, the NMB in its discretion may declare at some time that an impasse exists. If an impasse is declared, the NMB proffers binding arbitration to the parties. Either party may decline to submit to arbitration. If arbitration is rejected by either party, a 30-day “cooling off” period commences. During that period (or after), a Presidential Emergency Board, or PEB, may be established, which examines the parties’ positions and recommends a solution. The PEB process lasts for 30 days and is followed by another “cooling off” period of 30 days. At the end of a “cooling off” period, unless an agreement is reached or action is taken by Congress, the labor organization and the airline each may resort to “self-help,” including, for the labor organization, a strike or other labor action, and for the airline, the imposition of any or all of its proposed amendments and the hiring of new employees to replace any striking workers. Congress and the President have the authority to prevent “self-help” by enacting legislation that, among other things, imposes a settlement on the parties. The table below sets forth our employee groups and status of the collective bargaining agreements.

Employee Groups	Representative	Amendable Date
Pilots	Air Line Pilots Association, International (ALPA)	August 2015

Flight Attendants	Association of Flight Attendants (AFA-CWA)	August 2007

Dispatchers	Transport Workers Union (TWU)	August 2018

Ramp Service Agents	International Association of Machinists and Aerospace Workers (IAMAW)	June 2020

In August 2014, under the supervision of the NMB, we reached a tentative agreement with the AFA-CWA for a five-year contract with the Company’s flight attendants. The tentative agreement was subject to ratification by the flight attendant membership. On October 1, 2014, we were notified that the flight attendants voted not to ratify the tentative agreement. We will continue to work together with the AFA-CWA and the NMB with a goal of reaching a mutually beneficial agreement. In July 2014, approximately 250 ramp service agents directly employed by the Company voted to be represented by the IAMAW. In May 2015, we entered into a five-year interim collective bargaining agreement with the IAMAW, including material economic terms, and we are continuing the process of negotiating a final collective bargaining agreement with the IAMAW. As of June 30, 2015, following the outsourcing of ramp services at 3 airports during the second quarter 2015, approximately 153 ramp service agents were represented by the IAMAW, servicing 1 of the 57 airports where we operate.

We focus on hiring highly productive employees and, where feasible, designing systems and processes around automation and outsourcing in order to maintain our low cost base.

Safety and Security

We are committed to the safety and security of our passengers and employees. We strive to comply with or exceed health and safety regulation standards. In pursuing these goals, we maintain an active aviation safety program. All of our personnel are expected to participate in the program and take an active role in the identification, reduction and elimination of hazards.

Our ongoing focus on safety relies on training our employees to proper standards and providing them with the tools and equipment they require so they can perform their job functions in a safe and efficient manner. Safety in the workplace targets several areas of our business including: flight operations, maintenance, in-flight, dispatch and station operations. The Transportation Security Administration, or TSA, is charged with aviation security for both airlines and airports. We maintain active, open lines of communication with the TSA at all of our locations to ensure proper standards for security of our personnel, customers, equipment and facilities are exercised throughout our business.

Insurance

We maintain insurance policies we believe are customary in the airline industry and as required by the Department of Transportation (“DOT”). The policies principally provide liability coverage for public and passenger injury; damage to property; loss of or damage to flight equipment; fire and extended coverage; directors’ and officers’ liability; advertiser and media liability; cyber risk liability; fiduciary; and workers’ compensation and employer’s liability. As of July 2014, we obtained third-party war risk (terrorism) insurance from the commercial market. Previous to this date, we obtained this insurance through a special program administered by the FAA, which was discontinued in late 2014. Renewing coverage from commercial underwriters could result in a change in premium and more restrictive terms. Although we currently believe our insurance coverage is adequate, there can be no assurance that the amount of such coverage will not be changed or that we will not be forced to bear substantial losses from accidents.

Management Information Systems

We have continued our commitment to technology improvements to support our ongoing operations and initiatives. During 2013, we completed the integration of a new SAP Enterprise Resource Planning application, which replaced our general ledger, accounts payable, accounts receivable, cash management and fixed asset systems. The conversion was designed to improve our key business processes by implementing an integrated tool to increase efficiency, consistency, data accuracy and cost effectiveness. Starting in 2014, and continuing through 2015, we are implementing a new scalable maintenance, repair, operations (MRO) system. This system will improve the tracking of all maintenance related financial transactions.

Foreign Ownership

Under DOT regulations and federal law, we must be controlled by U.S. citizens. In order to qualify, at least 75% of our stock must be voted by U.S. citizens, and our president and at least two-thirds of our board of directors and senior management must be U.S. citizens.

We believe we are currently in compliance with such foreign ownership rules.

Government Regulation

Operational Regulation

The airline industry is heavily regulated, especially by the federal government. Two of the primary regulatory authorities overseeing air transportation in the United States are the DOT and the FAA. The DOT has jurisdiction over economic issues affecting air transportation, such as competition, route authorizations, advertising and sales practices, baggage liability and disabled passenger transportation, among other areas, several of which were included in rules that became effective in 2011 and 2012 relating to, among other things, how airlines handle interactions with passengers through advertising, the reservation process, at the airport and on board the aircraft. Additional disabled passenger rules were proposed in 2015, and we are in the process of complying with these rules. See “Risk Factors—Risks Related to Our Industry—Restrictions on or increased taxes applicable to charges for ancillary products and services paid by airline passengers and burdensome consumer protection regulations or laws could harm our business, results of operations and financial condition” in this prospectus supplement.

The DOT has authority to issue certificates of public convenience and necessity required for airlines to provide air transportation. We hold a DOT certificate of public convenience and necessity authorizing us to engage in scheduled air transportation of passengers, property and mail within the United States, its territories and possessions and between the United States and all countries that maintain a liberal aviation trade relationship with the United States (known as “open skies” countries). We also hold DOT certificates to engage in air transportation to certain other countries with more restrictive aviation policies.

The FAA is responsible for regulating and overseeing matters relating to air carrier flight operations, including airline operating certificates, aircraft certification and maintenance and other matters affecting air safety. The FAA requires each commercial airline to obtain and hold an FAA air carrier certificate. This certificate, in combination with operations specifications issued to the airline by the FAA, authorizes the airline to operate at specific airports using aircraft approved by the FAA. As of December 31, 2014, we had FAA airworthiness certificates for all of our aircraft, we had obtained the necessary FAA authority to fly to all of the cities we currently serve, and all of our aircraft had been certified for overwater operations. In 2014, the FAA issued its final regulations governing pilot rest periods and work hours for all airlines certificated under Part 121 of the Federal Aviation Regulations. The rule, known as FAR 117 which became effective on January 4, 2014, impacts the required amount and timing of rest periods for pilots between work assignments, and modifies duty and rest requirements based on the time of day, number of scheduled segments, flight types, time zones and other factors. FAR 117 has resulted in increased pilot costs as we were required to hire more pilots in order to comply with the regulations. We believe we hold all necessary operating and airworthiness authorizations, certificates and licenses and are operating in compliance with applicable DOT and FAA regulations, interpretations and policies.

International Regulation

All international service is subject to the regulatory requirements of the foreign government involved. We currently operate international service to Aruba, the Bahamas, Colombia, Costa Rica, Dominican Republic, El Salvador, Guatemala, Haiti, Honduras, Jamaica, Mexico, Nicaragua, Panama, Peru and St. Maarten, as well as Puerto Rico and the U.S. Virgin Islands. If we decide to increase our routes to additional international destinations, we will be required to obtain necessary authority from the DOT and the applicable foreign government. We are also required to comply with overfly regulations in countries that lay along our routes but which we do not serve.

International service is also subject to Customs and Border Protection, or CBP, immigration and agriculture requirements and the requirements of equivalent foreign governmental agencies. Like other airlines flying international routes, from time to time we may be subject to civil fines and penalties imposed by CBP if unmanifested or illegal cargo, such as illegal narcotics, is found on our aircraft. These fines and penalties, which in the case of narcotics are based upon the retail value of the seizure, may be substantial. We have implemented a comprehensive security program at our airports to reduce the risk of illegal cargo being placed on our aircraft, and we seek to cooperate actively with CBP and other U.S. and foreign law enforcement agencies in investigating incidents or attempts to introduce illegal cargo.

Security Regulation

The TSA was created in 2001 with the responsibility and authority to oversee the implementation, and ensure the adequacy, of security measures at airports and other transportation facilities. Funding for passenger security is provided in part by a per enplanement ticket tax (passenger security fee). Effective July 1, 2014, the security fee was set at a flat rate of $5.60 each way. On December 19, 2014, a new law took effect which limits a round-trip fee to $11.20. We cannot forecast what additional security and safety requirements may be imposed in the future or the costs or revenue impact that would be associated with complying with such requirements.

Environmental Regulation

We are subject to various federal, state and local laws and regulations relating to the protection of the environment and affecting matters such as aircraft engine emissions, aircraft noise emissions and the discharge or disposal of materials and chemicals, which laws and regulations are administered by numerous state and federal agencies. The Environmental Protection Agency, or EPA, regulates operations, including air carrier operations, which affect the quality of air in the United States. We believe the aircraft in our fleet meet all emission standards issued by the EPA. Concern about climate change and greenhouse gases may result in additional regulation or taxation of aircraft emissions in the United States and abroad.

Federal law recognizes the right of airport operators with special noise problems to implement local noise abatement procedures so long as those procedures do not interfere unreasonably with interstate and foreign commerce and the national air transportation system. These restrictions can include limiting nighttime operations, directing specific aircraft operational procedures during takeoff and initial climb, and limiting the overall number of flights at an airport.

Other Regulations

We are subject to certain provisions of the Communications Act of 1934, as amended, and are required to obtain an aeronautical radio license from the Federal Communications Commission, or FCC. To the extent we are subject to FCC requirements, we will take all necessary steps to comply with those requirements. We are also subject to state and local laws and regulations at locations where we operate and the regulations of various local authorities that operate the airports we serve.

Future Regulations

The U.S. and foreign governments may consider and adopt new laws, regulations, interpretations and policies regarding a wide variety of matters that could directly or indirectly affect our results of operations. We cannot predict what laws, regulations, interpretations and policies might be considered in the future, nor can we judge what impact, if any, the implementation of any of these proposals or changes might have on our business.

MANAGEMENT

The following table provides certain information on our directors and executive officers as of June 30, 2015.

Name	Age	Position(s)
B. Ben Baldanza	53	President, Chief Executive Officer and Director
Carlton D. Donaway	63	Director
David G. Elkins	73	Director
Robert L. Fornaro	62	Director
H. McIntyre Gardner	54	Director and Chairman of the Board
Robert D. Johnson	67	Director
Barclay G. Jones III	54	Director
Horacio Scapparone	63	Director
Dawn M. Zier	50	Director
John Bendoraitis	52	Senior Vice President and Chief Operating Officer
Theodore C. Botimer	50	Senior Vice President, Network and Revenue Management
Thomas C. Canfield	59	Senior Vice President, General Counsel and Secretary
Edward M. Christie, III	44	Senior Vice President and Chief Financial Officer
Edmundo Miranda	39	Vice President, Controller
Robert A. Schroeter	37	Vice President, Consumer Marketing
Martha Laurie Villa	54	Vice President and Chief Human Resources Officer

Directors

The following is biographical information for our directors as of June 30, 2015.

B. Ben Baldanza has been a member of the Board since May 2006. He has served as our President and Chief Executive Officer (“CEO”) since May 2006 and as our President and Chief Operating Officer from January 2005 to May 2006. From August 1999 to January 2005, Mr. Baldanza served as Senior Vice President of Marketing and Planning at US Airways, where he was responsible for route planning, scheduling, pricing and revenue management, marketing, sales, cargo, distribution and the international division. Prior to US Airways, Mr. Baldanza served as Managing Director and Chief Operating Officer of Grupo Taca, an airline group based in Latin America. Mr. Baldanza previously held positions at Continental Airlines, Northwest Airlines and American Airlines. The Board has previously concluded that Mr. Baldanza should serve on the Board and on the Safety, Security and Operations Committee based on his experience in the airline industry and due to his position as CEO.

Carlton D. Donaway has been a member of the Board since January 2013. Since 2004, Mr. Donaway has been the principal and Chairman of JSKD Advisors LLC, a consulting firm. From 2004 to 2008, Mr. Donaway was an advisor to Cerberus Capital Management, L.P. (“Cerberus”), a private investment firm, and to Cerberus Operations and Advisory Company, an affiliate of Cerberus that offers senior management and advisory services. Prior to working with Cerberus, Mr. Donaway served as Executive Chairman of DHL Holdings-USA, a division of Deutsche Post DHL that provides international express and mail services. He was also Chairman and Chief Executive Officer of Airborne, Incorporated, a global transportation and logistics company. Mr. Donaway served as a board member and Chairman of Anchor Glass Container Corporation, a glass container manufacturer, from November 2004 to June 2005. In August of 2005, Anchor Glass Container Corporation filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. Mr. Donaway also served as a board member of ACE Aviation Holdings, an investment holding company for various aviation interests, from 2004 to 2008. The Board has previously concluded that Mr. Donaway should serve on the Board and on the Nominating and Corporate Governance and Safety, Security and Operations Committees based on his knowledge of the aviation industry, experience in operational and governance matters, leadership and general business experience.

David G. Elkins has been a member of the Board since July 2010. Mr. Elkins retired in 2003 as President and Co-Chief Executive Officer of Sterling Chemicals, Inc., a North American chemicals producer headquartered in Houston, Texas. Prior to joining Sterling Chemicals in 1998, Mr. Elkins was a senior partner in the law firm of Andrews Kurth LLP, where he specialized in corporate and business law. Mr. Elkins formerly served as an independent director of numerous public and private corporations, including The Houston Exploration Company, Holley Performance Products, Inc. (non-executive Chairman), Pliant Corporation, Zilog, Inc., Sterling Chemicals, Inc., Guilford Mills, Inc., Pioneer USA, Inc. and Memorial Hermann Hospital System. Mr. Elkins currently serves on the Development Board of the University of Texas at Arlington. The Board has previously concluded that Mr. Elkins should serve on the Board and on the Compensation Committee based on his experience with corporate and financial transactions, corporate governance expertise, human resources and executive compensation expertise and business leadership experience.

Robert L. Fornaro has been a member of the Board since May 2014. He served as a consultant to Southwest Airlines Co. and AirTran Airways Inc., a subsidiary of AirTran Holdings Inc., from May 2011 through April 2014. Mr. Fornaro served as the President and Chief Executive Officer of AirTran Holdings Inc. from November 2007 to May 2011. He also served as President and Chief Operating Officer of AirTran Airways Inc. from March 2001 to November 2007 and as President and Chief Financial Officer from March 1999 to August 2000. From February 1998 to March 1999, Mr. Fornaro served as a consultant in the airline industry. From 1992 to February 1998, he served as Senior Vice President of Planning for US Airways. Prior to that, he served as Senior Vice President of Marketing Planning at Northwest Airlines from 1988 to 1992. He served as the Chairman of AirTran Airways Inc. from May 2008 to May 2011 and served on its board from 2001 to May 2011. He served as Chairman of the Board of AirTran Holdings Inc. from 2008 to May 2011. The Board has previously concluded that Mr. Fornaro should serve on the Board and on the Compensation and Safety, Security and Operations Committees based on his business skills, experience in the airline industry, operational expertise and his general business knowledge.

H. McIntyre Gardner has been a member of the Board since July 2010 and Chairman of the Board since August 2013. Mr. Gardner retired in 2008 from Merrill Lynch & Co., Inc. as the Head of Americas Region and Global Bank Group, Global Private Client. Prior to joining Merrill Lynch in July 2000, Mr. Gardner was the President and Chief Operating Officer of Helen of Troy Limited, a personal care products manufacturer. The Board has previously concluded that Mr. Gardner should serve on the Board as Chairman and on the Audit Committee, based on his financial and business skills, extensive corporate finance experience and broad financial expertise.

Robert D. Johnson has been a member of the Board since July 2010. Mr. Johnson retired in 2008 as Chief Executive Officer of Dubai Aerospace Enterprise (“DAE”), a global aerospace engineering and services company. In 2005, prior to DAE, Mr. Johnson was Chairman of Honeywell Aerospace, a leading global supplier of aircraft engines, equipment, systems and services, where he also served prior to 2005 as President and Chief Executive Officer. Prior to Honeywell Aerospace, Mr. Johnson held management positions at various aviation and aerospace companies. He served on the board of directors of Ariba, Inc., a publicly traded software company, from 2005 to 2012, and currently serves on the board of directors of Spirit Aerosystems, a publicly traded aerospace components company that is not affiliated with Spirit Airlines, and Roper Industries, Inc., a publicly traded diversified industrial company. The Board has previously concluded that Mr. Johnson should continue to serve on the Board and on the Audit and Safety, Security and Operations Committees because of his experience in the aviation and aerospace industries, his financial expertise and his general business knowledge.

Barclay G. Jones III has been a member of the Board since 2006. Since March 2000, Mr. Jones has been the Executive Vice President of Investments for iStar Financial Inc., a publicly traded finance company focused on the commercial real estate industry. Prior to iStar, Mr. Jones was at W.P. Carey & Co., an investment management company, where he served in a variety of capacities, including Vice Chairman and Chief Acquisitions Officer. The Board has previously concluded that Mr. Jones should continue to serve on the Board and on the Audit and Nominating and Corporate Governance Committees based on his financial expertise and his general business experience.

Horacio Scapparone has been a member of the Board since 2006. From 1997 until 2012, he served as Chief Executive Officer of the Bristol Group, an Argentine insurance group dedicated to property and casualty and surety businesses. From 2002 to 2007, he was a board member and Chairman of Alpargatas SAIC, a large Argentine textile company sold in 2007 to a Brazilian textile company. In 2007, Alpargatas filed for protection under Argentinean bankruptcy law. The Board has previously concluded that Mr. Scapparone should serve on the Board and on the Compensation and Nominating and Corporate Governance Committees, based on his financial expertise, general business experience and familiarity with Latin America.

Dawn M. Zier has been a member of the Board since June 16, 2015. Since November 2012, Ms. Zier has served as President and Chief Executive Officer of Nutrisystem Inc., a commercial provider of weight loss products and services, and as a member of its board of directors. Before joining Nutrisystem, Ms. Zier served as the President of International at the Reader’s Digest Association, Inc., a global media and direct marketing company (the “Reader’s Digest Association”), from April 2011 to November 2012 and as an Executive Vice President of the Reader’s Digest Association from February 2011 to November 2012. From October 2009 to April 2011, Ms. Zier served as President, Europe of the Reader’s Digest Association. Prior to serving in these roles, she served as the President of Global Consumer Marketing for the Reader’s Digest Association from June 2008 to October 2009 and as the President and Chief Executive Officer of Direct Holdings U.S. Corp., a marketer of audio and video products and at such time a subsidiary of the Reader’s Digest Association, from June 2009 to October 2009. From August 2005 to June 2008, Ms. Zier served as the President of North American Consumer Marketing for the Reader’s Digest Association. RDA Holding Co., the holding company and parent of Reader’s Digest Association, underwent a reorganization under Chapter 11 of the U.S. Bankruptcy Code beginning in 2013. Ms. Zier also served on the Direct Marketing Education Foundation’s Board of Trustees from October 2010 to October 2012 and on the Direct Marketing Association’s Board of Directors from October 2008 to present, and also as its Secretary from October 2012 to October 2014. From 2005 to 2009, she chaired the Magazine’s Director’s Advisory Committee for the Audit Bureau of Circulations. The Board has previously concluded that Ms. Zier should serve on the Board and on the Audit Committee based on her leadership, consumer marketing expertise and general business experience.

Executive Officers

The following is biographical information for our executive officers not discussed above as of June 30, 2015.

John Bendoraitis has served as our Senior Vice President and Chief Operating Officer since October 2013. Prior to joining Spirit, Mr. Bendoraitis served as Chief Operating Officer of Frontier Airlines from March 2012 to October 2013. Previously, from 2008 to 2012, he served as President of Comair Airlines. From 2006 to 2008, he served as President of Compass Airlines, where he was responsible for the certification and launch of the airline. Mr. Bendoraitis began his aviation career in 1984 at Northwest Airlines, where over a 22-year span he worked his way up from aircraft technician to vice president of base maintenance operations.

Theodore C. Botimer has served as our Senior Vice President, Network Planning and Revenue Management since November 2014. From April 2008 to October 2014, he served as Senior Vice President, Revenue Management and Strategic Planning of XOJET and prior to that, from 2005 to 2008, as President of Perishable Asset Management, a transportation planning, pricing and revenue management consulting firm. From 2002 to 2005, Mr. Botimer served as Senior Vice President, Planning of Cendant Car Rental Group. Prior to that, from 1995 to 2001, he held various senior pricing and revenue positions in Continental Airlines and America West.

Thomas C. Canfield has served as our Senior Vice President—General Counsel and Secretary since October 2007. From September 2006 to October 2007, Mr. Canfield served as General Counsel & Secretary of Point Blank Solutions, Inc., a manufacturer of antiballistic body armor. Prior to Point Blank, from 2004 to 2007, he served as CEO and Plan Administrator of AT&T Latin America Corp., a public company formerly known as FirstCom Corporation, which developed high-speed fiber networks in 17 Latin American cities. Mr. Canfield also served as General Counsel & Secretary at AT&T Latin America Corp from 1999 to 2004. Previously, Mr. Canfield was Counsel in the New York office of Debevoise & Plimpton LLP. Mr. Canfield serves on the board and on the audit and nominating and corporate governance committees of Iridium Communications Inc., a satellite communications company. Mr. Canfield previously served on the board of directors of Tricom S.A., a telecommunications company, from 2004 to 2010.

Edward M. Christie, III has served as our Senior Vice President and Chief Financial Officer since April 2012. Prior to joining Spirit, Mr. Christie served as Vice President and Chief Financial Officer of Pinnacle Airlines Corp. from July 2011 to March 2012. Prior to that, Mr. Christie was a partner in the management consulting firm of Vista Strategic Group LLC from May 2010 to July 2011. Mr. Christie served in various positions from 2002 to 2010 at Frontier Airlines, including as Chief Financial Officer from June 2008 to January 2010, as Senior Vice President, Finance from February 2008 to June 2008, as Vice President, Finance from May 2007 to February 2008, and before that in several positions, including Corporate Financial Administrator, Director of Corporate Financial Planning, and Senior Director of Corporate Financial Planning and Treasury. In April 2008, Frontier Airlines filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.

Edmundo Miranda has served as our Vice President and Controller since January 2012. Prior to that, he served as our Senior Director, Corporate Controller from January 2009 to December 2011 and as Director of Corporate Accounting from July 2007 to January 2009. From 2001 to 2007, Mr. Miranda served in the audit practice of KPMG LLP, where he worked with publicly traded and mid-sized to large private corporations before leaving as a Manager.

Robert A. Schroeter has served as our Vice President, Consumer Marketing since October 2012. Prior to that, he served as our Senior Director, Consumer Marketing from September 2006 to September 2012 and as Director, Interactive Marketing from July 2005 to August 2006. Prior to that, he held various positions at US Airways and was responsible for online advertising and e-mail marketing. Mr. Schroeter’s early experience in the airline and travel industry includes e-commerce product management, project management and pricing roles with LasVegas.com, US Airways and America West Airlines.

Martha Laurie Villa has served as our Vice President & Chief Human Resources Officer since October 2014. Prior to that, Mrs. Villa was an independent consultant and, from March 2014 to September 2014, served as Interim Vice President, Human Resources at Charter Schools USA. Other senior roles held by Mrs. Villa include Chief People Officer for Liberty Power from November 2009 to February 2013, VP, Human Resources for LexisNexis Risk Solutions from July 2006 to September 2009 and Senior VP, Human Resources for Ann Taylor Corporation from April 2002 to January 2005. Prior to that, she held global senior human resources leadership positions at both Transora and Sara Lee Corporation. She also serves on the Board of Advisors of Primate Technologies, a private software development company in the power utility industry, since March of 2013.

DESCRIPTION OF THE CERTIFICATES

The following summary describes certain material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Certificates, the Basic Agreement, the Trust Supplements, the Liquidity Facilities, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Spirit with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “—Subordination” below and elsewhere in this prospectus supplement, and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

General

Each pass through certificate (each, a “Certificate” and, collectively, the “Certificates”) will represent a fractional undivided interest in one of two Spirit Airlines 2015-1 Pass Through Trusts: the “Class A Trust” and the “Class B Trust” and, collectively, the “Trusts.” The Trusts will be formed pursuant to a pass through trust agreement to be entered into between Spirit and Wilmington Trust, National Association, as trustee (the “Basic Agreement”), and two separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class A Trustee” and the “Class B Trustee,” and collectively as the “Trustees.” The Certificates to be issued by the Class A Trust and the Class B Trust are referred to herein, respectively, as the “Class A Certificates” and the “Class B Certificates.” The Class A Trust will purchase all of the Series A Equipment Notes and the Class B Trust will purchase all of the Series B Equipment Notes. The holders of the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Equipment Notes expected to be issued with respect to the (i) Early Delivery Aircraft are issued before October 1, 2016 and (ii) the Later Delivery Aircraft are issued before April 1, 2017, the sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

Each Certificate will represent a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) will consist of:

•

subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust on or prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•

the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates of a Trust represent fractional undivided interests in such Trust only, and all payments and distributions thereon will be made only from the Trust Property of such Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of Spirit, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

Pursuant to the Escrow Agreement to be applicable to each Trust, the Certificateholders of such Trust, as holders of the Escrow Receipts affixed to each Certificate issued by such Trust, will be entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Certificateholders. (Escrow Agreements, Section 1.03) In addition, the Certificates and the related Escrow Receipts may not be separately assigned or transferred. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to direct withdrawals for the purchase of related Equipment Notes, will not constitute Trust Property. (Trust Supplements, Section 1.01) Payments to the Certificateholders in respect of the Deposits and the Escrow Receipts relating to a Trust will constitute payments to such Certificateholders solely in their capacity as holders of the related Escrow Receipts.

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry Registration; Delivery and Form.” The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement.”

Payments of interest on the Deposits and the distribution of funds from the Deposits, if any, in respect of the October 1, 2016 principal amortization installment for any Early Delivery Aircraft not financed under an Indenture by such date, as described under the “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” with respect to each Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

April 1 and October 1 of each year, commencing on April 1, 2016, are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The Deposits held with respect to each Trust will accrue interest at the applicable rate per annum for each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on April 1, 2016, except as described under the first two paragraphs of “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” The issued and outstanding Equipment Notes held in each Trust will accrue interest at the rate per annum applicable to each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on the first Regular Distribution Date after the respective Equipment Notes are issued, except as described under “Description of the Equipment Notes—Redemption.” The rate per annum applicable to each class of Certificates is set forth on the cover page of this prospectus supplement; provided that the interest rate applicable to any new Class B Certificates issued in connection with the issuance of any new Series B Equipment Notes issued as described in “Possible Issuance of Additional Certificates and Refinancing of Certificates—Refinancing of Certificates” may differ. The interest rate applicable to each class of Certificates, as shown on the cover page of this prospectus supplement is referred to as the “Stated Interest Rate” for such Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class A Certificates and Class B Certificates will be each supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates. Each such Liquidity Facility is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance of the applicable class of Certificates at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any class of Certificates will not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class A Certificates and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities.”

Principal

Payments of principal on the issued and outstanding Series A Equipment Notes and Series B Equipment Notes will be scheduled to be made in specified amounts on April 1 and October 1 in certain years, (i) commencing on October 1, 2016 in the case of the Early Delivery Aircraft and April 1, 2017 in the case of the Later Delivery Aircraft and (ii) ending on April 1, 2028 in the case of the Series A Equipment Notes and April 1, 2024 in the case of the Series B Equipment Notes.

Distributions

Payments of interest on the Deposits (other than as part of any withdrawals described in the first two paragraphs of “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes—Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class A Certificates is October 1, 2029 and for the Class B Certificates is October 1, 2025.

The Paying Agent with respect to each Escrow Agreement will distribute on each applicable Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on Deposits relating to such Trust, and, subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or the applicable Trustee, as the case may be, to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a); Escrow Agreements, Section 2.03(a)) If a Scheduled Payment is not received by the applicable Paying Agent or the applicable Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreements, Section 2.03(d))

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption, a purchase or a prepayment of any Equipment Note, the date of such early redemption, purchase or prepayment (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Any Deposits withdrawn because a Triggering Event occurs and any unused Deposits remaining as of the Delivery Period Termination Date, in each case as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(f), 2.03(b) and 2.06)

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $350 million) or (iii) certain bankruptcy or insolvency events involving Spirit. (Intercreditor Agreement, Section 1.01)

The portion of the Deposits relating to an Early Delivery Aircraft withdrawn because such Early Delivery Aircraft is not financed before October 1, 2016, as described under “Deposit Agreements—Other Withdrawals and Return of Deposits,” will be distributed, without any premium, on October 1, 2016. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(e), 2.03(b)) If any such portion of such Deposits is not received by the applicable Paying Agent on October 1, 2016 but is received within five days thereafter, it will be distributed on the date received to the Certificateholders of record on the record date for October 1, 2016. If any such portion of such Deposits is received after such five-day period, it will be treated as a “Special Payment” and distributed as described above. (Escrow Agreements, Section 2.03(d))

Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of the Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption, purchase or prepayment of the Equipment Notes held in the related Trust or any withdrawal or return of Deposits described under the first two paragraphs in “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d); Escrow Agreements, Sections 2.06 and 2.07) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreements, Section 2.03(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption.”

Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01(a)) Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01(b) and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the applicable Trust so received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01(b); Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

Each Escrow Agreement will require that the Paying Agent establish and maintain, for the benefit of the applicable Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent will be under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the terms of the Deposit Agreements, the Depositary will agree to pay interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” in accordance with the applicable Deposit Agreement, directly into the related Paying Agent Account. (Deposit Agreements, Section 4) All amounts so deposited in the Paying Agent Accounts will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreements.”

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Miramar, Florida, Wilmington, Delaware, or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust, other than distributions made in respect of interest or Make-Whole Amount (if any) or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes held by such Trust or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date will be the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes held by such Trust or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the Certificates (the “Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes to be held in each Trust and resulting Pool Factors with respect to such Trust, assuming that (i) each Early Delivery Aircraft has been subjected to an Indenture before October 1, 2016, (ii) each Later Delivery Aircraft has been subjected to an Indenture before April 1, 2017 and (iii) in each case, all of the related Equipment Notes with respect to such Aircraft have been acquired by such Trust by such date. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, (w) any Equipment Notes held in such Trust are redeemed or purchased, (x) a default in payment on any Equipment Note occurs, (y) any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by such Trust or (z) any Early Delivery Aircraft is not financed before October 1, 2016.

	Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
Issuance Date	$0.00	1.0000000	$0.00	1.0000000
April 1, 2016	0.00	1.0000000	0.00	1.0000000
October 1, 2016	15,467,123.00	0.9660527	9,180,360.63	0.9241035
April 1, 2017	16,533,227.00	0.9297656	11,817,139.37	0.8264081
October 1, 2017	15,000,000.00	0.8968435	8,000,000.00	0.7602700
April 1, 2018	15,000,000.00	0.8639215	8,000,000.00	0.6941319
October 1, 2018	15,000,000.00	0.8309995	4,000,000.00	0.6610628
April 1, 2019	15,000,000.00	0.7980775	4,000,000.00	0.6279938
October 1, 2019	15,000,000.00	0.7651554	4,000,000.00	0.5949247
April 1, 2020	15,000,000.00	0.7322334	4,000,000.00	0.5618557
October 1, 2020	11,000,000.00	0.7080906	4,000,000.00	0.5287866
April 1, 2021	11,000,000.00	0.6839478	4,000,000.00	0.4957176
October 1, 2021	11,000,000.00	0.6598049	4,000,000.00	0.4626485
April 1, 2022	11,000,000.00	0.6356621	4,000,000.00	0.4295794
October 1, 2022	11,000,000.00	0.6115193	4,000,000.00	0.3965104
April 1, 2023	11,000,000.00	0.5873765	4,000,000.00	0.3634413
October 1, 2023	11,000,000.00	0.5632337	4,000,000.00	0.3303723
April 1, 2024	11,000,000.00	0.5390908	39,961,500.00	0.0000000
October 1, 2024	11,000,000.00	0.5149480	0.00	0.0000000
April 1, 2025	11,000,000.00	0.4908052	0.00	0.0000000
October 1, 2025	11,000,000.00	0.4666624	0.00	0.0000000
April 1, 2026	11,000,000.00	0.4425196	0.00	0.0000000
October 1, 2026	11,000,000.00	0.4183767	0.00	0.0000000
April 1, 2027	11,000,000.00	0.3942339	0.00	0.0000000
October 1, 2027	11,000,000.00	0.3700911	0.00	0.0000000
April 1, 2028	168,621,650.00	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Issuance of Additional Certificates and Refinancing of Certificates” and “Description of the Equipment Notes—Redemption,” or a special distribution of unused Deposits attributable to (a) the occurrence of a Triggering Event or (b) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed Amortization Schedule for a Trust, notice thereof will be mailed to the Certificateholders of such Trust by no later than the 15th day prior to such Regular Distribution Date.

Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “—Reports to Certificateholders,” “—Certificate Buyout Right of Certificateholders,” and “Description of the Deposit Agreements.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):

(1)	the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement and under the related Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider;

(4)	the amount of such distribution under the related Escrow Agreement allocable to interest, if any;

(5)	the amount of such distribution under the related Escrow Agreement allocable to unused Deposits, if any; and

(6)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the applicable Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to such Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust, National Association will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder (including, subject to certain limitations, the foreclosure and sale of the Aircraft and other Collateral under such Indenture). In addition, under such circumstances, the Controlling Party may sell all (but not less than all) of such Equipment Notes to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The proceeds of any such sale of the Aircraft, other Collateral or Equipment Notes will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Spirit (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, can take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default exists with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement will provide that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

Each Pass Through Trust Agreement will contain a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications to be set forth in each Pass Through Trust Agreement and to certain limitations to be set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

Subject to the Intercreditor Agreement, the Certificateholders of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of all Certificateholders of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each Certificateholder of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. (Indentures, Section 4.05) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class A Trustee, the Class B Trustee and each other Class B Certificateholder, and so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout

Right and given notice of such election, each Class B Certificateholder (other than Spirit or any of its affiliates) will have the right (the “Class B Buyout Right”) to purchase all, but not less than all, of the Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

If any Additional Certificates are issued, the holders of such Additional Certificates (other than Spirit or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class B Certificateholder or Senior Additional Certificateholder (if any)—to purchase all but not less than all of the Class A Certificates, Class B Certificates and each Senior Additional Certificates (if any), so long as no Junior Additional Certificateholder (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election; provided that, with respect to such Certificate Buyout Event, such Additional Holder Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right by any Junior Additional Certificateholders (if any), but shall be revived if the exercise of Additional Holder Buyout Right by such Junior Additional Certificateholders is not consummated on the purchase date proposed therefor.

If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Refinancing Certificates refinanced or otherwise replaced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, the related Escrow Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after (i) a record date specified in the related Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under such Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under such Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date), or (ii) the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date).

Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) (other than Spirit or any of its affiliates) want(s) to participate in such purchase, then such other Certificateholder(s) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If Spirit or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that a Spirit Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) Spirit has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Spirit will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

“Junior Additional Certificates” means with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank junior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

“Junior Additional Certificateholder” means each holder of Junior Additional Certificates.

“Senior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank senior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

“Senior Additional Certificateholder” means each holder of Senior Additional Certificates.

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•

the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

Spirit will be prohibited from consolidating with or merging into any other entity where Spirit is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•

the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•

the successor or transferee entity expressly assumes all of the obligations of Spirit contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•

if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

•	Spirit has delivered a certificate indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01(a); Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, Equipment Notes or underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Spirit.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement will contain provisions permitting Spirit and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of Spirit, permitting or requesting the execution of amendments or agreements supplemental to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, without the consent of any Certificateholder of such Trust to, among other things:

•

evidence the succession of another corporation or entity to Spirit and the assumption by such corporation or entity of the covenants of Spirit contained in such Pass Through Trust Agreement or of Spirit’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•

add to the covenants of Spirit for the benefit of holders of any Certificates or surrender any right or power conferred upon Spirit in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•

cure any ambiguity or correct any mistake or inconsistency contained in, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•

make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates as Spirit may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	correct or supplement the description of any property constituting property of such Trust or the description of any Aircraft, and to reflect the substitution of another aircraft for any Aircraft;

•

comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•

modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, such other provisions as may be expressly permitted by the Trust Indenture Act;

•

(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility, all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the related Escrow Agreement or (v) add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the Trustee as required in such Pass Through Trust Agreement; or

•

make any other amendments or modifications to such Pass Through Trust Agreement; provided, however, that such amendments or modifications will apply to Certificates of any class to be hereafter issued;

provided, however, that no such supplemental agreement shall adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Sections 8.01(e) and 8.02)

Each Pass Through Trust Agreement will also contain provisions permitting Spirit and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of Spirit, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Additional Certificates or Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or Refinancing Certificates, and other matters incidental thereto, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Each Pass Through Trust Agreement will also contain provisions permitting the execution, with the consent of the Certificateholders of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate affected thereby:

•

reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•

permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•

reduce the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or reduce the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any waiver (of compliance with certain provisions of such Pass Through Trust Agreement or defaults under such Pass Through Trust Agreement and their consequences) provided for in such Pass Through Trust Agreement;

•

modify certain amendment provisions in such Pass Through Trust Agreement, except to increase any of the percentages described in the immediately preceding bullet point, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder of such class affected thereby; or

•

adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “—Certificate Buyout Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement or any other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each

Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•

whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•

whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•

how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as Noteholder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•

other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•

as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the applicable Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note, the Note Purchase Agreement or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment

Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees in such circumstances.

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft on or prior to the Delivery Period Termination Date on and subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”) to be entered into among Spirit, the Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, Spirit agrees to enter into a secured debt financing with respect to each Aircraft on or prior to March 31, 2017 with the other relevant parties pursuant to a Participation Agreement and an Indenture that are substantially in the forms attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted, under the Note Purchase Agreement, Spirit must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must comply with the Required Terms. In addition, Spirit, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event has occurred or certain specified conditions are not met. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•

the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix IV (provided that, in the case of any Early Delivery Aircraft, if any Equipment Note is issued with respect to such Early Delivery Aircraft on or after October 1, 2016, (a) the original principal amount of such Equipment Note for such Early Delivery Aircraft will be reduced by the principal amortization installment scheduled for payment on October 1, 2016 for such Equipment Note as set forth in Appendix IV and (b) the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note);

•	the interest rate applicable to each series of Equipment Notes must be equal to the interest rate applicable to the Certificates issued by the corresponding Trust;

•	the payment dates for the Equipment Notes must be April 1 and October 1;

•

(a) the past due rate in the Indentures, (b) the Make-Whole Amount payable under the Indentures, (c) the provisions relating to the redemption of the Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of Indenture attached as an exhibit to the Note Purchase Agreement (the “Indenture Form”) or the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Participation Agreement Form”);

•

the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance;

•

modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Indenture Form so as to deprive holders of Equipment Notes under all the Indentures of a first priority security interest in and mortgage lien on the Aircraft or, to the extent assigned, certain of Spirit’s existing warranty rights under the Aircraft Purchase Agreement or to eliminate the obligations intended to be secured thereby, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount (if any) in certain circumstances), (iii) certain provisions regarding Indenture Events of Default and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to an Aircraft following an Event of Loss with respect to such Aircraft, (v) certain provisions relating to claims, actions, third party beneficiaries, voting, Section 1110 and Aircraft re-registration, (vi) the definition of Make-Whole Amount and (vii) the provision that New York law will govern the Indentures; and

•

modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Participation Agreements.

Notwithstanding the foregoing, the Indenture Form or the Participation Agreement Form may be modified to the extent required for the issuance of one or more series of Additional Equipment Notes or Refinancing Equipment Notes or the issuance of pass through certificates by any pass through trust that acquires such Additional Equipment Notes or Refinancing Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Refinancing Equipment Notes, as applicable, in each case as provided in the Note Purchase Agreement.

Termination of the Trusts

With respect to each Trust, the obligations of Spirit and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01; Trust Supplements, Section 9.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from Spirit, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to Spirit. (Basic Agreement, Section 11.01)

The Trustees

The Trustee of each Trust initially will be Wilmington Trust, National Association. Each Trustee’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration (Reference: Spirit 2015-1 EETC).

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Spirit with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Issuance Date, the Class A Certificates and Class B Certificates will each be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

DTC

DTC has informed Spirit as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

Spirit expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised Spirit that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised Spirit that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither Spirit nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

Spirit expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. Spirit also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by Spirit to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) Spirit, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, Spirit and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither Spirit nor any Trustee will be liable if Spirit or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. (Trust Supplements, Section 4.03(d)) Spirit, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee, in accordance with the procedures set forth in the applicable Pass Through Trust Agreement, directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes certain material terms of the Deposit Agreements, as well as certain related provisions of the Escrow Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements and the related provisions of the Escrow Agreements and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Spirit with the SEC.

General

Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary (each, a “Deposit Agreement”). (Escrow Agreements, Section 1.02(a)) Pursuant to the Deposit Agreements, the Depositary will establish separate accounts into which the proceeds of the offering attributable to Class A Certificates and Class B Certificates will be deposited (respectively, “Class A Deposits” and “Class B Deposits” and, each, a “Deposit” and, collectively, the “Deposits”) on behalf of the Escrow Agent for the applicable Trust. (Deposit Agreements, Section 2.1) For each Trust, there will be a separate Class A Deposit and Class B Deposit for each Aircraft that is to be financed in this offering. Pursuant to the Deposit Agreements, except as described below under “—Other Withdrawals and Return of Deposits,” on each applicable Regular Distribution Date, the Depositary under each Deposit Agreement will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the applicable Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to Certificates issued by the applicable Trust. (Deposit Agreements, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Withdrawal of Deposits to Purchase Equipment Notes

Upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date, the Trustee of each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Notes of the series applicable to such Trust issued with respect to such Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreements, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Equipment Notes will be re-deposited by the Escrow Agent or each Trustee on behalf of the Escrow Agent into a new account with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreements, Section 2.4; Escrow Agreements, Section 1.06) Except as described below under “—Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest on all Deposits withdrawn to purchase Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the applicable Escrow Agent, for distribution to the Certificateholders. (Deposit Agreements, Sections 2.2 and 4; Escrow Agreements, Section 2.03(a))

Other Withdrawals and Return of Deposits

The Trustees’ obligations to purchase Equipment Notes to be issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of the financing of such Aircraft under the related Indenture, as set forth in the Note Purchase Agreement and the related Participation Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” Since such Aircraft are expected to be subjected to the financing of this offering from time to time on or prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each such Aircraft prior to the Delivery Period Termination Date. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to Airbus’s right to postpone deliveries under its agreement with Spirit. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on March 31, 2017 (the “Outside Termination Date”), and the Paying Agent will distribute such funds to the applicable Certificateholders as promptly as practicable thereafter. The obligation to purchase Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreements, Sections 2.3(b)(i) and 4; Escrow Agreements, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)

If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, such Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreements, Section 1.02(f)) The obligation to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreements, Section 2.3(b)(i); Escrow Agreements, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section 2)

In addition, if any Early Delivery Aircraft has not been financed under an Indenture before October 1, 2016, the portion of the funds in the Deposits for such Early Delivery Aircraft in an amount equal to the principal amortization installment scheduled for payment on October 1, 2016 for such Early Delivery Aircraft as set forth in Appendix IV will be withdrawn automatically by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, without any premium, to the applicable Certificateholders on October 1, 2016. (Deposit Agreements, Sections 2.3(b)(iii) and 4; Escrow Agreements, Sections 1.02(e) and 2.03(b))

Replacement of Depositary

If the Depositary’s Long-Term Rating is downgraded by any Rating Agency below the Depositary Threshold Rating for such Rating Agency, then Spirit must, within 35 days of the occurrence of such event, replace the Depositary with a new depositary bank meeting the requirements set forth below (the “Replacement Depositary”). (Note Purchase Agreement, Section 5(a))

“Depositary Threshold Rating” means: (i) in the case of Fitch Ratings, Inc. (“Fitch”), a Long-Term Rating of A- and (ii) in the case of Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s” and, together with Fitch, the “Rating Agencies”) a Long-Term Rating of A-. (Note Purchase Agreement, Annex A)

“Long-Term Rating” means, for any entity: (a) in the case of Fitch, the long-term issuer default rating of such entity and (b) in the case of Standard & Poor’s, the long-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)

Any Replacement Depositary may either be (a) one that meets the Depositary Threshold Rating for each Rating Agency or (b) one that does not meet the Depositary Threshold Rating for each Rating Agency, so long as, in the case of either of the immediately preceding clauses (a) and (b), Spirit shall have received a written confirmation from each Rating Agency to the effect that the replacement of the Depositary with the Replacement Depositary would not result in a withdrawal, suspension or reduction of the ratings of each class of Certificates then rated by such Rating Agency below the then current rating for such Certificates (before the downgrading of such rating, if any, as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating for such Rating Agency). (Note Purchase Agreement, Section 5(c)(i))

At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), Spirit may replace the Depositary with a Replacement Depositary. (Note Purchase Agreement, Section 5(a)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.

Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent for each Trust will request, upon at least 5 Business Days’ notice, the following withdrawals:

•

with respect to all Deposits of such Trust then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•

with respect to all Deposits of such Trust, if any, previously withdrawn in connection with the purchase of the related Equipment Notes, as described in “—Withdrawal of Deposits to Purchase Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to but excluding the date of the applicable withdrawal in connection with the purchase of such Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account of such Trust and, upon the confirmation by the Paying Agent of receipt in such Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Certificateholders of such Trust on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in such Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreements, Sections 1.02(d) and 2.03(c))

Limitation on Damages

The Deposit Agreements provide that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent of each Trust or any of the Receiptholders in connection with the Deposit Agreements or the transactions contemplated or any relationships established by the Deposit Agreements irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreements, Section 17)

Depositary

Natixis, acting through its New York Branch, will act as depositary (the “Depositary”). Natixis is a French public limited corporation (société anonyme) with a board of directors (“Natixis”). Natixis is a credit institution licensed as a bank in France. The New York Branch of Natixis is licensed by the Superintendent of Financial Services of the State of New York to conduct a banking business as a branch of a foreign bank.

Natixis is the corporate, investment and financial services arm of Groupe BCPE, the second largest banking group in France. Natixis had €574 billion of consolidated assets and €19.6 billion equity capital group share as of March 31, 2015. Excluding exceptional items to reported data, Natixis had net revenues of €2,185 million for the quarter ended March 31, 2015.

Natixis is listed on the Paris stock exchange. Its primary shareholder is BCPE, which holds 71.39% of its share capital (excluding treasury shares) as of March 31, 2015. The remainder is publicly traded. Natixis’ registered office is at 30, avenue Pierre Mendès France, 75013 Paris, France.

Natixis will provide without charge a copy of its most recent publicly available annual report. Written requests should be directed to Corporate Secretary, 1251 Avenue of the Americas, New York, New York 10020; telephone (212) 872-5000.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes certain material terms of the escrow and paying agent agreements (the “Escrow Agreements”), as well as certain related provisions of the Deposit Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements and the related provisions of the Deposit Agreements and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Spirit with the SEC.

General

Wilmington Trust Company, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust, National Association, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits relating to such Trust. (Escrow Agreements, Section 1.03; Deposit Agreements, Section 2.1) The Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement and the related Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” (Escrow Agreements, Section 1.02(c)—(f)) In addition, pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay interest on the Deposits accrued in accordance with the Deposit Agreements to the Paying Agent for distribution to the Receiptholders. (Deposit Agreements, Section 4)

Each Escrow Agreement will require that the Paying Agent establish and maintain, for the benefit of the Receiptholders of each Trust, the Paying Agent Account for such Trust, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in such Paying Agent Account. (Escrow Agreements, Section 2.02). Pursuant to the Deposit Agreements, the Depositary agrees to pay funds released from the related Deposits and accrued interest on the related Deposits directly into such Paying Agent Account, except for amounts withdrawn to purchase any related Equipment Notes as described under “Description of the Deposit Agreements—Withdrawal of Deposits to Purchase Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreements—Replacement of Depositary.” (Deposit Agreements, Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account for the related Trust to the Certificateholders of such Trust as further described herein. See “Description of the Certificates—Payments and Distributions” and “Description of the Deposit Agreements.”

Upon receipt by the Depositary of cash proceeds from the sale of the Certificates, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) in respect of each class of Certificates, which will be affixed by the related Trustee to each Certificate of such class. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed. (Escrow Agreements, Sections 1.03 and 1.04) Because the Escrow Receipts will be affixed to the Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Certificateholders.

Each Escrow Agreement will provide that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable

Deposit Agreement, or upon any default in the payment of any final withdrawal or amortization withdrawal (see “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits”) or replacement withdrawal (see “Description of the Deposit Agreements—Replacement of Depositary”) when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to such Escrow Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreements, Sections 9 and 16)

Certain Modifications of the Escrow Agreements and Note Purchase Agreement

The Note Purchase Agreement will contain provisions requiring the Trustees, the Escrow Agent and the Paying Agent, at Spirit’s request, to enter into amendments to, among other agreements, the Escrow Agreements and the Note Purchase Agreement as may be necessary or desirable:

•

if any series of Additional Equipment Notes or Refinancing Equipment Notes are to be issued, to give effect to such issuance of such series of Additional Equipment Notes or Refinancing Equipment Notes and the issuance of pass through certificates by any pass through trust that acquires any such series of Additional Equipment Notes or Refinancing Equipment Notes, as applicable, and to make related changes (including to provide for any prefunding mechanism) and to provide for credit support (including a liquidity facility) for any such pass through certificates; and

•

if the Depositary is to be replaced, to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with replacement deposit agreements. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))

In each case described immediately above, no requests (other than Spirit’s request) or consents (including no consent of the Certificateholders) will be required for such amendments.

Each Escrow Agreement will contain provisions requiring the Escrow Agent and the Paying Agent, upon request of the related Trustee and without any consent of the Certificateholders, to enter into an amendment to the Escrow Agreements or the Note Purchase Agreement, among other things, for the following purposes:

•

to correct or supplement any provision in the Escrow Agreements or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreements or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•

to modify any other provision with respect to matters or questions arising under the Escrow Agreements or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreements or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Trustee; or

•

for any purposes described in the first nine bullet points of the first paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements.” (Escrow Agreements, Section 8)

The Escrow Agent

Wilmington Trust Company will be the Escrow Agent under each Escrow Agreement. The Escrow Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

The Paying Agent

Wilmington Trust, National Association will be the Paying Agent under each Escrow Agreement. The Paying Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Spirit with the SEC.

General

The liquidity provider for each of the Class A Trust (the “Class A Liquidity Provider”) and Class B Trust (the “Class B Liquidity Provider” and, together with the Class A Liquidity Provider, the “Liquidity Providers”) will enter into a separate revolving credit agreement with the Subordination Agent with respect to each of the Class A Trust (the “Class A Liquidity Facility”)and Class B Trust (the “Class B Liquidity Facility” and, together with the Class A Liquidity Facility, the “Liquidity Facilities”). Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A Trust or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class A Trust and Class B Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at April 1, 2017 (the first Regular Distribution Date that occurs after the Outside Termination Date), assuming that all Aircraft have been financed and that all interest and principal due on or prior to such Regular Distribution Date is paid, will be:

Trust	Available Amount
Class A	$
Class B	$

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement, is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating for such Rating Agency), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class A Trust and the Class B Trust initially $         and $        , respectively, in each case as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates will not provide for drawings thereunder to pay for principal of, or Make-Whole Amount (if any) on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount (if any) with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount of such Interest Drawing so reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which Spirit is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency

(any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after a Downgrade Drawing has been made with respect to a Liquidity Facility, the Liquidity Provider for such Liquidity Facility has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating for such Rating Agency and delivers a written notice to that effect to the Subordination Agent and Spirit, the amount of such Downgrade Drawing that has not been applied to the payment of interest shall be withdrawn from the Cash Collateral Account for the applicable Certificates and reimbursed to such Liquidity Provider and any amount of such Downgrade Drawing that has been applied to payment of interest shall be converted into an Interest Drawing and the obligations of such Liquidity Provider to make advances shall be reinstated in an amount equal to the amount that has been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Sections 2.02(b)(ii) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and 3.05(f))

“Liquidity Threshold Rating” means: (a) for the Class A Liquidity Provider, a Long-Term Rating of BBB+ from each of Fitch and Standard & Poor’s and (b) for the Class B Liquidity Provider, a Long-Term Rating of BBB from each of Fitch and Standard & Poor’s. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05)

The Liquidity Facility for each of the Class A Trust and Class B Trust will provide that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•

the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•

the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent and Spirit of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility will provide, in the event that before the 25th day prior to any anniversary of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date for the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent and Spirit in writing that its obligations to make advances under such Liquidity Facility shall not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Provider shall not have been replaced on or before such 25th day, the Subordination Agent shall request a drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10) The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d)(iii))

Subject to certain limitations, Spirit may, at its option, arrange for a Replacement Facility to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence); provided that, if the initial Liquidity Provider is replaced, it shall be replaced with respect to all Liquidity Facilities under which it is the Liquidity Provider. (Intercreditor Agreement, Section 3.05(e)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility so long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “—Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions.”

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 3.25% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period provided for in the affected Liquidity Facility plus 3.25% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to Spirit) plus (b) one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“LIBOR” means, with respect to any interest period, the rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any successor person which takes over administration of that rate) for U.S. dollar deposits, which rate is displayed on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods; provided that, if LIBOR determined as provided above with respect to any interest period would be less than 0.50% per annum, then LIBOR for such interest period shall be deemed to be 0.50% per annum. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for the next succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent and Spirit. If such notice is given, then the outstanding principal amount of the LIBOR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•

such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•

any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments. (Intercreditor Agreement, Section 3.02)

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to (i) in the case of a Downgrade Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “—Reimbursement Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “—Reimbursement Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin and (iii) in the case of Non-Extension Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus 3.25% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “—Liquidity Events of Default,” at the rate applicable to Special Termination Drawings as described in clause (a)(ii) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•

the acceleration of all of the Equipment Notes (provided that, if such acceleration occurs during the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $350 million); or

•	certain bankruptcy or similar events involving Spirit. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold by the Subordination Agent or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice“ and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•

the obligation of the related Liquidity Provider to make advances under the related Liquidity Facility will terminate at the close of business on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent and Spirit;

•

the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•

in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement—Priority of Distributions”; and

•	in the event of a Final Drawing, all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for each Trust will be Natixis, acting through its New York Branch. For information regarding Natixis, see “Description of the Deposit Agreements—Depositary.”

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into among the Trustees, the Liquidity Providers and Wilmington Trust, National Association, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Spirit with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the Trustee of such Trust. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “—Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will direct the Loan Trustee as contemplated by the preceding sentence in accordance with the directions of the Trustees for which the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Notes were issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•

under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed,

(y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, (i) if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $350 million and (ii) in the event of a bankruptcy proceeding under the Bankruptcy Code in which Spirit is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. (Intercreditor Agreement, Section 2.06) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “—Limitation on Exercise of Remedies” and “Description of the Equipment Notes—Remedies.”

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of a Spirit Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Spirit or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(iii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and

Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility, in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by Spirit exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by Spirit on the overdue scheduled interest on the Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. (Indentures, Section 2.14) The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if any Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including Spirit) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

If following certain events of bankruptcy, reorganization or insolvency with respect to Spirit described in the Intercreditor Agreement (a “Spirit Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Spirit to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Spirit unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-Day Period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-Day Period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a Spirit Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•

to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the

Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•

to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•

to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility or an Interest Drawing for a Liquidity Facility shall have been converted into a Final Drawing, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) if neither subclause (x) nor subclause (y) of clause (i) is applicable, each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•

to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Class A Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Class A Deposits) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Class B Deposits) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Class B Deposits) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•

to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Class B Deposits) or (b) in the case of an

Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Class B Deposits) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such class or classes of Additional Certificates may rank ahead of certain obligations with respect to the Class A Certificates and the Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” may be revised if any Additional Certificates or Refinancing Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits relating to such Trust occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Issuance Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by Spirit under any Equipment Note. In addition, see “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements,” including for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communication with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives notice of substitution of a related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe,” or a notice of replacement of related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indenture—Events of Loss,” the Subordination Agent shall promptly (i) provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and (ii), on behalf of each Trustee, post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of Spirit to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and Spirit a statement setting forth the following information:

•

after a Spirit Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-Day Period of Section 1110, (ii) subject to an election by Spirit under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•

to the best of the Subordination Agent’s knowledge, after requesting such information from Spirit, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. Spirit has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible B Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•

after a Spirit Bankruptcy Event, any operational reports filed by Spirit with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust, National Association will be the Subordination Agent under the Intercreditor Agreement. Spirit and its affiliates may from time to time enter into banking, trustee and other relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Spirit (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by:

(a) the Early Delivery Aircraft, consisting of seven new Airbus A321-200 aircraft currently scheduled for delivery during the period from October 2015 to April 2016; and

(b) the Later Delivery Aircraft, consisting of five new Airbus A321-200 aircraft currently scheduled for delivery during the period from May 2016 to December 2016 and three new Airbus A320-200 aircraft currently scheduled for delivery to Spirit during the period from June 2016 to December 2016;

in each case to be delivered from Airbus to Spirit pursuant to the Aircraft Purchase Agreement.

The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” Each Aircraft will be owned and will be operated by Spirit. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement.

The Airbus A321-200 aircraft is a single-aisle commercial jet aircraft. Spirit currently anticipates the seating capacity for the A321-200 aircraft financed by this offering to be up to 228 seats. The A321-200 aircraft will be powered by two V2533-A5 SelectOne jet engines manufactured by IAE International Aero Engines AG.

The Airbus A320-200 aircraft is a single-aisle commercial jet aircraft. Spirit currently anticipates the seating capacity for the A320-200 aircraft financed by this offering to be up to 182 seats. The A320-200 aircraft will be powered by two V2527-A5 SelectOne jet engines manufactured by IAE International Aero Engines AG.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and MBA, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Scheduled Month of Delivery(1)	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	MBA
Airbus A320-200	N644NK	TBD	June 2016	$50,760,000	$49,200,000	$44,690,000	$48,216,667
Airbus A320-200	N645NK	TBD	September 2016	51,010,000	49,400,000	44,800,000	48,403,333
Airbus A320-200	N646NK	TBD	December 2016	51,260,000	49,600,000	44,910,000	48,590,000
Airbus A321-200	N660NK	6804	October 2015	57,060,000	54,750,000	54,480,000	54,750,000
Airbus A321-200	N661NK	6867	November 2015	57,150,000	54,750,000	54,520,000	54,750,000
Airbus A321-200	N662NK	6897	December 2015	57,250,000	54,750,000	54,570,000	54,750,000
Airbus A321-200	N663NK	TBD	February 2016	57,440,000	54,950,000	54,660,000	54,950,000
Airbus A321-200	N664NK	TBD	March 2016	57,530,000	54,950,000	54,700,000	54,950,000
Airbus A321-200	N665NK	TBD	March 2016	57,530,000	54,950,000	54,700,000	54,950,000
Airbus A321-200	N667NK	TBD	April 2016	57,620,000	55,150,000	54,750,000	55,150,000
Airbus A321-200	N668NK	TBD	May 2016	57,720,000	55,150,000	54,790,000	55,150,000
Airbus A321-200	N669NK	TBD	August 2016	58,000,000	55,350,000	54,930,000	55,350,000
Airbus A321-200	N670NK	TBD	September 2016	58,100,000	55,350,000	54,970,000	55,350,000
Airbus A321-200	N671NK	TBD	November 2016	58,290,000	55,550,000	55,060,000	55,550,000
Airbus A321-200	N672NK	TBD	December 2016	58,390,000	55,550,000	55,110,000	55,550,000

Total:							$806,410,000

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each Eligible Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the Aircraft Purchase Agreement and financed under this offering and each Eligible Aircraft with manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Eligible Aircraft is not yet available as of the date hereof and is to be determined at a later date. The actual delivery date of any Eligible Aircraft may differ from its current scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” In addition, Spirit has certain rights to finance a Substitute Aircraft in lieu of any Eligible Aircraft if the delivery of such Eligible Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”

(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft. Such appraisals indicate appraised base value of each Eligible Aircraft as a new aircraft, projected as of its currently scheduled delivery month.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of the Eligible Aircraft. The AISI appraisal is dated June 10, 2015; the BK appraisal is dated June 15, 2015; and the MBA appraisal is dated June 26, 2015. The appraised values provided by each of AISI, BK and MBA are presented as of or around the respective dates of their appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Eligible Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the Appraisers. The appraisals of the Eligible Aircraft indicate appraised base value of each Eligible Aircraft as a new aircraft, projected as of its currently scheduled delivery month. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Eligible Aircraft. Appraisals that are based on different assumptions and methodologies (or a different maintenance status or a physical inspection of the Eligible Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Eligible Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Eligible Aircraft are estimates of the values of the Eligible Aircraft as of their respective anticipated future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block. Additionally, the appraisals assume that passenger seats have been installed on the Aircraft. Spirit is obligated to install passenger seats on each Aircraft as promptly as practicable if passenger seats are not yet so installed on such Aircraft at the time of financing thereof. In the absence of such installation, the value for such Aircraft may be less than that assumed by the appraisals.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Deliveries of Aircraft

The Note Purchase Agreement provides that the period for financing the Aircraft under this offering will expire on the earlier of (a) March 31, 2017 and (b) the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement (the “Delivery Period Termination Date”).

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, Spirit agrees to enter into a secured debt financing agreement with respect to each Aircraft on or prior to March 31, 2017.

The Eligible Aircraft currently are scheduled for delivery under the Aircraft Purchase Agreement during the period from October 2015 to December 2016. See the table under “—The Appraisals” for the currently scheduled month of delivery of each Eligible Aircraft. Spirit cannot predict whether or not delivery of any of the Eligible Aircraft will take place in its currently scheduled delivery month. Under the Aircraft Purchase Agreement, delivery of an aircraft may be delayed due to “excusable delay,” which is defined to include, among other things, (i) acts of God or the public enemy; (ii) fires, floods, storms beyond ordinary strength, explosions or earthquakes; (iii) war, civil war or warlike operations, terrorism, insurrection or riots; (iv) government acts or priorities; or (v) strikes or labor troubles causing cessation, slowdown or interruption of work.

Substitute Aircraft

If the delivery date of any Eligible Aircraft is delayed more than 30 days beyond the last day of its currently scheduled delivery month, Spirit may substitute therefor an aircraft meeting the following conditions (each a “Substitute Aircraft”):

•	a Substitute Aircraft must be of the same model or an improved model as the Eligible Aircraft being replaced; and

•

Spirit will obtain written confirmation from each Rating Agency with respect to each class of Certificates then rated by such Rating Agency to the effect that substituting such Substitute Aircraft for the replaced Eligible Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of such Certificates then rated by such Rating Agency. (Note Purchase Agreement, Section 1(h)).

If delivery of any Eligible Aircraft is delayed beyond the Delivery Date Termination Date, and Spirit does not exercise its right to replace such Eligible Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the form of Indenture, the form of Participation Agreement and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Spirit with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, Spirit agrees to enter into a secured debt financing with respect to each Aircraft on or prior to March 31, 2017. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted under the Note Purchase Agreement, Spirit must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such agreements also must in any event comply with the Required Terms. In addition, Spirit, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or the Liquidity Providers. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

General

Pursuant to the terms of a participation agreement among Spirit, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Trusts will purchase from Spirit the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in two series with respect to each Aircraft, the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series B Equipment Notes, together with the Series A Equipment Notes, the “Equipment Notes”). Spirit may elect to issue one or more series of Additional Equipment Notes with respect to any or all Aircraft at any time, which will be funded from sources other than this offering. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between Spirit and Wilmington Trust, National Association, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of Spirit.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•

the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture;

•

if Spirit issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the most senior ranking series of Additional Equipment Notes described in clause (i)) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes, Series B Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing of Certificates”); and

•

the indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•

if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•

if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and shall be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “—Remedies,” then after payment in full of first, the persons indemnified under “—Indemnification” and certain other expenses with respect to such Indenture; second, the Series A Equipment Notes under such Indenture; third, the Series B Equipment Notes under such Indenture; and, if applicable, any one or more series of Additional Equipment Notes issued under such Indenture in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes); any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified Spirit that it intends to exercise remedies under such Indenture (see “—Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority: first, to Series A Equipment Notes, Series B Equipment Notes and, if applicable, any one or more series of Additional Equipment Notes in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes), ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “—Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on April 1 and October 1 of each year, commencing on the first such date to occur after the issuance thereof. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the issued and outstanding Equipment Notes will be made on April 1 and October 1 in certain years, (i) commencing on October 1, 2016 in the case of the Early Delivery Aircraft and April 1, 2017 in the case of the Later Delivery Aircraft and (ii) ending on April 1, 2028 in the case of the Series A Equipment Notes and April 1, 2024 in the case of the Series B Equipment Notes (each such date in clause (ii) for a particular series of Equipment Notes, a “Final Maturity Date”). See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

Spirit is also required to pay under each Indenture the pro rata share allocated thereto of (i) the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and (ii) of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by Spirit under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of Spirit; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, Spirit may elect to redeem all of the outstanding Series B Equipment Notes or all of the outstanding Additional Equipment Notes of any series, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” The redemption price in the case of any optional redemption of outstanding Equipment Notes of any series under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes of such series issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 30 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from Spirit to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Spirit (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus     % in the case of Series A Equipment Notes and     % in the case of Series B Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of Spirit’s existing warranty rights under the Aircraft Purchase Agreement. (Indentures, Granting Clause)

Since the Equipment Notes are so cross-collateralized, any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “—Subordination” above. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

Spirit may, at any time and from time to time after an Aircraft has been financed under this offering, substitute the related Airframe with an airframe of the same model or a comparable or improved model of the manufacturer of the Aircraft, free and clear of liens (other than permitted liens), and release the Airframe being substituted from the liens of the related Indenture, so long as:

•	no Event of Default under such related Indenture shall have occurred and be continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of issuance of Series A Equipment Notes under such Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such Aircraft);

•

the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to that of the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted had been maintained in accordance with such related Indenture).

If Spirit elects to substitute an Airframe, Spirit will, among other things, provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the aircraft of which such substitute airframe is a part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the substitute airframe. (Indentures, Section 7.04(e))

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Spirit, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables set forth in Appendix III to this prospectus supplement sets forth the projected LTVs for the Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date occurring thereafter. For purposes of these tables only, the Equipment Notes for each Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been delivered to Spirit. See “Description of the Aircraft and the Appraisals” for the currently expected month of delivery for each Aircraft.

The LTVs for each Regular Distribution Date listed in the tables in Appendix III were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Eligible Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix III are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Eligible Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Eligible Aircraft by the Aircraft manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year for each year after that. With respect to each Eligible Aircraft, the appraised value at delivery of such Eligible Aircraft is the theoretical value that, when depreciated from the initial delivery of such Eligible Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Eligible Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Eligible Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by Spirit to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•

the failure by Spirit to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related operative document for more than 30 days after Spirit receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•

the failure by Spirit to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•

the failure by Spirit to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related operative document that continues for a period of 60 days after Spirit receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by Spirit so long as Spirit is diligently proceeding to remedy such failure;

•

any representation or warranty made by Spirit in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after Spirit receives written notice from the Loan Trustee under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by Spirit so long as Spirit is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of Spirit; or

•

the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that, notwithstanding anything to the contrary set forth in the foregoing, any failure of Spirit to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as Spirit is continuing to comply with all terms set forth under “—Events of Loss.” (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to Spirit, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.”

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of the type required to be cured under Section 1110. “Equipment”

is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that Spirit’s internal counsel provide an opinion to the Trustees that, if Spirit were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of Spirit’s internal counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon, among other things, the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss.” The opinion of Spirit’s internal counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by Spirit.

In certain circumstances following the bankruptcy or insolvency of Spirit where the obligations of Spirit under any Indenture exceed the value of the Aircraft Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against Spirit on such Equipment Notes after the disposition of the Aircraft Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against Spirit available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to Spirit and the assumption by any such successor of the covenants of Spirit contained in such Indenture and any of the operative documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe, replacement Airframe or replacement Engine; (viii) add to the covenants of Spirit for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon Spirit under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of any Liquidity Provider with a replacement liquidity provider and the replacement of any Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple liquidity facilities for the applicable Trust; (xiii) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xiv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreements pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; (xv) provide for the issuance of one or more series of Additional Equipment Notes or any Refinancing Equipment Notes under such Indenture, and for the issuance of pass through certificates by any pass through trust that acquires any such Additional Equipment Notes or Refinancing Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among different series of Additional Equipment Notes) and provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Refinancing Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple liquidity facilities for a single pass through trust)); provided that such Additional Equipment Notes or Refinancing Equipment Notes, as the case may be, are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement; or (xvi) whether or not any Additional Equipment Notes or Refinancing Equipment Notes are then being issued under such Indenture, provide for the issuance of one or more series of Additional Equipment Notes or Refinancing Equipment Notes under any and all other Indentures and other matters incidental or relating thereto. (Indentures, Section 9.01) See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “—Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

Spirit will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to the Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than, to the extent required by each Indenture, notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from Spirit’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft and, as applicable, the related Airframe and Engines subject thereto.

Maintenance; Operation; Alterations, Modifications and Additions

Spirit will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than (i) during temporary periods of storage, maintenance, testing or modification; (ii) during periods of grounding by applicable governmental authorities; (iii) during periods when the FAA or such other aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft; (iv) with respect to minor or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof; and (v) to the extent Spirit (or any lessee) is promptly contesting in good faith the validity or application of any law or requirement relating to any such certification in any manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or any material risk of criminal liability or material civil penalty against the Loan Trustee). (Indentures, Section 7.02(c) and (e))

Spirit will agree not to maintain, use, or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except, (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof by Spirit (or any lessee), or (ii) to the extent Spirit (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

Spirit will (or cause a lessee to) make (or cause to be made) all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered, except for (i) immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by Spirit (or any lessee) upon discovery thereof and (ii) any law, rule, regulation or order the validity or application of which is being contested in good faith by Spirit (or any lessee) in any manner which does not involve any material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect the Loan Trustee’s interest in the Aircraft under the Indenture. Spirit will install (or cause to be installed) on the Aircraft as promptly as practicable after the date such Aircraft has been subjected to the financing under this offering, if not yet so installed on such date, seats in such passenger configuration as Spirit deems desirable in the proper conduct of its business and, upon such installation, such seats shall be deemed installed on the Airframe as at the time such Aircraft was delivered to Spirit by Airbus. Spirit (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as Spirit (or any such lessee) deems desirable in the proper conduct of its business, including without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that Spirit (or any such lessee) deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. For the avoidance of doubt, Spirit may also make alterations in the passenger configuration of the Aircraft. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. Spirit (or any lessee) is permitted to remove (without replacement) any part that (i) is in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to Spirit or any part in replacement of or substitution for such part, (ii) is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and (iii) can be removed without materially diminishing the value or utility required to be maintained by the terms of the related Indenture that the Aircraft would have had if such part had never been installed. (Indentures, Section 7.04(c))

Except as set forth above, or in certain cases of Event of Loss, Spirit will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although Spirit has certain re-registration rights, as described below, Spirit generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, Spirit will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)). Although Spirit has no current intention to do so, Spirit will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) Spirit also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (either directly or through an affiliate). In addition, subject to certain limitations, Spirit (or any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by Spirit or any lessee in connection with certain interchange, pooling, borrowing or other similar arrangements, “wet leases,” transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on Spirit’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the

Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The Cape Town Treaty provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If Spirit fails to transfer title to engines not owned by Spirit that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

Liens

Spirit is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, hangarkeeper’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or materially impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by Spirit; (v) any other lien as to which Spirit (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, Spirit is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by Spirit (or any permitted lessee) with respect to other aircraft operated by Spirit (or any permitted lessee) on the same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8,000,000 (in the case of an Airbus A320-200) and $9,000,000 (in the case of an Airbus A321-200), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to Spirit unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

In addition, Spirit is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft and engines operated by Spirit in Spirit’s fleet on which Spirit carries insurance (or any permitted lessee’s fleet on which such permitted lessee carries insurance). (Indentures, Section 7.06(a))

Spirit is also required to maintain (or cause a permitted lessee to maintain) aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by Spirit or such permitted lessee, as the case may be, with respect to other aircraft owned and operated by Spirit or such permitted lessee, as the case may be, on the same or similar routes. (Indentures, Section 7.06(a))

Spirit may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft on which Spirit carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Spirit may self-insure the Aircraft to such higher level. In addition, Spirit may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

Spirit is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of Spirit. (Indentures, Sections 7.06(a) and 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, Spirit must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued but unpaid interest thereon, but without any premium. Depending upon Spirit’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, Spirit will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens), for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If Spirit elects to replace the Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engine(s) to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the Indenture. Spirit is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines, as the case may be. If Spirit elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of Spirit thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by Spirit will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to Spirit. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, Spirit will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, Spirit will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•

the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the

United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Spirit (or any permitted lessee) for a period exceeding 12 consecutive months;

•

the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless Spirit has obtained indemnity or insurance in lieu thereof from such government;

•

any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft, the Airframe or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by Spirit (or a permitted lessee) for a period in excess of 180 consecutive days;

•

as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Spirit is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•

with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use or hire by any government, for a period in excess of 60 days, of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless Spirit elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING OF CERTIFICATES

Issuance of Additional Certificates

Spirit may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any or all of Aircraft at any time and from time to time, which Additional Equipment Notes will be funded from sources other than this offering but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to Series A Equipment Notes, Series B Equipment Notes and each other series of Additional Equipment Notes (if any) that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture. Spirit will fund the sale of any series of Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Spirit and the Subordination Agent to provide for the subordination of the related class of Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to any class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after Class B Adjusted Interest (and, if applicable, after any “Adjusted Interest” for any Additional Certificates that generally rank senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates), but before Expected Distributions on the Class A Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture and, if such issuance occurs before the Delivery Period Termination Date, the Note Purchase Agreement, in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

If any Additional Certificates are issued prior to the Delivery Period Termination Date, (a) the net proceeds thereof will be held in escrow and placed in deposit on behalf of the escrow agent for the related Additional Trust with a depositary, all on terms and conditions, and under documentation, substantially similar to the Deposit Agreements and Escrow Agreements applicable to the net proceeds of the Class A Certificates and the Class B Certificates and (b) the Additional Equipment Notes relating to such Additional Certificates will be issued to the Subordination Agent on behalf of the trustee of the related Additional Trust on terms and conditions set forth in the Note Purchase Agreement and Participation Agreements (as such agreements may be amended in connection with the issuance of such Additional Certificates).

Refinancing of Certificates

Spirit may, at any time and from time to time, (i) redeem all (but not less than all) of the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes and (ii) following the payment in full of all (but not less than all) of the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full (any such new equipment notes in each case, the “Refinancing Equipment Notes”). In such case, Spirit will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by a related pass through trust (each, a “Refinancing Trust”).

The trustee of any Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Spirit and the Subordination Agent to provide for the subordination of the Refinancing Certificates to (i) in the case of Refinancing Certificates issued in respect of Class B Certificates, the Administration Expenses, the Liquidity Obligations and the Class A Certificates and (ii) in the case of Refinancing Certificates issued in respect of any Additional Certificates, the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such Refinancing Certificates, in each case in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such refinancing), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Refinancing Equipment Notes and Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Refinancing Certificates issued in respect of Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the Class A Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Additional Certificates and any Refinancing Certificates issued in respect of Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated, at least, to the Administration Expense, the Liquidity Obligations, the Class A Certificates and the Class B Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of Certificates and the associated Escrow Receipts by a Certificate Owner that purchases such Certificates in the initial offering thereof at the offering price set forth in this prospectus supplement and holds such Certificates as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Certificate Owners in light of their particular circumstances or to Certificate Owners that may be subject to special rules (such as tax-exempt organizations, banks, dealers and traders in securities that use mark-to-market accounting, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Certificate Owners that hold Certificates as part of a hedging, integrated or conversion transaction or a straddle or Certificate Owners that have a “functional currency” other than the U.S. dollar). This discussion does not address any other U.S. federal tax consequences or any U.S. state or local, or non-U.S., tax consequences. This discussion generally is addressed only to beneficial owners of Certificates that are U.S. Persons and that are not treated as partnerships for U.S. federal income tax purposes, except that the discussion below under “—Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders,” “—FATCA Withholding” and “—Information Reporting and Backup Withholding” addresses certain U.S. federal income tax consequences to Certificate Owners that are not U.S. Persons. For purposes of this discussion, a “U.S. Person” means a person that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the United States, (ii) a corporation (including non-corporate entities taxable as corporations) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under U.S. Treasury regulations to be treated as a U.S. person and (v) except as otherwise provided in U.S. Treasury regulations, a partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia. If an entity treated for U.S. federal income tax purposes as a partnership invests in Certificates, the U.S. federal income tax consequences of such investment may depend in part upon the status and activities of such entity and its partners. Prospective investors that are treated as partnerships for U.S. federal income tax purposes should consult their own advisors regarding the U.S. federal income tax consequences to them and their partners of an investment in Certificates.

This discussion is based upon the tax laws of the United States, as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take positions contrary to the discussion below. The Trusts, the Subordination Agent and the Loan Trustees are not indemnified for any U.S. federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to Certificate Owners.

PERSONS CONSIDERING AN INVESTMENT IN CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND ANY NON-U.S., INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES AND THE ASSOCIATED ESCROW RECEIPTS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Tax Status of the Trusts

Although there is no authority addressing the classification of entities that are similar to the Trusts in all respects, based upon an interpretation of analogous authorities as of the date hereof and the terms of the Pass

Through Trust Agreements, the Note Purchase Agreement, the Liquidity Facilities, the Intercreditor Agreement, the Deposit Agreements and the Escrow Agreements, which, in each case are summarized in this prospectus supplement, each Trust should be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, for U.S. federal income tax purposes. Each person holding or having a beneficial interest in a Certificate, by its acceptance of such Certificate or interest, agrees to treat the Trust that issued such Certificate as a grantor trust for U.S. federal, state and local income tax purposes. Each Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth in the following paragraph and under “—Taxation of Certificate Owners—Trusts Classified as Partnerships” below, the discussion below assumes that each Trust will be so classified as a grantor trust.

If a Trust were not classified as a grantor trust for U.S. federal income tax purposes, such Trust would be classified as a partnership for such purposes, and would not be classified as an association (or publicly traded partnership) taxable as a corporation and, accordingly, would not itself be subject to U.S. federal income tax, provided that at least 90% of such Trust’s gross income for each of its taxable years is “qualifying income” (which generally includes, among other things, interest income, gain from the sale or other disposition of capital assets held for the production of interest income and income derived with respect to a business of investing in securities). Assuming each Trust operates in accordance with the terms of the related Pass Through Trust Agreement and the other agreements to which it is a party, income derived by such Trust from the Equipment Notes owned by such Trust and the Note Purchase Agreement will constitute “qualifying income” for these purposes.

Taxation of Certificate Owners

General

Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note, the contractual rights and obligations under the Note Purchase Agreement and any other property held in the applicable Trust and will be required to report on its U.S. federal income tax return its pro rata share of the entire income from such Equipment Notes and other property in accordance with such Certificate Owner’s method of accounting. A Certificate Owner using the cash method of accounting generally must take into account its pro rata share of income as and when received by the applicable Trustee. A Certificate Owner using the accrual method of accounting generally must take into account its pro rata share of income as it accrues or is received by the applicable Trustee, whichever is earlier.

It is anticipated that the Equipment Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If, however, any Equipment Note is issued with more than a de minimis amount of OID, a Certificate Owner of the related class of Certificates generally would be required to include such OID in income for U.S. federal income tax purposes as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income.

Under aggregation rules set forth in the U.S. Treasury regulations, if a Certificate Owner purchases Certificates of more than one class, certain of that Certificate Owner’s interests in the Equipment Notes held by the related Trusts must, in certain circumstances, be treated together as a single debt instrument which, for OID purposes, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to a Certificate Owner, such Equipment Notes could be treated with respect to such Certificate Owner as having been issued with OID, even if the related Equipment Notes would not otherwise be so treated. Certificate Owners that purchase Certificates of more than one class should consult their own tax advisors regarding the aggregation rules.

Each Certificate Owner will also be treated as the owner of a pro rata undivided interest in the associated Deposits. Such Deposits may be subject to the U.S. Treasury regulations regarding contingent payments. In such event, a Certificate Owner would be required to include interest income (and any OID) on the associated

Deposits in income as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s regular method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income. Certificate Owners should consult their own tax advisors regarding the federal income tax treatment of any income and gain on the associated Deposits.

Each Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the applicable Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustees and the Liquidity Providers, will be borne by parties other than the Certificate Owners. It is possible that such fees and expenses will be treated as constructively received by the applicable Trust, in which event a Certificate Owner of such Trust will be required to include in income and may be entitled to deduct its pro rata share of such fees and expenses. If such Certificate Owner is an individual, estate or trust, the deduction for such Certificate Owner’s share of such fees and expenses will be allowed only to the extent that all of such Certificate Owner’s miscellaneous itemized deductions, including such Certificate Owner’s share of such fees and expenses, exceed 2% of such Certificate Owner’s adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions generally will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

In addition to regular federal income tax, certain Certificate Owners that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their income from ownership or disposition of the Certificates and the associated Escrow Receipts.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that any Trust (a “Subordinated Trust”) receives less than the full amount of interest, principal or Make-Whole Amount paid with respect to the Equipment Notes held by it because of the subordination provisions of the Intercreditor Agreement, the Certificate Owners of such Trust (the “Subordinated Certificateholders,” and such Certificates, the “Subordinated Certificates”)) likely would be treated for federal income tax purposes as if they had:

•	received as distributions their full share of such interest, principal or Make-Whole Amount;

•	paid over to the relevant senior class of Certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•

Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the related Subordinated Trust that was a component of such shortfall, even though that amount was in fact paid to the relevant senior class of Certificateholders;

•

any resulting loss generally would be allowed to Subordinated Certificateholders only when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•

reimbursement of such shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale, Exchange or Other Disposition of Certificates and the Associated Escrow Receipts

A Certificate Owner that sells, exchanges or otherwise disposes of a Certificate will be treated as having transferred both the Certificate and any associated Escrow Receipt affixed to the Certificate. For tax purposes, the amount realized by such Certificate Owner on such sale, exchange or other disposition should be separately allocated to the Certificate and to any associated Escrow Receipt. A Certificate Owner that sells, exchanges or otherwise disposes of a Certificate while an Escrow Receipt is attached should consult its own tax advisor about the appropriate allocation of the amount realized therefor among such Certificate and such associated Escrow Receipt.

The Certificate Owner generally will recognize capital gain or loss (in the aggregate among the Equipment Notes and any other property held by the applicable Trust) with respect to the Certificate equal to the difference between the amount realized on such sale, exchange or other disposition (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) which is allocable to the Certificate and such Certificate Owner’s adjusted tax basis in the Equipment Notes and any other property held by the applicable Trust (not including the tax basis attributable to any associated Escrow Receipt). Any such gain or loss generally will be long-term capital gain or loss if such Certificate was held for more than one year (except to the extent attributable to any property held by the applicable Trust for one year or less). Any long-term capital gains with respect to the Certificates generally are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at lower rates than the rates applicable to ordinary income. There are limitations on deducting capital losses.

Upon a sale, exchange or other disposition of a Certificate, the Certificate Owner will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Certificate Owner’s interest in the associated Deposits) and the Certificate Owner’s adjusted tax basis in such Escrow Receipt. If the U.S. Treasury regulations applicable to debt with contingent payments apply, any such gain would be treated as ordinary interest income (and any such loss would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Trusts Classified as Partnerships

If a Trust were classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by such Trust would be calculated at the trust level, but such Trust itself would not be subject to U.S. federal income tax. A Certificate Owner of a Certificate issued by such Trust would be required to report its share of such Trust’s items of income and deduction on its tax return for its taxable year within which such Trust’s taxable year (which should be the calendar year) ends, as well as such Certificate Owner’s income from the associated Deposits. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the related Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders

Income and Withholding Tax

Payments of principal, Make-Whole Amount, if any, and interest on Equipment Notes or the associated Deposits to, or on behalf of, any Certificate Owner that is neither a U.S. Person nor an entity treated as a partnership for U.S. federal income tax purposes (a “Non-U.S. Certificateholder”) generally will not be subject to U.S. federal withholding tax, provided that, in the case of any amount treated as interest (including OID, if applicable):

(i) such amount is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Certificateholder;

(ii) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Spirit or the Depositary, as the case may be, entitled to vote;

(iii) such Non-U.S. Certificateholder is not a controlled foreign corporation within the meaning of the Code that is related to Spirit or the Depositary, as the case may be;

(iv) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(v) the certification requirements described below are satisfied.

The certification requirements referred to in clause (v) above generally will be satisfied if the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information to the applicable withholding agent (generally on IRS Form W-8BEN or W-8BEN-E). U.S. Treasury regulations provide additional rules for satisfying these certification requirements in the case of Certificates held through one or more intermediaries or pass-through entities.

Any gain (not including any amount treated as interest or OID) realized by a Non-U.S. Certificateholder upon the sale, exchange or other disposition of a Certificate or the associated Escrow Receipt or with respect to any associated Equipment Note or Deposit generally will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Certificateholder and (ii) in the case of an individual Non-U.S. Certificateholder, such individual is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition.

Any interest (including OID, if applicable) on the Equipment Notes or the associated Deposits or gain from the sale, exchange or other disposition of a Certificate or the associated Escrow Receipt, the associated Equipment Notes or the associated Deposits generally will be subject to regular U.S. federal income tax at graduated rates (and, in the case of a Non-U.S. Certificateholder that is treated as a corporation for U.S. federal income tax purposes, may be subject to an additional branch profits tax) if it is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Certificateholder, unless an applicable treaty provides an exemption. In lieu of providing an IRS Form W-8BEN or W-8BEN-E as described above, such Non-U.S. Certificateholder generally is required to provide an IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax with respect to amounts treated as interest.

The foregoing is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”

Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of the Certificates and the associated Escrow Receipts under U.S. federal, state and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a Non-U.S. Certificateholder, neither Spirit nor any Trust will be required to pay any additional amount to such Non-U.S. Certificateholder.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of (i) interest on the Equipment Notes and the Deposits and (ii) on or after January 1, 2017, gross proceeds from the sale or other disposition of a Certificate or any associated Equipment Note, Deposit or Escrow Receipt. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Certificate is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the Certificates and the associated Equipment Notes, Deposits and Escrow Receipts.

Information Reporting and Backup Withholding

In general, payments made on the Certificates or the associated Escrow Receipts, and proceeds from the sale, exchange or other disposition of the Certificates and Escrow Receipts to or through certain brokers, will be subject to information reporting requirements, unless the Certificate Owner is a corporation, tax-exempt organization or other person exempt from such reporting (and when required, demonstrates that it is so exempt). Such payments and proceeds may also be subject to a “backup” withholding tax unless the Certificate Owner provides appropriate documentation to the applicable withholding agent or an exemption from such tax is otherwise applicable. Any such withheld amounts will be allowed as a credit against the Certificate Owner’s U.S. federal income tax, and may entitle such Certificate Owner to a refund, if the required information is furnished on a timely basis to the IRS. Penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but does not do so in the proper manner.

The amount of interest (including OID, if applicable) paid on the Equipment Notes or the associated Deposits to or on behalf of a Non-U.S. Certificateholder and the amount of U.S. federal income tax, if any, withheld from such payments generally must be reported annually to the IRS and such Non-U.S. Certificateholder by the applicable withholding agent.

CERTAIN DELAWARE TAXES

The Trustee of each Trust is a national banking association headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Trustees, has advised Spirit that, in its opinion, under currently applicable law, assuming that neither Trust will be taxable as a corporation for U.S. federal income tax purposes, but, rather, that each will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of such Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such ERISA Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or provisions of Similar Law unless a prohibited transaction statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the related Certificateholders pending the financing of the Aircraft. The Deposits will not constitute property of the Trusts. Pending withdrawal of such Deposits in accordance with the applicable Deposit Agreement and Escrow Agreement and with the Note Purchase Agreement, the Deposits may be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code and Similar Law. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. A Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust. If a Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed such Trustee to invest in the assets held in the related Trust pursuant to, and take all other actions contemplated by, the terms and conditions described herein. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the related Trust.

Prohibited Transaction Exemptions

In addition, whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, Spirit, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions, which may include the identity of the ERISA Plan fiduciary making the decision to purchase or hold the Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law and (b) directed the Trustees to invest in the assets held in the Trusts pursuant to, and take all other actions contemplated by, the terms and conditions described herein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Certificates by insurance company general accounts.

The foregoing discussion set forth in this entire “Certain ERISA Considerations” section is based upon ERISA and the tax laws of the United States, as well as judicial and administrative interpretations thereof, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”), the underwriters named below (collectively, the “Underwriters”) have severally agreed with Spirit to purchase from the Class A Trustee and the Class B Trustee the following aggregate face amounts of the Class A Certificates and the Class B Certificates, respectively:

Underwriter	Face Amount of Class A Certificates		Face Amount of Class B Certificates
Citigroup Global Markets Inc.	$		$
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC

Total		$455,622,000		$120,959,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Certificates may be terminated. The offering of the Certificates by the Underwriters is subject to receipt and acceptance of the Certificates and is subject to the Underwriters’ right to reject any order in whole or in part.

Spirit estimates that its out of pocket expenses for the offering will be approximately $3.8 million (exclusive of the ongoing costs of the Liquidity Facilities and certain other ongoing costs).

The Underwriters propose to offer the Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession to Selling Group Members		Discount to Brokers/Dealers
Class A		%		%
Class B		%		%

The Certificates are a new issue of securities with no established trading market. Neither Spirit nor either Trust intends to apply for listing of the Certificates on any securities exchange. Spirit has been advised by one or more of the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Because there is no current market for the Certificates, holders of Certificates may have a limited ability to resell Certificates.”

Spirit has agreed to reimburse the Underwriters for certain expenses and has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities and commodities trading, commercial and investment banking and financial advisory, investment management, investment research, principal investment, hedging, financing, derivatives and brokerage activities. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of Spirit or its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage in, investment and commercial banking or other transactions of a financial nature with Spirit and its affiliates, including the provision of certain advisory services, making loans to Spirit and its affiliates and serving as counterparties to certain fuel hedging and other derivative and hedging arrangements. The Underwriters and their respective affiliates have received, and in the future may receive, customary fees and expenses and commissions for these transactions.

It is expected that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the     th business day following the date of pricing of the Certificates (such settlement cycle being referred to as “T+     ”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Certificates on any day prior to the third business day before the date of initial delivery of the Certificates will be required, by virtue of the fact that the Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions. Neither Spirit nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Certificates. These transactions, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement and the accompanying prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to observe the following restrictions.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of Certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Certificates. Accordingly, any person making or intending to make an offer in that Relevant Member State of Certificates which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the Underwriters have authorized, nor do we or they authorize, the making of any offer of Certificates in circumstances in which an obligation arises for us or the Underwriters to publish a prospectus for such offer. In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of Certificates to the public described in this prospectus supplement may not be made in that Relevant Member State other than:

(a) to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Certificates shall require us or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of Certificates to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the Certificates have not authorized and do not authorize the making of any offer of Certificates through any financial intermediary on their behalf, other than offers made by the Underwriters with a view to the final placement of the Certificates as contemplated in this prospectus supplement. Accordingly, no purchaser of the Certificates, other than the Underwriters, is authorized to make any further offer of the Certificates on behalf of the sellers or the Underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000

(Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Each Underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore and the Certificates will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may be circulated or distributed, or may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of the SFA (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Certificates, debentures and units of Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 275(2) of the SFA or to a relevant person, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B) of the

SFA; (2) where no consideration is given for the transfer; (3) by operation of law; or (4) as specified in 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The Certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CERTIFICATES

The validity of the Certificates is being passed upon for Spirit by Debevoise & Plimpton LLP, New York, New York, and certain legal matters are being passed upon for the Underwriters by White & Case LLP, New York, New York. The respective counsel for Spirit and the Underwriters will rely on the opinion of Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust, National Association, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Thomas Canfield, Esq., General Counsel of Spirit, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and each Trust Supplement by Spirit.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are included and incorporated by reference in this prospectus supplement. Our financial statements and our management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2014 are included and incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

2014 10-K	S-50
60-Day Period	S-110
ACMI	S-85
Actual Disposition Event	S-141
Additional Certificates	S-163
Additional Equipment Notes	S-163
Additional Holder Buyout Right	S-110
Additional Trust	S-163
Adjusted CASM	S-83
Adjusted CASM ex-fuel	S-83
Adjusted Interest	S-163
Administration Expenses	S-139
AFA-CWA	S-83
Air traffic liability	S-83
Airbus	S-6
Aircraft	S-6
Aircraft Purchase Agreement	S-6
Airframe	S-144
AISI	S-7
ALPA	S-83
Applicable Fraction	S-140
Appraisal	S-138
Appraised Current Market Value	S-138
Appraisers	S-7
ASIF	S-84
ASMs	S-84
Assumed Aircraft Value	S-152
Assumed Amortization Schedule	S-106
ATL	S-83
Available seat miles	S-84
Average aircraft	S-84
Average daily aircraft utilization	S-84
Average economic fuel cost per gallon	S-84
Average Life Date	S-150
Average non-ticket revenue per passenger flight segment	S-84
Average stage length	S-84
Average ticket revenue per passenger flight segment	S-84
Average yield	S-84
Bankruptcy Code	S-21
Base Rate	S-132
Basic Agreement	S-100
BK	S-7
Block hours	S-84
Business Day	S-104
Cape Town Treaty	S-158

Cash Collateral Account	S-130
CASM	S-2, S-84
CBA	S-84
CBP	S-84
Cede	S-107
CEO	S-96
Cerberus	S-96
Certificate Account	S-104
Certificate Buyout Event	S-110
Certificate Owner	S-119
Certificate Owners	S-119
Certificateholders	S-100
Certificates	S-100
citizen of the United States	S-111
Class A Certificateholders	S-100
Class A Certificates	S-100
Class A Deposits	S-122
Class A Liquidity Facility	S-128
Class A Liquidity Provider	S-128
Class A Trust	S-100
Class A Trustee	S-100
Class B Adjusted Interest	S-141
Class B Buyout Right	S-110
Class B Certificateholders	S-100
Class B Certificates	S-100
Class B Deposits	S-122
Class B Liquidity Facility	S-128
Class B Liquidity Provider	S-128
Class B Trust	S-100
Class B Trustee	S-100
Class Exemptions	S-173
Code	S-22
Collateral	S-103
Company	vi, i
company free writing prospectus	i
Controlling Party	S-135
Current Distribution Date	S-140
DAE	S-97
Deemed Disposition Event	S-141
Defaulted Operative Indenture	S-149
Definitive Certificates	S-120
Delivery Period Termination Date	S-146
Deposit	S-122
Deposit Agreement	S-122
Depositary	S-124
Depositary Threshold Rating	S-123
Depreciation Assumption	S-152
Distribution Date	S-101
DOT	S-28, S-84
Downgrade Drawing	S-130
Downgrade Event	S-130
Drawing	S-132

DTC	S-107
DTC Participants	S-118
DTC Rules	S-119
Earlier Delivery Aircraft	S-6
Eligible Aircraft	S-6
Eligible B Pool Balance	S-141
Engine	S-146
EPA	S-84, S-95
Equipment Note Special Payment	S-139
Equipment Notes	S-147
ERISA	S-172
ERISA Plan	S-172
ERP	S-78
Escrow Agent	S-125
Escrow Agreements	S-125
Escrow Receipts	S-125
Event of Loss	S-161
Excess Liquidity Obligations	S-136
Exchange Act	v
Expected Distributions	S-140
FAA	S-29, S-84
FAR 117	S-76
FATCA	S-169
FCC	S-84
FET	S-74
FFI Agreement	S-169
Final Distributions	S-136
Final Drawing	S-131
Final Legal Distribution Date	S-102
Final Maturity Date	S-149
Final Termination Notice	S-134
Financial Instruments and Exchange Law	S-179
Fitch	S-123
FLL Airport	S-84
GDS	S-84
General Account Regulations	S-174
Global Certificate	S-118
H.15(519)	S-150
IAE	S-31
IAMAW	S-31, S-84
IGA	S-170
Indenture	S-147
Indenture Events of Default	S-153
Indenture Form	S-117
Indirect Participants	S-119
Intercreditor Agreement	S-135
Interest Drawings	S-128
Interim Restructuring Arrangement	S-138
Into-plane fuel cost per gallon	S-84
Into-plane fuel expenses	S-85
Investment Company Act	iv
IPO	S-24

IRS	S-165
Issuance Date	S-105
Junior Additional Certificates	S-110
Junior Additional Certificateholder	S-110
Later Delivery Aircraft	S-6
LIBOR	S-132
Liquidity Event of Default	S-133
Liquidity Expenses	S-140
Liquidity Facilities	S-128
Liquidity Obligations	S-140
Liquidity Providers	S-128
Liquidity Threshold Rating	S-130
Loan Amount	S-160
Loan factor	S-85
Loan Trustee	S-147
Long-Term Rating	S-123
LTVs	S-8
Make-Whole Amount	S-150
Make-Whole Spread	S-150
Maximum Available Commitment	S-128
Maximum Commitment	S-128
MBA	S-7
Minimum Sale Price	S-136
Mortgage Convention	S-158
most recent H.15(519)	S-150
Natixis	S-124
NMB	S-31, S-85
Non-Extension Drawing	S-131
Non-Extension Notice	S-131
Non-U.S. Certificateholder	S-168
Note Purchase Agreement	S-116
Note Target Price	S-137
Noteholder	S-148
OID	S-166
Operating revenue per ASM	S-85
Order	S-178
OTA	S-85
Outside Termination Date	S-123
Participation Agreement	S-147
Participation Agreement Form	S-117
Pass Through Trust Agreements	S-100
Passenger flight segments	S-85
Paying Agent	S-125
Paying Agent Account	S-104
PDP	S-85
Performing Equipment Note	S-129
Permitted Investments	S-108
Plan	S-172
Plan Asset Regulation	S-172
Pool Balance	S-105
Pool Factor	S-105
Post Default Appraisals	S-138

PTC Event of Default	S-111
PTCE	S-173
PUF	S-62
RASM	S-52, S-85
Rate Determination Notice	S-133
Rating Agencies	S-123
Reader’s Digest Association	S-98
Receiptholder	S-125
Refinancing Certificates	S-164
Refinancing Equipment Notes	S-164
Refinancing Trust	S-164
Regular Distribution Dates	S-101
Related Equipment Notes	S-148
Relevant Member State	S-177
Remaining Weighted Average Life	S-150
Replacement Depositary	S-123
Replacement Facility	S-130
Required Amount	S-129
Required Terms	S-116
Restructuring Arrangement	S-137
Revenue passenger mile	S-85
RLA	S-85
RPM	S-85
Scheduled Payments	S-102
SEC	vi
Second Quarter 2015 10-Q	S-50
Section 1110	S-21
Section 1110 Period	S-129
Securities Act	v
Senior Additional Certificateholder	S-111
Senior Additional Certificates	S-111
Series A Equipment Notes	S-147
Series B Equipment Notes	S-147
SFA	S-178
Similar Law	S-172
Special Distribution Date	S-103
Special Payment	S-103
Special Payments Account	S-104
Special Termination Drawing	S-131
Special Termination Notice	S-134
Spirit	iv, l
Spirit Bankruptcy Event	S-137
Standard & Poor’s	S-123
Stated Interest Rate	S-102
Subordinated Certificateholders	S-167
Subordinated Certificates	S-167
Subordinated Trust	S-167
Subordination Agent	S-135
Substitute Aircraft	S-146
Termination Notice	S-134
TRA	S-24
Transportation Code	S-111

Treasury Yield	S-150
Triggering Event	S-103
Trust Indenture Act	S-113
Trust Property	S-100
Trust Supplement	S-100
Trustees	S-100
Trusts	S-100
TSA	S-85
TWU	S-85
U.S. Person	S-165
ULCC	S-85
Underwriters	S-175
Underwriting Agreement	S-175
unit costs	S-84
unit revenue	S-85
VFR	S-85
Volcker Rule	iv
Wet-leased aircraft	S-85

APPENDIX II

APPRAISAL LETTERS

Mr. Simon Gore

Treasurer,

Spirit Airlines

2800 Executive Way

Miramar, FL 33025

Sight Unseen New Base Value Opinion

15 Future Delivery Spirit Airlines Aircraft Portfolio

AISI File No.: A5S043BVO-02

Report Date: 10 June 2015

Values as of: 10 June 2015

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero

10 June 2015

Mr. Simon Gore

Treasurer,

Spirit Airlines

2800 Executive Way

Miramar, FL 33025

Subject:	AISI Sight Unseen New Base Value Opinion for 15 Future Delivery Spirit Airlines Aircraft Portfolio, AISI File number: A5S043BVO-02

Ref:	(a) Email messages Morgan Stanley to AISI; 01 – 10 June 2015

Dear Mr. Gore:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen new base values as of 10 June 2015 in delivery date U.S. Dollars, for a portfolio of three future delivery Airbus A320-200, sharklet-equipped aircraft, with V2527-A5 S1 engines, at 171,960 lbs. maximum takeoff weight, expected to be delivered between June 2016 – December 2016, and 12 future delivery Airbus A321-200, sharklet-equipped aircraft, with V2533-A5 S1 engines, at 205,029 lbs. maximum takeoff weight, expected to be delivered between October 2015 – December 2016, as identified and defined in Table I and reference (a) above (the ‘Aircraft’).

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 30 January 2013. AISI is a member of that organization and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

Main Office: 1409 Peachtree Street, Suite 200, Atlanta, Georgia 30309

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero

10 June 2015 AISI File No. A5S043BVO-02 Page - 2 -

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered with an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

Note that a stored aircraft is not an average aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization, equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines a ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

10 June 2015 AISI File No. A5S043BVO-02 Page - 3 -

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuations

Both the A320 and the A321 aircraft are equipped with sharklets.

It is our considered opinion that the sight unseen new base values as of 10 June 2015 in delivery date U.S. Dollars, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

10 June 2015 AISI File No. A5S043BVO-02 Page - 4 -

TABLE I

AISI File A5S043BVO-02

Report Dated: 10 June 2015

Values as of: 10 June 2015

No	Type	MSN	Registration Number	DOM	Engine	MTOW	New Base Value Delivery Date $MUS Dollars
1	A320-200	tbd	N644NK	Jun-16	V2527-A5 S1	171,960	50.76
2	A320-200	tbd	N645NK	Sep-16	V2527-A5 S1	171,960	51.01
3	A320-200	tbd	N646NK	Dec-16	V2527-A5 S1	171,960	51.26
4	A321-200	6804	N660NK	Oct-15	V2533-A5 S1	205,029	57.06
5	A321-200	6867	N661NK	Nov-15	V2533-A5 S1	205,029	57.15
6	A321-200	6897	N662NK	Dec-15	V2533-A5 S1	205,029	57.25
7	A321-200	tbd	N663NK	Feb-16	V2533-A5 S1	205,029	57.44
8	A321-200	tbd	N664NK	Mar-16	V2533-A5 S1	205,029	57.53
9	A321-200	tbd	N665NK	Mar-16	V2533-A5 S1	205,029	57.53
10	A321-200	tbd	N667NK	Apr-16	V2533-A5 S1	205,029	57.62
11	A321-200	tbd	N668NK	May-16	V2533-A5 S1	205,029	57.72
12	A321-200	tbd	N669NK	Aug-16	V2533-A5 S1	205,029	58.00
13	A321-200	tbd	N670NK	Sep-16	V2533-A5 S1	205,029	58.10
14	A321-200	tbd	N671NK	Nov-16	V2533-A5 S1	205,029	58.29
15	A321-200	tbd	N672NK	Dec-16	V2533-A5 S1	205,029	58.39

TOTAL							845.11

10 June 2015 AISI File No. A5S043BVO-02 Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. AISI consents to the inclusion of this appraisal report dated 10 June 2015 in the client Prospectus Supplement and to the inclusion of AISI’s name in the Prospectus Supplement under the caption “Experts”. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 • Fax (516) 365-6287

                  June 15, 2015

Mr. Simon Gore, Treasurer

Spirit Airlines

2800 Executive Way

Miramar, FL 33025

Dear Mr. Gore:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the Base Values (BV) for 15 Airbus aircraft expected to be delivered to Spirit Airlines between October 2015 and December 2016. The Aircraft include 12 A321-200s expected to be delivered between October 2015 and December 2016 and three A320-200s expected to be delivered between June 2016 and December 2016. Each of the Aircraft is further identified by type, manufacturer’s serial number, registration number, date of manufacture, engine type/variant and maximum takeoff weight in the attached Figure 1.

Values of the Aircraft reflect the new aircraft delivery maintenance configuration.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

Spirit Airlines

June 15, 2015

MARKET DISCUSSION & METHODOLOGY

For a newly delivered aircraft one can argue that, almost by definition, the base value is approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value.

We do not know the new purchase price of the Aircraft but we do know the current published Airbus list price averages $113.7 million for the A321 depending on the configuration and options. For the A320 it is $97 million. We also know that nobody pays list price and the discount is normally at least 15 percent with much larger discounts often applied for buyers placing large orders. Recent reports indicate it is not uncommon to see discounts of 35 to 45 percent from the list price. Because of confidential actual transaction prices some of our clients have shared with us, we are convinced a typical new price for an Airbus A321 aircraft is in the $54 million range. For the A320, a typical new price is about $49 million. These values escalate over the next 18 months.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the related maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that as of the delivery date all Airworthiness Directives have been complied with. Further, we have assumed unless otherwise stated, that each Aircraft is in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard

Spirit Airlines

June 15, 2015

to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report dated June 15, 2015 in the Prospectus Supplement and to the references to BK Associates, Inc.’s name in the Prospectus Supplement under the caption “Experts”.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz

President

ISTAT Senior Certified Appraiser

And Appraiser Fellow

JFK/kf

Attachment

Figure 1

Spirit Airlines

June 2015

Full-Life Base Values

All Values in U.S. $ Millions

	AIRCRAFT TYPE	REGISTRATION NUMBER	SERIAL NUMBER	DEL. DATE	ENGINE TYPE	MTOW LB	BV FULL-LIFE

1	A320-200	N644NK	TBD	Jun-16	V2527-A5Select One	171,960	49.20
2	A320-200	N645NK	TBD	Sep-16	V2527-A5Select One	171,960	49.40
3	A320-200	N646NK	TBD	Dec-16	V2527-A5Select One	171,960	49.60
4	A321-200	N660NK	6804	Oct-15	V2533-A5Select One	205,029	54.75
5	A321-200	N661NK	6867	Nov-15	V2533-A5Select One	205,029	54.75
6	A321-200	N662NK	6897	Dec-15	V2533-A5Select One	205,029	54.75
7	A321-200	N663NK	TBD	Feb-16	V2533-A5Select One	205,029	54.95
8	A321-200	N664NK	TBD	Mar-16	V2533-A5Select One	205,029	54.95
9	A321-200	N665NK	TBD	Mar-16	V2533-A5Select One	205,029	54.95
10	A321-200	N667NK	TBD	Apr-16	V2533-A5Select One	205,029	55.15
11	A321-200	N668NK	TBD	May-16	V2533-A5Select One	205,029	55.15
12	A321-200	N669NK	TBD	Aug-16	V2533-A5Select One	205,029	55.35
13	A321-200	N670NK	TBD	Sep-16	V2533-A5Select One	205,029	55.35
14	A321-200	N671NK	TBD	Nov-16	V2533-A5Select One	205,029	55.55
15	A321-200	N672NK	TBD	Dec-16	V2533-A5Select One	205,029	55.55

	TOTAL						809.40

aviation consulting

Desktop Appraisal of:

Three (3) Airbus A320-200 Aircraft

and

Twelve (12) Airbus A321-200 Aircraft

Client:

Spirit Airlines

Date:

June 26, 2015

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel:  + 1 703 276 3200

Fax:  + 1 703 276 3201

Hong Kong 62 / F & 66 / F, The Center 99 Queens Road, Central Hong Kong Hong Kong Tel: + 852 2824 8414 Fax: + 852 3965 3222	www.mba.aero

I.	Introduction and Executive Summary

  Table of Contents:

Morten Beyer & Agnew (“mba”) has been retained by Spirit Airlines (the “Client”) to provide a Desktop Appraisal to determine the Base Values at Delivery of three (3) Airbus A320-200 aircraft and twelve (12) Airbus A321-200 aircraft (collectively “Subject Aircraft”), as of June 2015. The aircraft are further identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its semiannual publication Future Aircraft Values (“FAV”) – Jet Transport Plus, April 2015.

Based on the information set forth in this report, it is our opinion that the total Base at Delivery of the aircraft in this portfolio is as follows and as set forth in Section IV.

Current Base Value (US$)
Fifteen (15) Aircraft Total	$791,640,000

Section II of this report presents definitions of various terms, such as Current Base Value, as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 20 years ; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba employs four ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Asia.

mba publishes the semiannual Future Aircraft Values (“FAV”), a two-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

Spirit Airlines Job File #15075 Page 2 of 24

III.	Current Market Conditions

General Market Observation – 2nd Quarter 2015

An essential consideration in any appraisal is market condition at the time the valuation is rendered. This section describes market conditions associated with the valuation. The first part of the section provides a general market commentary highlighting major factors currently influencing aircraft values. The second part contains mba’s view of the current market situation for each aircraft type valued in this analysis.

Passenger demand and jet fuel prices are two of the most significant factors influencing commercial transport aircraft values. Increases in passenger demand have a positive impact while changes in fuel prices have a different impact depending on the technology level of the asset. There are many other considerations that drive values of a specific aircraft type and model including: age, number of operators, regional distribution, total number in use, production status, and order backlog, among others.

Passenger demand has been shown over the years to have a strong correlation with Gross Domestic Product (“GDP”). As shown in the following chart, this correlation also extends to orders for new aircraft.

Source: iata.org; AerData; worldbank.org (RPK and Orders through 1Q15)

Spirit Airlines Job File #15075 Page 3 of 24

Underlying all of this is the historical and future predicted passenger growth on the order of 5.0% per year by manufacturers and government agencies alike, which exceeds short term World Bank global GDP predictions. The International Air Transport Association (“IATA”) reports that for the 1st quarter 2015, global passenger traffic (RPK)1 showed year-on-year growth of 6.0% compared to 1st quarter 2014. Year-on-year comparison of 1st quarter 2015 shows a 6.3% increase in international RPK worldwide, and an increase in domestic RPK of 5.9% worldwide.

For regional total traffic, both international and domestic, according to IATA, Asia/Pacific carriers experienced the strongest YTD rate of increase, up 9.0%. Middle Eastern total air traffic YTD was up 8.6%, while Latin America saw a 6.2% increase. European total traffic YTD was at 5.0%. North America reported an YTD increase in total traffic of 3.0% and Africa showed a negative 0.9% YTD growth. All regions, except Africa, are showing positive traffic growth for the year. Passenger capacity (ASK)2 also showed growth across all regions, again except for Africa, commensurate with traffic growth, however international load factors slightly dropped by -0.1% from February to March 2015.

According to the IATA Air Freight Market Analysis, air freight volumes spiked in February to a 12.2% year-on-year increase as a result of the Lunar New Year and a modal shift due to sea port congestion in the U.S. The air freight volumes moderated in March to a more indicative year-on-year increase of 1.6%. IATA also believes the March decline is a reflection of economic weakness in Europe which dampens demand for manufactured goods shipped by Asia/Pacific carriers.

According to Airbus and Boeing, as of year-end 2014, Airbus had booked 1,456 net orders, while Boeing booked 1,432 net orders. Also for 2014, Airbus delivered 629 aircraft and Boeing delivered 723 aircraft. At the current order rate of approximately 120 aircraft (widebody and narrowbody) per month for each manufacturer and delivery rates of approximately 52 per month for Airbus and 60 per month for Boeing, the backlog for each manufacturer is growing at about 800 and 700 aircraft per year, respectively. The robust order and delivery figures have continued during 1Q15 where Boeing booked 110 net orders while delivering 184 aircraft, and Airbus booked 101 net orders with 134 deliveries. The Airbus delivery count is down slightly reflective of the decrease in the A330 production rate.

1 RPK – Revenue Passenger Kilometers

2 ASK – Available Seat Kilometers

Spirit Airlines Job File #15075 Page 4 of 24

Oil Prices during the latter half of 2014 dropped dramatically from a range of US$100.00 to US$125.00 per barrel for Brent Crude over the past three years to the lowest prices since 2009. Prices tumbled to approximately US$48.00 per barrel at the end of January 2015. Oil prices started to rise at the end of 1Q15 but questions about the next price plateau for oil remain.

Source: Energy Information Agency, www.eia.gov

Oil-price.net offers the opinion that the supply-demand balance will favor a lower plateau due to continued production for the major oil supplies and a reduction in demand worldwide. Based on all reports it seems that a new plateau will be in the range of US$70.00 ± 20.0%.

Overall for 2Q15, mba recognizes a continuing healthy marketplace for the industry. Operators consistently report profits and lower oil prices have made the operational cost of older generation and four engine aircraft more viable. A combination of growth and stability seems to be the consensus opinion for the short term. However, there are pockets of instability, such the economies of the Eurozone, Russia and Japan, and areas of political unrest, such as Ukraine and Syria, which can cause unpredictable conditions. All in all, the market is healthy with continued optimism for the near term.

Spirit Airlines Job File #15075 Page 5 of 24

A320-200	Current Market

The A320 family’s initial member, the A320, was first delivered in 1988. The series has two variants, the A320-100 and the A320-200, though only 21 of A320-100 variant were ever produced. The A320-200 varies minimally from the -100 apart from its wingtip fences and increased fuel capacity.

Overview

Positive

•	Initial and most popular member of highly successful A320 family.
•	Large operator base is diverse geographically and by number and type of operators.
•	Freighter conversion likely in future, once values make it economically feasible, providing downstream market for type.
•	Very low percentage of existing fleet currently parked.
•	Wider fuselage than main competitor allows slightly increased passenger comfort and better cargo capacity in lower hold.

Neutral

•	Engine choice positive for initial sales campaigns, but can limit remarketing opportunities downstream; this effect mitigated by sheer number of aircraft in fleet.
•	Introduction of A320neo variant delays clean sheet replacement, but will likely affect values of youngest A320ceo aircraft produced.
•	Though the clean sheet replacement, A320neo is due to enter service in 2015, orders remain strong and often split between the ceo and neo aircraft.

Negative

•	Aircraft entered service in 1988 – 26 years ago – and fleet split into older vintages with less desirable engines (V2500-A1 and CFM56-5A1) versus later, more capable aircraft.
•

Lease rates had been under pressure, particularly for younger vintages, as major lessors were providing inventory at very low lease rental factors to get their aircraft placed; however recently the market has seen a slight recovery in lease rates for the type.

Spirit Airlines Job File #15075 Page 6 of 24

There are currently 3,565 active A320-200s with 332 operators.

Fleet Status	A320-200
Net Orders	4,715
Backlog	830
Delivered	3,885
Destroyed/Retired	222
Not in Service/Parked	98
Active Aircraft	3,565
Number of Operators	332
Average Daily Utilization (Hrs)	8.26
Average Fleet Age (Yrs)	7.72
Source: AerData April 2015

The A320-200 fleet has grown steadily over the past ten years, and has also had a consistently low percentage of the existing fleet reported as parked. The chart below depicts A320-200 fleet development by year, as of January of each year.

Source: ACAS through 2014, AerData 2015

Spirit Airlines Job File #15075 Page 7 of 24

Recent Developments

In May 2015, Avianca signed a purchase agreement for 100 A320neo Family aircraft, the largest single order ever made in Latin America’s aviation history, following a Memorandum of Understanding (MoU) announcement in February (airbus.com).

In April 2015, Airbus announced orders for March which included two A321 orders from Nile Air converted into two A320ceo orders, one A320ceo converted to an A320neo by Lufthansa, and three A320ceos were converted to two A319 and one A321ceo by Avianca. In the first quarter of 2015, Airbus has delivered 109 A320 family aircraft (aviator.aero).

In April 2015, Atlasjet Ukraine launched operations from Lviv to 30 destinations using A320ceos. The airline plans to increase the fleet to 15 new aircraft gradually (aviator.aero).

In March 2015, Airbus announced it will be increasing the production rate of the A320 family from 42 to 50 aircraft per month by the first quarter 2017 (AviationWorldNews).

In December 2014, LAN Colombia announced it will be transferring its domestic routes to low cost carrier, Easyfly in February 2015 as it replaces its DHC8-200s with A320-200s (aviatior.aero).

In December 2014, Italian carrier Meridiana retired its final two A320s. The carrier has moved to an all-Boeing fleet (aviator.aero).

Spirit Airlines Job File #15075 Page 8 of 24

Demographics & Availability

The current A320-200 is powered by either CFM International CFM56 or International Aero Engines (“IAE”) V2500 engines. mba views the CFM56-5B as the base line engine for the type with 50.9% of the fleet operating with the CFM56-5B engines. mba takes into account slightly less value derived from the V2500 engines, particularly the –A1 variant, and the CFM56-5A engines.

Current Fleet by Engine Type
Engine	In Service	Parked	Total	Total %
CFM56-5B	1840	18	1858	50.7%
V2500-A5	1441	32	1473	40.2%
CFM56-5A	229	30	259	7.1%
V2500-A1	55	18	73	2.0%
Grand Total	3565	98	3663	100.0%
Source: AerData April 2015

Spirit Airlines Job File #15075 Page 9 of 24

The A320-200 fleet is presented in the following tables by operator and by region. The fact that the three largest operators hold relatively a small percentage of the total fleet is a good indication that the operator base is highly diversified. Additionally, the fleet is relatively well dispersed geographically, with three major regions having significant A320-200 populations. Notably, Asia now accounts for 36.3% of the total fleet pushing it ahead of Europe and North America and shows Asia’s growing market favorability to the type.

Airbus A320-200 Passenger Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total	Total %
CHINA EASTERN	153	1	154	4.3%
JETBLUE	130		131	3.6%
CHINA SOUTHERN	114		114	3.2%
UNITED AIRLINES	97		97	2.7%
INDIGO	89		88	2.4%
VUELING AIRLINES	86	1	87	2.4%
TAM	84		83	2.3%
AIRASIA	81		80	2.2%
EASYJET	71		69	1.9%
DELTA	69		67	1.9%
SHENZHEN AIRLINES	65		67	1.9%
AEROFLOT	64		65	1.8%
BRITISH AIRWAYS	63	1	64	1.8%
US AIRWAYS	58	7	61	1.7%
ALITALIA	56		57	1.6%
All Others	2285	88	2322	64.4%
Grand Total	3565	98	3606	100.0%
Source: AerData Aprl 2015

Airbus A320-200 Passenger Aircraft Current Fleet by Region
Region	In Service	Parked	Total	Total %
Asia	1313	18	1331	36.3%
Europe	970	37	1007	27.5%
North America	511	20	531	14.5%
Middle East	252	11	263	7.2%
South America	229		229	6.3%
Central America and Caribbean	99	1	100	2.7%
Africa	94	6	100	2.7%
Australia and Pacific	96	1	97	2.6%
Undisclosed	1	4	5	0.1%
Grand Total	3565	98	3663	100.0%
Source: AerData April 2015

Spirit Airlines Job File #15075 Page 10 of 24

According to Airfax, as of June 2015, there are 24 A320-200s available for sale or lease, a relatively low number representing approximately 0.7% of the current fleet.

Source: Airfax June 2014 – June 2015

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Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s Future Aircraft Value “redbook” publication or its web based valuation service, redbookOnline.

Source: mba FAV Jet Transport PLUS, 1st Half 2015

Spirit Airlines Job File #15075 Page 12 of 24

Outlook

The short- to mid-term outlook for the A320-200 is favorable. The type should retain its position as a dominant member of the global narrowbody fleet during the period prior to the introduction of the A320neo, and throughout the end of its production run. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, particularly when compared to smaller aircraft such as the A319 and 737-700 which have not been as successful of late. The order book for the A320-200 remains robust, even though many new orders now favor the A320neo variant. How much of this is due to lack of availability of the neo variant remains unclear.

The mid- and long-term outlook will be shaped by the presumed success of the A320neo. While not a true clean-sheet replacement, the modified variant represents a break in production and the last A320-200s manufactured will suffer the most from a value perspective. The neo is anticipated to begin delivery in 2015 with the A320-200neo the first produced. The production rate for the type is currently at 42 aircraft per month and was anticipated to remain steady at that number during the switch from a ceo to neo production line, which may slightly benefit the last off the line aircraft values. However, in March 2014, Airbus announced that it is increasing production of the type in upcoming years. Boeing has announced it will be ramping up production for the competitor to the neo, the 737MAX, from 42 currently to 47 per month in 2017, similar to when the NGs replaced the Classics. The last two years of production of the Classics depreciated in value at a significantly faster rate than earlier-build aircraft. The A320ceo is likely to face the same dilemma with 2016 and 2017 build A320ceos, though Airbus claims keeping a steady production rate should help keep values steady.

Being the first A320 family model to enter service, the values for the older A320-200 aircraft had been dropping to the point where freighter conversions were viewed as feasible. As a freighter, this aircraft would be a technically superior narrowbody product as it has the ability to carry containerized cargo in both the belly and on the main deck, something the 737 freighter cannot accomplish. Airbus was developing the freighter conversion program in partnership with EADS EFW and Russian manufacturers MIG and Irkut. However, this partnership was dissolved and the program terminated, at least in part due to market conditions and demand being favorable enough to keep the aircraft in service as passenger variants.

Spirit Airlines Job File #15075 Page 13 of 24

A321-200 Current Market

The A321 is a stretched version of the A320 and consists of two variants, the A321-100 and the A321-200. Apart from its longer fuselage, the A321 also features a modified wing with double slotted flaps and similar flight deck to the A319 and A320. The -200 features higher thrust engines and greater fuel capacity as well as minor structural strengthening. The first A321-200 flew in late 1996.

Overview

Positive

•	Largest member of highly successful A320 family.
•	Strong backlog - currently at highest level in past decade.
•	Operator base is diverse by number of operators relative to fleet size.
•	Freighter conversion likely in future, once values make it economically feasible, providing downstream market for type.
•	Very low percentage of existing fleet currently parked.
•	Wider fuselage than main competitor allows slightly increased passenger comfort and better cargo capacity in lower hold.

Neutral

•	Engine choice positive for initial sales campaigns, but can limit remarketing opportunities downstream; this effect mitigated by sheer number of aircraft in fleet.
•	Introduction of A321neo variant delays clean sheet replacement, but will likely affect values of youngest A321ceo aircraft produced.

Negative

•	Backlog going forward will favor A321neo, due to enter service in 2017.
•	Limited market penetration within important North American region.
•	Significant fleet concentration geographically, with largest two regions home to almost three quarters of fleet.

Spirit Airlines Job File #15075 Page 14 of 24

There are currently 967 A321-200 active passenger aircraft with 84 operators.

Fleet Status	A321-200
Net Orders	1,512
Backlog	529
Delivered	983
Destroyed/Retired	4
Not in Service/Parked	12
Active Aircraft	967
Number of Operators	84
Average Daily Utilization (Hrs)	8.15
Average Fleet Age (Yrs)	6.27
Source: AerData April 2015

The A321-200 fleet has grown steadily over the past ten years, quadrupling in size. The A321-200 has also had a relatively low percentage of the existing fleet reported as parked. The chart below depicts A321-200 fleet development by year, as of January of each year.

Source: ACAS through 2014, AerData January 2015

Spirit Airlines Job File #15075 Page 15 of 24

Recent Developments

In April 2015, Russian airline UTair reduced its fleet by 44 aircraft, including 12 A321-200s. The airline removed the aircraft in an attempt to save costs as the fall of the Russian currency and economy continue to decline (aviator.aero).

In April 2015, lessor CIT placed a firm order for five additional A321-200 aircraft. The lessor had also previously placed an order for five A321-200s at the Farnborough Airshow in 2014 (AviationWorldNews).

In March 2015, Airbus celebrated delivery of its 9,000th aircraft, the first of seven A321-200s to be delivered to VietJetAir (AviTrader).

Demographics & Availability

The A321-200 is powered by either two CFM International CFM56-5B or two IAE V2500-A5 engines. With well over half of the fleet is operated with V2500-A5 engines, mba views the V2500-A5 as the baseline engine for type. mba also distinguishes the higher thrust V2533-A5 variant as a boost in value for the type.

Airbus A321-200 Aircraft Current Fleet by Engine Type
Engine	In Service	Parked	Total	Total %
V2500-A5	634	2	636	65.0%
CFM56-5B	333	10	343	35.0%
Grand Total	967	12	979	100.0%
Source: AerData April 2015

Spirit Airlines Job File #15075 Page 16 of 24

The largest active fleet percentage lies with American Airlines (including aircraft previously operated as US Airways) with 15.4% of the total current fleet. China Southern is the second largest operator with 8.0%.

Airbus A321-200 Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total	Total %
AMERICAN AIRLINES	151		151	15.4%
CHINA SOUTHERN	78		78	8.0%
VIETNAM AIRLINES	49		49	5.0%
AIR CHINA	49		49	5.0%
LUFTHANSA	44		44	4.5%
TURKISH AIRLINES	44		44	4.5%
CHINA EASTERN	40		40	4.1%
AEROFLOT	26		26	2.7%
ASIANA	25		25	2.6%
MONARCH AIRLINES	25		25	2.6%
SICHUAN AIRLINES	24		24	2.5%
AIR INDIA	20		20	2.0%

All Others	392	12	404	41.3%
Grand Total	967	12	979	100.0%
Source: AerData April 2015

Even with a North American carrier holding the largest A321-200 fleet, 37.7% of the fleet is concentrated in Asia and 35.0% in Europe. Combined, the two regions account for almost three quarters of the total current fleet.

Airbus A321-200 Aircraft Current Fleet by Region
Region	In Service	Parked	Total	Total %
Asia	363	6	369	37.7%
Europe	340	3	343	35.0%
North America	181	2	183	18.7%
Middle East	41	1	42	4.3%
South America	28		28	2.9%
Australia and Pacific	6		6	0.6%
Africa	5		5	0.5%
Central America and Caribbean	3		3	0.3%
Grand Total	967	12	979	100.0%
Source: AerData April 2015

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According to Airfax, as of June 2015, there are 16 A321-200s available for sale or lease. While the number of A321-200 aircraft has grown significantly in the past few months, this is due to the financial distress from Russian and Ukrainian airlines. UTair, Aeroflot, and Wind Rose have been forced to park or sell aircraft to reduce fleet size and operations as the two countries remain financially strained.

Source: Airfax June 2014 – June 2015

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Aircraft Ranking

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed in a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis which can be further identified in mba’s Future Aircraft Values “Redbook” publication or its web based valuation service, Redbook Online.

Source: mba FAV Jet Transport PLUS, 1st Half 2015

Spirit Airlines Job File #15075 Page 19 of 24

Outlook

The short- to mid-term outlook for the A321-200 is positive during the period prior to the introduction of the A321neo, and throughout the end of its production run. The aircraft currently has its largest order backlog in a decade, and the A321-200 should benefit from the fact that the A321neo will be the last of the major A320 family variants to enter service, scheduled for 2017. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, as orders have been trending toward the larger variants over smaller siblings. The order book for the A321-200 remains robust, although how much of this is due to lack of availability of the neo variant remains unclear.

As with the A320-200, the mid- and long-term outlook will be shaped by the presumed success of the A321neo. While not a true clean sheet replacement, the modified variant represents a break in production and the last A321-200s manufactured will suffer the most from a value perspective. The A321neo has been very popular with operators and holds 811 orders or 21.4% of the neo backlog, with the A320neo being the most popular of the family as of June 2015. The last off the line also affects the A321 similar to the A320. Airbus originally announced the production rate would remain steady at 44 aircraft a month during the switch from a ceo to neo production line, therefore the last off the line aircraft values may not being as heavily impacted. However, in March 2014 Airbus annouced they were planning a production hike of A320 family aircraft. Boeing has announced it will be ramping up production for the competitor to the neo, the 737MAX, from 42 currently to 47 per month in 2017, similar to when the NG’s replaced the Classics. The last two years of production of the Classics depreciated in value at a significantly faster rate than earlier build aircraft. The A321ceo is likely to face the same dilemma with 2017 and 2018 build A320ceos, though Airbus claims keeping a steady production rate should help keep values steady.

While the earlier version of Boeing’s 737-900 saw very limited success in the market, the 737-900ER of late has proven to be a strong competitor to the A321 aircraft, particularly in light of the end of production of the 757. While Boeing will surely continue to offer successful competitor aircraft to the A321-200, the narrowbody market has been able to accommodate fleets of both types and we expect this to continue into the future.

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IV.	Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition;

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated;

3.	The historical maintenance documentation has been maintained to acceptable international standards;

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage;

5.	The aircraft is in a standard airline configuration;

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins;

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage;

8.	Its utilization is comparable to industry averages;

9.	There is no history of accident or incident damage; and

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

Spirit Airlines Job File #15075 Page 21 of 24

Aircraft Portfolio

No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type
1	A320-200	TBD	N644NK	Jun-16	171,960	V2527-A5SelectOne
2	A320-200	TBD	N645NK	Sep-16	171,960	V2527-A5SelectOne
3	A320-200	TBD	N646NK	Dec-16	171,960	V2527-A5SelectOne
4	A321-200	6804	N660NK	Oct-15	205,029	V2533-A5SelectOne
5	A321-200	6867	N661NK	Nov-15	205,029	V2533-A5SelectOne
6	A321-200	6897	N662NK	Dec-15	205,029	V2533-A5SelectOne
7	A321-200	TBD	N663NK	Feb-16	205,029	V2533-A5SelectOne
8	A321-200	TBD	N664NK	Mar-16	205,029	V2533-A5SelectOne
9	A321-200	TBD	N665NK	Mar-16	205,029	V2533-A5SelectOne
10	A321-200	TBD	N667NK	Apr-16	205,029	V2533-A5SelectOne
11	A321-200	TBD	N668NK	May-16	205,029	V2533-A5SelectOne
12	A321-200	TBD	N669NK	Aug-16	205,029	V2533-A5SelectOne
13	A321-200	TBD	N670NK	Sep-16	205,029	V2533-A5SelectOne
14	A321-200	TBD	N671NK	Nov-16	205,029	V2533-A5SelectOne
15	A321-200	TBD	N672NK	Dec-16	205,029	V2533-A5SelectOne

Spirit Airlines Job File #15075 Page 22 of 24

Portfolio Valuations (US$ Million)

No.	Aircraft Type	Serial Number	BV w/Newness	MTOW Adj.	Sharklet Adj.[1]	Engine Adj.	BV at Delivery
1	A320-200	TBD	$44.68	$0.11	$0.00	($0.10)	$44.69
2	A320-200	TBD	$44.79	$0.11	$0.00	($0.10)	$44.80
3	A320-200	TBD	$44.90	$0.11	$0.00	($0.10)	$44.91
4	A321-200	6804	$53.44	$0.44	$0.00	$0.60	$54.48
5	A321-200	6867	$53.48	$0.44	$0.00	$0.60	$54.52
6	A321-200	6897	$53.53	$0.44	$0.00	$0.60	$54.57
7	A321-200	TBD	$53.62	$0.44	$0.00	$0.60	$54.66
8	A321-200	TBD	$53.66	$0.44	$0.00	$0.60	$54.70
9	A321-200	TBD	$53.66	$0.44	$0.00	$0.60	$54.70
10	A321-200	TBD	$53.71	$0.44	$0.00	$0.60	$54.75
11	A321-200	TBD	$53.75	$0.44	$0.00	$0.60	$54.79
12	A321-200	TBD	$53.89	$0.44	$0.00	$0.60	$54.93
13	A321-200	TBD	$53.93	$0.44	$0.00	$0.60	$54.97
14	A321-200	TBD	$54.02	$0.44	$0.00	$0.60	$55.06
15	A321-200	TBD	$54.07	$0.44	$0.00	$0.60	$55.11
Total			$779.13	$5.61	$0.00	$6.90	$791.64

Legend for Portfolio Valuation	–
BV w/Newness	-	Base Value adjusted for month of build
MTOW Adj.	-	Maximum Take-Off Weight Adjustment
Sharklet Adj.	-	Adjustment for Sharklets (if applicable)
Engine Adj.	-	Adjustment for engine type (if applicable)
BV at Delivery	-	Current Base Value for new aircraft

1 Sharklets are installed on all Subject Aircraft. mba considers sharklets to be standard on the vintages for all Subject Aircraft, therefore no value adjustments were made.

Spirit Airlines Job File #15075 Page 23 of 24

V.	Covenants

This report has been prepared for the exclusive use of Spirit Airlines and shall not be provided to other parties by mba without the express consent of Spirit Airlines. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft or similar aircraft and engines. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by Spirit Airlines or any other party with regard to the Subject Aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability. mba consents to the use of this appraisal report in the Prospectus Supplement and to the reference to mba’s name in the caption “Experts”.

PREPARED BY:

Lindsey Mohr

Manager – Valuations

Morten Beyer & Agnew

ISTAT Certified Appraiser

June 26, 2015

REVIEWED BY:

Thomas E. Burke

Managing Director – Valuations

Morten Beyer & Agnew

ISTAT Certified Appraiser

Spirit Airlines Job File #15075 Page 24 of 24

APPENDIX III

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

The following tables set forth the projected LTVs for the Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date occurring thereafter. For purposes of these tables only, the Equipment Notes for each Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been delivered to Spirit. See “Description of the Aircraft and the Appraisals” for the currently expected month of delivery for each Aircraft.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the Aircraft manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year for each year after that. With respect to each Eligible Aircraft, the appraised value at delivery of such Eligible Aircraft is the theoretical value that, when depreciated from the initial delivery of such Eligible Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Eligible Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

III-1

I. Early Delivery Aircraft

	N660NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,750,000.00	$32,080,000.00	58.6%	$8,356,000.00	73.9%
April 1, 2016	53,928,750.00	32,080,000.00	59.5	8,356,000.00	75.0
October 1, 2016	53,107,500.00	29,480,453.51	55.5	6,968,895.89	68.6
April 1, 2017	52,286,250.00	28,921,736.55	55.3	6,748,169.56	68.2
October 1, 2017	51,465,000.00	27,767,660.51	54.0	6,194,904.11	66.0
April 1, 2018	50,643,750.00	26,618,226.31	52.6	5,642,436.56	63.7
October 1, 2018	49,822,500.00	25,473,450.48	51.1	5,357,122.00	61.9
April 1, 2019	49,001,250.00	24,333,350.79	49.7	5,072,459.43	60.0
October 1, 2019	48,180,000.00	23,197,946.01	48.1	4,788,454.69	58.1
April 1, 2020	47,358,750.00	22,192,156.33	46.9	4,520,726.52	56.4
October 1, 2020	46,537,500.00	21,452,783.37	46.1	4,253,131.21	55.2
April 1, 2021	45,716,250.00	20,713,672.66	45.3	3,985,675.84	54.0
October 1, 2021	44,895,000.00	19,974,838.30	44.5	3,718,367.97	52.8
April 1, 2022	44,073,750.00	19,236,295.39	43.6	3,451,215.61	51.5
October 1, 2022	43,252,500.00	18,498,060.13	42.8	3,184,227.46	50.1
April 1, 2023	42,431,250.00	17,760,150.06	41.9	2,917,412.80	48.7
October 1, 2023	41,610,000.00	17,022,583.90	40.9	2,650,781.71	47.3
April 1, 2024	40,788,750.00	16,285,382.01	39.9	0.00	0.0
October 1, 2024	39,967,500.00	15,548,566.24	38.9	0.00	0.0
April 1, 2025	39,146,250.00	14,812,160.37	37.8	0.00	0.0
October 1, 2025	38,325,000.00	14,076,190.09	36.7	0.00	0.0
April 1, 2026	37,503,750.00	13,340,683.24	35.6	0.00	0.0
October 1, 2026	36,682,500.00	12,605,670.13	34.4	0.00	0.0
April 1, 2027	35,861,250.00	11,871,183.81	33.1	0.00	0.0
October 1, 2027	35,040,000.00	11,137,260.37	31.8	0.00	0.0
April 1, 2028	34,218,750.00	0.00	0.0	0.00	0.0

III-2

	N661NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,750,000.00	$31,924,000.00	58.3%	$8,336,000.00	73.5%
April 1, 2016	53,928,750.00	31,924,000.00	59.2	8,336,000.00	74.7
October 1, 2016	53,107,500.00	29,366,651.73	55.3	6,954,670.66	68.4
April 1, 2017	52,286,250.00	28,828,368.24	55.1	6,736,498.52	68.0
October 1, 2017	51,465,000.00	27,694,139.09	53.8	6,185,713.92	65.8
April 1, 2018	50,643,750.00	26,563,965.15	52.5	5,635,653.91	63.6
October 1, 2018	49,822,500.00	25,437,863.01	51.1	5,352,673.52	61.8
April 1, 2019	49,001,250.00	24,315,850.33	49.6	5,070,271.88	60.0
October 1, 2019	48,180,000.00	23,197,945.98	48.1	4,788,454.73	58.1
April 1, 2020	47,358,750.00	22,192,156.33	46.9	4,520,726.49	56.4
October 1, 2020	46,537,500.00	21,452,783.37	46.1	4,253,131.19	55.2
April 1, 2021	45,716,250.00	20,713,672.66	45.3	3,985,675.85	54.0
October 1, 2021	44,895,000.00	19,974,838.29	44.5	3,718,367.97	52.8
April 1, 2022	44,073,750.00	19,236,295.37	43.6	3,451,215.62	51.5
October 1, 2022	43,252,500.00	18,498,060.13	42.8	3,184,227.47	50.1
April 1, 2023	42,431,250.00	17,760,150.03	41.9	2,917,412.83	48.7
October 1, 2023	41,610,000.00	17,022,583.89	40.9	2,650,781.75	47.3
April 1, 2024	40,788,750.00	16,285,381.99	39.9	0.00	0.0
October 1, 2024	39,967,500.00	15,548,566.25	38.9	0.00	0.0
April 1, 2025	39,146,250.00	14,812,160.38	37.8	0.00	0.0
October 1, 2025	38,325,000.00	14,076,190.08	36.7	0.00	0.0
April 1, 2026	37,503,750.00	13,340,683.22	35.6	0.00	0.0
October 1, 2026	36,682,500.00	12,605,670.14	34.4	0.00	0.0
April 1, 2027	35,861,250.00	11,871,183.84	33.1	0.00	0.0
October 1, 2027	35,040,000.00	11,137,260.37	31.8	0.00	0.0
April 1, 2028	34,218,750.00	0.00	0.0	0.00	0.0

III-3

	N662NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,750,000.00	$31,768,000.00	58.0%	$8,316,000.00	73.2%
April 1, 2016	53,928,750.00	31,768,000.00	58.9	8,316,000.00	74.3
October 1, 2016	53,107,500.00	29,252,849.94	55.1	6,940,445.44	68.2
April 1, 2017	52,286,250.00	28,734,999.94	55.0	6,724,827.48	67.8
October 1, 2017	51,465,000.00	27,620,617.66	53.7	6,176,523.74	65.7
April 1, 2018	50,643,750.00	26,509,703.99	52.3	5,628,871.27	63.5
October 1, 2018	49,822,500.00	25,402,275.51	51.0	5,348,225.08	61.7
April 1, 2019	49,001,250.00	24,298,349.89	49.6	5,068,084.32	59.9
October 1, 2019	48,180,000.00	23,197,945.98	48.1	4,788,454.73	58.1
April 1, 2020	47,358,750.00	22,192,156.33	46.9	4,520,726.49	56.4
October 1, 2020	46,537,500.00	21,452,783.37	46.1	4,253,131.19	55.2
April 1, 2021	45,716,250.00	20,713,672.66	45.3	3,985,675.85	54.0
October 1, 2021	44,895,000.00	19,974,838.29	44.5	3,718,367.97	52.8
April 1, 2022	44,073,750.00	19,236,295.37	43.6	3,451,215.62	51.5
October 1, 2022	43,252,500.00	18,498,060.13	42.8	3,184,227.47	50.1
April 1, 2023	42,431,250.00	17,760,150.03	41.9	2,917,412.83	48.7
October 1, 2023	41,610,000.00	17,022,583.89	40.9	2,650,781.75	47.3
April 1, 2024	40,788,750.00	16,285,381.99	39.9	0.00	0.0
October 1, 2024	39,967,500.00	15,548,566.25	38.9	0.00	0.0
April 1, 2025	39,146,250.00	14,812,160.38	37.8	0.00	0.0
October 1, 2025	38,325,000.00	14,076,190.08	36.7	0.00	0.0
April 1, 2026	37,503,750.00	13,340,683.22	35.6	0.00	0.0
October 1, 2026	36,682,500.00	12,605,670.14	34.4	0.00	0.0
April 1, 2027	35,861,250.00	11,871,183.84	33.1	0.00	0.0
October 1, 2027	35,040,000.00	11,137,260.37	31.8	0.00	0.0
April 1, 2028	34,218,750.00	0.00	0.0	0.00	0.0

III-4

	N663NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,950,000.00	$31,570,000.00	57.5%	$8,307,000.00	72.6%
April 1, 2016	54,950,000.00	31,570,000.00	57.5	8,307,000.00	72.6
October 1, 2016	54,125,750.00	29,581,758.30	54.7	7,044,521.26	67.7
April 1, 2017	53,301,500.00	29,102,589.26	54.6	6,831,609.16	67.4
October 1, 2017	52,477,250.00	28,013,944.49	53.4	6,279,266.10	65.3
April 1, 2018	51,653,000.00	26,927,315.54	52.1	5,727,210.17	63.2
October 1, 2018	50,828,750.00	25,842,705.10	50.8	5,447,165.01	61.6
April 1, 2019	50,004,500.00	24,760,116.01	49.5	5,167,383.43	59.8
October 1, 2019	49,180,250.00	23,679,551.32	48.1	4,887,866.36	58.1
April 1, 2020	48,356,000.00	22,659,464.44	46.9	4,615,921.03	56.4
October 1, 2020	47,531,750.00	21,911,111.17	46.1	4,343,997.17	55.2
April 1, 2021	46,707,500.00	21,162,800.23	45.3	4,072,095.91	54.0
October 1, 2021	45,883,250.00	20,414,533.89	44.5	3,800,218.44	52.8
April 1, 2022	45,059,000.00	19,666,314.60	43.6	3,528,366.08	51.5
October 1, 2022	44,234,750.00	18,918,144.97	42.8	3,256,540.22	50.1
April 1, 2023	43,410,500.00	18,170,027.82	41.9	2,984,742.37	48.7
October 1, 2023	42,586,250.00	17,421,966.19	40.9	2,712,974.15	47.3
April 1, 2024	41,762,000.00	16,673,963.35	39.9	0.00	0.0
October 1, 2024	40,937,750.00	15,926,022.85	38.9	0.00	0.0
April 1, 2025	40,113,500.00	15,178,148.50	37.8	0.00	0.0
October 1, 2025	39,289,250.00	14,430,344.45	36.7	0.00	0.0
April 1, 2026	38,465,000.00	13,682,615.21	35.6	0.00	0.0
October 1, 2026	37,640,750.00	12,934,965.67	34.4	0.00	0.0
April 1, 2027	36,816,500.00	12,187,401.16	33.1	0.00	0.0
October 1, 2027	35,992,250.00	11,439,927.49	31.8	0.00	0.0
April 1, 2028	35,168,000.00	0.00	0.0	0.00	0.0

III-5

	N664NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,950,000.00	$31,413,000.00	57.2%	$8,288,000.00	72.2%
April 1, 2016	54,950,000.00	31,413,000.00	57.2	8,288,000.00	72.2
October 1, 2016	54,125,750.00	29,465,774.55	54.4	7,030,023.29	67.4
April 1, 2017	53,301,500.00	29,007,408.01	54.4	6,819,711.50	67.2
October 1, 2017	52,477,250.00	27,938,976.99	53.2	6,269,895.17	65.2
April 1, 2018	51,653,000.00	26,871,973.04	52.0	5,720,292.36	63.1
October 1, 2018	50,828,750.00	25,806,398.85	50.8	5,442,626.73	61.5
April 1, 2019	50,004,500.00	24,742,257.26	49.5	5,165,151.09	59.8
October 1, 2019	49,180,250.00	23,679,551.32	48.1	4,887,866.36	58.1
April 1, 2020	48,356,000.00	22,659,464.44	46.9	4,615,921.03	56.4
October 1, 2020	47,531,750.00	21,911,111.17	46.1	4,343,997.17	55.2
April 1, 2021	46,707,500.00	21,162,800.23	45.3	4,072,095.91	54.0
October 1, 2021	45,883,250.00	20,414,533.89	44.5	3,800,218.44	52.8
April 1, 2022	45,059,000.00	19,666,314.60	43.6	3,528,366.08	51.5
October 1, 2022	44,234,750.00	18,918,144.97	42.8	3,256,540.22	50.1
April 1, 2023	43,410,500.00	18,170,027.82	41.9	2,984,742.37	48.7
October 1, 2023	42,586,250.00	17,421,966.19	40.9	2,712,974.15	47.3
April 1, 2024	41,762,000.00	16,673,963.35	39.9	0.00	0.0
October 1, 2024	40,937,750.00	15,926,022.85	38.9	0.00	0.0
April 1, 2025	40,113,500.00	15,178,148.50	37.8	0.00	0.0
October 1, 2025	39,289,250.00	14,430,344.45	36.7	0.00	0.0
April 1, 2026	38,465,000.00	13,682,615.21	35.6	0.00	0.0
October 1, 2026	37,640,750.00	12,934,965.67	34.4	0.00	0.0
April 1, 2027	36,816,500.00	12,187,401.16	33.1	0.00	0.0
October 1, 2027	35,992,250.00	11,439,927.49	31.8	0.00	0.0
April 1, 2028	35,168,000.00	0.00	0.0	0.00	0.0

III-6

	N665NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$54,950,000.00	$31,413,000.00	57.2%	$8,288,000.00	72.2%
April 1, 2016	54,950,000.00	31,413,000.00	57.2	8,288,000.00	72.2
October 1, 2016	54,125,750.00	29,465,774.55	54.4	7,030,023.29	67.4
April 1, 2017	53,301,500.00	29,007,408.01	54.4	6,819,711.50	67.2
October 1, 2017	52,477,250.00	27,938,976.99	53.2	6,269,895.17	65.2
April 1, 2018	51,653,000.00	26,871,973.04	52.0	5,720,292.36	63.1
October 1, 2018	50,828,750.00	25,806,398.85	50.8	5,442,626.73	61.5
April 1, 2019	50,004,500.00	24,742,257.26	49.5	5,165,151.09	59.8
October 1, 2019	49,180,250.00	23,679,551.32	48.1	4,887,866.36	58.1
April 1, 2020	48,356,000.00	22,659,464.44	46.9	4,615,921.03	56.4
October 1, 2020	47,531,750.00	21,911,111.17	46.1	4,343,997.17	55.2
April 1, 2021	46,707,500.00	21,162,800.23	45.3	4,072,095.91	54.0
October 1, 2021	45,883,250.00	20,414,533.89	44.5	3,800,218.44	52.8
April 1, 2022	45,059,000.00	19,666,314.60	43.6	3,528,366.08	51.5
October 1, 2022	44,234,750.00	18,918,144.97	42.8	3,256,540.22	50.1
April 1, 2023	43,410,500.00	18,170,027.82	41.9	2,984,742.37	48.7
October 1, 2023	42,586,250.00	17,421,966.19	40.9	2,712,974.15	47.3
April 1, 2024	41,762,000.00	16,673,963.35	39.9	0.00	0.0
October 1, 2024	40,937,750.00	15,926,022.85	38.9	0.00	0.0
April 1, 2025	40,113,500.00	15,178,148.50	37.8	0.00	0.0
October 1, 2025	39,289,250.00	14,430,344.45	36.7	0.00	0.0
April 1, 2026	38,465,000.00	13,682,615.21	35.6	0.00	0.0
October 1, 2026	37,640,750.00	12,934,965.67	34.4	0.00	0.0
April 1, 2027	36,816,500.00	12,187,401.16	33.1	0.00	0.0
October 1, 2027	35,992,250.00	11,439,927.49	31.8	0.00	0.0
April 1, 2028	35,168,000.00	0.00	0.0	0.00	0.0

III-7

	N667NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$55,150,000.00	$31,369,000.00	56.9%	$8,299,000.00	71.9%
April 1, 2016	55,150,000.00	31,369,000.00	56.9	8,299,000.00	71.9
October 1, 2016	54,322,750.00	29,456,614.42	54.2	7,041,059.54	67.2
April 1, 2017	53,495,500.00	29,017,457.80	54.2	6,832,592.05	67.0
October 1, 2017	52,668,250.00	27,965,425.36	53.1	6,283,310.48	65.0
April 1, 2018	51,841,000.00	26,914,234.29	51.9	5,734,169.36	63.0
October 1, 2018	51,013,750.00	25,863,887.30	50.7	5,457,881.30	61.4
April 1, 2019	50,186,500.00	24,814,387.22	49.4	5,181,710.08	59.8
October 1, 2019	49,359,250.00	23,765,737.13	48.1	4,905,656.59	58.1
April 1, 2020	48,532,000.00	22,741,937.46	46.9	4,632,721.48	56.4
October 1, 2020	47,704,750.00	21,990,860.43	46.1	4,359,807.91	55.2
April 1, 2021	46,877,500.00	21,239,825.89	45.3	4,086,917.00	54.0
October 1, 2021	46,050,250.00	20,488,836.11	44.5	3,814,049.99	52.8
April 1, 2022	45,223,000.00	19,737,893.54	43.6	3,541,208.18	51.5
October 1, 2022	44,395,750.00	18,987,000.82	42.8	3,268,392.96	50.1
April 1, 2023	43,568,500.00	18,236,160.77	41.9	2,995,605.86	48.7
October 1, 2023	42,741,250.00	17,485,376.44	40.9	2,722,848.49	47.3
April 1, 2024	41,914,000.00	16,734,651.12	39.9	0.00	0.0
October 1, 2024	41,086,750.00	15,983,988.35	38.9	0.00	0.0
April 1, 2025	40,259,500.00	15,233,391.99	37.8	0.00	0.0
October 1, 2025	39,432,250.00	14,482,866.18	36.7	0.00	0.0
April 1, 2026	38,605,000.00	13,732,415.45	35.6	0.00	0.0
October 1, 2026	37,777,750.00	12,982,044.71	34.4	0.00	0.0
April 1, 2027	36,950,500.00	12,231,759.31	33.1	0.00	0.0
October 1, 2027	36,123,250.00	11,481,565.08	31.8	0.00	0.0
April 1, 2028	35,296,000.00	0.00	0.0	0.00	0.0

III-8

II. Later Delivery Aircraft

	N668NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$55,150,000.00	$31,212,000.00	56.6%	$8,279,000.00	71.6%
April 1, 2016	55,150,000.00	31,212,000.00	56.6	8,279,000.00	71.6
October 1, 2016	54,322,750.00	31,212,000.00	57.5	8,279,000.00	72.7
April 1, 2017	53,495,500.00	28,921,930.12	54.1	6,820,651.10	66.8
October 1, 2017	52,668,250.00	27,890,185.00	53.0	6,273,905.44	64.9
April 1, 2018	51,841,000.00	26,858,690.37	51.8	5,727,226.36	62.9
October 1, 2018	51,013,750.00	25,827,448.90	50.6	5,453,326.51	61.3
April 1, 2019	50,186,500.00	24,796,463.47	49.4	5,179,469.61	59.7
October 1, 2019	49,359,250.00	23,765,737.13	48.1	4,905,656.59	58.1
April 1, 2020	48,532,000.00	22,741,937.46	46.9	4,632,721.48	56.4
October 1, 2020	47,704,750.00	21,990,860.43	46.1	4,359,807.91	55.2
April 1, 2021	46,877,500.00	21,239,825.89	45.3	4,086,917.00	54.0
October 1, 2021	46,050,250.00	20,488,836.11	44.5	3,814,049.99	52.8
April 1, 2022	45,223,000.00	19,737,893.54	43.6	3,541,208.18	51.5
October 1, 2022	44,395,750.00	18,987,000.82	42.8	3,268,392.96	50.1
April 1, 2023	43,568,500.00	18,236,160.77	41.9	2,995,605.86	48.7
October 1, 2023	42,741,250.00	17,485,376.44	40.9	2,722,848.49	47.3
April 1, 2024	41,914,000.00	16,734,651.12	39.9	0.00	0.0
October 1, 2024	41,086,750.00	15,983,988.35	38.9	0.00	0.0
April 1, 2025	40,259,500.00	15,233,391.99	37.8	0.00	0.0
October 1, 2025	39,432,250.00	14,482,866.18	36.7	0.00	0.0
April 1, 2026	38,605,000.00	13,732,415.45	35.6	0.00	0.0
October 1, 2026	37,777,750.00	12,982,044.71	34.4	0.00	0.0
April 1, 2027	36,950,500.00	12,231,759.31	33.1	0.00	0.0
October 1, 2027	36,123,250.00	11,481,565.08	31.8	0.00	0.0
April 1, 2028	35,296,000.00	0.00	0.0	0.00	0.0

III-9

	N644NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$48,216,666.67	$27,150,000.00	56.3%	$7,221,000.00	71.3%
April 1, 2016	48,216,666.67	27,150,000.00	56.3	7,221,000.00	71.3
October 1, 2016	47,493,416.67	27,150,000.00	57.2	7,221,000.00	72.4
April 1, 2017	46,770,166.67	25,202,412.29	53.9	5,952,734.49	66.6
October 1, 2017	46,046,916.67	24,318,112.68	52.8	5,476,941.57	64.7
April 1, 2018	45,323,666.67	23,433,515.46	51.7	5,001,142.27	62.7
October 1, 2018	44,600,416.67	22,548,622.97	50.6	4,763,764.45	61.2
April 1, 2019	43,877,166.67	21,663,437.72	49.4	4,526,359.60	59.7
October 1, 2019	43,153,916.67	20,777,962.38	48.1	4,288,928.53	58.1
April 1, 2020	42,430,666.67	19,882,872.49	46.9	4,050,306.21	56.4
October 1, 2020	41,707,416.67	19,226,219.17	46.1	3,811,702.71	55.2
April 1, 2021	40,984,166.67	18,569,602.99	45.3	3,573,119.04	54.0
October 1, 2021	40,260,916.67	17,913,025.95	44.5	3,334,556.25	52.8
April 1, 2022	39,537,666.67	17,256,490.18	43.6	3,096,015.49	51.5
October 1, 2022	38,814,416.67	16,599,998.00	42.8	2,857,497.98	50.1
April 1, 2023	38,091,166.67	15,943,551.86	41.9	2,619,005.06	48.7
October 1, 2023	37,367,916.67	15,287,154.44	40.9	2,380,538.13	47.3
April 1, 2024	36,644,666.67	14,630,808.61	39.9	0.00	0.0
October 1, 2024	35,921,416.67	13,974,517.47	38.9	0.00	0.0
April 1, 2025	35,198,166.67	13,318,284.38	37.8	0.00	0.0
October 1, 2025	34,474,916.67	12,662,112.98	36.7	0.00	0.0
April 1, 2026	33,751,666.67	12,006,007.22	35.6	0.00	0.0
October 1, 2026	33,028,416.67	11,349,971.39	34.4	0.00	0.0
April 1, 2027	32,305,166.67	10,694,010.18	33.1	0.00	0.0
October 1, 2027	31,581,916.67	10,038,128.67	31.8	0.00	0.0
April 1, 2028	30,858,666.67	0.00	0.0	0.00	0.0

III-10

	N669NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$55,350,000.00	$30,851,000.00	55.7%	$8,249,000.00	70.6%
April 1, 2016	55,350,000.00	30,851,000.00	55.7	8,249,000.00	70.6
October 1, 2016	55,350,000.00	30,851,000.00	55.7	8,249,000.00	70.6
April 1, 2017	54,519,750.00	29,183,612.91	53.5	6,914,733.72	66.2
October 1, 2017	53,689,500.00	28,200,884.52	52.5	6,366,795.74	64.4
April 1, 2018	52,859,250.00	27,216,338.37	51.5	5,818,481.25	62.5
October 1, 2018	52,029,000.00	26,229,963.09	50.4	5,547,919.53	61.1
April 1, 2019	51,198,750.00	25,241,746.56	49.3	5,277,081.32	59.6
October 1, 2019	50,368,500.00	24,251,675.84	48.1	5,005,962.69	58.1
April 1, 2020	49,538,250.00	23,213,462.94	46.9	4,728,775.13	56.4
October 1, 2020	48,708,000.00	22,453,337.04	46.1	4,451,496.41	55.2
April 1, 2021	47,877,750.00	21,693,031.28	45.3	4,174,121.71	54.0
October 1, 2021	47,047,500.00	20,932,536.02	44.5	3,896,645.88	52.8
April 1, 2022	46,217,250.00	20,171,840.88	43.6	3,619,063.39	51.5
October 1, 2022	45,387,000.00	19,410,934.75	42.8	3,341,368.29	50.1
April 1, 2023	44,556,750.00	18,649,805.63	41.9	3,063,554.20	48.7
October 1, 2023	43,726,500.00	17,888,440.63	40.9	2,785,614.23	47.3
April 1, 2024	42,896,250.00	17,126,825.84	39.9	0.00	0.0
October 1, 2024	42,066,000.00	16,364,946.22	38.9	0.00	0.0
April 1, 2025	41,235,750.00	15,602,785.52	37.8	0.00	0.0
October 1, 2025	40,405,500.00	14,840,326.11	36.7	0.00	0.0
April 1, 2026	39,575,250.00	14,077,548.88	35.6	0.00	0.0
October 1, 2026	38,745,000.00	13,314,433.03	34.4	0.00	0.0
April 1, 2027	37,914,750.00	12,550,955.91	33.1	0.00	0.0
October 1, 2027	37,084,500.00	11,787,092.81	31.8	0.00	0.0
April 1, 2028	36,254,250.00	0.00	0.0	0.00	0.0

III-11

	N645NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$48,403,333.33	$26,840,000.00	55.5%	$7,197,000.00	70.3%
April 1, 2016	48,403,333.33	26,840,000.00	55.5	7,197,000.00	70.3
October 1, 2016	48,403,333.33	26,840,000.00	55.5	7,197,000.00	70.3
April 1, 2017	47,677,283.33	25,435,804.06	53.3	6,036,262.20	66.0
October 1, 2017	46,951,233.33	24,594,477.19	52.4	5,559,350.93	64.2
April 1, 2018	46,225,183.33	23,751,042.09	51.4	5,082,045.57	62.4
October 1, 2018	45,499,133.33	22,905,488.82	50.3	4,847,568.98	61.0
April 1, 2019	44,773,083.33	22,057,806.77	49.3	4,612,785.78	59.6
October 1, 2019	44,047,033.33	21,207,984.64	48.1	4,377,692.51	58.1
April 1, 2020	43,320,983.33	20,300,071.99	46.9	4,135,293.21	56.4
October 1, 2020	42,594,933.33	19,635,345.20	46.1	3,892,814.18	55.2
April 1, 2021	41,868,883.33	18,970,461.14	45.3	3,650,251.21	54.0
October 1, 2021	41,142,833.33	18,305,411.35	44.5	3,407,599.81	52.8
April 1, 2022	40,416,783.33	17,640,186.78	43.6	3,164,855.13	51.5
October 1, 2022	39,690,733.33	16,974,777.68	42.8	2,922,011.99	50.1
April 1, 2023	38,964,683.33	16,309,173.59	41.9	2,679,064.78	48.7
October 1, 2023	38,238,633.33	15,643,363.23	40.9	2,436,007.48	47.3
April 1, 2024	37,512,583.33	14,977,334.41	39.9	0.00	0.0
October 1, 2024	36,786,533.33	14,311,074.02	38.9	0.00	0.0
April 1, 2025	36,060,483.33	13,644,567.81	37.8	0.00	0.0
October 1, 2025	35,334,433.33	12,977,800.39	36.7	0.00	0.0
April 1, 2026	34,608,383.33	12,310,755.03	35.6	0.00	0.0
October 1, 2026	33,882,333.33	11,643,413.55	34.4	0.00	0.0
April 1, 2027	33,156,283.33	10,975,756.14	33.1	0.00	0.0
October 1, 2027	32,430,233.33	10,307,761.20	31.8	0.00	0.0
April 1, 2028	31,704,183.33	0.00	0.0	0.00	0.0

III-12

	N670NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$55,350,000.00	$30,692,000.00	55.5%	$8,230,000.00	70.3%
April 1, 2016	55,350,000.00	30,692,000.00	55.5	8,230,000.00	70.3
October 1, 2016	55,350,000.00	30,692,000.00	55.5	8,230,000.00	70.3
April 1, 2017	54,519,750.00	29,086,256.21	53.3	6,902,564.14	66.0
October 1, 2017	53,689,500.00	28,124,185.23	52.4	6,357,208.33	64.2
April 1, 2018	52,859,250.00	27,159,703.46	51.4	5,811,401.88	62.4
October 1, 2018	52,029,000.00	26,192,799.52	50.3	5,543,274.08	61.0
April 1, 2019	51,198,750.00	25,223,461.29	49.3	5,274,795.66	59.6
October 1, 2019	50,368,500.00	24,251,675.84	48.1	5,005,962.69	58.1
April 1, 2020	49,538,250.00	23,213,462.94	46.9	4,728,775.13	56.4
October 1, 2020	48,708,000.00	22,453,337.04	46.1	4,451,496.41	55.2
April 1, 2021	47,877,750.00	21,693,031.28	45.3	4,174,121.71	54.0
October 1, 2021	47,047,500.00	20,932,536.02	44.5	3,896,645.88	52.8
April 1, 2022	46,217,250.00	20,171,840.88	43.6	3,619,063.39	51.5
October 1, 2022	45,387,000.00	19,410,934.75	42.8	3,341,368.29	50.1
April 1, 2023	44,556,750.00	18,649,805.63	41.9	3,063,554.20	48.7
October 1, 2023	43,726,500.00	17,888,440.63	40.9	2,785,614.23	47.3
April 1, 2024	42,896,250.00	17,126,825.84	39.9	0.00	0.0
October 1, 2024	42,066,000.00	16,364,946.22	38.9	0.00	0.0
April 1, 2025	41,235,750.00	15,602,785.52	37.8	0.00	0.0
October 1, 2025	40,405,500.00	14,840,326.11	36.7	0.00	0.0
April 1, 2026	39,575,250.00	14,077,548.88	35.6	0.00	0.0
October 1, 2026	38,745,000.00	13,314,433.03	34.4	0.00	0.0
April 1, 2027	37,914,750.00	12,550,955.91	33.1	0.00	0.0
October 1, 2027	37,084,500.00	11,787,092.81	31.8	0.00	0.0
April 1, 2028	36,254,250.00	0.00	0.0	0.00	0.0

III-13

	N671NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$55,550,000.00	$30,486,000.00	54.9%	$8,220,000.00	69.7%
April 1, 2016	55,550,000.00	30,486,000.00	54.9	8,220,000.00	69.7
October 1, 2016	55,550,000.00	30,486,000.00	54.9	8,220,000.00	69.7
April 1, 2017	54,716,750.00	28,995,938.64	53.0	6,903,078.53	65.6
October 1, 2017	53,883,500.00	28,071,855.45	52.1	6,360,935.16	63.9
April 1, 2018	53,050,250.00	27,144,162.40	51.2	5,818,190.73	62.1
October 1, 2018	52,217,000.00	26,212,848.07	50.2	5,553,979.51	60.8
April 1, 2019	51,383,750.00	25,277,900.29	49.2	5,289,267.62	59.5
October 1, 2019	50,550,500.00	24,339,306.11	48.1	5,024,051.08	58.1
April 1, 2020	49,717,250.00	23,297,341.76	46.9	4,745,861.94	56.4
October 1, 2020	48,884,000.00	22,534,469.24	46.1	4,467,581.31	55.2
April 1, 2021	48,050,750.00	21,771,416.22	45.3	4,189,204.36	54.0
October 1, 2021	47,217,500.00	21,008,173.01	44.5	3,910,725.90	52.8
April 1, 2022	46,384,250.00	20,244,729.20	43.6	3,632,140.40	51.5
October 1, 2022	45,551,000.00	19,481,073.62	42.8	3,353,441.90	50.1
April 1, 2023	44,717,750.00	18,717,194.26	41.9	3,074,623.96	48.7
October 1, 2023	43,884,500.00	17,953,078.17	40.9	2,795,679.69	47.3
April 1, 2024	43,051,250.00	17,188,711.38	39.9	0.00	0.0
October 1, 2024	42,218,000.00	16,424,078.82	38.9	0.00	0.0
April 1, 2025	41,384,750.00	15,659,164.15	37.8	0.00	0.0
October 1, 2025	40,551,500.00	14,893,949.69	36.7	0.00	0.0
April 1, 2026	39,718,250.00	14,128,416.26	35.6	0.00	0.0
October 1, 2026	38,885,000.00	13,362,542.99	34.4	0.00	0.0
April 1, 2027	38,051,750.00	12,596,307.15	33.1	0.00	0.0
October 1, 2027	37,218,500.00	11,829,683.93	31.8	0.00	0.0
April 1, 2028	36,385,250.00	0.00	0.0	0.00	0.0

III-14

	N646NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$48,590,000.00	$26,527,000.00	54.6%	$7,173,000.00	69.4%
April 1, 2016	48,590,000.00	26,527,000.00	54.6	7,173,000.00	69.4
October 1, 2016	48,590,000.00	26,527,000.00	54.6	7,173,000.00	69.4
April 1, 2017	47,861,150.00	25,277,497.81	52.8	6,027,491.07	65.4
October 1, 2017	47,132,300.00	24,487,329.82	52.0	5,555,541.03	63.7
April 1, 2018	46,403,450.00	23,693,483.65	51.1	5,083,000.16	62.0
October 1, 2018	45,674,600.00	22,895,949.32	50.1	4,854,029.29	60.8
April 1, 2019	44,945,750.00	22,094,716.18	49.2	4,624,555.39	59.4
October 1, 2019	44,216,900.00	21,289,772.89	48.1	4,394,575.01	58.1
April 1, 2020	43,488,050.00	20,378,358.89	46.9	4,151,240.89	56.4
October 1, 2020	42,759,200.00	19,711,068.59	46.1	3,907,826.75	55.2
April 1, 2021	42,030,350.00	19,043,620.42	45.3	3,664,328.34	54.0
October 1, 2021	41,301,500.00	18,376,005.87	44.5	3,420,741.17	52.8
April 1, 2022	40,572,650.00	17,708,215.87	43.6	3,177,060.35	51.5
October 1, 2022	39,843,800.00	17,040,240.64	42.8	2,933,280.67	50.1
April 1, 2023	39,114,950.00	16,372,069.65	41.9	2,689,396.55	48.7
October 1, 2023	38,386,100.00	15,703,691.60	40.9	2,445,401.91	47.3
April 1, 2024	37,657,250.00	15,035,094.26	39.9	0.00	0.0
October 1, 2024	36,928,400.00	14,366,264.44	38.9	0.00	0.0
April 1, 2025	36,199,550.00	13,697,187.86	37.8	0.00	0.0
October 1, 2025	35,470,700.00	13,027,849.07	36.7	0.00	0.0
April 1, 2026	34,741,850.00	12,358,231.26	35.6	0.00	0.0
October 1, 2026	34,013,000.00	11,688,316.18	34.4	0.00	0.0
April 1, 2027	33,284,150.00	11,018,083.97	33.1	0.00	0.0
October 1, 2027	32,555,300.00	10,347,512.91	31.8	0.00	0.0
April 1, 2028	31,826,450.00	0.00	0.0	0.00	0.0

III-15

	N672NK
		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$55,550,000.00	$30,327,000.00	54.6%	$8,200,000.00	69.4%
April 1, 2016	55,550,000.00	30,327,000.00	54.6	8,200,000.00	69.4
October 1, 2016	55,550,000.00	30,327,000.00	54.6	8,200,000.00	69.4
April 1, 2017	54,716,750.00	28,898,230.15	52.8	6,890,864.98	65.4
October 1, 2017	53,883,500.00	27,994,879.02	52.0	6,351,313.11	63.7
April 1, 2018	53,050,250.00	27,087,322.84	51.1	5,811,085.79	62.0
October 1, 2018	52,217,000.00	26,175,550.21	50.1	5,549,317.28	60.8
April 1, 2019	51,383,750.00	25,259,548.96	49.2	5,286,973.70	59.4
October 1, 2019	50,550,500.00	24,339,306.11	48.1	5,024,051.08	58.1
April 1, 2020	49,717,250.00	23,297,341.76	46.9	4,745,861.94	56.4
October 1, 2020	48,884,000.00	22,534,469.24	46.1	4,467,581.31	55.2
April 1, 2021	48,050,750.00	21,771,416.22	45.3	4,189,204.36	54.0
October 1, 2021	47,217,500.00	21,008,173.01	44.5	3,910,725.90	52.8
April 1, 2022	46,384,250.00	20,244,729.20	43.6	3,632,140.40	51.5
October 1, 2022	45,551,000.00	19,481,073.62	42.8	3,353,441.90	50.1
April 1, 2023	44,717,750.00	18,717,194.26	41.9	3,074,623.96	48.7
October 1, 2023	43,884,500.00	17,953,078.17	40.9	2,795,679.69	47.3
April 1, 2024	43,051,250.00	17,188,711.38	39.9	0.00	0.0
October 1, 2024	42,218,000.00	16,424,078.82	38.9	0.00	0.0
April 1, 2025	41,384,750.00	15,659,164.15	37.8	0.00	0.0
October 1, 2025	40,551,500.00	14,893,949.69	36.7	0.00	0.0
April 1, 2026	39,718,250.00	14,128,416.26	35.6	0.00	0.0
October 1, 2026	38,885,000.00	13,362,542.99	34.4	0.00	0.0
April 1, 2027	38,051,750.00	12,596,307.15	33.1	0.00	0.0
October 1, 2027	37,218,500.00	11,829,683.93	31.8	0.00	0.0
April 1, 2028	36,385,250.00	0.00	0.0	0.00	0.0

III-16

APPENDIX IV

EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

The following tables set forth the original principal amount and principal amortization schedule for each series of Equipment Notes expected to be issued with respect to each Aircraft (provided that, in the case of any Early Delivery Aircraft, if any Equipment Note is issued with respect to such Early Delivery Aircraft on or after October 1, 2016, (a) the original principal amount of such Equipment Note for such Early Delivery Aircraft will be reduced by the principal amortization installment scheduled for payment on October 1, 2016 for such Equipment Note as set forth in this Appendix IV and (b) the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note).

For purposes of these tables only, each series of Equipment Notes for each Aircraft is assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been delivered to Spirit. See “Description of the Aircraft and the Appraisals” for the currently expected month of delivery for each Aircraft.

I. Early Delivery Aircraft

	N660NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$32,080,000.00	$0.00	$8,356,000.00
April 1, 2016	0.00	32,080,000.00	0.00	8,356,000.00
October 1, 2016	2,599,546.49	29,480,453.51	1,387,104.11	6,968,895.89
April 1, 2017	558,716.96	28,921,736.55	220,726.33	6,748,169.56
October 1, 2017	1,154,076.04	27,767,660.51	553,265.45	6,194,904.11
April 1, 2018	1,149,434.20	26,618,226.31	552,467.55	5,642,436.56
October 1, 2018	1,144,775.83	25,473,450.48	285,314.56	5,357,122.00
April 1, 2019	1,140,099.69	24,333,350.79	284,662.57	5,072,459.43
October 1, 2019	1,135,404.78	23,197,946.01	284,004.74	4,788,454.69
April 1, 2020	1,005,789.68	22,192,156.33	267,728.17	4,520,726.52
October 1, 2020	739,372.96	21,452,783.37	267,595.31	4,253,131.21
April 1, 2021	739,110.71	20,713,672.66	267,455.37	3,985,675.84
October 1, 2021	738,834.36	19,974,838.30	267,307.87	3,718,367.97
April 1, 2022	738,542.91	19,236,295.39	267,152.36	3,451,215.61
October 1, 2022	738,235.26	18,498,060.13	266,988.15	3,184,227.46
April 1, 2023	737,910.07	17,760,150.06	266,814.66	2,917,412.80
October 1, 2023	737,566.16	17,022,583.90	266,631.09	2,650,781.71
April 1, 2024	737,201.89	16,285,382.01	2,650,781.71	0.00
October 1, 2024	736,815.77	15,548,566.24	0.00	0.00
April 1, 2025	736,405.87	14,812,160.37	0.00	0.00
October 1, 2025	735,970.28	14,076,190.09	0.00	0.00
April 1, 2026	735,506.85	13,340,683.24	0.00	0.00
October 1, 2026	735,013.11	12,605,670.13	0.00	0.00
April 1, 2027	734,486.32	11,871,183.81	0.00	0.00
October 1, 2027	733,923.44	11,137,260.37	0.00	0.00
April 1, 2028	11,137,260.37	0.00	0.00	0.00

	N661NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,924,000.00	$0.00	$8,336,000.00
April 1, 2016	0.00	31,924,000.00	0.00	8,336,000.00
October 1, 2016	2,557,348.27	29,366,651.73	1,381,329.34	6,954,670.66
April 1, 2017	538,283.49	28,828,368.24	218,172.14	6,736,498.52
October 1, 2017	1,134,229.15	27,694,139.09	550,784.60	6,185,713.92
April 1, 2018	1,130,173.94	26,563,965.15	550,060.01	5,635,653.91
October 1, 2018	1,126,102.14	25,437,863.01	282,980.39	5,352,673.52
April 1, 2019	1,122,012.68	24,315,850.33	282,401.64	5,070,271.88
October 1, 2019	1,117,904.35	23,197,945.98	281,817.15	4,788,454.73
April 1, 2020	1,005,789.65	22,192,156.33	267,728.24	4,520,726.49
October 1, 2020	739,372.96	21,452,783.37	267,595.30	4,253,131.19
April 1, 2021	739,110.71	20,713,672.66	267,455.34	3,985,675.85
October 1, 2021	738,834.37	19,974,838.29	267,307.88	3,718,367.97
April 1, 2022	738,542.92	19,236,295.37	267,152.35	3,451,215.62
October 1, 2022	738,235.24	18,498,060.13	266,988.15	3,184,227.47
April 1, 2023	737,910.10	17,760,150.03	266,814.64	2,917,412.83
October 1, 2023	737,566.14	17,022,583.89	266,631.08	2,650,781.75
April 1, 2024	737,201.90	16,285,381.99	2,650,781.75	0.00
October 1, 2024	736,815.74	15,548,566.25	0.00	0.00
April 1, 2025	736,405.87	14,812,160.38	0.00	0.00
October 1, 2025	735,970.30	14,076,190.08	0.00	0.00
April 1, 2026	735,506.86	13,340,683.22	0.00	0.00
October 1, 2026	735,013.08	12,605,670.14	0.00	0.00
April 1, 2027	734,486.30	11,871,183.84	0.00	0.00
October 1, 2027	733,923.47	11,137,260.37	0.00	0.00
April 1, 2028	11,137,260.37	0.00	0.00	0.00

	N662NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,768,000.00	$0.00	$8,316,000.00
April 1, 2016	0.00	31,768,000.00	0.00	8,316,000.00
October 1, 2016	2,515,150.06	29,252,849.94	1,375,554.56	6,940,445.44
April 1, 2017	517,850.00	28,734,999.94	215,617.96	6,724,827.48
October 1, 2017	1,114,382.28	27,620,617.66	548,303.74	6,176,523.74
April 1, 2018	1,110,913.67	26,509,703.99	547,652.47	5,628,871.27
October 1, 2018	1,107,428.48	25,402,275.51	280,646.19	5,348,225.08
April 1, 2019	1,103,925.62	24,298,349.89	280,140.76	5,068,084.32
October 1, 2019	1,100,403.91	23,197,945.98	279,629.59	4,788,454.73
April 1, 2020	1,005,789.65	22,192,156.33	267,728.24	4,520,726.49
October 1, 2020	739,372.96	21,452,783.37	267,595.30	4,253,131.19
April 1, 2021	739,110.71	20,713,672.66	267,455.34	3,985,675.85
October 1, 2021	738,834.37	19,974,838.29	267,307.88	3,718,367.97
April 1, 2022	738,542.92	19,236,295.37	267,152.35	3,451,215.62
October 1, 2022	738,235.24	18,498,060.13	266,988.15	3,184,227.47
April 1, 2023	737,910.10	17,760,150.03	266,814.64	2,917,412.83
October 1, 2023	737,566.14	17,022,583.89	266,631.08	2,650,781.75
April 1, 2024	737,201.90	16,285,381.99	2,650,781.75	0.00
October 1, 2024	736,815.74	15,548,566.25	0.00	0.00
April 1, 2025	736,405.87	14,812,160.38	0.00	0.00
October 1, 2025	735,970.30	14,076,190.08	0.00	0.00
April 1, 2026	735,506.86	13,340,683.22	0.00	0.00
October 1, 2026	735,013.08	12,605,670.14	0.00	0.00
April 1, 2027	734,486.30	11,871,183.84	0.00	0.00
October 1, 2027	733,923.47	11,137,260.37	0.00	0.00
April 1, 2028	11,137,260.37	0.00	0.00	0.00

	N663NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,570,000.00	$0.00	$8,307,000.00
April 1, 2016	0.00	31,570,000.00	0.00	8,307,000.00
October 1, 2016	1,988,241.70	29,581,758.30	1,262,478.74	7,044,521.26
April 1, 2017	479,169.04	29,102,589.26	212,912.10	6,831,609.16
October 1, 2017	1,088,644.77	28,013,944.49	552,343.06	6,279,266.10
April 1, 2018	1,086,628.95	26,927,315.54	552,055.93	5,727,210.17
October 1, 2018	1,084,610.44	25,842,705.10	280,045.16	5,447,165.01
April 1, 2019	1,082,589.09	24,760,116.01	279,781.58	5,167,383.43
October 1, 2019	1,080,564.69	23,679,551.32	279,517.07	4,887,866.36
April 1, 2020	1,020,086.88	22,659,464.44	271,945.33	4,615,921.03
October 1, 2020	748,353.27	21,911,111.17	271,923.86	4,343,997.17
April 1, 2021	748,310.94	21,162,800.23	271,901.26	4,072,095.91
October 1, 2021	748,266.34	20,414,533.89	271,877.47	3,800,218.44
April 1, 2022	748,219.29	19,666,314.60	271,852.36	3,528,366.08
October 1, 2022	748,169.63	18,918,144.97	271,825.86	3,256,540.22
April 1, 2023	748,117.15	18,170,027.82	271,797.85	2,984,742.37
October 1, 2023	748,061.63	17,421,966.19	271,768.22	2,712,974.15
April 1, 2024	748,002.84	16,673,963.35	2,712,974.15	0.00
October 1, 2024	747,940.50	15,926,022.85	0.00	0.00
April 1, 2025	747,874.35	15,178,148.50	0.00	0.00
October 1, 2025	747,804.05	14,430,344.45	0.00	0.00
April 1, 2026	747,729.24	13,682,615.21	0.00	0.00
October 1, 2026	747,649.54	12,934,965.67	0.00	0.00
April 1, 2027	747,564.51	12,187,401.16	0.00	0.00
October 1, 2027	747,473.67	11,439,927.49	0.00	0.00
April 1, 2028	11,439,927.49	0.00	0.00	0.00

	N664NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,413,000.00	$0.00	$8,288,000.00
April 1, 2016	0.00	31,413,000.00	0.00	8,288,000.00
October 1, 2016	1,947,225.45	29,465,774.55	1,257,976.71	7,030,023.29
April 1, 2017	458,366.54	29,007,408.01	210,311.79	6,819,711.50
October 1, 2017	1,068,431.02	27,938,976.99	549,816.33	6,269,895.17
April 1, 2018	1,067,003.95	26,871,973.04	549,602.81	5,720,292.36
October 1, 2018	1,065,574.19	25,806,398.85	277,665.63	5,442,626.73
April 1, 2019	1,064,141.59	24,742,257.26	277,475.64	5,165,151.09
October 1, 2019	1,062,705.94	23,679,551.32	277,284.73	4,887,866.36
April 1, 2020	1,020,086.88	22,659,464.44	271,945.33	4,615,921.03
October 1, 2020	748,353.27	21,911,111.17	271,923.86	4,343,997.17
April 1, 2021	748,310.94	21,162,800.23	271,901.26	4,072,095.91
October 1, 2021	748,266.34	20,414,533.89	271,877.47	3,800,218.44
April 1, 2022	748,219.29	19,666,314.60	271,852.36	3,528,366.08
October 1, 2022	748,169.63	18,918,144.97	271,825.86	3,256,540.22
April 1, 2023	748,117.15	18,170,027.82	271,797.85	2,984,742.37
October 1, 2023	748,061.63	17,421,966.19	271,768.22	2,712,974.15
April 1, 2024	748,002.84	16,673,963.35	2,712,974.15	0.00
October 1, 2024	747,940.50	15,926,022.85	0.00	0.00
April 1, 2025	747,874.35	15,178,148.50	0.00	0.00
October 1, 2025	747,804.05	14,430,344.45	0.00	0.00
April 1, 2026	747,729.24	13,682,615.21	0.00	0.00
October 1, 2026	747,649.54	12,934,965.67	0.00	0.00
April 1, 2027	747,564.51	12,187,401.16	0.00	0.00
October 1, 2027	747,473.67	11,439,927.49	0.00	0.00
April 1, 2028	11,439,927.49	0.00	0.00	0.00

	N665NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,413,000.00	$0.00	$8,288,000.00
April 1, 2016	0.00	31,413,000.00	0.00	8,288,000.00
October 1, 2016	1,947,225.45	29,465,774.55	1,257,976.71	7,030,023.29
April 1, 2017	458,366.54	29,007,408.01	210,311.79	6,819,711.50
October 1, 2017	1,068,431.02	27,938,976.99	549,816.33	6,269,895.17
April 1, 2018	1,067,003.95	26,871,973.04	549,602.81	5,720,292.36
October 1, 2018	1,065,574.19	25,806,398.85	277,665.63	5,442,626.73
April 1, 2019	1,064,141.59	24,742,257.26	277,475.64	5,165,151.09
October 1, 2019	1,062,705.94	23,679,551.32	277,284.73	4,887,866.36
April 1, 2020	1,020,086.88	22,659,464.44	271,945.33	4,615,921.03
October 1, 2020	748,353.27	21,911,111.17	271,923.86	4,343,997.17
April 1, 2021	748,310.94	21,162,800.23	271,901.26	4,072,095.91
October 1, 2021	748,266.34	20,414,533.89	271,877.47	3,800,218.44
April 1, 2022	748,219.29	19,666,314.60	271,852.36	3,528,366.08
October 1, 2022	748,169.63	18,918,144.97	271,825.86	3,256,540.22
April 1, 2023	748,117.15	18,170,027.82	271,797.85	2,984,742.37
October 1, 2023	748,061.63	17,421,966.19	271,768.22	2,712,974.15
April 1, 2024	748,002.84	16,673,963.35	2,712,974.15	0.00
October 1, 2024	747,940.50	15,926,022.85	0.00	0.00
April 1, 2025	747,874.35	15,178,148.50	0.00	0.00
October 1, 2025	747,804.05	14,430,344.45	0.00	0.00
April 1, 2026	747,729.24	13,682,615.21	0.00	0.00
October 1, 2026	747,649.54	12,934,965.67	0.00	0.00
April 1, 2027	747,564.51	12,187,401.16	0.00	0.00
October 1, 2027	747,473.67	11,439,927.49	0.00	0.00
April 1, 2028	11,439,927.49	0.00	0.00	0.00

	N667NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,369,000.00	$0.00	$8,299,000.00
April 1, 2016	0.00	31,369,000.00	0.00	8,299,000.00
October 1, 2016	1,912,385.58	29,456,614.42	1,257,940.46	7,041,059.54
April 1, 2017	439,156.62	29,017,457.80	208,467.49	6,832,592.05
October 1, 2017	1,052,032.44	27,965,425.36	549,281.57	6,283,310.48
April 1, 2018	1,051,191.07	26,914,234.29	549,141.12	5,734,169.36
October 1, 2018	1,050,346.99	25,863,887.30	276,288.06	5,457,881.30
April 1, 2019	1,049,500.08	24,814,387.22	276,171.22	5,181,710.08
October 1, 2019	1,048,650.09	23,765,737.13	276,053.49	4,905,656.59
April 1, 2020	1,023,799.67	22,741,937.46	272,935.11	4,632,721.48
October 1, 2020	751,077.03	21,990,860.43	272,913.57	4,359,807.91
April 1, 2021	751,034.54	21,239,825.89	272,890.91	4,086,917.00
October 1, 2021	750,989.78	20,488,836.11	272,867.01	3,814,049.99
April 1, 2022	750,942.57	19,737,893.54	272,841.81	3,541,208.18
October 1, 2022	750,892.72	18,987,000.82	272,815.22	3,268,392.96
April 1, 2023	750,840.05	18,236,160.77	272,787.10	2,995,605.86
October 1, 2023	750,784.33	17,485,376.44	272,757.37	2,722,848.49
April 1, 2024	750,725.32	16,734,651.12	2,722,848.49	0.00
October 1, 2024	750,662.77	15,983,988.35	0.00	0.00
April 1, 2025	750,596.36	15,233,391.99	0.00	0.00
October 1, 2025	750,525.81	14,482,866.18	0.00	0.00
April 1, 2026	750,450.73	13,732,415.45	0.00	0.00
October 1, 2026	750,370.74	12,982,044.71	0.00	0.00
April 1, 2027	750,285.40	12,231,759.31	0.00	0.00
October 1, 2027	750,194.23	11,481,565.08	0.00	0.00
April 1, 2028	11,481,565.08	0.00	0.00	0.00

II. Later Delivery Aircraft

	N668NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$31,212,000.00	$0.00	$8,279,000.00
April 1, 2016	0.00	31,212,000.00	0.00	8,279,000.00
October 1, 2016	0.00	31,212,000.00	0.00	8,279,000.00
April 1, 2017	2,290,069.88	28,921,930.12	1,458,348.90	6,820,651.10
October 1, 2017	1,031,745.12	27,890,185.00	546,745.66	6,273,905.44
April 1, 2018	1,031,494.63	26,858,690.37	546,679.08	5,727,226.36
October 1, 2018	1,031,241.47	25,827,448.90	273,899.85	5,453,326.51
April 1, 2019	1,030,985.43	24,796,463.47	273,856.90	5,179,469.61
October 1, 2019	1,030,726.34	23,765,737.13	273,813.02	4,905,656.59
April 1, 2020	1,023,799.67	22,741,937.46	272,935.11	4,632,721.48
October 1, 2020	751,077.03	21,990,860.43	272,913.57	4,359,807.91
April 1, 2021	751,034.54	21,239,825.89	272,890.91	4,086,917.00
October 1, 2021	750,989.78	20,488,836.11	272,867.01	3,814,049.99
April 1, 2022	750,942.57	19,737,893.54	272,841.81	3,541,208.18
October 1, 2022	750,892.72	18,987,000.82	272,815.22	3,268,392.96
April 1, 2023	750,840.05	18,236,160.77	272,787.10	2,995,605.86
October 1, 2023	750,784.33	17,485,376.44	272,757.37	2,722,848.49
April 1, 2024	750,725.32	16,734,651.12	2,722,848.49	0.00
October 1, 2024	750,662.77	15,983,988.35	0.00	0.00
April 1, 2025	750,596.36	15,233,391.99	0.00	0.00
October 1, 2025	750,525.81	14,482,866.18	0.00	0.00
April 1, 2026	750,450.73	13,732,415.45	0.00	0.00
October 1, 2026	750,370.74	12,982,044.71	0.00	0.00
April 1, 2027	750,285.40	12,231,759.31	0.00	0.00
October 1, 2027	750,194.23	11,481,565.08	0.00	0.00
April 1, 2028	11,481,565.08	0.00	0.00	0.00

	N644NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$27,150,000.00	$0.00	$7,221,000.00
April 1, 2016	0.00	27,150,000.00	0.00	7,221,000.00
October 1, 2016	0.00	27,150,000.00	0.00	7,221,000.00
April 1, 2017	1,947,587.71	25,202,412.29	1,268,265.51	5,952,734.49
October 1, 2017	884,299.61	24,318,112.68	475,792.92	5,476,941.57
April 1, 2018	884,597.22	23,433,515.46	475,799.30	5,001,142.27
October 1, 2018	884,892.49	22,548,622.97	237,377.82	4,763,764.45
April 1, 2019	885,185.25	21,663,437.72	237,404.85	4,526,359.60
October 1, 2019	885,475.34	20,777,962.38	237,431.07	4,288,928.53
April 1, 2020	895,089.89	19,882,872.49	238,622.32	4,050,306.21
October 1, 2020	656,653.32	19,226,219.17	238,603.50	3,811,702.71
April 1, 2021	656,616.18	18,569,602.99	238,583.67	3,573,119.04
October 1, 2021	656,577.04	17,913,025.95	238,562.79	3,334,556.25
April 1, 2022	656,535.77	17,256,490.18	238,540.76	3,096,015.49
October 1, 2022	656,492.18	16,599,998.00	238,517.51	2,857,497.98
April 1, 2023	656,446.14	15,943,551.86	238,492.92	2,619,005.06
October 1, 2023	656,397.42	15,287,154.44	238,466.93	2,380,538.13
April 1, 2024	656,345.83	14,630,808.61	2,380,538.13	0.00
October 1, 2024	656,291.14	13,974,517.47	0.00	0.00
April 1, 2025	656,233.09	13,318,284.38	0.00	0.00
October 1, 2025	656,171.40	12,662,112.98	0.00	0.00
April 1, 2026	656,105.76	12,006,007.22	0.00	0.00
October 1, 2026	656,035.83	11,349,971.39	0.00	0.00
April 1, 2027	655,961.21	10,694,010.18	0.00	0.00
October 1, 2027	655,881.51	10,038,128.67	0.00	0.00
April 1, 2028	10,038,128.67	0.00	0.00	0.00

	N669NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,851,000.00	$0.00	$8,249,000.00
April 1, 2016	0.00	30,851,000.00	0.00	8,249,000.00
October 1, 2016	0.00	30,851,000.00	0.00	8,249,000.00
April 1, 2017	1,667,387.09	29,183,612.91	1,334,266.28	6,914,733.72
October 1, 2017	982,728.39	28,200,884.52	547,937.98	6,366,795.74
April 1, 2018	984,546.15	27,216,338.37	548,314.49	5,818,481.25
October 1, 2018	986,375.28	26,229,963.09	270,561.72	5,547,919.53
April 1, 2019	988,216.53	25,241,746.56	270,838.21	5,277,081.32
October 1, 2019	990,070.72	24,251,675.84	271,118.63	5,005,962.69
April 1, 2020	1,038,212.90	23,213,462.94	277,187.56	4,728,775.13
October 1, 2020	760,125.90	22,453,337.04	277,278.72	4,451,496.41
April 1, 2021	760,305.76	21,693,031.28	277,374.70	4,174,121.71
October 1, 2021	760,495.26	20,932,536.02	277,475.83	3,896,645.88
April 1, 2022	760,695.14	20,171,840.88	277,582.49	3,619,063.39
October 1, 2022	760,906.13	19,410,934.75	277,695.10	3,341,368.29
April 1, 2023	761,129.12	18,649,805.63	277,814.09	3,063,554.20
October 1, 2023	761,365.00	17,888,440.63	277,939.97	2,785,614.23
April 1, 2024	761,614.79	17,126,825.84	2,785,614.23	0.00
October 1, 2024	761,879.62	16,364,946.22	0.00	0.00
April 1, 2025	762,160.70	15,602,785.52	0.00	0.00
October 1, 2025	762,459.41	14,840,326.11	0.00	0.00
April 1, 2026	762,777.23	14,077,548.88	0.00	0.00
October 1, 2026	763,115.85	13,314,433.03	0.00	0.00
April 1, 2027	763,477.12	12,550,955.91	0.00	0.00
October 1, 2027	763,863.10	11,787,092.81	0.00	0.00
April 1, 2028	11,787,092.81	0.00	0.00	0.00

	N645NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$26,840,000.00	$0.00	$7,197,000.00
April 1, 2016	0.00	26,840,000.00	0.00	7,197,000.00
October 1, 2016	0.00	26,840,000.00	0.00	7,197,000.00
April 1, 2017	1,404,195.94	25,435,804.06	1,160,737.80	6,036,262.20
October 1, 2017	841,326.87	24,594,477.19	476,911.27	5,559,350.93
April 1, 2018	843,435.10	23,751,042.09	477,305.36	5,082,045.57
October 1, 2018	845,553.27	22,905,488.82	234,476.59	4,847,568.98
April 1, 2019	847,682.05	22,057,806.77	234,783.20	4,612,785.78
October 1, 2019	849,822.13	21,207,984.64	235,093.27	4,377,692.51
April 1, 2020	907,912.65	20,300,071.99	242,399.30	4,135,293.21
October 1, 2020	664,726.79	19,635,345.20	242,479.03	3,892,814.18
April 1, 2021	664,884.06	18,970,461.14	242,562.97	3,650,251.21
October 1, 2021	665,049.79	18,305,411.35	242,651.40	3,407,599.81
April 1, 2022	665,224.57	17,640,186.78	242,744.68	3,164,855.13
October 1, 2022	665,409.10	16,974,777.68	242,843.14	2,922,011.99
April 1, 2023	665,604.09	16,309,173.59	242,947.21	2,679,064.78
October 1, 2023	665,810.36	15,643,363.23	243,057.30	2,436,007.48
April 1, 2024	666,028.82	14,977,334.41	2,436,007.48	0.00
October 1, 2024	666,260.39	14,311,074.02	0.00	0.00
April 1, 2025	666,506.21	13,644,567.81	0.00	0.00
October 1, 2025	666,767.42	12,977,800.39	0.00	0.00
April 1, 2026	667,045.36	12,310,755.03	0.00	0.00
October 1, 2026	667,341.48	11,643,413.55	0.00	0.00
April 1, 2027	667,657.41	10,975,756.14	0.00	0.00
October 1, 2027	667,994.94	10,307,761.20	0.00	0.00
April 1, 2028	10,307,761.20	0.00	0.00	0.00

	N670NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,692,000.00	$0.00	$8,230,000.00
April 1, 2016	0.00	30,692,000.00	0.00	8,230,000.00
October 1, 2016	0.00	30,692,000.00	0.00	8,230,000.00
April 1, 2017	1,605,743.79	29,086,256.21	1,327,435.86	6,902,564.14
October 1, 2017	962,070.98	28,124,185.23	545,355.81	6,357,208.33
April 1, 2018	964,481.77	27,159,703.46	545,806.45	5,811,401.88
October 1, 2018	966,903.94	26,192,799.52	268,127.80	5,543,274.08
April 1, 2019	969,338.23	25,223,461.29	268,478.42	5,274,795.66
October 1, 2019	971,785.45	24,251,675.84	268,832.97	5,005,962.69
April 1, 2020	1,038,212.90	23,213,462.94	277,187.56	4,728,775.13
October 1, 2020	760,125.90	22,453,337.04	277,278.72	4,451,496.41
April 1, 2021	760,305.76	21,693,031.28	277,374.70	4,174,121.71
October 1, 2021	760,495.26	20,932,536.02	277,475.83	3,896,645.88
April 1, 2022	760,695.14	20,171,840.88	277,582.49	3,619,063.39
October 1, 2022	760,906.13	19,410,934.75	277,695.10	3,341,368.29
April 1, 2023	761,129.12	18,649,805.63	277,814.09	3,063,554.20
October 1, 2023	761,365.00	17,888,440.63	277,939.97	2,785,614.23
April 1, 2024	761,614.79	17,126,825.84	2,785,614.23	0.00
October 1, 2024	761,879.62	16,364,946.22	0.00	0.00
April 1, 2025	762,160.70	15,602,785.52	0.00	0.00
October 1, 2025	762,459.41	14,840,326.11	0.00	0.00
April 1, 2026	762,777.23	14,077,548.88	0.00	0.00
October 1, 2026	763,115.85	13,314,433.03	0.00	0.00
April 1, 2027	763,477.12	12,550,955.91	0.00	0.00
October 1, 2027	763,863.10	11,787,092.81	0.00	0.00
April 1, 2028	11,787,092.81	0.00	0.00	0.00

	N671NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,486,000.00	$0.00	$8,220,000.00
April 1, 2016	0.00	30,486,000.00	0.00	8,220,000.00
October 1, 2016	0.00	30,486,000.00	0.00	8,220,000.00
April 1, 2017	1,490,061.36	28,995,938.64	1,316,921.47	6,903,078.53
October 1, 2017	924,083.19	28,071,855.45	542,143.37	6,360,935.16
April 1, 2018	927,693.05	27,144,162.40	542,744.43	5,818,190.73
October 1, 2018	931,314.33	26,212,848.07	264,211.22	5,553,979.51
April 1, 2019	934,947.78	25,277,900.29	264,711.89	5,289,267.62
October 1, 2019	938,594.18	24,339,306.11	265,216.54	5,024,051.08
April 1, 2020	1,041,964.35	23,297,341.76	278,189.14	4,745,861.94
October 1, 2020	762,872.52	22,534,469.24	278,280.63	4,467,581.31
April 1, 2021	763,053.02	21,771,416.22	278,376.95	4,189,204.36
October 1, 2021	763,243.21	21,008,173.01	278,478.46	3,910,725.90
April 1, 2022	763,443.81	20,244,729.20	278,585.50	3,632,140.40
October 1, 2022	763,655.58	19,481,073.62	278,698.50	3,353,441.90
April 1, 2023	763,879.36	18,717,194.26	278,817.94	3,074,623.96
October 1, 2023	764,116.09	17,953,078.17	278,944.27	2,795,679.69
April 1, 2024	764,366.79	17,188,711.38	2,795,679.69	0.00
October 1, 2024	764,632.56	16,424,078.82	0.00	0.00
April 1, 2025	764,914.67	15,659,164.15	0.00	0.00
October 1, 2025	765,214.46	14,893,949.69	0.00	0.00
April 1, 2026	765,533.43	14,128,416.26	0.00	0.00
October 1, 2026	765,873.27	13,362,542.99	0.00	0.00
April 1, 2027	766,235.84	12,596,307.15	0.00	0.00
October 1, 2027	766,623.22	11,829,683.93	0.00	0.00
April 1, 2028	11,829,683.93	0.00	0.00	0.00

	N646NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$26,527,000.00	$0.00	$7,173,000.00
April 1, 2016	0.00	26,527,000.00	0.00	7,173,000.00
October 1, 2016	0.00	26,527,000.00	0.00	7,173,000.00
April 1, 2017	1,249,502.19	25,277,497.81	1,145,508.93	6,027,491.07
October 1, 2017	790,167.99	24,487,329.82	471,950.04	5,555,541.03
April 1, 2018	793,846.17	23,693,483.65	472,540.87	5,083,000.16
October 1, 2018	797,534.33	22,895,949.32	228,970.87	4,854,029.29
April 1, 2019	801,233.14	22,094,716.18	229,473.90	4,624,555.39
October 1, 2019	804,943.29	21,289,772.89	229,980.38	4,394,575.01
April 1, 2020	911,414.00	20,378,358.89	243,334.12	4,151,240.89
October 1, 2020	667,290.30	19,711,068.59	243,414.14	3,907,826.75
April 1, 2021	667,448.17	19,043,620.42	243,498.41	3,664,328.34
October 1, 2021	667,614.55	18,376,005.87	243,587.17	3,420,741.17
April 1, 2022	667,790.00	17,708,215.87	243,680.82	3,177,060.35
October 1, 2022	667,975.23	17,040,240.64	243,779.68	2,933,280.67
April 1, 2023	668,170.99	16,372,069.65	243,884.12	2,689,396.55
October 1, 2023	668,378.05	15,703,691.60	243,994.64	2,445,401.91
April 1, 2024	668,597.34	15,035,094.26	2,445,401.91	0.00
October 1, 2024	668,829.82	14,366,264.44	0.00	0.00
April 1, 2025	669,076.58	13,697,187.86	0.00	0.00
October 1, 2025	669,338.79	13,027,849.07	0.00	0.00
April 1, 2026	669,617.81	12,358,231.26	0.00	0.00
October 1, 2026	669,915.08	11,688,316.18	0.00	0.00
April 1, 2027	670,232.21	11,018,083.97	0.00	0.00
October 1, 2027	670,571.06	10,347,512.91	0.00	0.00
April 1, 2028	10,347,512.91	0.00	0.00	0.00

	N672NK
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$30,327,000.00	$0.00	$8,200,000.00
April 1, 2016	0.00	30,327,000.00	0.00	8,200,000.00
October 1, 2016	0.00	30,327,000.00	0.00	8,200,000.00
April 1, 2017	1,428,769.85	28,898,230.15	1,309,135.02	6,890,864.98
October 1, 2017	903,351.13	27,994,879.02	539,551.87	6,351,313.11
April 1, 2018	907,556.18	27,087,322.84	540,227.32	5,811,085.79
October 1, 2018	911,772.63	26,175,550.21	261,768.51	5,549,317.28
April 1, 2019	916,001.25	25,259,548.96	262,343.58	5,286,973.70
October 1, 2019	920,242.85	24,339,306.11	262,922.62	5,024,051.08
April 1, 2020	1,041,964.35	23,297,341.76	278,189.14	4,745,861.94
October 1, 2020	762,872.52	22,534,469.24	278,280.63	4,467,581.31
April 1, 2021	763,053.02	21,771,416.22	278,376.95	4,189,204.36
October 1, 2021	763,243.21	21,008,173.01	278,478.46	3,910,725.90
April 1, 2022	763,443.81	20,244,729.20	278,585.50	3,632,140.40
October 1, 2022	763,655.58	19,481,073.62	278,698.50	3,353,441.90
April 1, 2023	763,879.36	18,717,194.26	278,817.94	3,074,623.96
October 1, 2023	764,116.09	17,953,078.17	278,944.27	2,795,679.69
April 1, 2024	764,366.79	17,188,711.38	2,795,679.69	0.00
October 1, 2024	764,632.56	16,424,078.82	0.00	0.00
April 1, 2025	764,914.67	15,659,164.15	0.00	0.00
October 1, 2025	765,214.46	14,893,949.69	0.00	0.00
April 1, 2026	765,533.43	14,128,416.26	0.00	0.00
October 1, 2026	765,873.27	13,362,542.99	0.00	0.00
April 1, 2027	766,235.84	12,596,307.15	0.00	0.00
October 1, 2027	766,623.22	11,829,683.93	0.00	0.00
April 1, 2028	11,829,683.93	0.00	0.00	0.00

SPIRIT AIRLINES, INC.

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2014	2013	2012
Operating revenues:
Passenger	$1,144,972	$986,018	$782,792
Non-ticket	786,608	668,367	535,596

Total operating revenues	1,931,580	1,654,385	1,318,388
Operating expenses:
Aircraft fuel	612,909	551,746	471,763
Salaries, wages and benefits	313,988	262,150	218,919
Aircraft rent	195,827	169,737	143,572
Landing fees and other rents	105,115	83,604	68,368
Distribution	74,823	67,481	56,668
Maintenance, materials and repairs	73,956	60,143	49,460
Depreciation and amortization	46,971	31,947	15,256
Other operating	149,675	144,586	127,886
Loss on disposal of assets	3,008	525	956
Special charges (credits)	45	174	(8,450)

Total operating expenses	1,576,317	1,372,093	1,144,398

Operating income	355,263	282,292	173,990
Other (income) expense:
Interest expense	2,747	214	1,350
Capitalized interest	(2,747)	(214)	(1,350)
Interest income	(336)	(401)	(925)
Other expense	2,605	283	331

Total other (income) expense	2,269	(118)	(594)

Income before income taxes	352,994	282,410	174,584
Provision for income taxes	127,530	105,492	66,124

Net income	$225,464	$176,918	$108,460

Basic earnings per share	$3.10	$2.44	$1.50

Diluted earnings per share	$3.08	$2.42	$1.49

See accompanying Notes to Financial Statements.

SPIRIT AIRLINES, INC.

STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

	Year Ended December 31,
	2014	2013	2012
Net income	$225,464	$176,918	$108,460
Unrealized gain (loss) on interest rate derivative instruments, net of deferred taxes of $423, $0, and $0	(718)	—	—

Other Comprehensive Income (Loss)	$(718)	$—	$—

Comprehensive Income	$224,746	$176,918	$108,460

See accompanying Notes to Financial Statements.

SPIRIT AIRLINES, INC.

BALANCE SHEETS

(In thousands, except share data)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$632,784	$530,631
Accounts receivable, net	22,685	23,246
Deferred income taxes	9,643	16,243
Prepaid expenses and other current assets	66,029	78,955

Total current assets	731,141	649,075

Property and equipment:
Flight equipment	204,462	12,744
Ground and other equipment	57,012	48,090
Less accumulated depreciation	(36,099)	(25,221)

	225,375	35,613
Deposits on flight equipment purchase contracts	242,881	157,669
Aircraft maintenance deposits	213,147	161,484
Deferred heavy maintenance, net	123,108	125,288
Other long-term assets	67,329	51,636

Total assets	$1,602,981	$1,180,765

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$13,402	$23,104
Air traffic liability	188,870	167,627
Current maturities of long-term debt	10,431	—
Other current liabilities	152,921	145,262

Total current liabilities	365,624	335,993

Long-term debt less current maturities	135,817	—
Long-term deferred income taxes	76,010	48,916
Deferred gains and other long-term liabilities	22,455	26,739
Shareholders’ equity:
Common stock: Common stock, $0.0001 par value, 240,000,000 shares authorized at December 31, 2014 and 2013, respectively; 72,907,827 and 72,774,920 issued and 72,775,685 and 72,670,673 outstanding as of December 31, 2014 and 2013, respectively	7	7
Common stock: Non-Voting common stock: $0.0001 par value, 50,000,000 shares authorized at December 31, 2014 and 2013, respectively; 0 issued and outstanding as of December 31, 2014 and 2013, respectively	—	—
Additional paid-in-capital	526,173	515,331
Treasury stock, at cost: 132,142 and 104,247 shares as of December 31, 2014 and 2013, respectively	(3,921)	(2,291)
Retained earnings	481,534	256,070
Accumulated other comprehensive income (loss)	(718)	—

Total shareholders’ equity	1,003,075	769,117

Total liabilities and shareholders’ equity	$1,602,981	$1,180,765

See accompanying Notes to Financial Statements.

SPIRIT AIRLINES, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2014	2013	2012
Operating activities:
Net income	$225,464	$176,918	$108,460
Adjustments to reconcile net income to net cash provided by operations:
Unrealized (gains) losses on open fuel derivative contracts	—	265	46
Equity-based compensation, net	8,797	5,689	4,327
Allowance for doubtful accounts (recoveries)	(45)	143	78
Amortization of deferred gains and losses and debt issuance costs	(185)	(558)	(830)
Depreciation and amortization	46,971	31,947	15,256
Deferred income tax	34,118	12,047	29,255
Loss on disposal of assets	3,008	525	956
Gain on slot sale	—	—	(9,060)
Capitalized interest	(2,747)	(214)	(1,350)
Changes in operating assets and liabilities:
Accounts receivable	606	(461)	(7,393)
Prepaid maintenance reserves	(31,925)	(24,058)	(31,567)
Long-term deposits and other assets	(48,382)	(65,654)	(68,248)
Accounts payable	(10,034)	(1,674)	8,452
Air traffic liability	21,135	36,226	19,134
Other liabilities	13,731	24,235	46,115

Net cash provided by operating activities	260,512	195,376	113,631
Investing activities:
Proceeds from sale of property and equipment	—	—	14
Proceeds from sale of slots	—	—	9,060
Pre-delivery deposits for flight equipment, net of refunds	(115,802)	(70,288)	(12,626)
Purchase of property and equipment	(186,569)	(19,812)	(23,771)

Net cash used in investing activities	(302,371)	(90,100)	(27,323)
Financing activities:
Proceeds from issuance of long-term debt	148,000	—	—
Proceeds from stock options exercised	174	852	469
Payments on debt and capital lease obligations	(1,233)	—	—
Proceeds from sale and leaseback transactions	7,200	6,900	12,540
Payments to pre-IPO shareholders pursuant to tax receivable agreement	(5,643)	—	(26,905)
Excess tax benefits from equity-based compensation	1,871	1,927	2,098
Repurchase of common stock	(1,630)	(1,140)	(1,022)
Debt issuance costs	(4,727)	—	—

Net cash provided by financing activities	144,012	8,539	(12,820)
Net increase in cash and cash equivalents	102,153	113,815	73,488
Cash and cash equivalents at beginning of period	530,631	416,816	343,328

Cash and cash equivalents at end of period	$632,784	$530,631	$416,816

Supplemental disclosures
Cash payments for:
Interest (net of capitalized interest)	$—	$—	$—
Taxes	$89,104	$85,705	$40,204
Non-cash transactions:
Liability and equity related to tax receivable agreement	$—	$(2,336)	$(1,497)
Capital expenditures funded by capital lease borrowings	$(173)	$(3,234)	$—

See accompanying Notes to Financial Statements.

SPIRIT AIRLINES, INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY

(In thousands)

	Common Stock	Non- Voting Common Stock	Additional Paid-In Capital	Treasury Stock	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
Balance at December 31, 2011	$6	$1	$496,136	$(129)	$(29,308)	$—	$466,706
Adjustment to liability recorded under Tax Receivable Agreement	—	—	1,497	—	—	—	1,497
Share-based compensation	—	—	4,327	—	—	—	4,327
Repurchase of common stock	—	—	—	(1,022)	—	—	(1,022)
Proceeds from options exercised	—	—	469	—	—	—	469
Excess tax benefits from share-based compensation	—	—	2,098	—	—	—	2,098
Net income	—	—	—	—	108,460	—	108,460

Balance at December 31, 2012	6	1	504,527	(1,151)	79,152	—	582,535
Adjustment to liability recorded under Tax Receivable Agreement			2,336			—	2,336
Share-based compensation	—	—	5,689	—	—	—	5,689
Repurchase of common stock	—	—		(1,140)	—	—	(1,140)
Conversion of non-voting common stock to common stock	1	(1)	—	—	—	—	—
Proceeds from options exercised	—	—	852	—	—	—	852
Excess tax benefits from share-based compensation	—	—	1,927	—	—	—	1,927
Net income	—	—	—	—	176,918	—	176,918

Balance at December 31, 2013	7	—	515,331	(2,291)	256,070	—	769,117
Share-based compensation	—	—	8,797	—	—	—	8,797
Repurchase of common stock	—	—		(1,630)	—	—	(1,630)
Proceeds from options exercised	—	—	174	—	—	—	174
Excess tax benefits from share-based compensation	—	—	1,871	—	—	—	1,871
Unrealized gain (loss) from cash flow hedges, net of tax						(718)	(718)
Net income	—	—	—	—	225,464	—	225,464

Balance at December 31, 2014	$7	$—	$526,173	$(3,921)	$481,534	$(718)	$1,003,075

See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Basis of Presentation

Spirit Airlines, Inc. (Spirit or the Company) headquartered in Miramar, Florida, is an ultra low-cost, low-fare airline that provides affordable travel opportunities principally throughout the domestic United States, the Caribbean and Latin America. The Company manages operations on a system-wide basis due to the interdependence of its route structure in the various markets served. As only one service is offered (i.e., air transportation), management has concluded there is only one reportable segment.

Certain prior period amounts have been reclassified to conform to the current year’s presentation.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company’s estimates and assumptions are based on historical experience and changes in the business environment. However, actual results may differ from estimates under different conditions, sometimes materially. Critical accounting policies and estimates are defined as those that both (i) are most important to the portrayal of the Company’s financial condition and results and (ii) require management’s most subjective judgments. The Company’s most critical accounting policies and estimates are described below.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of less than three months at the date of acquisition to be cash equivalents. Investments included in this category primarily consist of money market funds. Cash and cash equivalents are stated at cost, which approximates fair value.

Restricted Cash

Restricted cash, when reported, consists of funds held by credit card processors as collateral for future travel paid with a credit card. As of December 31, 2014 and 2013, the Company held no restricted cash.

Accounts Receivable

Accounts receivable primarily consist of amounts due from credit card processors associated with the sales of tickets and amounts due from counterparties associated with fuel derivative instruments which have settled. The Company records an allowance for doubtful accounts for amounts not expected to be collected. The Company estimates the allowance based on historical write offs as well as aging trends. The allowance for doubtful accounts was immaterial as of December 31, 2014 and 2013.

In addition, the provision for doubtful accounts and write-offs for 2014, 2013 and 2012 were each immaterial.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation of operating property and equipment is computed using the straight-line method applied to each unit of property. Residual values for aircraft, major spare rotable parts, avionics and assemblies are estimated to be 10%. Property under capital leases and related obligations are initially recorded at an amount equal to the present value of future minimum lease payments computed using the Company’s incremental borrowing rate or, when known, the interest rate implicit in the lease. Amortization of property under capital leases is on a straight-line basis over the lease term and is included in depreciation and amortization expense.

The depreciable lives used for the principal depreciable asset classifications are:

Estimated Useful Life
Aircraft	25 years
Spare rotables and flight assemblies	7 to 15 years
Other equipment and vehicles	5 to 7 years
Internal use software	3 to 10 years
Capital lease	Lease term
Leasehold improvements	Lesser of lease term or estimated useful life of the improvement

As of December 31, 2014, the Company had 4 aircraft capitalized within flight equipment with depreciable lives of 25 years and 61 aircraft financed through operating leases with terms of 3 to 15 years. All spare engines are financed through operating leases with terms of 7 to 12 years.

In the third quarter of 2014, the Company purchased $13.5 million of rotable spare inventory which was previously rented. The cost to rent this inventory was recorded as maintenance, materials and repairs within the statement of operations. As a result of the purchase, the inventory was capitalized and the cost is amortized over the remaining useful life of the assets. The amortization is recorded as depreciation and amortization within the statement of operations.

The following table illustrates the components of depreciation and amortization expense:

	Year Ended December 31,
	2014	2013	2012
	(in thousands)
Depreciation	$11,169	$8,340	$6,156
Amortization of heavy maintenance	35,802	23,607	9,100

Total depreciation and amortization	$46,971	$31,947	$15,256

The Company capitalizes certain internal and external costs associated with the acquisition and development of internal-use software for new products, and enhancements to existing products, that have reached the application development stage and meet recoverability tests. Capitalized costs include external direct costs of materials and services utilized in developing or obtaining internal-use software, and labor cost for employees who are directly associated with, and devote time, to internal-use software projects. Capitalized computer software, included as a component of ground and other equipment in the accompanying balance sheets, net of accumulated depreciation, was $7.4 million and $8.1 million at December 31, 2014 and 2013, respectively.

Amortization of capitalized software costs is charged to depreciation on a straight-line method basis. Amortization of capitalized software costs was $3.5 million, $3.7 million and $3.2 million for the years ended 2014, 2013 and 2012, respectively. The Company placed in service internal-use software of $2.7 million, $7.0 million and $2.3 million, during the years ended 2014, 2013 and 2012, respectively.

Measurement of Asset Impairments

The Company records impairment charges on long-lived assets used in operations when events and circumstances indicate that the assets may be impaired, the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets, and the net book value of the assets exceeds their estimated fair value. In making these determinations, the Company uses certain assumptions, including, but not limited to: (i) estimated fair value of the assets; and (ii) estimated, undiscounted future cash flows expected to be generated by these assets, which are based on additional assumptions such as asset utilization, length of service the asset will be used in the Company’s operations, and estimated salvage values.

Passenger Revenue Recognition

Tickets sold are initially deferred as “air traffic liability.” Passenger revenue is recognized at time of departure when transportation is provided. A nonrefundable ticket expires at the date of scheduled travel and is recognized as revenue at the date of scheduled travel.

Customers may elect to change their itinerary prior to the date of departure. A service charge is assessed and recognized on the date the change is initiated and is deducted from the face value of the original purchase price of the ticket, and the original ticket becomes invalid. The amount remaining after deducting the service charge is called a credit shell which expires 60 days from the date the credit shell is created and can be used towards the purchase of a new ticket and the Company’s other service offerings. The amount of credits expected to expire is recognized as revenue upon issuance of the credit and is estimated based on historical experience. Estimating the amount of credits that will go unused involves some level of subjectivity and judgment.

The Company is also required to collect certain taxes and fees from customers on behalf of government agencies and airports and remit these back to the applicable governmental entity or airport on a periodic basis. These taxes and fees include U.S. federal transportation taxes, federal security charges, airport passenger facility charges and international arrival and departure taxes. These items are collected from customers at the time they purchase their tickets, but are not included in passenger revenue. The Company records a liability upon collection from the customer and relieves the liability when payments are remitted to the applicable governmental agency or airport.

Frequent Flier Program

Flown Miles.    The Company records unrecognized revenue for mileage credits earned by passengers under its FREE SPIRIT program, including mileage credits for members with an insufficient number of mileage credits to earn an award, based on the estimated incremental cost of providing free travel for credits that are expected to be redeemed. Incremental costs include fuel, insurance, security, ticketing and facility charges reduced by an estimate of fees required to be paid by the passenger when redeeming the award.

Affinity Card Program.    Under the Company’s affinity card program, funds received for the marketing of a co-branded Spirit credit card and delivery of award miles are accounted for as a mulitple-deliverable arrangement. At the inception of the arrangement, the Company evaluated all deliverables in the arrangement to determine whether they represent separate units of accounting. The Company determined the arrangement had three separate units of accounting: (i) travel miles to be awarded, (ii) licensing of brand and access to member lists and (iii) advertising and marketing efforts. Arrangement consideration was allocated based on relative selling price. At inception of the arrangement, the Company established the relative selling price for all deliverables that qualified for separation. The manner in which the selling price was established was based on a hierarchy of evidence that the Company considered. Total arrangement consideration was then allocated to each deliverable on the basis of the deliverable’s relative selling price. In considering the hierarchy of evidence, the Company first determined whether vendor specific objective evidence of selling price or third-party evidence of selling price existed. It was determined by the Company that neither vendor specific objective evidence of selling price nor third-party evidence existed due to the uniqueness of the Company’s program. As such, the Company developed its best estimate of the selling price for all deliverables. For the award miles, the Company considered a number of entity-specific factors when developing the best estimate of the selling price including the number of miles needed to redeem an award, average fare of comparable segments, breakage, restrictions and other charges. For licensing of brand and access to member lists, the Company considered both market-specific factors and entity-specific factors including general profit margins realized in the marketplace/industry, brand power, market royalty rates and size of customer base. For the advertising element, the Company considered market-specific factors and entity-specific factors, including the Company’s internal costs (and fluctuations of costs) of providing services, volume of marketing efforts and overall advertising plan. Consideration allocated based on the relative selling price to both brand licensing and advertising elements is recognized as revenue when earned and recorded in non-ticket revenue. Consideration allocated to award miles is deferred and recognized ratably as passenger revenue over the estimated period the transportation is expected to be provided which is estimated at 14 months. The Company used entity-specific assumptions coupled with the various judgments necessary to determine the selling price of a deliverable in accordance with the required selling price hierarchy. Changes in these assumptions could result in changes in the estimated selling prices. Determining the frequency to reassess selling price for individual deliverables requires significant judgment. As of December 31, 2014, there have been no changes in either the selling price or the method or assumptions used to determine selling price for any of the identified units of accounting that would have a significant effect on the allocation of consideration.

The following table illustrates total cash proceeds received from the sale of mileage credits and the portion of such proceeds recognized in revenue immediately as marketing component:

	Consideration received from credit card mile programs	Portion of proceeds recognized immediately as marketing component
	(in thousands)
Year Ended
December 31, 2014	$33,819	$28,140
December 31, 2013	28,496	23,124
December 31, 2012	24,938	20,998

Total unrecognized revenue from future FREE SPIRIT award redemptions and the sale of mileage credits was $2.8 million and $2.6 million at December 31, 2014 and 2013, respectively. These balances are recorded as a component of air traffic liability in the accompanying balance sheets.

Non-ticket Revenue Recognition

Non-ticket revenues are generated from air travel-related services for baggage, bookings through the Company’s call center or third-party vendors, advance seat selection, itinerary changes and loyalty programs. Non-ticket revenues also consist of services not directly related to providing transportation such as the FREE SPIRIT affinity credit card program, $9 Fare Club and the sale of advertising to third parties on Spirit’s website and on board aircraft.

The following table summarizes the primary components of non-ticket revenue and the revenue recognition method utilized for each service or product:

		Year Ended December 31,
Non-ticket revenue	Recognition method	2014	2013	2012
		(in thousands)
Baggage	Time of departure	$318,103	$275,958	$217,536
Passenger usage fee	Time of departure	221,992	188,911	149,577
Advance seat selection	Time of departure	76,270	59,241	48,956
Service charges for changes and cancellations	When itinerary is changed	38,388	32,546	27,762
Other		131,855	111,711	91,765

Non-ticket revenue		$786,608	$668,367	$535,596

Charges for services recognized at time of departure are initially recorded as a liability until time of departure. The passenger usage fee is charged for tickets sold through the Company’s primary sales distribution channels. The primary sales distribution channels for which passenger usage fees are charged include sales through the Company’s website, sales through the third-party provided call center and sales through travel agents; the Company does not charge a passenger usage fee for sales made at its airport ticket counters. Other non-ticket revenues include revenues from other air related charges as well as non-air related charges. Other air related charges include optional services and products provided to passengers such as on-board products, travel insurance and use of the Company’s call center or travel agents, among others. Non-air related charges primarily consist of revenues from advertising on the Company’s aircraft and website, the Company’s $9 Fare Club subscription-based membership program and the Company’s FREE SPIRIT affinity credit card program.

Airframe and Engine Maintenance

The Company accounts for heavy maintenance and major overhaul and repair under the deferral method whereby the cost of heavy maintenance and major overhaul and repair is deferred and amortized until the earlier of the end of the remaining lease term or until the next scheduled heavy maintenance event.

Amortization of heavy maintenance and major overhaul costs is charged to depreciation and amortization expense and was $35.8 million, $23.6 million and $9.1 million for the years ended 2014, 2013 and 2012, respectively. During the years ended 2014, 2013 and 2012, the Company deferred $33.6 million, $70.8 million and $61.6 million, respectively, of costs for heavy maintenance. At December 31, 2014 and 2013, the Company had deferred heavy maintenance balance of $198.9 million and $165.3 million, and accumulated heavy maintenance amortization of $75.8 million and $40.0 million, respectively.

On October 15, 2013, a Company aircraft experienced an engine failure resulting in damage to the airframe and engine. In 2013, the Company expensed the insurance deductible related to this incident of approximately $0.8 million. As of December 31, 2014, the Company received insurance proceeds for a portion of the damage incurred. During 2014, the Company received a new replacement engine from the manufacturer in exchange for a $2.3 million payment to the manufacturer which was expensed within maintenance, materials and repairs in the statement of operations for the twelve months ended December 31, 2014.

The Company outsources certain routine, non-heavy maintenance functions under contracts that require payment on a utilization basis, such as flight hours. Costs incurred for maintenance and repair under flight hour maintenance contracts, where labor and materials price risks have been transferred to the service provider, are expensed based on contractual payment terms. All other costs for routine maintenance of the airframes and engines are charged to expense as performed.

The table below summarizes the extent to which the Company’s maintenance costs are rate capped due to flight hour maintenance contracts:

	Year Ended December 31,
	2014	2013	2012
	(in thousands)
Flight hour-based maintenance expense	$35,675	$30,322	$25,748
Non-flight hour-based maintenance expense	38,281	29,821	23,712

Total maintenance, materials and repairs	$73,956	$60,143	$49,460

Leased Aircraft Return Costs

The Company’s aircraft lease agreements often contain provisions that require the Company to return aircraft airframes and engines to the lessor in a certain maintenance condition or pay an amount to the lessor based on the airframe and engine’s actual return condition. Lease return costs, which could include cost to perform maintenance to airframes and engines to acceptable conditions prior to return, will be recognized as expense beginning when it is probable that such costs will be incurred and they can be estimated. Incurrence of lease return costs becomes probable and the amount of those costs can typically be estimated near the end of the lease term (that is, after the aircraft has completed its last maintenance cycle prior to being returned). The Company will evaluate all lease return conditions after the second to last maintenance event as it relates to the respective component or airframe from the lease return. If at this point it becomes both probable and estimable that a return cost will be incurred, the Company will accrue the cost on a straight-line basis as contingent rent through the remaining lease term. Return costs are recorded as a component of supplemental rent.

Aircraft Fuel

Aircraft fuel expense includes jet fuel and associated “into-plane” costs, taxes, and oil, and realized and unrealized gains and losses associated with fuel derivative contracts.

Derivative Instruments

The Company accounts for derivative financial instruments at fair value and recognizes them in the balance sheet in prepaid expenses and other current assets or other current liabilities. For derivatives designated as cash flow hedges, changes in fair value of the derivative are generally reported in other comprehensive income and are subsequently reclassified into earnings when the hedged item affects earnings. On October 23, 2014, the Company entered into six forward interest rate swaps that fix the benchmark interest rate component of the forecasted interest payments on the debt related to three Airbus A321 aircraft with expected delivery dates ranging from July 2015 to September 2015 to limit the Company’s exposure to changes in the benchmark interest rate in the period from the trade date through the aircraft delivery date. These interest rate swaps are designated as cash flow hedges. As a result, changes in the fair value of such derivatives are recorded within other accumulated comprehensive income.

For the years ended 2014, 2013 and 2012, the Company did not hold fuel derivative instruments that were designated as cash flow hedges for accounting purposes. As a result, changes in the fair value of such fuel derivative contracts were recorded within aircraft fuel expense in the accompanying statements of operations. These amounts include both realized gains and losses and mark-to-market adjustments of the fair value of unsettled derivative instruments at the end of each period. See Note 12 for additional information.

Advertising

The Company expenses advertising and the production costs of advertising as incurred. Marketing and advertising expenses of $3.0 million, $2.1 million and $2.4 million for the years ended 2014, 2013 and 2012, respectively, were recorded within distribution expense in the statement of operations.

Income Taxes

The Company accounts for income taxes using the liability method. The Company records a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will be not realized. As of December 31, 2014 and 2013, the Company had no valuation allowance recorded against any deferred tax assets.

Stock-Based Compensation

The Company recognizes cost of employee services received in exchange for awards of equity instruments based on the fair value of each instrument at the date of grant. Compensation expense is recognized on a straight-line basis over the period during which an employee is required to provide service in exchange for an award. The Company has issued and outstanding restricted stock awards, stock option awards and performance share awards. Restricted stock awards are valued at the fair value of the shares on the date of grant. To the extent a market price was not available, the fair value of stock awards was estimated using a discounted cash flow analysis based on management’s estimates of revenue, driven by assumed market growth rates and estimated costs as well as appropriate discount rates. These estimates are consistent with the plans and estimates that management uses to manage the Company’s business. The fair value of share option awards is estimated on the date of grant using the Black-Scholes valuation model. The fair value of performance share awards is estimated through the use of a Monte Carlo simulation model. See Note 8 for additional information.

Concentrations of Risk

The Company’s business has been, and may continue to be, adversely affected by increases in the price of aircraft fuel, the volatility of the price of aircraft fuel, or both. Aircraft fuel was the Company’s single largest expenditure representing approximately 39%, 40% and 41% of total operating expenses in 2014, 2013 and 2012, respectively.

The Company’s operations are largely concentrated in the southeast United States with Fort Lauderdale being the highest volume fueling point in the system. Gulf Coast Jet indexed fuel is the basis for a substantial majority of the Company’s fuel consumption. Any disruption to the oil production or refinery capacity in the Gulf Coast, as a result of weather or any other disaster, or disruptions in supply of jet fuel, dramatic escalations in the costs of jet fuel and/or the failure of fuel providers to perform under fuel arrangements for other reasons could have a material adverse effect on the Company’s financial condition and results of operations.

The Company’s operations will continue to be vulnerable to weather conditions (including hurricane season or snow and severe winter weather), which could disrupt service, create air traffic control problems, decrease revenue and increase costs.

Due to the relatively small size of the fleet and high utilization rate, the unavailability of one or more aircraft and resulting reduced capacity could have a material adverse effect on the Company’s business, results of operations and financial condition.

As of December 31, 2014, the Company had four union-represented employee groups that together represented approximately 67% of all employees. As of December 31, 2013, the Company had three union-represented employee groups that together represented approximately 59% of all employees. A strike or other significant labor dispute with the Company’s unionized employees is likely to adversely affect the Company’s ability to conduct business. Additional disclosures are included in Note 15.

2. Recent Accounting Developments

In May 2014, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) No. 2014-09, (ASU 2014-09), “Revenue from Contracts with Customers.” The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle of ASU 2014-09 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the new guidance, an entity will (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the contract’s performance obligations; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB Accounting Standards Codification. The new guidance is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2016 for public companies. Early adoption is not permitted. Entities have the option of using either a full retrospective or modified approach to adopt ASU 2014-09. The Company is currently evaluating the new guidance and has not determined the impact this standard may have on its financial statements nor decided upon the planned method of adoption. While the Company is still evaluating the impact, it expects the accounting for its frequent flier program and certain ancillary fees to change.

3. Special Charges and Credits

Slot Transaction and Restructuring

In 2012, the Company sold four permanent air carrier slots at Ronald Reagan National Airport (DCA) to another airline for $9.1 million. The Company recognized the $9.1 million gain within special charges (credits) in the third quarter of 2012, the period in which the FAA operating restriction lapsed and written confirmation of the slot transfer was received by the buyer from the FAA.

4. Letters of Credit

In connection with agreements with certain airports, the Company is required to post letters of credit, which totaled $0.2 million as of both December 31, 2014 and 2013. The issuing banks require the Company deposit funds at those banks to cover the amounts that could be drawn under the letters of credit. These funds are generally invested in money market accounts and are classified as long-term assets within other long-term assets. Additionally, as of December 31, 2014, the Company had a $25.1 million unsecured standby letter of credit facility, of which $10.3 million had been drawn upon for issued letters of credit to airports and insurance underwriters.

5. Credit Card Processing Arrangements

The Company has agreements with organizations that process credit card transactions arising from the purchase of air travel, baggage charges and other ancillary services by customers. As it is standard in the airline industry, the Company’s contractual arrangements with credit card processors permit them, under certain circumstances, to retain a holdback or other collateral, which the Company records as restricted cash, when future air travel and other future services are purchased via credit card transactions. The required holdback is the percentage of the Company’s overall credit card sales that its credit card processors hold to cover refunds to customers if the Company fails to fulfill its flight obligations.

The Company’s credit card processors do not require the Company to maintain cash collateral provided that the Company continues to satisfy certain liquidity and other financial covenants. Failure to meet these covenants would provide the processors the right to place a holdback, resulting in a commensurate reduction of unrestricted cash. As of December 31, 2014 and 2013, the Company continued to be in compliance with its credit card processing agreements, and the processors were holding back $0 of remittances.

The maximum potential exposure to cash holdbacks by the Company’s credit card processors, based upon advance ticket sales and $9 Fare Club memberships as of December 31, 2014 and 2013, was $217.1 million and $188.6 million, respectively.

6. Accrued Liabilities

Accrued liabilities included in other current liabilities as of December 31, 2014 and 2013 consist of the following:

	As of December 31,
	2014	2013
	(in thousands)
Federal excise and other passenger taxes and fees payable	$42,628	$26,979
Salaries and wages	34,209	26,174
Airport expenses	21,726	17,109
Aircraft maintenance	16,127	36,165
Aircraft and facility rent	10,089	7,993
Fuel	9,508	13,819
Federal and state income tax payable	3,286	794
Tax Receivable Agreement	—	5,643
Other	15,348	10,586

Other current liabilities	$152,921	$145,262

7. Common Stock and Preferred Stock

The Company’s amended and restated certificate of incorporation dated June 1, 2011, authorizes the Company to issue up to 240,000,000 shares of common stock, $0.0001 par value per share, 50,000,000 shares of non-voting common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.0001 par value per share. All of the Company’s issued and outstanding shares of common stock and preferred stock are duly authorized, validly issued, fully paid and non-assessable. The Company’s shares of common stock and non-voting common stock are not redeemable and do not have preemptive rights.

Common Stock

Dividend Rights.    Holders of the Company’s common stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds ratably with shares of the Company’s non-voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under Delaware law.

Voting Rights.    Each holder of the Company’s common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. The Company’s stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors properly up for election at any given stockholders’ meeting.

Liquidation.    In the event of the Company’s liquidation, dissolution or winding up, holders of the Company’s common stock will be entitled to share ratably with shares of the Company’s non-voting common stock in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences.    Holders of the Company’s common stock have no preemptive, conversion, subscription or other rights and there are no redemption or sinking fund provisions applicable to the Company’s common stock. The rights, preferences and privileges of the holders of the Company’s common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock that the Company may designate in the future.

Non-Voting Common Stock

Dividend Rights.    Holders of the Company’s non-voting common stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds ratably with shares of the Company’s common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under Delaware law.

Voting Rights.    Shares of the Company’s non-voting common stock are not entitled to vote on any matters submitted to a vote of the stockholders, including the election of directors, except to the extent required under Delaware law.

Conversion Rights.    Shares of the Company’s non-voting common stock will be convertible on a share-for-share basis into common stock at the election of the holder subject to the Company remaining in compliance with applicable foreign ownership limitations.

Liquidation.    In the event of the Company’s liquidation, dissolution or winding up, holders of the Company’s non-voting common stock will be entitled to share ratably with shares of the Company’s common stock in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences.    Holders of the Company’s non-voting common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the Company’s common stock. The rights, preferences and privileges of the holders of the Company’s common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock that the Company may designate in the future.

On December 7, 2011, the Company entered into a Stock Distribution Agreement with Indigo Miramar LLC and its members. Pursuant to the Stock Distribution Agreement 10,576,180 shares of outstanding common stock were exchanged on a share-for-share basis for shares of non-voting common stock. In February 2013, all of the remaining outstanding shares of non-voting common stock were converted to voting shares in accordance with the Stock Distribution Agreement. As of December 31, 2014 and 2013, there were no shares of non-voting common stock outstanding.

Preferred Stock

The Company’s board of directors has the authority, without further action by the Company’s stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The Company’s issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of the Company or other corporate action. As of December 31, 2014 and 2013, there were no shares of preferred stock outstanding.

8. Stock-Based Compensation

The Company has stock plans under which directors, officers, key employees and consultants of the Company may be granted restricted stock awards, stock options and other equity-based instruments as a means of promoting the Company’s long-term growth and profitability. The plans are intended to encourage participants to contribute to and participate in the success of the Company.

The Company’s board of directors adopted, and the Company’s stockholders approved, the Amended and Restated 2005 Incentive Stock Plan, or the 2005 Stock Plan, effective January 1, 2008. The total number of shares of common stock authorized for issue pursuant to awards granted under the 2005 Stock Plan was 2,500,000 shares. The 2005 Stock Plan provided for the grant of non-qualified stock options, stock appreciation rights, restricted stock, performance shares, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to the Company’s stock.

On May 9, 2011, the Company’s board of directors adopted, and the Company’s stockholders approved, the 2011 Equity Incentive Award Plan, or 2011 Plan. Under the 2011 Plan, 3,000,000 new shares of common stock are reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights or SARs, restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards and performance share awards and other stock-based awards, plus the number of shares remaining available for future awards under the Company’s 2005 Stock Plan. The number of shares reserved for issuance or transfer pursuant to awards under the 2011 Plan will be increased by the number of shares represented by awards outstanding under the Company’s 2005 Stock Plan that are forfeited or lapse unexercised and which, following the effective date of the 2011 Plan, are not issued under the Company’s 2005 Stock Plan. No further awards will be granted under the 2005 Stock Plan, and all outstanding awards will continue to be governed by their existing terms. As of December 31, 2014 and December 31, 2013, 2,682,457 and 2,789,276 shares of the Company’s common stock, respectively, remained available for future issuance under the 2011 Plan.

Stock-based compensation cost is included within salaries, wages and benefits in operating expenses in the accompanying statements of operations. Stock-based compensation cost amounted to $8.8 million, $5.7 million and $4.3 million for 2014, 2013 and 2012, respectively. During 2014, 2013 and 2012, there was $3.2 million, $2.1 million and $1.6 million tax benefit recognized in income related to stock-based compensation, respectively.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock unit awards are valued at the fair value of the shares on the date of grant. Generally, granted shares and units vest 25% per year on each anniversary of issuance. Each restricted stock unit represents the right to receive one share of common stock upon vesting of such restricted stock unit. Vesting of restricted stock units is based on time-based service conditions. In order to vest, the participant must still be employed by the Company, with certain contractual exclusions, at each vesting event. Within 30 days after vesting, the shares underlying the award will be issued to the participant. In the event a successor corporation in a change in control situation fails to assume or substitute for the restricted stock units, the restricted stock units will automatically vest in full as of immediately prior to the consummation of such change in control. In the event of death or permanent disability of a participant, the restricted stock units will automatically vest in full. Compensation expense, net of forfeitures, is recognized on a straight-line basis over the requisite service period.

A summary of the status of the Company’s restricted stock shares (restricted stock awards and restricted stock unit awards) as of December 31, 2014 and changes during the year ended December 31, 2014 is presented below:

	Number of Shares	Weighted- Average Grant Date Fair Value ($)
Outstanding at December 31, 2013	336,048	22.99
Granted	182,464	55.14
Vested	(111,782)	22.96
Forfeited	(42,839)	25.47

Outstanding at December 31, 2014	363,891	38.83

There were 182,464 and 151,202 restricted stock shares granted during the years ended December 31, 2014 and December 31, 2013, respectively. As of December 31, 2014 and December 31, 2013, there was $10.6 million and $6.1 million, respectively, of total unrecognized compensation cost related to nonvested restricted stock to be recognized over 2.8 years and 2.7 years, respectively.

The weighted-average fair value of restricted stock granted during the years ended December 31, 2014, 2013 and 2012 was $55.14, $27.70 and $20.01, respectively. The total fair value of restricted stock shares vested during the years ended December 31, 2014, 2013 and 2012 was $6.5 million, $4.3 million and $3.9 million respectively.

Stock Options

Stock option awards are granted with an exercise price equal to the fair market value of the Company’s common stock at the date of grant, vest over four years of continuous service and have ten-year contractual terms. The fair value of each stock option award is estimated on the date of grant using the Black Scholes model. There were no options granted during 2014, 2013, or 2012. For option grants during 2011, the Company’s weighted average assumptions for expected volatility, dividends, term and risk-free interest rate were 46.25%, 0%, 6.25 years and 2.03%, respectively. Expected volatilities are based on the historical volatility of a group of peer entities within the same industry. The expected term of options is based upon the simplified method, which represents the average of the vesting term and the contractual term. The risk-free interest rate is based on U.S. Treasury yields for securities with terms approximating the expected term of the option.

Prior to the Company’s IPO, to the extent a market price was not available, the fair value of the Company’s common stock was estimated using a discounted cash flow analysis and market multiples, based on management’s estimates of revenue, driven by assumed market growth rates, and estimated costs as well as appropriate discount rates. These estimates are consistent with the plans and estimates management uses to manage the Company’s business.

A summary of share option activity under the 2011 Plan as of December 31, 2014 and changes during the year ended December 31, 2014 is presented below:

	Number of Options	Weighted- Average Exercise Price ($)	Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value ($000)
Outstanding at December 31, 2013	56,500	8.26	6.7	2,099
Exercised	(21,125)	8.18
Forfeited or expired	(3,750)	8.21

Outstanding at December 31, 2014	31,625	8.32	5.7	2,127

Exercisable at December 31, 2014	30,875	8.22	5.7	2,080
Vested or Expected to Vest at December 31, 2014	31,614	8.32	5.7	2,126

There were no options granted during the years ended December 31, 2014, 2013, or 2012. The total intrinsic value of share options exercised during the years ended December 31, 2014, 2013 and 2012 was $1.3 million, $2.0 million and $0.7 million, respectively. The total fair value of options vested during the years ended December 31, 2014, 2013 and 2012 was $0.1 million, $0.2 million and $0.4 million, respectively.

As of December 31, 2014 and December 31, 2013, there was $3.1 thousand and $46.7 thousand respectively, of total unrecognized compensation cost related to options expected to be recognized over 0.7 years and 0.8 years, respectively.

Performance Share Awards

During 2014 and 2013, the Company granted certain senior-level executives performance stock units that vest based on market and time-based service conditions as part of a long-term incentive plan, which are referred to herein as performance share awards. The number of shares of common stock underlying each award is determined at the end of a three-year performance period. In order to vest, the senior level executive must still be employed by the Company, with certain contractual exclusions, at the end of the performance period. At the end of the performance period, the percentage of the stock units that will vest will be determined by ranking the Company’s total shareholder return compared to the total shareholder return of the peer companies identified in the plan. Based on the level of performance, between 0% and 200% of the award may vest. Within 60 days after vesting, the shares underlying the award will be issued to the participant. In the event of a change in control of the Company or the death or permanent disability of a participant, the payout of any award is limited to a pro-rated portion of such award based upon a performance assessment prior to the change-in-control date or date of death or permanent disability.

The market condition requirements are reflected in the grant date fair value of the award, and the compensation expense, net of forfeitures, for the award will be recognized assuming that the requisite service is rendered regardless of whether the market conditions are achieved.

The grant date fair value of the performance share awards was determined through the use of a Monte Carlo simulation model, which utilizes multiple input variables that determine the probability of satisfying the market condition requirements applicable to each award as follows:

	Weighted-Average at Grant Date for Twelve Months Ended December 31, 2014	Weighted-Average at Grant Date for Twelve Months Ended December 31, 2013
Expected volatility factor	0.42	0.41
Risk free interest rate	0.65%	0.33%
Expected term (in years)	2.77	2.65
Expected dividend yield	—%	—%

For grants awarded in 2014, the volatility was based upon a weighted average historical volatility for the Company. For grants awarded in 2013 and 2012, the volatility was based upon a weighted average of the volatility for the Company and the most recent volatility of the peer group as there was not sufficient historical data for the Company alone. The peer group used to calculate volatility is consistent with the group used for the traditional employee stock options. The Company chose to use historical volatility to value these awards because historical prices were used to develop the correlation coefficients between the Company and each of the peer companies within the peer group in order to model stock price movements. The volatilities used were calculated as the remaining term of the performance period at the date of grant. The risk-free interest rate was based on the implied yield available on U.S. Treasury zero-coupon issues with remaining terms equivalent to the remaining performance period. The Company does not intend to pay dividends on its common stock in the foreseeable future. Accordingly, the Company used a dividend yield of zero in its model.

The following table summarizes the Company’s performance share awards for the year ended December 31, 2014:

	Number of Awards	Weighted- Average Fair Value at Grant Date ($)
Outstanding at December 31, 2013	327,104	22.94
Granted	53,841	59.45
Vested	(185,907)	20.40
Forfeited	(52,468)	23.92

Outstanding at December 31, 2014	142,570	39.67

As of December 31, 2014 and December 31, 2013, there was $4.5 million and $6.5 million, respectively, of total unrecognized compensation cost related to performance share awards expected to be recognized over 1.64 years and 1.54 years, respectively.

9. Net Income per Share

The following table sets forth the computation of basic and diluted earnings per common share:

	Year Ended December 31,
	2014	2013	2012
	(in thousands, except per share amounts)
Numerator:
Net income	$225,464	$176,918	$108,460

Denominator:
Weighted-average shares outstanding, basic	72,739	72,593	72,386
Effect of dilutive stock awards	555	406	205

Adjusted weighted-average shares outstanding, diluted	73,294	72,999	72,591

Net Income per Share:
Basic earnings per common share	$3.10	$2.44	$1.50

Diluted earnings per common share	$3.08	$2.42	$1.49

Anti-dilutive weighted-average shares	29	1	88

10. Debt and Other Obligations

Long-term Debt

On October 1, 2014, the Company entered into a Framework Agreement, with a bank syndicate which will provide up to $379 million of debt financing for seven Airbus A320 aircraft and three Airbus A321 aircraft. Each loan to be extended under the Framework Agreement will be funded on or about the delivery date of each aircraft and will be secured by a first-priority security interest in the individual aircraft. Each loan amortizes quarterly on a mortgage-style basis, with senior loans having a 12-year term and junior loans having a 7-year term. Loans will bear interest payable quarterly on a floating rate basis, provided that the Company may elect in advance a fixed rate basis. As of December 31, 2014, the Company has taken delivery of four Airbus A320 aircraft financed through the Framework Agreement and recorded debt of $148 million. The remaining three Airbus A320 aircraft and three Airbus A321 aircraft are scheduled for delivery under the Company’s existing purchase agreement with Airbus between January 2015 and September 2015.

Long-term debt is comprised of the following:

	As of December 31,
	2014	2013	2014	2013
	(in millions)		(weighted-average interest rates)
Senior term loans due through 2026	$132.0	$—	4.26%	N/A
Junior term loans due through 2021	16.0	—	6.94%	N/A

Long-term debt	$148.0	$—
Less current maturities	10.4	—
Less unamortized discount, net	1.8	—

Total	$135.8	$—

During 2014, the Company did not make any debt payments and is set to begin repayment in January 2015.

At December 31, 2014, long-term debt principal payments for the next five years and thereafter are as follows:

December 31, 2014
(in millions)
2015	$10.4
2016	10.9
2017	11.6
2018	12.0
2019	12.6
2020 and thereafter	90.5

Total debt principal payments	$148.0

Subsequent to December 31, 2014 and as of the date of this filing, the Company has taken delivery of two A320 aircraft resulting in $74.0 million of long-term debt.

Interest Expense

Interest expense related to debt consists of the following:

	Year Ended December 31,
	2014	2013
	(in thousands)
Senior term loans	$738	$—
Junior term loans	145	—
Commitment fees	685	—
Amortization of deferred financing costs	9	—

Total	$1,577	$—

The Company had unamortized deferred financing costs of $0.7 million as of December 31, 2014. As of December 31, 2013, the Company had no deferred financing costs. The long-term portion of these amounts is classified as other long-term assets on the balance sheet and is amortized over the term of the debt into interest expense.

The Company’s senior and junior term loans have an annual commitment fee, related to undisbursed loan amounts, of 0.75% and 1.25%, respectively, which is paid on a quarterly basis. As of December 31, 2014, the

Company has incurred $0.2 million in commitment fees related to four Airbus A320 aircraft delivered in 2014 and $0.5 million in commitment fees for three Airbus A320 aircraft and three Airbus A321 aircraft scheduled for delivery in 2015. Commitment fee expense is included within interest expense on the statement of operations.

As of December 31, 2014, the Company’s capital leases are comprised of two quick engine change kits (QEC kit) and office equipment. Aggregate annual principal maturities of capital leases as of December 31, 2014 and December 31, 2013 are as follows:

	As of December 31,
	2014	2013
	(in thousands)
2015	$1,289	$1,083
2016	1,002	966
2017	39	—
2018	42	—
2019	11	—
2020 and thereafter	—	—

Total principal maturities	$2,383	$2,049

As of December 31, 2014 and 2013, the Company had a line of credit for $18.6 million related to corporate credit cards. Respectively, the Company had drawn $4.5 million and $3.7 million as of December 31, 2014 and 2013, which is included in accounts payable.

As of December 31, 2014, the Company had lines of credit with counterparties for fuel derivatives and physical fuel delivery in the amount of $38.0 million. As of December 31, 2014, the Company had drawn $9.3 million on these lines of credit, which is included in other current liabilities. As of December 31, 2013, the Company had lines of credit with counterparties for both physical fuel delivery and fuel derivatives in the amount $34.5 million. As of December 31, 2013, the Company had drawn $13.8 million on these lines of credit, which is included in other current liabilities. The Company is required to post collateral for any excess above the lines of credit if the fuel derivatives are in a net liability position and make periodic payments in order to maintain an adequate undrawn portion for physical fuel delivery. As of December 31, 2014 and 2013, the Company did not hold any fuel derivatives with requirements to post collateral.

11. Leases and Prepaid Maintenance Deposits

The Company leases various types of equipment and property, primarily aircraft, spare engines and airport facilities under leases, which expire in various years through 2032. Lease terms are generally 3 to 15 years for aircraft and up to 25 years for other leased equipment and property.

Total rental expense for all leases charged to operations for the years ended 2014, 2013 and 2012 was $254.3 million, $214.6 million and $178.4 million, respectively. Total rental expense charged to operations for aircraft and engine operating leases for the years ended December 31, 2014, 2013 and 2012 was $195.8 million, $169.7 million and $143.6 million, respectively. Supplemental rent is made up of maintenance reserves paid or to be paid to aircraft lessors in advance of the performance of major maintenance activities that are not probable of being reimbursed and probable return condition obligations. The Company expensed $7.5 million, $5.2 million and $2.0 million of supplemental rent recorded within aircraft rent during 2014, 2013 and 2012, respectively.

Some of the Company’s master lease agreements provide that the Company pays maintenance reserves to aircraft lessors to be held as collateral in advance of the Company’s required performance of major maintenance activities. Some maintenance reserve payments are fixed contractual amounts, while others are based on actual flight hours. Fixed maintenance reserve payments for these aircraft and related flight equipment, including estimated amounts for contractual price escalations, will be approximately $7.6 million in 2015, $8.0 million in

2016, $7.4 million in 2017, $5.8 million in 2018, $4.2 million in 2019 and $14.1 million in 2020 and beyond. These lease agreements provide that maintenance reserves are reimbursable to the Company upon completion of the maintenance event in an amount equal to either (1) the amount of the maintenance reserve held by the lessor associated with the specific maintenance event or (2) the qualifying costs related to the specific maintenance event. Substantially all of these maintenance reserve payments are calculated based on a utilization measure, such as flight hours or cycles, and are used solely to collateralize the lessor for maintenance time run off the aircraft until the completion of the maintenance of the aircraft. Some of the master lease agreements do not require that the Company pay maintenance reserves so long as the Company’s cash balance does not fall below a certain level. The Company is in full compliance with those requirements and does not anticipate having to pay reserves related to these master leases in the future.

At lease inception and at each balance sheet date, the Company assesses whether the maintenance reserve payments required by the master lease agreements are substantively and contractually related to the maintenance of the leased asset. Maintenance reserve payments that are substantively and contractually related to the maintenance of the leased asset are accounted for as maintenance deposits to the extent they are expected to be recoverable and are reflected as prepaid maintenance deposits in the accompanying balance sheets. When it is not probable the Company will recover amounts currently on deposit with a lessor, such amounts are expensed as supplemental rent. As of December 31, 2014 and 2013, the Company had aircraft maintenance deposits of $250.0 million and $220.7 million, respectively, on its balance sheets of which $36.9 million and $59.2 million, respectively, are included within prepaid expenses and other current assets on its balance sheets. The Company has concluded that these prepaid maintenance deposits are probable of recovery primarily due to the rate differential between the maintenance reserve payments and the expected cost for the related next maintenance event that the reserves serve to collateralize.

The Company’s master lease agreements also provide that most maintenance reserves held by the lessor at the expiration of the lease are nonrefundable to the Company and will be retained by the lessor. Consequently, any usage-based maintenance reserve payments after the last major maintenance event are not substantively related to the maintenance of the leased asset and therefore are accounted for as contingent rent. The Company accrues for contingent rent beginning when it becomes probable and reasonably estimable the Company will incur such nonrefundable maintenance reserve payments. The Company makes certain assumptions at the inception of the lease and at each balance sheet date to determine the recoverability of maintenance deposits. These assumptions are based on various factors such as the estimated time between the maintenance events, the date the aircraft is due to be returned to the lessor, and the number of flight hours the aircraft is estimated to be utilized before it is returned to the lessor. The Company expensed $1.6 million, $1.9 million and $2.0 million of paid maintenance reserves as supplemental rent during 2014, 2013 and 2012, respectively. Maintenance reserves held by lessors that are refundable to the Company at the expiration of the lease are accounted for as prepaid maintenance deposits on the balance sheet when they are paid.

At December 31, 2014, the Company had 61 aircraft and 10 spare engines financed under operating leases with lease term expiration dates ranging from 2016 to 2026. Five of the leased aircraft have variable rent payments, which fluctuate based on changes in LIBOR (London Interbank Offered Rate). The Company has the option to renew three leases for three-year periods with contractual notice required in the tenth year. Thirty-one of the aircraft leases and all of the engine leases were the result of sale and leaseback transactions. Deferred gains or losses from sale and leaseback transactions are amortized over the term of the lease as a reduction in rent or additional rent, respectively. Losses are deferred when the fair value of the aircraft or engine is higher than the price it was sold for, which is in substance, a prepayment of rent. A loss on disposal is recorded at the time of sale for the excess of the carrying amount over the fair value of the aircraft or engine.

During 2014, the Company entered into sale and leaseback transactions with third-party aircraft lessors for the sale and leaseback of eight Airbus A320 aircraft that resulted in net deferred losses of $1.6 million, which are included in other long-term assets on the accompanying balance sheet. Deferred losses are recognized as an increase to rent expense on a straight-line basis over the term of the respective operating leases. Deferred gains are included in deferred gains and other long-term liabilities on the accompanying balance sheet. Deferred gains are recognized as a decrease to rent expense on a straight-line basis over the term of the respective operating leases. The Company had agreements in place prior to the delivery of these aircraft which resulted in the settlement of the purchase obligation by the lessor and the refund of $53.2 million in pre-delivery deposits from Airbus during 2014. The refunded pre-delivery deposits have been disclosed in the statement of cash flows as investing activities within pre-delivery deposits, net of refunds. In addition, the Company entered into a sale and leaseback transaction with a third-party lessor for the sale and leaseback of one V2500 IAE International Aero Engines AG engine. Cash outflows related to the purchase of the engine have been disclosed in the statement of cash flows as investing activities within purchases of property and equipment and the cash inflows from the sale of the engine as financing activities within proceeds received on sale lease back transactions. All of the leases from these sale and leaseback transactions are accounted for as operating leases. Under the terms of the lease agreements, the Company will continue to operate and maintain the aircraft. Payments under the lease agreements are fixed for the term of the lease. The lease agreements contain standard termination events, including termination upon a breach of the Company’s obligations to make rental payments and upon any other material breach of the Company’s obligations under the leases, and standard maintenance and return condition provisions. Upon a termination of the lease due to a breach by the Company, the Company would be liable for standard contractual damages, possibly including damages suffered by the lessor in connection with remarketing the aircraft or while the aircraft is not leased to another party. The Company has an agreement for the lease of two QEC kits, classified as capital leases. Payments under the lease agreement are fixed for the three year term of the lease.

The Company had two QEC kits classified as capital leases at December 31, 2014 and 2013. Amortization of assets recorded under capital leases are included within depreciation expense. Amounts applicable to these QEC kits that are included in property and equipment were:

	2014	2013
	(in thousands)
Flight equipment	$3,234	$3,234
Less: accumulated amortization	377	54

	$2,857	$3,180

Future minimum lease payments under capital leases and noncancellable operating leases with initial or remaining terms in excess of one year at December 31, 2014 were as follows:

		Operating Leases
	Capital Leases	Aircraft and Spare Engine Leases	Property Facility Leases	Total Operating Leases
	(in thousands)
2015	$1,444	$214,337	$29,647	$243,984
2016	1,044	212,512	25,239	237,751
2017	44	196,010	25,613	221,623
2018	44	172,323	25,759	198,082
2019	12	144,211	23,606	167,817
2020 and thereafter	—	592,409	71,578	663,987

Total minimum lease payments	$2,588	$1,531,802	$201,442	$1,733,244

Less amount representing interest	205
Present value of minimum lease payments	2,383

Less current portion	1,289

Long-term portion	1,094

12. Financial Instruments and Risk Management

As part of the Company’s risk management program, the Company from time to time uses a variety of financial instruments to reduce its exposure to fluctuations in the price of jet fuel and interest rates. The Company does not hold or issue derivative financial instruments for trading purposes.

The Company is exposed to credit losses in the event of nonperformance by counterparties to these financial instruments. The Company periodically reviews and seeks to mitigate exposure to the financial deterioration and nonperformance of any counterparty by monitoring the absolute exposure levels, each counterparty’s credit ratings and the historical performance of the counterparties relating to hedge transactions. The credit exposure related to these financial instruments is limited to the fair value of contracts in a net receivable position at the reporting date. The Company also maintains security agreements that require the Company to post collateral if the value of selected instruments falls below specified mark-to-market thresholds. As of December 31, 2014, the Company did not hold any derivatives with requirements to post collateral. The Company records financial derivative instruments at fair value, which includes an evaluation of each counterparty’s credit risk.

Fuel Derivative Instruments

The Company’s fuel derivative contracts generally consist of United States Gulf Coast jet fuel swaps (jet fuel swaps) and United States Gulf Coast jet fuel options (jet fuel options). Both jet fuel swaps and jet fuel options are used at times to protect the refining price risk between the price of crude oil and the price of refined jet fuel, and to manage the risk of increasing fuel prices. Fair value of the instruments is determined using standard option valuation models.

The Company accounts for its fuel derivative contracts at fair value and recognizes them in the balance sheet in prepaid expenses and other current assets or other current liabilities. The Company did not elect hedge accounting on any fuel derivative instruments entered into during 2014, 2013 and 2012 and, as a result, changes in the fair value of these fuel derivative contracts are recorded in aircraft fuel expense. During 2014, the Company paid $9.7 million in premiums to acquire fuel options.

The following table summarizes the components of aircraft fuel expense for the years ended December 31, 2014, 2013 and 2012:

	Year Ended December 31,
	2014	2013	2012
	(in thousands)
Into-plane fuel cost	$608,033	$542,523	$471,542
Realized losses (gains)	995	8,958	175
Unrealized mark-to-market losses (gains)	3,881	265	46

Aircraft fuel	$612,909	$551,746	$471,763

Premiums and settlements received or paid on fuel derivative contracts are reflected in the accompanying statements of cash flows in net cash provided by operating activities.

During the third quarter of 2014, the Company became aware of an underpayment of Federal Excise Tax (FET) for fuel purchases during the period between July 1, 2009 and August 31, 2014. The commencement of the period in which the Company underpaid FET coincided with a change in its fuel service provider that took place in July 2009. The amount of underpayment of jet fuel FET from July 1, 2009 through December 31, 2013 is $9.3 million along with an additional $2.1 million for the year ended December 31, 2014. Approximately, $0.8 million of interest was incurred related to the past-due tax payments. The Company does not believe the error to be material to the 2009 through 2013 financial statements nor for the cumulative out of period error to be material to the current year financial statements.

As of December 31, 2014, the Company had fuel derivatives consisting of jet fuel options with refined products as the underlying commodities designed to protect 88.7 million gallons, or approximately 35% of its 2015 anticipated jet fuel consumption, at a weighted-average ceiling price of $2.07. As of December 31, 2013, the Company had no outstanding fuel derivatives in place.

Interest Rate Swaps

On October 23, 2014, the Company entered into six forward interest rate swaps, with a total notional amount of $120 million. The interest rate swaps fix the benchmark interest rate component of the forecasted interest payments on the debt related to three Airbus A321 aircraft with expected delivery dates ranging from July 2015 to September 2015. These instruments limit the Company’s exposure to changes in the benchmark interest rate in the period from the trade date through the date of maturity, ranging from July 2015 to September 2015. The interest rate swaps are designated as cash flow hedges. The Company accounts for these interest rate swaps at fair value and recognizes them in the balance sheet in prepaid expenses and other current assets or other current liabilities with changes in fair value recorded within accumulated other comprehensive income (AOCI). Realized gains and losses from cash flow hedges are recorded in the statement of cash flows as a component of cash flows from operating activities. For the twelve months ended December 31, 2014, a loss of $0.7 million, net of deferred taxes of $0.4 million, was recorded within AOCI related to these instruments. As of December 31, 2014, the interest rate swaps are recorded as a liability of approximately $1.1 million.

In 2014, the Company recorded no ineffectiveness associated with the Company’s interest rate cash flow hedges. The Company expects the swaps will be highly effective in offsetting changes in cash flows attributable to the hedged risk. However, given that there may be some uncertainty regarding the exact date on which the Company will issue its fixed-rate debt, the Company will evaluate the effect of such uncertainty on the effectiveness of the hedging relationship designated hereunder each reporting period. Any ineffectiveness will be recorded within other non-operating expense in the Company’s statement of operations.

Subsequent to the issuance of each debt instrument, amounts remaining in AOCI will be amortized over the life of the fixed-rate debt instrument.

13. Defined Contribution 401(k) Plan

The Company sponsors three defined contribution 401(k) plans, Spirit Airlines, Inc. Employee Retirement Savings Plan (first plan), Spirit Airlines, Inc. Pilots’ Retirement Savings Plan (second plan) and Spirit Airlines, Inc. Puerto Rico Retirement Savings Plan (third plan). The first plan was adopted on February 1, 1994. Essentially, all employees that are not covered by the pilots’ collective bargaining agreement, who have at least 1 year of service, have worked at least 1,000 hours during the year and have attained the age of 21 may participate in this plan. The Company may make a Qualified Discretionary Contribution, as defined in the plan, or provide matching contributions to this plan. Effective July 1, 2007, the Company amended this plan to change the service requirement to 60 days and provided for matching contribution to the plan at 50% of the employee’s contribution up to a maximum employer contribution of 3% of the employee’s annual compensation.

The second plan is for the Company’s pilots, and contained the same service requirements as the first plan and was amended effective July 1, 2007, to change the service requirements to 60 days and having attained the age of 21. Throughout the majority of 2014, the Company matched 100% of the pilot’s contribution, up to 8% of the individual pilot’s annual compensation. Effective August 1, 2014, the Company matches 100% of the pilot’s contribution, up to 9% of the individual pilot’s annual compensation. Both the first and the second plans are subject to the annual IRS elective deferral limit, which was $17,500 for 2014.

The third plan is for all Company employees residing in Puerto Rico and was adopted on April 16, 2012. It contains the same amended service requirements as the first and second plans. For pilots participating in the Puerto Rico plan, the Company matches 100% of their contribution, up to 9% of the individual pilot’s annual compensation, but subject to the annual Puerto Rico pre-tax elective deferral limit, which was $17,500 for 2014. Prior to August 1, 2014, the Company matched 100% of the pilot’s contribution, up to 8% of the individual pilot’s annual compensation. For all other employees participating in the Puerto Rico plan, the Company provides for matching contribution to the plan at 50% of the employee’s contribution up to a maximum employer contribution of 3% of the employee’s annual compensation.

Matching contributions made to all plans were $9.7 million, $7.7 million and $6.6 million in 2014, 2013 and 2012, respectively, and were included within salaries, wages and benefits in the accompanying statements of operations.

14. Income Taxes

Significant components of the provision for income taxes from continuing operations are as follows:

	Year Ended December 31,
	2014	2013	2012
	(in thousands)
Current:
Federal	$85,966	$86,437	$32,656
State and local	5,389	6,595	3,250
Foreign	2,057	413	963

Total current expense	93,412	93,445	36,869
Deferred:
Federal	34,240	11,658	27,870
State and local	(122)	389	1,385

Total deferred expense (benefit)	34,118	12,047	29,255

Total income tax expense (benefit)	$127,530	$105,492	$66,124

The income tax provision differs from that computed at the federal statutory corporate tax rate as follows:

	Year Ended December 31,
	2014	2013	2012
Expected provision at federal statutory tax rate	35.0%	35.0%	35.0%
State tax expense, net of federal benefit	1.0%	1.7%	2.1%
Income tax credits	(0.4)%	—%	(0.1)%
Other	0.5%	0.7%	0.9%

Total income tax expense (benefit)	36.1%	37.4%	37.9%

The Company accounts for income taxes using the asset and liability method. Deferred taxes are recorded based on differences between the financial statement basis and tax basis of assets and liabilities and available tax loss and credit carryforwards. At December 31, 2014 and 2013, the significant components of the Company’s deferred taxes consisted of the following:

	December 31,
	2014	2013
	(in thousands)
Deferred tax assets:
Net operating loss	$252	$188
Accrued rent	—	1,872
Deferred revenue	410	6,241
Nondeductible accruals	12,239	6,702
Deferred manufacturing credits	848	3,309
Unrealized gains/losses on derivatives	1,865	—
Accrued maintenance	3,073	1,225
Equity compensation	4,514	2,687
Other	661	16

Deferred tax assets	23,862	22,240

Deferred tax liabilities:
Capitalized interest	568	736
Deferred gain and losses on leases, net	2,349	1,882
Accrued rent	2,560	—
Prepaid expenses	1,681	—
Property, plant and equipment	37,369	6,384
Accrued engine maintenance	45,702	45,911

Deferred tax liabilities	90,229	54,913

Net deferred tax assets (liabilities)	$(66,367)	$(32,673)

Deferred taxes included within:
Assets:
Current deferred tax assets, net	$9,643	$16,243
Liabilities:
Noncurrent deferred tax liabilities, net	$76,010	$48,916

In assessing the realizability of the deferred tax assets, management considered whether it is more likely than not that some or all of the deferred tax assets would be realized. In evaluating the Company’s ability to utilize its deferred tax assets, it considered all available evidence, both positive and negative, in determining future taxable income on a jurisdiction by jurisdiction basis. Management does not believe that the realization of deferred tax assets is in jeopardy and thus a valuation allowance for 2014 will not be necessary.

The Company has fully utilized its federal NOL carryforwards and AMT credit carryforwards as of December 31, 2012. At December 31, 2014, the Company has state net operating loss carryforwards of approximately $2.7 million which can be used to offset future state taxable income. State net operating losses begin to expire in 2017.

Excess tax benefits are only recognized in the financial statements upon actual realization of the related tax benefit which occurred in 2012 upon utilization of the remaining NOLs and AMT credit carryforwards during the year. During 2014, the Company recognized a windfall tax benefit of $1.9 million which was recorded as a reduction to income tax payable and a corresponding entry to additional paid in capital.

The Company recorded a current foreign tax credit of $1.2 million against its 2014 federal income tax liability which was fully utilized during the year. During 2014, the Company amended its 2005 through 2012 U.S. federal income tax returns to credit foreign taxes of $1.4 million against U.S. income taxes previously paid.

The Company filed an advance consent change in tax accounting method for its lease payments on certain leased aircraft, effective for its 2014 tax year. The estimated tax impact of this tax accounting method change reduces income tax payable in the amount of $35 million, with a corresponding increase in noncurrent deferred tax liability. The Company has yet to receive advance consent for this tax accounting method change and, therefore, has not included the tax impact in the balance sheet as of December 31, 2014.

On September 13, 2013, the United States Treasury and Internal Revenue Service issued final tangible personal property regulations that broadly apply to amounts paid to acquire, produce or improve tangible property, as well as dispositions of such property. In review of these regulations, the Company has concluded that there is no material impact on its financial position, results of operations or cash flows.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of selling, general and administrative expenses. For tax years ended December 31, 2014, 2013 and 2012, the Company did not recognize any liabilities for uncertain tax positions nor any interest and penalties on unrecognized tax benefits.

The Company files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. The Company’s tax years from 2006 through 2013 are still subject to examination for federal income tax purposes, due to net operating loss carryovers generated in such years. Various state and foreign jurisdiction tax years remain open to examination. The Company is currently under audit with various state jurisdictions. The Company believes that any potential assessment would be immaterial to its financial statements.

15. Commitments and Contingencies

Aircraft-Related Commitments and Financing Arrangements

The Company’s contractual purchase commitments consist primarily of aircraft and engine acquisitions through manufacturers and aircraft leasing companies. As of December 31, 2014, the Company’s aircraft orders consisted of the following:

	Airbus				Third- Party Lessor
	A320	A320NEO	A321	A321NEO	A320NEO	Total
2015	8		6		1	15
2016	3		9		4	16
2017	8		10			18
2018	2	6	5			13
2019		3		10		13
2020		13				13
2021		18				18

	21	40	30	10	5	106

The Company also has five spare engine orders for V2500 SelectOne engines with IAE and nine spare engine orders for PurePower PW 1100G-JM engines with Pratt & Whitney. Spare engines are scheduled for delivery from 2015 through 2024. Purchase commitments for these aircraft and engines, including estimated amounts for contractual price escalations and pre-delivery payments, will be approximately $660.1 million in 2015, $604.0 million in 2016, $763.4 million in 2017, $621.4 million in 2018, $711.1 million in 2019 and $1,525.3 million in 2020 and beyond. The Company has secured financing commitments with third parties for six aircraft deliveries from Airbus, scheduled for delivery in 2015 and for the five aircraft to be leased directly from a third party. The Company does not have financing commitments in place for the remaining 95 Airbus firm aircraft orders scheduled for delivery between 2015 and 2021. However, the Company has signed letters of intent to finance five of these aircraft being delivered in 2015 under secured debt arrangements.

The Company is contractually obligated to pay the following minimum guaranteed payments for its reservation system and advertising media as of December 31, 2014: $5.1 million in 2015, $3.9 million in 2016, $3.9 million in 2017, $2.6 million in 2018, $0.0 million in 2019 and $0.0 million in 2020 and thereafter.

Litigation

The Company is subject to commercial litigation claims and to administrative and regulatory proceedings and reviews that may be asserted or maintained from time to time. The Company believes the ultimate outcome of such lawsuits, proceedings and reviews will not, individually or in the aggregate, have a material adverse effect on its financial position, liquidity or results of operations.

Employees

The Company has four union-represented employee groups that together represent approximately 67% of all employees at December 31, 2014. The Company had three union-represented employee groups that together represented approximately 59% of all employees at December 31, 2013. The table below sets forth the Company’s employee groups and status of the collective bargaining agreements as of December 31, 2014.

Employee Groups	Representative	Amendable Date	Percentage of Workforce
Pilots	Air Line Pilots Association, International (ALPA)	August 2015	25%
Flight Attendants	Association of Flight Attendants (AFA-CWA)	August 2007	35%
Dispatchers	Transport Workers Union (TWU)	August 2018	1%
Ramp Service Agents	International Association of Machinists and Aerospace Workers (IAM)	TBD	6%

In August 2014, under the supervision of the National Mediation Board (NMB), the Company and AFA-CWA reached a tentative agreement for a five-year contract with the Company’s flight attendants. The tentative agreement was subject to ratification by the flight attendant membership. On October 1, 2014, the Company was notified that the flight attendants voted not to ratify the tentative agreement. The Company will continue to work together with the AFA-CWA and the NMB with a goal of reaching a mutually beneficial agreement. On July 8, 2014, approximately 250 ramp service agents directly employed by the Company voted to be represented by the International Association of Machinists and Aerospace Workers (IAM). As of December 31, 2014, these ramp service agents served 4 of the 56 airports where the Company operates. The Company has begun the process of negotiating a collective bargaining agreement with the IAM.

The Company is self-insured for health care claims, subject to a stop-loss policy, for eligible participating employees and qualified dependent medical claims, subject to deductibles and limitations. The Company’s liabilities for claims incurred but not reported are determined based on an estimate of the ultimate aggregate liability for claims incurred. The estimate is calculated from actual claim rates and adjusted periodically as necessary. The Company has accrued $3.1 million and $2.1 million, for health care claims as of December 31, 2014, and 2013, respectively.

16. Fair Value Measurements

Under ASC 820, Fair Value Measurements and Disclosures, disclosures are required about how fair value is determined for assets and liabilities, and a hierarchy for which these assets and liabilities must be grouped is established, based on significant levels of inputs, as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes several valuation techniques in order to assess the fair value of the Company’s financial assets and liabilities.

Fuel Derivative Instruments

The Company’s fuel derivative contracts generally consist of jet fuel swaps and jet fuel options. These instruments are valued using energy and commodity market data, which is derived by combining raw inputs with quantitative models and processes to generate forward curves and volatilities.

The Company utilizes the market approach to measure fair value for its fuel derivative instruments. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

The Company did not elect hedge accounting on any of the fuel derivative instruments. As a result, the Company records the fair value adjustment of its fuel derivatives in the accompanying statement of operations within aircraft fuel and on the balance sheet within prepaid expenses and other current assets or other current liabilities, depending on whether the net fair value of the derivatives is on an asset or liability position as of the respective date. Fair values of the fuel derivative instruments are determined using standard option valuation models. The Company also considers counterparty risk and its own credit risk in its determination of all estimated fair values. The Company offsets fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting arrangement. The Company determines fair value of jet fuel options utilizing an option pricing model based on inputs that are either readily available in public markets or can be derived from information available in publicly quoted markets. The Company has consistently applied these valuation techniques in all periods presented and believes it has obtained the most accurate information available for the types of derivative contracts it holds.

The fair value of the Company’s jet fuel swaps are determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets; therefore, the Company categorizes these instruments as Level 2. As of December 31, 2014 and 2013, the Company had no outstanding jet fuel swaps. Due to the fact that certain inputs utilized to determine the fair value of jet fuel options are unobservable (principally implied volatility), the Company categorizes these derivatives as Level 3. Implied volatility of a jet fuel option is the volatility of the price of the underlying commodity that is implied by the market price of the option based on an option pricing model. Thus, it is the volatility that when used in a particular pricing model, yields a theoretical value for the option equal to the current market price of that option. Implied volatility, a forward-looking measure, differs from historical volatility because the latter is calculated from known past returns. At each balance sheet date, the Company substantiates and adjusts unobservable inputs.

The Company routinely assesses the valuation model’s sensitivity to changes in implied volatility. Based on the Company’s assessment of the valuation model’s sensitivity to changes in implied volatility, it noted that holding other inputs constant, a significant increase (decrease) in implied volatility would result in significantly higher (lower) determination of fair value measurement for the Company’s aircraft fuel derivatives.

Interest Rate Swaps

The fair value of the Company’s interest rate swaps are based on observable inputs for active swap indications in quoted markets for similar terms. The fair value of these instruments are determined using a market approach based on inputs that are readily available from public markets; therefore, the Company categorizes these instruments as Level 2. The interest rate swaps are designated as cash flow hedges and, as a result, the changes in fair value of these derivatives are recorded in accumulated other comprehensive income within the balance sheet and statement of other comprehensive income.

Long-Term Debt

The estimated fair value of the Company’s non publicly held debt agreements has been determined to be Level 3, as certain inputs used to determine the fair value of these agreements are unobservable. The Company utilizes a discounted cash flow method to estimate the fair value of the Level 3 long-term debt.

The carrying amounts and estimated fair values of our long-term debt at December 31, 2014 were as follows:

	Carrying value	Estimated fair value
	(in millions)
Senior long-term debt	$132.0	$132.0
Junior long-term debt	16.0	16.1

Total long-term debt	$148.0	$148.1

Cash and Cash Equivalents

Cash and cash equivalents at December 31, 2014 and December 31, 2013 are comprised of liquid money market funds and cash and are categorized as Level 1 instruments. The Company maintains cash with various high-quality financial institutions.

Assets and liabilities measured at gross fair value on a recurring basis are summarized below:

	Fair Value Measurements as of December 31, 2014
	Total	Level 1	Level 2	Level 3
	(in millions)
Cash and cash equivalents	$632.8	$632.8	$—	$—
Jet fuel options	4.8	—	—	4.8

Total assets	$637.6	$632.8	$—	$4.8

Interest rate swaps	$1.1	$—	$1.1	$—

Total liabilities	$1.1	$—	$1.1	$—

	Fair Value Measurements as of December 31, 2013
	Total	Level 1	Level 2	Level 3
	(in millions)
Cash and cash equivalents	$530.6	$530.6	$—	$—

Total assets	$530.6	$530.6	$—	$—

Total liabilities	$—	$—	$—	$—

The Company had no transfers of assets or liabilities between any of the above levels during the years ended December 31, 2014 and 2013.

The Company’s Valuation Group is made up of individuals from the Company’s Treasury and Corporate Accounting departments. The Valuation Group is responsible for the Company’s valuation policies, procedures and execution thereof. The Company’s Valuation Group reports to the Company’s Chief Financial Officer and seeks approval for certain derivative transactions from the Audit Committee. The Valuation Group compares the results of the Company’s internally developed valuation methods with counterparty reports at each balance sheet date and assesses the Company’s valuation methods for accurateness and identifies any needs for modification.

The following table presents the Company’s activity for assets and liabilities measured at gross fair value on a recurring basis using significant unobservable inputs (Level 3):

Jet Fuel Options
(in millions)
Balance at January 1, 2012	$0.3
Total realized or unrealized gains (losses) included in earnings, net	(0.2)
Purchases	—
Sales	—
Settlements, net	0.2

Balance at December 31, 2012	0.3
Total realized or unrealized gains (losses) included in earnings, net	0.1
Purchases	—
Sales	—
Settlements, net	(0.4)

Balance at December 31, 2013	—
Total realized or unrealized gains (losses) included in earnings, net	(4.9)
Purchases	9.7
Sales	—
Settlements, net	—

Balance at December 31, 2014	$4.8

17. Operating Segments and Related Disclosures

The Company is managed as a single business unit that provides air transportation for passengers. Operating revenues by geographic region as defined by the Department of Transportation (DOT) area are summarized below:

	2014	2013	2012
	(in millions)
DOT—domestic	$1,728.8	$1,467.5	$1,135.1
DOT—Latin America	202.8	186.9	183.3

Total	$1,931.6	$1,654.4	$1,318.4

During 2014, 2013 and 2012, no revenue from any one foreign country represented greater than 4% of the Company’s total passenger revenue. The Company attributes operating revenues by geographic region based upon the origin and destination of each passenger flight segment. The Company’s tangible assets consist primarily of flight equipment, which are mobile across geographic markets and, therefore, have not been allocated.

18. Tax Receivable Agreement

On June 1, 2011, the Company completed its initial public offering of common stock, or IPO. In connection with the IPO, the Company entered into the TRA and thereby distributed immediately prior to the completion of the IPO to the holders of common stock as of such time, or the Pre-IPO Stockholders, the right to receive an amount equal to 90% of the cash savings in federal income tax realized by it by virtue of the use of the federal net operating loss, deferred interest deductions and alternative minimum tax credits held by the Company as of March 31, 2011, which was defined as the Pre-IPO NOL. Cash tax savings were generally computed by comparing actual federal income tax liability to the amount of such taxes that the Company would have been required to pay had such Pre-IPO NOLs (as defined in the TRA) not been available. Upon consummation of the IPO and execution of the TRA, the Company recorded a liability with an offsetting reduction to additional paid in capital. The amount and timing of payments under the TRA depended upon a number of factors, including, but not limited to, the amount and timing of taxable income generated in future periods and any limitations that may have been imposed on the Company’s ability to use the Pre-IPO NOLs. The term of the TRA was to continue until the first to occur (a) the full payment of all amounts required under the agreement with respect to utilization or expiration of all of the Pre-IPO NOLs, (b) the end of the taxable year including the tenth anniversary of the IPO or (c) a change in control of the Company.

In accordance with the TRA, the Company was required to submit a Tax Benefit Schedule showing the proposed TRA payout amount to the Stockholder Representatives within 45 calendar days of the Company filing its tax return. Stockholder Representatives were defined as Indigo Pacific Partners, LLC and OCM FIE, LLC, representing the two largest ownership interest of pre-IPO shares. The Tax Benefit Schedule was to become final and binding on all parties unless a Stockholder Representative, within 45 calendar days after receiving such schedule, provided the Company with notice of a material objection to such schedule. If the parties, for any reason, were unable to successfully resolve the issues raised in any notice within 30 calendar days of receipt of such notice, the Company and the Stockholder Representatives had the right to employ the TRA’s reconciliation procedures. If the Tax Benefit Schedule was accepted, the Company had five days after acceptance to make payments to the Pre-IPO stockholders. Pursuant to the TRA’s reconciliation procedures, any disputes that could not be settled amicably, were to be settled by arbitration conducted by a single arbitrator jointly selected by both parties.

During the second quarter of 2012, the Company paid $27.2 million, or 90% of the 2011 tax savings realized from the utilization of NOLs, including $0.3 million of applicable interest, to the Pre-IPO Stockholders.

During 2013, the Company filed an amended 2009 income tax return which resulted in a reduction to the estimated TRA liability from $8.0 million to $5.6 million. On September 13, 2013, the Company filed its 2012 federal income tax return, and on October 14, 2013, the Company submitted the Tax Benefit Schedule to the Stockholder Representatives. On November 27, 2013, pursuant to the TRA, the Company received an objection notice to the Tax Benefit Schedule from the Stockholder Representatives. On April 7, 2014, the Company received a demand for arbitration from the Stockholder Representatives. Prior to commencing arbitration proceedings, on June 17, 2014, the Company and Stockholder Representatives agreed on a settlement amount of $7.0 million in addition to interest of $0.3 million. The agreed upon settlement was in excess of the outstanding liability of $5.6 million at the time of settlement. The excess payment of $1.4 million was recorded within other expense in the statement of operations and in the statement of cash flows as a component of cash flows from operating activities. As of December 31, 2014, the Company had made all payments in accordance with the agreed upon settlement terms and had no outstanding obligations related to the TRA.

19. Quarterly Financial Data (Unaudited)

Quarterly results of operations for the years ended December 31, 2014 and 2013 are summarized below:

	Three Months Ended
	March 31	June 30	September 30	December 31
	(in thousands, except per share amounts)
2014
Operating revenue	$437,987	$499,337	$519,769	$474,487
Operating income	59,953	105,144	100,191	89,975
Net income	37,706	64,849	67,000	55,909
Basic earnings per share	0.52	0.89	0.92	0.77
Diluted earnings per share	0.51	0.88	0.91	0.76
2013
Operating revenue	$370,437	$407,339	$456,625	$419,984
Operating income	49,669	66,758	97,804	68,061
Net income	30,554	42,068	61,103	43,193
Basic earnings per share	0.42	0.58	0.84	0.59
Diluted earnings per share	0.42	0.58	0.84	0.59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Spirit Airlines, Inc.

We have audited the accompanying balance sheets of Spirit Airlines, Inc. as of December 31, 2014 and 2013, and the related statements of operations, comprehensive income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spirit Airlines, Inc. at December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Spirit Airlines, Inc.’s internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 18, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Certified Public Accountants

Miami, Florida

February 18, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Spirit Airlines, Inc.

We have audited Spirit Airlines, Inc’s internal control over financial reporting as of December 31, 2014 based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), as applicable (the COSO criteria). Spirit Airlines, Inc.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Spirit Airlines, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the accompanying balance sheet of Spirit Airlines, Inc. as of December 31, 2014 and 2013, and the related statement of operations, comprehensive income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2014 of Spirit Airlines, Inc. and our report dated February 18, 2015 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Certified Public Accountants

Miami, Florida

February 18, 2015

SPIRIT AIRLINES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating revenues:
Passenger	$308,573	$302,487	$582,039	$556,365
Non-ticket	244,848	196,850	464,737	380,959
Total operating revenues	553,421	499,337	1,046,776	937,324

Operating expenses:
Aircraft fuel	127,907	154,852	240,333	303,323
Salaries, wages and benefits	97,037	77,440	186,094	153,689
Aircraft rent	53,127	48,222	105,915	94,609
Landing fees and other rents	33,364	25,831	63,910	49,847
Distribution	22,349	20,159	42,846	38,728
Maintenance, materials and repairs	21,271	19,205	40,431	36,819
Depreciation and amortization	17,139	11,344	32,002	22,465
Other operating	58,173	36,408	101,920	71,856
Loss on disposal of assets	415	715	1,010	865
Special charges	324	17	749	26

Total operating expenses	431,106	394,193	815,210	772,227

Operating income	122,315	105,144	231,566	165,097

Other (income) expense:
Interest expense	4,419	103	7,231	210
Capitalized interest	(2,829)	(103)	(5,362)	(210)
Interest income	(177)	(83)	(311)	(151)
Other expense	44	1,439	116	1,476

Total other (income) expense	1,457	1,356	1,674	1,325

Income before income taxes	120,858	103,788	229,892	163,772
Provision for income taxes	44,154	38,939	84,186	61,217

Net income	$76,704	$64,849	$145,706	$102,555

Basic earnings per share	$1.06	$0.89	$2.00	$1.41

Diluted earnings per share	$1.05	$0.88	$1.99	$1.40

The accompanying Notes are an integral part of these Condensed Financial Statements.

SPIRIT AIRLINES, INC.

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$76,704	$64,849	$145,706	$102,555
Unrealized gain (loss) on interest rate derivative instruments, net of deferred taxes of $749, $0, ($191) and $0	1,238	—	(356)	—

Other comprehensive income (loss)	$1,238	$—	$(356)	$—

Comprehensive income	$77,942	$64,849	$145,350	$102,555

The accompanying Notes are an integral part of these Condensed Financial Statements.

SPIRIT AIRLINES, INC.

CONDENSED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$769,324	$632,784
Accounts receivable, net	30,856	22,685
Deferred income taxes	9,643	9,643
Prepaid expenses and other current assets	62,088	66,029

Total current assets	871,911	731,141

Property and equipment:
Flight equipment	549,517	204,462
Ground and other equipment	66,290	57,012
Less accumulated depreciation	(47,219)	(36,099)

	568,588	225,375
Deposits on flight equipment purchase contracts	267,344	242,881
Aircraft maintenance deposits	217,932	213,147
Deferred heavy maintenance, net	108,051	123,108
Other long-term assets	71,511	66,744

Total assets	$2,105,337	$1,602,396

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21,751	$13,402
Air traffic liability	270,185	188,870
Current maturities of long-term debt	29,676	10,431
Other current liabilities	207,879	152,921

Total current liabilities	529,491	365,624

Long-term debt, less current maturities	398,975	135,232
Long-term deferred income taxes	76,378	76,010
Deferred gains and other long-term liabilities	18,213	22,455
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	539,443	526,173
Treasury stock, at cost	(83,336)	(3,921)
Retained earnings	627,240	481,534
Accumulated other comprehensive loss	(1,074)	(718)

Total shareholders’ equity	1,082,280	1,003,075

Total liabilities and shareholders’ equity	$2,105,337	$1,602,396

The accompanying Notes are an integral part of these Condensed Financial Statements.

SPIRIT AIRLINES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2015	2014
Operating activities
Net income	$145,706	$102,555
Adjustments to reconcile net income to net cash provided by operations:
Unrealized (gains) losses on open fuel derivative contracts	4,257	—
Equity-based compensation, net	4,743	3,872
Allowance for doubtful accounts (recoveries)	8	(33)
Amortization of deferred gains and losses	397	(178)
Depreciation and amortization	32,002	22,465
Deferred income tax expense (benefit)	559	(395)
Loss on disposal of assets	1,010	865
Capitalized interest	(5,362)	(210)
Changes in operating assets and liabilities:
Accounts receivable	(8,137)	(14,188)
Prepaid maintenance reserves	(4,621)	(14,286)
Long-term deposits and other assets	(10,930)	(27,020)
Accounts payable	7,856	(1,462)
Air traffic liability	90,056	64,331
Other liabilities	39,327	7,819

Net cash provided by operating activities	296,871	144,135
Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(70,971)	(94,009)
Purchase of property and equipment	(308,163)	(7,430)

Net cash used in investing activities	(379,134)	(101,439)
Financing activities:
Proceeds from issuance of long-term debt	296,000	—
Proceeds from stock options exercised	23	63
Payments on debt and capital lease obligations	(8,940)	(511)
Proceeds from sale and leaseback transactions	7,300	—
Payments to pre-IPO shareholders pursuant to tax receivable agreement	—	(5,643)
Excess tax benefits from equity-based compensation	8,504	1,225
Repurchase of common stock	(79,415)	(1,222)
Debt issuance costs	(4,669)	—

Net cash provided by financing activities	218,803	(6,088)
Net increase in cash and cash equivalents	136,540	36,608
Cash and cash equivalents at beginning of period	632,784	530,631

Cash and cash equivalents at end of period	$769,324	$567,239

Supplemental disclosures
Cash payments for:
Interest (net of capitalized interest)	$1,758	$326
Taxes	$54,198	$52,093

The accompanying Notes are an integral part of these Condensed Financial Statements.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

1. Basis of Presentation

The accompanying unaudited condensed financial statements include the accounts of Spirit Airlines, Inc. (the Company). These unaudited condensed financial statements reflect all normal recurring adjustments which management believes are necessary to present fairly the financial position, results of operations and cash flows of the Company for the respective periods presented. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q. These unaudited interim condensed financial statements should be read in conjunction with the audited financial statements of the Company and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The interim results reflected in the unaudited condensed financial statements are not necessarily indicative of the results that may be expected for other interim periods or for the full year.

Certain prior period amounts have been reclassified to conform to the current year’s presentation.

2. Recent Accounting Developments

In May 2014, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) No. 2014-09, (ASU 2014-09), “Revenue from Contracts with Customers.” The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle of ASU 2014-09 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the new guidance, an entity will (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the contract’s performance obligations; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB Accounting Standards Codification. The new guidance is effective for annual reporting periods (including interim periods within those periods) beginning after December 15, 2017 for public companies. Early adoption is not permitted. Entities have the option of using either a full retrospective or modified approach to adopt ASU 2014-09. The Company is currently evaluating the new guidance and has not determined the impact this standard may have on its financial statements nor decided upon the planned method of adoption. While the Company is still evaluating the impact, it expects the accounting for its frequent flier program and certain ancillary fees to be impacted by the adoption of the standard.

In April 2015, the FASB issued ASU 2015-03, “Interest-Imputation of Interest.” The standard requires debt issuance costs to be presented on the balance sheet as a direct deduction from the related debt liability rather than as an asset. Once adopted, entities are required to apply the new guidance retrospectively to all prior periods presented. ASU 2015-03 is effective for annual periods ending after December 15, 2015, and interim periods within those fiscal years and early application is permitted. The Company has elected to early adopt the standard, effective January 1, 2015.

3. Earnings per Share

The following table sets forth the computation of basic and diluted earnings per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Numerator
Net income	$76,704	$64,849	$145,706	$102,555

Denominator
Weighted-average shares outstanding, basic	72,518	72,740	72,784	72,712
Effect of dilutive stock awards	283	554	299	562

Adjusted weighted-average shares outstanding, diluted	72,801	73,294	73,083	73,274

Net income per share
Basic earnings per common share	$1.06	$0.89	$2.00	$1.41

Diluted earnings per common share	$1.05	$0.88	$1.99	$1.40

Anti-dilutive weighted-average shares	56	57	42	56

4. Accrued Liabilities

Other current liabilities as of June 30, 2015 and December 31, 2014 consist of the following:

	June 30, 2015	December 31, 2014
	(in thousands)
Federal excise and other passenger taxes and fees payable	$48,557	$42,628
Salaries and wages	34,549	34,209
Airport expenses	27,086	21,726
Federal and state income tax payable	24,944	3,286
Aircraft and facility lease obligations	20,485	10,089
Aircraft maintenance	17,604	16,127
Fuel	12,006	9,508
Other	22,648	15,348

Other current liabilities	$207,879	$152,921

5. Financial Instruments and Risk Management

As part of the Company’s risk management program, the Company from time to time may use a variety of financial instruments to reduce its exposure to fluctuations in the price of jet fuel and interest rates. The Company does not hold or issue derivative financial instruments for trading purposes.

The Company is exposed to credit losses in the event of nonperformance by counterparties to these financial instruments. The Company periodically reviews and seeks to mitigate exposure to the financial deterioration and nonperformance of any counterparty by monitoring the absolute exposure levels, each counterparty’s credit ratings, and the historical performance of the counterparties relating to derivative transactions. The credit exposure related to these financial instruments is limited to the fair value of contracts in a net receivable position at the reporting date. The Company also maintains security agreements that require the Company to post collateral if the value of selected instruments falls below specified mark-to-market thresholds. As of June 30, 2015, the Company did not hold any derivatives with requirements to post collateral. The Company records financial derivative instruments at fair value, which includes an evaluation of each counterparty’s credit risk.

Fuel Derivative Instruments

The Company’s fuel derivative contracts generally consist of United States Gulf Coast jet fuel swaps (jet fuel swaps) and United States Gulf Coast jet fuel options (jet fuel options). Both jet fuel swaps and jet fuel options are used at times to protect the refining price risk between the price of crude oil and the price of refined jet fuel, and to manage the risk of increasing fuel prices. Fair value of the instruments is determined using standard option valuation models.

The Company accounts for its fuel derivative contracts at fair value and recognizes them in the balance sheet in prepaid expenses and other current assets or other current liabilities. The Company did not elect hedge accounting on any fuel derivative instruments entered into during the three and six months ended June 30, 2015 and 2014 and, as a result, changes in the fair value of these fuel derivative contracts are recorded in aircraft fuel expense. During the three months ended June 30, 2015, the Company did not acquire any jet fuel options. During the six months ended June 30, 2015, the Company paid $2.1 million in premiums to acquire jet fuel options.

The following table summarizes the components of aircraft fuel expense for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)
Into-plane fuel cost	$127,344	$154,385	$235,468	$302,856
Realized losses (gains) related to fuel derivative contracts, net	4,232	—	6,839	—
Unrealized losses (gains) related to fuel derivative contracts	(3,669)	467	(1,974)	467

Aircraft fuel	$127,907	$154,852	$240,333	$303,323

Premiums and settlements received or paid on fuel derivative contracts are reflected in the accompanying statements of cash flows in net cash provided by operating activities.

As of June 30, 2015, the Company had fuel derivatives consisting of jet fuel options with refined products as the underlying commodities designed to protect 25.5 million gallons, or approximately 19% of its remaining 2015 anticipated jet fuel consumption, at a weighted-average ceiling price of $1.93 per gallon. As of December 31, 2014, the Company had fuel derivatives consisting of jet fuel options with refined products as the underlying commodities designed to protect 88.7 million gallons, or approximately 35% of its 2015 anticipated jet fuel consumption, at a weighted-average ceiling price of $2.07 per gallon.

Interest Rate Swaps

As of June 30, 2015, the Company had six forward interest rate swaps with a total notional amount of $120 million. These interest rate swaps fix the benchmark interest rate component of the forecasted interest payments on the debt related to three Airbus A321 aircraft with expected delivery dates ranging from July 2015 to September 2015. These instruments limit the Company’s exposure to changes in the benchmark interest rate in the period from the trade date through the date of maturity, ranging from July 2015 to September 2015. The interest rate swaps are designated as cash flow hedges. The Company accounts for these interest rate swaps at fair value and recognizes them in the balance sheet in prepaid expenses and other current assets or other current liabilities with changes in fair value recorded within accumulated other comprehensive income (AOCI). Realized gains and losses from cash flow hedges are recorded in the statement of cash flows as a component of cash flows from operating activities. For the three and six months ended June 30, 2015, an unrealized gain of $1.2 million and an unrealized loss of $0.4 million, net of deferred taxes of $0.7 million and $0.2 million, respectively, were recorded within AOCI related to these instruments. As of June 30, 2015, the interest rate swaps were recorded as a liability of approximately $1.7 million. As of December 31, 2014, the interest rate swaps were recorded as a liability of approximately $1.1 million.

During the three and six months ended June 30, 2015, the Company recorded no ineffectiveness associated with the Company’s interest rate cash flow hedges. The Company expects the swaps will be highly effective in offsetting changes in cash flows attributable to the hedged risk. However, given that there may be some uncertainty regarding the exact date on which the Company will issue its fixed-rate debt, the Company will evaluate the effect of such uncertainty on the effectiveness of the hedging relationship designated for each reporting period. Any ineffectiveness will be recorded within other non-operating expense in the Company’s statement of operations.

Subsequent to the issuance of each debt instrument, amounts remaining in AOCI will be amortized over the life of the fixed-rate debt instrument.

6. Commitments and Contingencies

Aircraft-Related Commitments and Financing Arrangements

The Company’s contractual purchase commitments consist primarily of aircraft and engine acquisitions through manufacturers and aircraft leasing companies. As of June 30, 2015, the Company’s aircraft orders consisted of the following:

	Airbus				Third-Party Lessor
	A320	A320NEO	A321	A321NEO	A320NEO	Total
remainder of 2015			6		1	7
2016	3		9		4	16
2017	8		10			18
2018	2	6	5			13
2019		3		10		13
2020		13				13
2021		18				18

	13	40	30	10	5	98

The Company also has four spare engine orders for V2500 SelectOne engines with International Aero Engines (IAE) and nine spare engine orders for PurePower PW1100G-JM engines with Pratt & Whitney. Spare engines are scheduled for delivery from 2017 through 2023. Purchase commitments for these aircraft and spare engines, including estimated amounts for contractual price escalations and pre-delivery payments, are estimated to be approximately $285 million for the remainder of 2015, $597 million in 2016, $763 million in 2017, $618 million in 2018, $701 million in 2019, and $1,515 million in 2020 and beyond. The Company has secured debt financing commitments of $120 million with third parties for three of the six remaining aircraft deliveries from Airbus scheduled for delivery in 2015. In addition, the Company has secured financing for five aircraft to be leased directly from a third party, scheduled for delivery in 2015 and 2016. The Company does not have financing commitments in place for the remaining 90 Airbus firm aircraft orders scheduled for delivery between the fourth quarter of 2015 through 2021, including 9 scheduled for delivery in the next twelve months.

As of June 30, 2015, the Company had a fleet consisting of 73 A320 family aircraft. During the six months ended June 30, 2015, the Company took delivery of eight aircraft financed under debt arrangements. These aircraft are capitalized within flight equipment with depreciable lives of 25 years and estimated residual values of 10%. As of June 30, 2015, the Company had 61 aircraft and 11 spare engines financed under operating leases with lease term expiration dates ranging from 2016 to 2027. The Company entered into sale and leaseback transactions with third-party aircraft lessors for the majority of these aircraft and engine leases. Deferred losses resulting from these sale and leaseback transactions are included in other long-term assets on the accompanying balance sheet. Deferred losses are recognized as an increase to rent expense on a straight-line basis over the term of the respective operating leases. Deferred gains are included in deferred credits and other long-term liabilities on the accompanying balance sheet. Deferred gains are recognized as a decrease to rent expense on a straight-line basis over the term of the respective operating leases.

Under the terms of the lease agreements, the Company will continue to operate and maintain the aircraft. Payments under the majority of the lease agreements are fixed for the term of the lease. The lease agreements contain standard termination events, including termination upon a breach of the Company’s obligations to make rental payments and upon any other material breach of the Company’s obligations under the leases, and standard maintenance and return condition provisions. These return provisions are evaluated at inception of the lease and throughout the lease terms and are accounted for as supplemental rent expense when it is probable that such amounts will be incurred. Upon a termination of the lease due to a breach by the Company, the Company would be liable for standard contractual damages, possibly including damages suffered by the lessor in connection with remarketing the aircraft or while the aircraft is not leased to another party.

The Company has an agreement for the lease of two quick engine change kits, classified as capital leases. Payments under the lease agreement are fixed for the three-year term of the lease, which began in the fourth quarter of 2013.

Future minimum lease payments under capital leases and noncancellable operating leases with initial or remaining terms in excess of one year at June 30, 2015 were as follows:

		Operating Leases
	Capital Leases	Aircraft and Spare Engine Leases	Property Facility Leases	Operating Lease Obligations
	(in thousands)
remainder of 2015	$722	$107,632	$16,605	$124,237
2016	1,044	213,120	27,063	240,183
2017	44	196,610	27,445	224,055
2018	44	172,885	27,422	200,307
2019	12	144,774	25,073	169,847
2020 and thereafter	—	596,581	78,210	674,791

Total minimum lease payments	$1,866	$1,431,602	$201,818	$1,633,420

Less amount representing interest	$114
Present value of minimum lease payments	$1,752

Less current portion	$1,249
Long-term portion	$503

Aircraft rent expense consists of monthly lease rents for aircraft and spare engines under the terms of the related operating leases and is recognized on a straight-line basis. Aircraft rent expense also includes supplemental rent. Supplemental rent is made up of maintenance reserves paid or to be paid to aircraft lessors in advance of the performance of major maintenance activities that are not probable of being reimbursed, as well as lease return condition obligations which the Company begins to accrue when they are probable and can be estimated. The Company expects supplemental rent to increase as individual aircraft lease agreements approach their respective termination dates and the Company begins to accrue the estimated cost of return conditions for the corresponding aircraft.

Some of the Company’s master lease agreements provide that the Company pays maintenance reserves to aircraft lessors to be held as collateral in advance of the Company’s required performance of major maintenance activities. Maintenance reserve payments are either contractually fixed or utilization based amounts. Fixed maintenance reserve payments for these aircraft and related flight equipment, including estimated amounts for contractual price escalations, will be approximately $3.8 million for the remainder of 2015, $8.0 million in 2016, $7.4 million in 2017, $5.8 million in 2018, $4.2 million in 2019, and $14.1 million in 2020 and beyond. Some of these lease agreements that provide maintenance reserves are reimbursable to the Company upon completion of the maintenance event in an amount equal to either (1) the amount of the maintenance reserve held by the lessor associated with the specific maintenance event or (2) the qualifying costs related to the specific maintenance event. Substantially all of these maintenance reserve payments are calculated based on a utilization measure, such as flight hours or cycles, and are used solely to collateralize the lessor for maintenance time run off the aircraft until the completion of the maintenance of the aircraft. Some of the master lease agreements provide that the Company will receive full reimbursement of the maintenance reserves at the final respective maintenance event, or do not require that the Company pay maintenance reserves so long as the Company’s cash balance does not fall below a certain level. As of June 30, 3015, the Company was in full compliance with those requirements and does not anticipate having to pay reserves related to these master leases in the future.

The Company is contractually obligated to pay the following minimum guaranteed payments for its reservation system and advertising media as of June 30, 2015: $2.9 million for the remainder of 2015, $3.9 million in 2016, $3.9 million in 2017, $2.6 million in 2018, none in 2019, and none in 2020 and thereafter. The Company’s current agreement for its reservation system expires in 2018.

Litigation

The Company is subject to commercial litigation claims and to administrative and regulatory proceedings and reviews that may be asserted or maintained from time to time. The Company believes the ultimate outcome of such lawsuits, proceedings and reviews will not, individually or in the aggregate, have a material adverse effect on its financial position, liquidity or results of operations.

In August 2014, two cases (entitled Rosen v. Spirit Airlines and Legg v. Spirit Airlines) were filed against the Company in federal court in Illinois and Florida, respectively. The Rosen case has now been transferred to Florida. The cases, which contain identical claims, allege violations of the Fair and Accurate Credit Transactions Act (FACTA) based on incidents of unlawfully including more information on the electronically printed credit card receipts provided to customers from our airport kiosk machines than FACTA permits. Both cases are styled as class actions and the Legg case has been certified. The plaintiffs seek statutory damages, attorney’s fees, litigation expenses and costs. The Company believes it has valid arguments in its defense and intends to vigorously defend against these claims. The Company believes the estimate of probable losses is not material; however, the outcome of any litigation is inherently uncertain and any resolution may differ materially and could have a material adverse effect on the Company’s business and its financial position.

Credit Card Processing Arrangements

The Company has agreements with organizations that process credit card transactions arising from the purchase of air travel, baggage charges, and other ancillary services by customers. As it is standard in the airline industry, the Company’s contractual arrangements with credit card processors permit them, under certain circumstances, to retain a holdback or other collateral, which the Company records as restricted cash, when future air travel and other future services are purchased via credit card transactions. The required holdback is the percentage of the Company’s overall credit card sales its credit card processors hold to cover refunds to customers if the Company fails to fulfill its flight obligations. If the Company fails to satisfy certain liquidity and other financial covenants, the processing agreements provide the processors the right to require the Company to maintain cash collateral up to 100% of the Company’s air traffic liability, which would result in a commensurate reduction of unrestricted cash. As of June 30, 2015 and December 31, 2014, the Company continued to be in compliance with its credit card processing agreements and liquidity and other financial covenant requirements, and the processors were holding back no remittances.

The maximum potential exposure to cash holdbacks by the Company’s credit card processors, based upon advance ticket sales and $9 Fare Club memberships as of June 30, 2015 and December 31, 2014, was $314.1 million and $217.1 million, respectively.

Employees

Approximately 72% of the Company’s employees are covered under collective bargaining agreements. The table below sets forth the Company’s employee groups and status of the collective bargaining agreements as of June 30, 2015.

Employee Groups	Representative	Amendable Date	Percentage of Workforce
Pilots	Air Line Pilots Association, International (ALPA)	August 2015	27%
Flight Attendants	Association of Flight Attendants (AFA-CWA)	August 2007	40%
Dispatchers	Transport Workers Union (TWU)	August 2018	1%
Ramp Service Agents	International Association of Machinists and Aerospace Workers (IAMAW)	June 2020	4%

In August 2014, under the supervision of the National Mediation Board (NMB), the Company and AFA-CWA reached a tentative agreement for a five-year contract with the Company’s flight attendants. The tentative agreement was subject to ratification by the flight attendant membership. On October 1, 2014, the Company was notified that the flight attendants voted not to ratify the tentative agreement. The Company will continue to work together with the AFA-CWA and the NMB with a goal of reaching a mutually beneficial agreement.

On July 8, 2014, certain ramp service agents directly employed by the Company voted to be represented by the International Association of Machinists and Aerospace Workers (IAMAW). In May 2015, we entered into a five-year interim collective bargaining agreement with the IAMAW, including material economic terms, and we are continuing the process of negotiating a final collective bargaining agreement with the IAMAW. Currently, ramp service agents represented by the IAMAW service 1 of the 57 airports where the Company operates.

The Company is self-insured for health care claims, up to a stop loss amount for eligible participating employees and qualified dependent medical claims, subject to deductibles and limitations. The Company’s liabilities for claims incurred but not reported are determined based on an estimate of the ultimate aggregate liability for claims incurred. The estimate is calculated from actual claim rates and adjusted periodically as necessary. The Company has accrued $3.3 million and $3.1 million in health care claims as of June 30, 2015 and December 31, 2014, respectively.

7. Fair Value Measurements

Under ASC 820, Fair Value Measurements and Disclosures, disclosures are required about how fair value is determined for assets and liabilities, and a hierarchy for which these assets and liabilities must be grouped is established, based on significant levels of inputs, as follows:

Level 1— Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes several valuation techniques in order to assess the fair value of the Company’s financial assets and liabilities.

Fuel Derivative Instruments

The Company’s fuel derivative contracts generally consist of jet fuel swaps and jet fuel options. These instruments are valued using energy and commodity market data, which is derived by combining raw inputs with quantitative models and processes to generate forward curves and volatilities.

The Company utilizes the market approach to measure fair value for its fuel derivative instruments. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

The Company did not elect hedge accounting on any of the fuel derivative instruments. As a result, the Company records the fair value adjustment of its fuel derivatives in the accompanying statement of operations within aircraft fuel and on the balance sheet within prepaid expenses and other current assets or other current liabilities, depending on whether the net fair value of the derivatives is on an asset or liability position as of the respective date. Fair values of the fuel derivative instruments are determined using standard option valuation models. The Company also considers counterparty risk and its own credit risk in its determination of all estimated fair values. The Company offsets fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting arrangement. The Company determines fair value of jet fuel options utilizing an option pricing model based on inputs that are either readily available in public markets or can be derived from information available in publicly quoted markets. The Company has consistently applied these valuation techniques in all periods presented and believes it has obtained the most accurate information available for the types of derivative contracts it holds.

The fair value of the Company’s jet fuel swaps are determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets; therefore, the Company categorizes these instruments as Level 2. As of June 30, 2015 and December 31, 2014, the Company had no outstanding jet fuel swaps. Due to the fact that certain inputs utilized to determine the fair value of jet fuel options are unobservable (principally implied volatility), the Company categorizes these derivatives as Level 3. Implied volatility of a jet fuel option is the volatility of the price of the underlying commodity that is implied by the market price of the option based on an option pricing model. Thus, it is the volatility that when used in a particular pricing model yields a theoretical value for the option equal to the current market price of that option. Implied volatility, a forward-looking measure, differs from historical volatility because the latter is calculated from known past returns. At each balance sheet date, the Company substantiates and adjusts unobservable inputs. The Company routinely assesses the valuation model’s sensitivity to changes in implied volatility. Based on the Company’s assessment of the valuation model’s sensitivity to changes in implied volatility, it concluded that holding other inputs constant, a significant increase (decrease) in implied volatility would result in a significantly higher (lower) fair value measurement for the Company’s aircraft fuel derivatives.

Interest Rate Swaps

During the fourth quarter of 2014, the Company entered into forward interest rate swaps designed to fix the benchmark interest rate component of the forecasted interest payments on the debt related to three aircraft anticipated to be delivered in 2015. The fair value of the Company’s interest rate swaps are based on observable inputs for active swap indications in quoted markets for similar terms. The fair value of these instruments are determined using a market approach based on inputs that are readily available from public markets; therefore, the Company categorizes these instruments as Level 2. The interest rate swaps are designated as cash flow hedges and, as a result, the changes in fair value of these derivatives are recorded in accumulated other comprehensive income within the balance sheet and statement of other comprehensive income.

Long-Term Debt

The estimated fair value of the Company’s non-publicly held debt agreements has been determined to be Level 3, as certain inputs used to determine the fair value of these agreements are unobservable. The Company utilizes a discounted cash flow method to estimate the fair value of long-term debt and has categorized these instruments as Level 3.

The carrying amounts and estimated fair values of our long-term debt at June 30, 2015 and December 31, 2014 were as follows:

	June 30, 2015		December 31, 2014
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
	(in millions)
Senior long-term debt	$387.2	$377.8	$132.0	$132.0
Junior long-term debt	48.6	48.7	16.0	16.1

Total long-term debt	$435.8	$426.5	$148.0	$148.1

Cash and Cash Equivalents

Cash and cash equivalents at June 30, 2015 and December 31, 2014 are comprised of liquid money market funds and cash, and are categorized as Level 1 instruments. The Company maintains cash with various high-quality financial institutions.

Assets and liabilities measured at gross fair value on a recurring basis are summarized below:

	Fair Value Measurements as of June 30, 2015
	Total	Level 1	Level 2	Level 3
	(in millions)
Cash and cash equivalents	$769.3	$769.3	$—	$—
Jet fuel options	1.5	—	—	1.5

Total assets	$770.8	$769.3	$—	$1.5

Interest rate swaps	$1.7	$—	$1.7	$—

Total liabilities	$1.7	$—	$1.7	$—

	Fair Value Measurements as of December 31, 2014
	Total	Level 1	Level 2	Level 3
	(in millions)
Cash and cash equivalents	$632.8	$632.8	$—	$—
Jet fuel options	4.8	—	—	4.8

Total assets	$637.6	$632.8	$—	$4.8

Interest rate swaps	$1.1	$—	$1.1	$—

Total liabilities	$1.1	$—	$1.1	$—

The Company had no transfers of assets or liabilities between any of the above levels during the periods ended June 30, 2015 and December 31, 2014.

The Company’s Valuation Group is made up of individuals from the Company’s Treasury and Corporate Accounting departments. The Valuation Group is responsible for the Company’s valuation policies, procedures and execution thereof. The Company’s Valuation Group reports to the Company’s Chief Financial Officer and seeks approval for certain derivative transactions from the Audit Committee. The Valuation Group compares the results of the Company’s internally developed valuation methods with counterparty reports at each balance sheet date and assesses the Company’s valuation methods for accurateness and identifies any needs for modification.

The following tables present the Company’s activity for assets and liabilities measured at gross fair value on a recurring basis using significant unobservable inputs (Level 3):

Jet Fuel Option Activity for the Three Months Ended June 30, 2015
(in millions)
Balance at March 31, 2015	$2.5
Total realized or unrealized gains (losses) included in earnings, net	(0.6)
Purchases	—
Sales	—
Settlements, net	(0.4)

Balance at June 30, 2015	$1.5

Jet Fuel Option Activity for the Six Months Ended June 30, 2015
(in millions)
Balance at December 31, 2014	$4.8
Total realized or unrealized gains (losses) included in earnings, net	(4.9)
Purchases	2.1
Sales	—
Settlements, net	(0.5)

Balance at June 30, 2015	$1.5

8. Long-Term Debt

On October 1, 2014, the Company entered into a Framework Agreement with a bank syndicate which provides up to $379 million of debt financing for seven Airbus A320 aircraft and three Airbus A321 aircraft. Each loan extended under the Framework Agreement is funded on or near the delivery date of each aircraft and is secured by a first-priority security interest on the individual aircraft. Each loan amortizes on a mortgage-style basis, which requires quarterly payments, with senior loans having a 12-year term and junior loans having a 7-year term. The loans require interest payments quarterly on a floating or fixed rate basis, at the Company’s election. As of June 30, 2015, the Company has taken delivery of seven Airbus A320 aircraft financed through the Framework Agreement and recorded fixed-rate debt of $259 million. The remaining three Airbus A321 aircraft are scheduled for delivery under the Company’s existing purchase agreement with Airbus between July 2015 and September 2015.

On February 24, 2015, the Company entered into two Facility Agreements, which provided up to $185 million of debt financing for five Airbus A320 aircraft. Each loan extended under the Facility Agreements was funded on or near the delivery date of each aircraft and was secured by a first-priority security interest on the individual aircraft. Each loan amortizes on a mortgage-style basis, which requires quarterly payments, with senior loans having a 12-year term and junior loans having a 7-year term. The loans require interest payments quarterly on a floating or fixed rate basis, at the Company’s election. As of June 30, 2015, the Company took delivery of all five Airbus A320 aircraft financed through the Facility Agreements and recorded fixed-rate debt of $185 million.

Long-term debt is comprised of the following:

	As of		Three Months Ended June 30,		Six Months Ended June 30,
	June 30, 2015	December 31, 2014	2015	2014	2015	2014
	(in millions)		(weighted-average interest rates)
Senior term loans due through 2026 - 2027	$387.2	$132.0	4.04%	N/A	4.04%	N/A
Junior term loans due through 2021 - 2022	48.6	16.0	6.89%	N/A	6.89%	N/A

Long-term debt	$435.8	$148.0
Less current maturities	29.7	10.4
Less unamortized discounts	7.1	2.4

Total	$399.0	$135.2

During the six months ended June 30, 2015, the Company made scheduled principal payments of $8.2 million on its outstanding debt obligations.

At June 30, 2015, long-term debt principal payments for the next five years and thereafter are as follows:

June 30, 2015
(in millions)
remainder of 2015	$15.2
2016	31.4
2017	33.0
2018	34.6
2019	36.2
2020 and thereafter	285.4

Total debt principal payments	$435.8

Interest Expense

Interest expense related to debt consists of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)
Senior term loans	$3,426	$—	$5,620	$—
Junior term loans	678	—	1,097	—
Amortization of debt discounts	230	—	389	—

Total	$4,334	$—	$7,106	$—

9. Subsequent Events

In December 2014, the Company filed a request for an advance consent for a change in tax accounting method for its lease payments on certain leased aircraft, effective for its 2014 tax year. The estimated tax impact of this tax accounting method change reduces income tax payable in the amount of $35 million, with a corresponding increase in noncurrent deferred tax liability. On July 13, 2015, the Company received the advance consent from the Internal Revenue Service for this tax accounting method change and, therefore, has not included the tax impact in the balance sheet as of June 30, 2015. The estimated impact of this tax accounting method change will be included in the balance sheet as of September 30, 2015.

Subsequent to June 30, 2015, we have repurchased approximately 180,000 shares for an aggregate of $10.9 million including commissions and fees.

On July 10, 2015, the Company took delivery of one A321 aircraft financed through the Framework Agreement and recorded debt of $40.0 million. Refer to Note 8 herein for further discussion of the Company’s Framework Agreement.

PROSPECTUS

Spirit Airlines, Inc.

Pass Through Certificates

This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference and any free writing prospectus, before you invest in any pass through certificates.

This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.

INVESTING IN OUR PASS THROUGH CERTIFICATES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR PASS THROUGH CERTIFICATES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 1.

We may offer and sell pass through certificates directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the pass through certificates, we will name them and describe their compensation in a prospectus supplement. The price to the public of those pass through certificates and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2015.

Important Notice about the Information Presented In This Prospectus

We are responsible for the information contained in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus, any prospectus supplement or any free writing prospectus filed with the Securities and Exchange Commission, or SEC, and we take no responsibility for any other information that others may give you.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of pass through certificates described in this prospectus for sale from time to time in one or more offerings. This prospectus provides you with a general description of the pass through certificates we may offer. Each time we use this prospectus to offer pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements, any applicable free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the pass through certificates we may offer. Please carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase our pass through certificates.

The prospectus supplement will describe the specific terms of the pass through certificates offered, any initial public offering price, the price paid to us for the pass through certificates, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the pass through certificates. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the pass through certificates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

As used in this prospectus, “Spirit,” “we,” “our” or “us” refer to Spirit Airlines, Inc.

RISK FACTORS

Investing in our pass through certificates involves risks. Before you make a decision to buy our pass through certificates, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus, any prospectus supplement or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any pass through certificates we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.spirit.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Definitive Proxy Statement on Schedule 14A for our annual meeting held on June 17, 2014; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-35186), filed with the SEC on May 23, 2011, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from and after the respective dates of filing of such documents.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of these reports at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Spirit Airlines, Inc.

Attn: Investor Relations

2800 Executive Way

Miramar, Florida 33025

Telephone: (954) 447-7920

These documents can also be requested through, and are available in, the Investor Relations section of our website, which is located at http://ir.spirit.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus and oral statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	the competitive environment in our industry;

•	our ability to keep costs low;

•	changes in our fuel cost;

•	our ability to hedge fuel requirements;

•	restrictions on or increased taxes applicable to non-ticket revenues;

•	the impact of worldwide economic conditions, including the impact of economic cycles or downturns customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential military actions or activities;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	restrictions on third-party membership programs;

•	availability of air travel substitutes;

•	labor disputes, strikes and other labor-related disruptions;

•	aircraft-related fixed obligations;

•	cash balances, operating cash flows and liquidity;

•	our aircraft utilization rate;

•	maintenance costs;

•	lack of marketing alliances;

•	government regulation;

•	our ability to fulfill our growth strategy;

•	our reliance on technology and automated systems and the risks associated with cyber security and changes made to those systems;

•	use of personal data;

•	ability to generate non-ticket revenues;

•	operational disruptions;

•	the concentration of our revenue from South Florida;

•	our reliance on third-party vendors and partners;

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	negative publicity;

•	our aircraft and engine suppliers;

•	changes in the U.S., Caribbean and Latin American markets;

•	insurance costs;

•	environmental regulations;

•	ability to attract and retain qualified personnel; and

•	loss of key personnel.

The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All of the forward-looking statements are qualified in their entirety by reference to the factors listed above and those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement or free writing prospectus and/or in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. In addition, there may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to us. All of our forward-looking statements, including those included and incorporated by reference in this prospectus and any accompanying prospectus supplement, are qualified in their entirety by this statement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

Spirit Airlines, Inc., headquartered in Miramar, Florida, is an ultra-low-cost, low-fare airline that provides affordable travel opportunities within the United States, the Caribbean and Latin America. Our stock trades on the NASDAQ Global Select Stock Market under the symbol “SAVE.”

Our ultra-low-cost carrier, or ULCC, business model allows us to compete principally through offering low base fares. Our business strategy empowers customers to save money on air travel by offering ultra-low base fares with a range of optional services for a fee, allowing customers the freedom to choose only the extras they value. We have unbundled components of our air travel service that have traditionally been included in base fares, such as baggage and advance seat selection, and offer them as optional, ancillary services for an additional charge (which we record in our financial statements as nonticket revenue) as part of a strategy to enable our passengers to identify, select and pay only for the services they want to use.

We were founded in 1964 as Clippert Trucking Company, a Michigan corporation. We began air charter operations in 1990 and we renamed ourselves Spirit Airlines, Inc. in 1992. In 1994, we reincorporated in Delaware, and in 1999, we relocated our corporate headquarters to Miramar, Florida.

The address of our registered office and our principal executive offices is 2800 Executive Way, Miramar, Florida 33025, and our telephone number is (954) 447-7920. Our website address is www.spirit.com. The information on, or accessible through, our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges(1)	1.2x	2.6x	3.8x	5.4x	6.2x

(1)	For purposes of computing this ratio of earnings to fixed charges, “fixed charges” consist of interest expense on all indebtedness plus amortization of debt issuance costs and an estimate of interest expense within rental expense. “Earnings” consist of pre-tax income (loss) from continuing operations plus fixed charges less capitalized interest. A ratio of earnings to combined fixed charges and preference dividends would be identical to the presentation in the table above.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our pass through certificates under this prospectus to finance or refinance the purchase of aircraft or for our general corporate purposes.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the pass through certificates will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, NY.

EXPERTS

The financial statements of Spirit Airlines, Inc. (The Company) incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$576,581,000

Spirit Airlines, Inc.

2015-1 Pass Through Trusts

Pass Through Certificates, Series 2015-1

PRELIMINARY  PROSPECTUS  SUPPLEMENT

                    , 2015

Citigroup

Morgan Stanley

Credit Suisse